As filed with the Securities and Exchange Commission on     , 2000
      Registration No.    333-4762



SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933


PDC 2003 DRILLING PROGRAM
(Exact name of registrant as specified in its charter)

             West Virginia                                  1381
           (State or other jurisdiction of            Primary Standard
 Industrial
                  incorporation or organization)
 Classification Code Number)
         Applied for
(IRS Employer Identification No.)

103 East Main Street
Bridgeport, West Virginia  26330
304/842-6256


(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


Steven R. Williams, President
Petroleum Development Corporation
103 East Main Street
Bridgeport, West Virginia  26330
304/842-6256
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laurence S. Lese
Duane, Morris & Heckscher LLP
1667 K Street, N.W., Suite 700
Washington, D.C. 20006-1608
(202) 776-7800

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes affective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 the Securities Act of 1933, check the following box. [x]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule
462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule
462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule
434,
check the following box. [ ]


CALCULATION OF REGISTRATION FEE

            Proposed    Proposed
            maximum      maximum
            offering    aggregate    Amount of
  Title of each class of      Amount to be       price      offering
registration
securities to be registered    registered       per unit     price  fee
Units of general and    7,500 units $20,000     $150,000,000      $39,600
limited
partnership interest


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) shall determine.

PROSPECTUS
PDC 2003 DRILLING PROGRAM
$150 Million Offered ($1,500,000 Minimum Subscriptions)
Preformation General Partnership Units and Limited Partnership Units $20,000 per Unit (Minimum Subscription - $5,000)

      PDC 2003 Drilling Program, which we refer to as the    "     in this
prospectus, is a series of up to twelve limited partnerships which          to
drill,
own, and operate natural gas wells in Colorado, Michigan, West Virginia, Pennsylvania, Utah and other states.

      These Securities Are Speculative and Involve a High Degree of Risk.
See
"Risk Factors" on page       .      Investment risks and considerations
include:

-     Drilling gas wells is highly risky; an investor might lose his or her
entire investment in the    .

-     No investor may participate in the management of any partnership.

-     The         has not yet selected any prospects for gas drilling; thus, no investor can evaluate any prospect before investing.

-     Investors may be subject to unlimited liability.

-     No public market exists or will develop for the    ;     may not be
able
to sell your     when or if you wish.

-     Significant tax considerations are involved in an investment.

      We must sell the minimum of $1.5 million of      in a limited
partnership
($2.5 million with respect to each of PDC 2001-D Limited Partnership, PDC
2002-D
Limited Partnership and PDC 2003-D Limited Partnership) if we sell any
   .
We will sell          beyond the minimum amount on a best efforts basis.
The
offerings of partnerships designated PDC 2001- Limited Partnership will terminate
on December 31, 2001; of those designated PDC 2002- Limited Partnership will terminate on December 31, 2002; and of those designated PDC 2003- Limited Partnership will terminate on December 31, 2003. Chase Manhattan Trust Company
will hold subscription proceeds of each         in a separate escrow account
and
will not release funds to a          before the sale of the minimum number
of
that    .      See "Plan of Distribution" on page       .

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Neither the attorney general of the State of New York nor the attorney general of the State of New Jersey nor the Bureau of Securities of the State of
New Jersey has passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      Price to
Public      Underwriting Discounts
and Commissions   Proceeds to the
Partnerships
Per Unit ..........     $     20,000      $     2,100 (10.5%)     $
17,900
(89.5%)
Total Minimum .....     $  1,500,000      $   157,500 (10.5%)     $
1,342,500
(89.5%)
Total Maximum .....
      $150,000,000      $15,750,000 (10.5%)     $134,250,000 (89.5%)

and an Affiliate of the Managing General Partner

The date of this prospectus is        , 2001.


TABLE OF CONTENTS

      Page

      SUMMARY     1

      RISK FACTORS
      Special Risks of the Partnerships
      Drilling natural gas wells is speculative, may be unprofitable, and may
result in the total loss of your investment
            The Managing General Partner has not selected any prospects for acquisition, and as a result the  will be unable to evaluate any prospect before
they invest in the            5
            Because of a lengthy offering period, delays in the investment of an
investor's subscription are likely
             will be individually liable for       obligations and
liabilities
beyond the amount of their subscriptions,         assets, and the assets of
the
Managing General Partner
            The Managing General Partner and its         will receive
compensation from the         upon funding of the         and throughout the
life
of the

                 wells might not produce commercial quantities of natural
gas
            There will be no public market for the     ,     and as a result
an
        may not be able to sell his or her
            Sufficient insurance coverage may not be available for the thereby increasing the risk of loss for the

                 which drills fewer wells will be less diversified, thereby increasing the risk of financial loss for the investors
            Through their involvement in         and other non-
    activities, the Managing General Partner and its          have interests
which conflict with those of the              8
            Unaffiliated persons might manage jointly-owned
    prospects;
a          could be financially liable for obligations of
jointly-owned
prospects
              might not have sufficient capital for its operations
and
other partnerships sponsored by the Managing General Partner may compete with
each other for prospects, equipment, contractors, and personnel; as a
result, the    partnership     may find it more difficult to operate
effectively

                     may drill exploratory wells, which involves a greater risk of
financial loss than drilling development wells
            The results of drilling previous partnerships sponsored by the
Managing General Partner are not indicative of the results to be experienced by
the
            In view of the cost sharing arrangements, the     will bear
the
substantial amount of costs and risks of non-commercial wells
            Investor          may be personally liable         the limited
partnership agreement
            Indemnification of          by the Managing General Partner
could
reduce the value of the          and the investment interests of the

            Receipt by distributions could result in liability of to the
            A significant financial loss by the Managing General Partner could distribution if the distribution would cause a capital
account
deficit
            The dealer manager is not independent and has not conducted an independent due diligence evaluation of the offering
            Risks Pertaining to Natural Gas Investments
            The drilling of gas wells is highly speculative and risky and may
result in unprofitable wells
            The prices for natural gas have been quite unstable; a decline in the
price could
            Fluctuating market conditions        and government regulations
may
       the profitability of the
            Environmental hazards involved in drilling gas wells may result in
substantial liabilities for the
                  Increases in drilling costs would       profitability

            A reduced availability of drilling rigs
            Failure by subcontractors to pay for materials or services could



            Tax Status and Tax Risks
            Partnership classification as         a publicly traded
partnership
would substantially alter the tax treatment of the



                             tax liabilities may exceed the cash
distributions
received by
            If the Service audits the         tax returns, an          might
owe
more taxes
            Partnership losses after the conversion of general partnership interests to limited partnership interests will be passive losses for tax purposes
            A material portion of the subscription proceeds will not be currently
deductible

             prepayment of drilling costs
            Counsel's tax opinion does not cover various tax considerations involved in one's investment in the

      TERMS OF THE OFFERING
            General
            Activation of the Partnerships
            Types of Units
            Conversion of          by the Managing General Partner and by


            Unit Repurchase Program
            Investor Suitability

      ASSESSMENTS AND FINANCING

      SOURCE OF FUNDS AND USE OF PROCEEDS
            Source of Funds
            Use of Proceeds
            Subsequent Source of Funds

      PARTICIPATION IN COSTS AND REVENUES
            Profits and Losses; Cash Distributions
            Revenues
            Costs
            Allocations Among Investor Partners; Deficit Capital Account
Balances

            Cash Distribution Policy
            Termination

      COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES

      PROPOSED ACTIVITIES
            Introduction
            Drilling Policy
            Acquisition of Undeveloped Prospects
            Title to Properties
            PDC Prospects
            Drilling and Completion Phase
            Production Phase of Operations
            Interests of Parties
            Insurance
            The Managing General Partner's Policy Regarding Roll-Up
Transactions


      COMPETITION, MARKETS AND REGULATION
            Competition and Markets
            Natural Gas Pricing
            Regulation
            Proposed Regulation

      MANAGEMENT
            General Management
            Experience and Capabilities as Driller/Operator
            Petroleum Development Corporation
            Certain Shareholders of Petroleum Development Corporation

            Remuneration
            Legal Proceedings

      CONFLICTS OF INTEREST
            Certain Transactions

      FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

      PRIOR ACTIVITIES
            Prior Partnerships
            Previous Drilling Activities
            Payout and Net Cash Tables
            Tax Deductions and Tax Credits of Participants in Previous
Partnerships
            Partnership Estimated Proved Reserves and Future Net Revenues



      TAX CONSIDERATIONS
            Summary of Conclusions
            General Tax Effects of Partnership Structure
            Intangible Drilling and Development Costs Deductions
            Classification of Costs
            Timing of Deductions
            Recapture of IDC
            Depletion Deductions
            Depreciation Deductions
            Interest Deductions
            Transaction Fees
            Basis and At Risk Limitations
            Passive Loss Limitations
            Introduction
            General Partner Interests
                  Limited Partner Interests
            Alternative Minimum Tax
            Gain or Loss on Sale of Property or Units
            Partnership Distributions
            Partnership Allocations
            Profit Motive
            Administrative Matters
            Accounting Methods and Periods
            Social Security Benefits; Self-employment Tax
            State and Local Taxes
            Individual Tax Advice Should Be Sought

      SUMMARY OF LIMITED PARTNERSHIP AGREEMENT
            Responsibility of Managing General Partner
            Liabilities of General Partners, Including
Additional General Partners
            Liability of Limited Partners
            Allocations and Distributions
            Voting Rights
            Retirement and Removal of the Managing General Partner

            Term and Dissolution
            Indemnification
            Reports to Partners
            Power of Attorney
            Other Provisions

      TRANSFERABILITY OF UNITS

      PLAN OF DISTRIBUTION

      SALES LITERATURE

      LEGAL OPINIONS

      EXPERTS

      ADDITIONAL INFORMATION

      GLOSSARY OF TERMS


FINANCIAL STATEMENTS    F-1

APPENDICES:

A.  Form of Limited Partnership Agreement A-1
B.  Subscription Agreement    B-1
C.  Special Subscription Instructions     C-1
D.  Opinion of Counsel - Tax Considerations     D-1



SUMMARY

      This     .      You should read the entire prospectus         and the
attached appendices before you decide to invest.

Business of the Partnerships (page   )

      Each partnership will drill, own, and operate natural gas wells in Colorado, Michigan, West Virginia, Pennsylvania, Utah and/or other states and will produce and sell gas from these wells.  Of the offering proceeds available
for drilling operations, we plan to utilize all          proceeds in the
drilling
of development wells but may utilize up to 10% on one or more exploratory wells.
      See "Proposed Activities" (page   ) .

      The address and telephone number of the          and Petroleum
Development
Corporation, the Managing General Partner, are 103 East Main Street, P.O.
Box 26,
Bridgeport, West Virginia 26330 and (304) 842-6256.

Investment Objectives (page   )

      This section discusses the investment objectives of the          in
PDC
2003 Drilling Program. For reasons we discuss later in this summary and prospectus under "Risk Factors," you may not realize some or all of the benefits
discussed below.  You should only invest in this          if you can afford
the
loss of your entire investment.

      The         provides you with an opportunity to invest in the
drilling,
completion, and production of natural gas wells. The objective of the investment is to produce the following benefits for investors in the Program:

      -     Cash         from the sale of natural gas

      -     A diversified investment in ten or more wells


             87-89.5% of your investment .

      - Accurate and timely reports, including Form K-1 tax information distributed the first week of February.

      The production from natural gas wells decreases as time passes, so your cash flow will also decrease over time. Natural gas prices change constantly, so your cash flow can also increase or decrease from month to month. Your cash distributions will be partially sheltered from taxes by depletion.

      You may not receive some or all of these investment benefits for a variety of reasons including those discussed under "Risk Factors" later in the prospectus.

Terms of the Offering (page   )

      The Program.  PDC 2003 Drilling Program is a series of up to twelve limited
partnerships to be formed under the West Virginia Uniform Limited
Partnership
Act.  In this prospectus, we refer to each as a    "     or in the plural
as the
   "      We will offer and sell          of the various          during
2001,
2002 and 2003.  See "Terms of the Offering" (page   )        when formed
will
constitute a separate business entity.  A limited partnership agreement will
govern the rights and obligations of the          of each     .       We
attach
a form of the limited partnership agreement as Appendix A to the prospectus.
See
"Summary of Partnership Agreement" (page   )    .

      The Managing General Partner.  The managing general partner of each will be Petroleum Development Corporation, which we refer to in this
prospectus as the "Managing General Partner         See "Management" (page
 )
   .

      Units of Partnership Interest.  You may choose to purchase units of general
partnership interest or units of limited partnership interest in the particular
        being offered.  "Unit" means a          interest of a         or of
an
        purchased by an    .      This interest is the right and obligation
to
share a proportional part of the         share of          income, expense,
assets and liabilities.  The fractional interest purchased by a one unit
investment in the         interest in the          is the ratio of one
    to
the total number of      See "Terms of the Offering - Types of Units" (page
 )
 .

      Funding of a Partnership.  In order to fund a     ,     we must sell
a
minimum of 75    units     or $1,500,000 for each PDC         designated as
an
-A,-B or -C Partnership, or a minimum of 125          or $2,500,000 for each
PDC
   partnership     designated as a -D Partnership.  The maximum subscription
for
an -A, -B or -C Partnership is 750          or $15,000,000, and the maximum
subscriptions for a -D Partnership is 1,250          or $25,000,000.  For
example, we must sell at least 75          or $1,500,000 to fund the PDC
2003-B
Limited Partnership and at least 125         or $2,500,000 to fund the PDC
2003-D
Limited Partnership.          If you wish to see a table presenting the
minimum
and maximum subscriptions and the targeted offering termination and closing date
for each     ,      see "Terms of the Offering - General" (page   ).

      Subscription and Escrow.  All subscriptions are payable in cash upon
subscription.           We have selected Chase Manhattan Trust Company as
escrow
agent to hold all subscription proceeds of each         in a separate
interest-bearing escrow account.          See "Terms of the Offering" (page

)    .

      Conversion of Units by the Managing General Partner and by Additional
General Partners.  We will convert all         of general partnership
interest
of a particular          of limited partnership interest of that
    upon
completion of drilling and completion operations of that          of limited
partnership interest         .         See "Terms of the Offering - Conversion
of
Units by the Managing General Partner and by Additional General Partners"
(page
 ), "Proposed Activities - Insurance" (page   ), and  "Tax Considerations
-
Conversion of Interests" (page   )    .

      Unit Repurchase Program.  Beginning with the third anniversary of the date
of the first cash distribution of the particular          of that
    may
offer their          to us for repurchase.  Repurchase of          is
subject to
        our financial ability to purchase the     .      See "Terms of the
Offering - Unit Repurchase Program" (page   ) and "Tax Considerations - Gain
or
Loss on Sale of Property or Units" (page   )    .

      Suitability Standards - Long_Term Investment.  We have instituted strict
suitability standards for investment in the     .      You may not invest
unless
you satisfy the suitability requirements.          See "Terms of the
Offering -
Investor Suitability" (page   )    .

      Risk Factors.  This offering involves numerous risks, including the risks
associated with gas and oil drilling and investments in gas and oil drilling
programs, unlimited liability as an     ,     lack of a trading market in
the
,     and significant tax considerations.  See "Risk Factors" (page    ) and
"Tax
Considerations" (page   ).  You should carefully consider the significant
risk
factors inherent in and affecting the business of the          and this
offering
before making an investment.

Compensation of the Managing General Partner (page   )

      We and our affiliates will receive substantial compensation upon the
formation and as a result of the operation of the         will receive a
one-time
management fee equal to 2.5% of the aggregate subscriptions upon          of
each
   ,     fees for drilling and operating          wells, for marketing the
natural gas produced by          wells, and for administering the     ,
and
commissions and fees for selling the         to the Managing General Partner
and
    Affiliates" (page   ) .

Participation in Costs and Revenues (page   )

      Generally,         will receive 80% and the Managing General Partner
will
receive 20% of          profits and losses throughout the term of each
 .
The interests of the       and us could also change if we invest additional
funds
for tangible drilling and lease costs.  See "Participation in Costs and
Revenues
- Revenues - Revisions to Sharing Arrangements" (page   ) and " - Costs -
Lease
Costs, Tangible Well Costs, and Gathering Line Costs" (page   ).         In



Application of Proceeds (page   )

      We estimate that we will apply the proceeds from the aggregate funding of
a     ,     after our cash contribution, as follows.  See "Source of Funds
and
Use of Proceeds" (page   ).

       Percentage of Total
      Activity                                  Capital Contributions

      Drilling and Completion Costs 89.3%
      Organization and Offering Costs     8.6%
      Management Fee    2.1%
      Total             100.00

Tax Considerations; Opinion of Counsel (page   )

      Duane, Morris & Heckscher LLP has issued to us its opinion, concerning all
material federal income tax issues applicable to an investment in the
 .
See "Tax Considerations" (page   )    .       To fully understand these tax
issues, you should read the tax opinion in Appendix D.

Rights of the Investor Partners  (page   )

      The limited partnership agreement, which we attach to this prospectus as
Appendix A, sets forth your rights as an     .       For a summary of your
rights, see "Summary of Limited Partnership Agreement."

RISK FACTORS

      Investment in the          involves a high degree of risk and is
suitable
only for investors of substantial financial means who have no need of liquidity
in their investments.          As a prospective investor, you should
consider
carefully the following factors, in addition to the other information in this prospectus, prior to making your investment decision.

Special Risks of the Partnerships

      Drilling natural gas wells is speculative, may be unprofitable, and may
result in the total loss of your investment .  The drilling and completion
operations to be undertaken by each of the          for the development of
natural gas reserves are speculative and involve the possibility of a total loss
of your investment in a    .       Drilling activities may be unprofitable,
not
only from non-productive wells, but also from wells which do not produce natural
gas in sufficient quantities or quality to return a profit on the amounts expended. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment.  See "Terms of the Offering
-
Investor Suitability" (page   )    .


      The Managing General Partner has not selected any prospects for
acquisition, and as a result the         will be unable to evaluate any
prospect
before they invest in the          .  We have not selected any prospect for
acquisition by any          and will not select prospects for a particular

    until after the activation of that     .       You will not have an
opportunity before purchasing          to evaluate for yourself the relevant
geophysical, geological, economic or other information regarding the prospects
to be        selected.  See "Proposed Activities - Acquisition of Undeveloped
Prospects" (page   )    .

      Because of a lengthy offering period, delays in the investment of an
investor's subscription are likely   .   Upon execution and delivery by you,
your
subscription will be irrevocable and cannot be withdrawn.  Because the offering
period for a particular   can extend  months, delays in the investment of
proceeds from your initial subscription date are likely.    See "Terms of
the
Offering

       will be individually liable for  obligations and liabilities beyond the
amount of their subscriptions,  assets, and the assets of the Managing
General
Partner .      Under West Virginia law, the state in which each         will
organize, general partners of a partnership have unlimited liability with respect
to that partnership        will be liable individually and as a group for
all
obligations and liabilities of creditors and claimants, whether arising out of
contract or tort, in the conduct of          operations.  If you invest as
an
,     you may be liable for amounts in excess of your subscriptions, the assets
of the     ,      including insurance coverage, and the assets of the
Managing
General Partner       .

      The Managing General Partner and its          will receive
compensation
from the         upon funding of the          and throughout the life of the

 .      We will receive compensation throughout the life of the    .  See
"Compensation to the Managing General Partner and Affiliates" (page   )

wells might not produce commercial quantities of natural gas.         The
selection
of prospects for natural gas drilling is inherently speculative and is subject
to a high degree of risk.  We cannot predict whether any prospect will produce
natural gas or commercial quantities of natural gas.  We cannot predict the life
and production of any well. The actual lives could differ from those anticipated. Partnership wells may not produce sufficient gas for investors to receive a profit or even to recover their initial investment.  See "Proposed
Activities - Acquisition of Undeveloped Prospects" (page   )

Sufficient insurance coverage may not be available for the partnership, thereby
increasing the risk of loss for the investor partners         insurance
coverage
which the         has available may become unavailable or prohibitively
expensive.
In          case, we may elect to change the insurance coverage.          See
"Proposed Activities -  Insurance" (page   )         could be exposed to
additional financial risk due to the reduced insurance coverage and due to the
fact that          would continue to be individually liable for obligations
and
liabilities of the           As an     ,      you could be subject to
greater
risk of loss of your investment since less insurance would be available to
protect your          from casualty losses.

      A         which drills fewer wells will be less diversified, thereby increasing the risk of financial loss for the investors .  We intend to spread
the risk of natural gas drilling by participating in wells on a number of different prospects. However, the cost of drilling wells in different geographic
locations varies greatly.  A         subscribed at the minimum level or
which
drills more expensive wells would be able to participate in fewer prospects,

    the diversification of the          investment in prospects and
    your
risk of financial loss of that     .       See "Proposed Activities -
Drilling
and Completion Phase - Drilling and Operating Agreement" (page   )    .

      Through their involvement in    partnership     and other non_
activities, the Managing General Partner and its          have interests
which
conflict with those of the      .      Our continued active participation
in oil
and gas activities for our own account and on behalf of other partnerships organized or to be organized by us, our sale of leases to and other transactions
with the     ,      and the manner in which          revenues are allocated
create conflicts of interest with the     .       We have interests which
inherently conflict with your interests.      .  See "Conflicts of Interest"
(page   ) .

      Unaffiliated persons might manage jointly_owned          prospects;
a
    could be financially liable for obligations of         jointly_owned
prospects         will usually acquire less than the full working interest
in
prospects and, as a result, will engage in joint activities with other working
interest owners.  Additionally, the          might purchase less than a 50%
working interest in one or more prospects.  As a result, someone other than the
        or us may control and manage          prospects.  A
   partnership
could be held liable for the joint activity obligations of the other working
interest owners,          nonpayment of costs and liabilities arising from
the
actions of the working interest owners. Full development of the prospects could be jeopardized in the event of the inability of other working interest owners to pay their respective shares of drilling and completion costs. As a result,

 .      See "Proposed Activities - Drilling and Completion Phase - Drilling
and
Operating Agreement" (page   )         may not borrow funds, even if needed
for
   partnership     operations; as a result, the    partnership     might not
have
sufficient capital for its operations         intends to utilize
substantially
all available capital from this offering for the drilling and completion of wells
and will have only nominal funds available for    partnership     purposes
prior
to          time as there is production from    partnership     well
operations.
The limited partnership agreement does not permit the    partnership     to
borrow money as may be required for its business. Therefore, any future requirement for additional funding will have to come, if at all, from the
   partnership's     production.  There is no assurance that production will
be
sufficient to provide the    partnership     with necessary additional
funding.
         See "Source of Funds and Use of Proceeds - Subsequent Source of
Funds"
(page   ) and "Proposed Activities - Production Phase of Operations -
Expenditure
of Production Revenues" (page   )         and other partnerships sponsored
by the
Managing General Partner may compete with each other for prospects, equipment,
contractors, and personnel; as a result, the    partnership     may find it
more
difficult to operate effectively    .      During         and     ,     we
plan
to offer interests in other partnerships to be formed for substantially the same
purposes as those of the    partnerships    .  Therefore, a number of
partnerships with unexpended capital funds, including those partnerships

formed before and after the    partnerships    , may exist at the same time.
Due
to competition among partnerships for suitable prospects and availability of
equipment, contractors, and our personnel, the fact that partnerships previously
organized by us may still be purchasing prospects (when the
   partnership
is attempting to purchase prospects) may make more difficult the completion of
prospect acquisition activities by a    partnership


           may drill exploratory wells, which involves a greater risk of
financial loss than drilling development wells .  Each    partnership
may
drill one or more exploratory wells.  Drilling exploratory wells involves greater
risks of dry holes and loss of your investment.         Drilling development
wells generally involves less risk of dry holes but developmental acreage is more expensive and subject to greater royalties and other burdens on production.

 See "Proposed Activities" (page   ) .

      The results of drilling previous partnerships sponsored by the
Managing
General Partner are not indicative of the results to be experienced by the
   partnerships      should not consider information concerning the prior
drilling experience of previous partnerships sponsored by us, presented under the
caption "Prior Activities" (page   ), as being indicative of the results you
might expect from your investment in these    partnerships

      In view of the cost sharing arrangements, the         will bear the
substantial amount of costs and risks of non_commercial wells .  Under the cost
and revenue sharing provisions of the limited partnership agreement, we and the
   investor partners      may share in costs disproportionate to our
respective
sharing of revenues.  Because the    investor partners      will bear the
substantial amount of costs of acquiring, drilling and developing the prospects,
the    investor partners      will bear the substantial amount of costs and
risks
of drilling dry holes and marginally productive wells.  See "Participation in
Costs and Revenues" (page   )        may be personally liable          the
limited partnership agreement.  As an    investor partner     , you may not
participate in the management of    partnership     business.  The limited
partnership agreement forbids you as an    investor partner      from acting
in
a manner harmful to the business of the    partnership      If you
    the
terms of the limited partnership agreement, you may have to pay for
    losses and may also have to pay other          for all damages resulting
from
your breach of the limited partnership agreement.  See "Summary of Limited
Partnership Agreement" (page   )         by the Managing General Partner
could
reduce the value of the    partnership     and the investment interests of
the
   investor partners      We have agreed
to
indemnify each of the         for obligations related to casualty and
business
losses which exceed available insurance coverage and    partnership
assets.
Any successful claim of indemnification          reduce the value of the
   partnership    .  As a result, the value of your investment interest in
the
   partnership     would be reduced.  In      event ,      you could lose
your
entire investment in the    partnership    .  See "Summary of Partnership
Agreement - Indemnification" (page   )     distributions could result in
liability of      receive a return of any part of their capital
contributions to
a    partnership    , without violation of the limited partnership agreement
or
the West Virginia Uniform Limited Partnership Act,         will be liable
to the
   partnership     for a period of one year after         return for the
amount
of the returned contributions.  If the return is in violation of the limited
partnership agreement or the         Act, the          will be liable to the
   partnership     for a period of six years after         return for the
amount
of the contribution wrongfully returned.

      A significant financial loss by the Managing General Partner could

 .      As a result of our commitments as general partner of several partnerships
and because of the unlimited liability of a general partner to third parties, our net worth is at risk of reduction if we suffer a significant financial loss.

Because we are primarily responsible for the conduct of the
   partnership's
affairs, a significant adverse financial reversal for us could     .  See
"Prior
Activities - Prior Partnerships" (page   )      distribution if the
distribution
would cause a capital account deficit.  The limited partnership agreement
prohibits you from receiving allocations or         distributions to the
extent
        would create deficits in your capital account.

      The dealer manager is not independent and has not conducted an independent due diligence evaluation of the offering . PDC Securities Incorporated, the of this offering, is our affiliate and is not independent which creates a conflict of interest in its due diligence examination and evaluation of this offering.

Risks Pertaining to Natural Gas Investments

      The drilling of gas wells is highly speculative and risky and may result
in unprofitable wells .  Natural gas drilling is a highly speculative activity
marked by many unsuccessful efforts.  You must recognize the possibility that the
wells drilled may not be productive.  Even completed wells may not produce enough
gas to show a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines.
In addition, ground water, various clays, lack of porosity, and permeability may
hinder or restrict production or even make production impractical or impossible.
      See "Proposed Activities" (page   ) .

      The prices for natural gas have been quite unstable; a decline in the price
could     .      Global economic conditions, political conditions, and
energy
conservation have created unstable prices.  Revenues of each partnership
are directly related to natural gas prices which we cannot predict.  The prices
for domestic natural gas production have varied substantially over time and may
in the future    .      Prices for natural gas have been and are likely to
remain
extremely unstable.  See "Competition, Markets and Regulation" (page   )
 .


      Fluctuating market conditions        and government regulations may

    the profitability of the    partnership     .  The sale of any natural
gas
        produced by the    partnerships     will be affected by fluctuating
market conditions and regulations, including environmental standards, set by
state and federal agencies. From time-to-time, a surplus of natural gas may occur in areas of the United States. The effect of a surplus may be to reduce
the price the    partnerships     receive for their gas production, or to
reduce
the amount of natural gas that the Partnerships may produce and sell.  As
a
result, the    partnership     may not be profitable.  See "Competition,
Markets
and Regulation" (page   )    .

      Environmental hazards involved in drilling gas wells may result in
substantial liabilities for the    partnership     .  There are numerous
natural
hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities would reduce the
funds available to a    partnership    , may result in the loss of
   partnership     properties and may create liability for          may be
subject to liability for pollution, abuses of the environment and other similar
damages.           is possible that insurance coverage may be insufficient
   .
     In that event,    partnership     assets would pay personal injury and
property damage claims and the costs of controlling blowouts or replacing
destroyed equipment rather than for drilling activities.           See
"Proposed
Activities - Insurance" (page   )    .

      Increases in drilling costs would          profitability .  The oil
and gas
industry historically has experienced periods of rapid cost increases.
Increases
in the cost of exploration and development would affect the ability of the
   partnerships     to acquire additional leases, gas equipment, and
supplies and
would    .

      A reduced availability of drilling rigs     .       Increased drilling
operations in some areas of the United States have resulted in the decreased availability of drilling rigs and gas field tubular goods. Also, international developments and the possible improved economics of domestic oil and gas exploration may influence others to increase their domestic oil and gas exploration. These factors may reduce the availability of rigs to the
   partnership     resulting in delays in drilling activities.  The reduced
availability of rigs         the timing of investors' tax deductions.  See
"Competition, Markets and Regulation - Competition and Markets" (page   )
   .


      Failure by subcontractors to pay for materials or services could
    profitability .     If     subcontractors fail to timely pay for
materials
and services, the wells of the partnerships could be subject to materialmen's and workmen's liens. In that event, the partnerships could incur excess costs in discharging profitability . Drilling wells in areas remote from marketing facilities may delay production from those wells until sufficient reserves are established to justify construction of necessary pipelines and production
facilities.  The    partnership's     inability to complete wells in a
timely
fashion may also result in production delays.  In addition, marketing demands
which tend to be seasonal may reduce or delay production from wells.  Wells
drilled for the    partnerships     may have access to only one potential
market.
Local conditions including but not limited to closing businesses, conservation,
shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt or reduce
sales from    partnership

Tax Status and Tax Risks

      It is possible that the tax treatment currently available with respect to
natural gas exploration and production will change on a retroactive or prospective basis as a result of additional legislative, judicial, or
administrative actions.  See "Tax Considerations" (page   )    .

      Partnership classification as  a publicly traded partnership would
substantially alter the tax treatment of the    partnership     .  Tax
counsel
has rendered its opinion that each    partnership     will be classified for
federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a "publicly traded partnership"
taxable as a corporation.           opinion is not binding on the Internal
Revenue Service or the courts.  The Service could assert that a
   partnership     should be classified as one of these other structures.
If a
   partnership     were so classified, any income, gain, loss, deduction,
or
credit of the    partnership     would remain at the entity level, and not
flow
through to you, the income of the    partnership     would be subject to
corporate tax rates at the entity level and distributions to you may be considered dividend distributions subject to federal income tax at the
   investor partners'     level.  See "Tax Considerations - General Tax
Effects
of Partnership Structure" (page   )          may not be advisable for a
person
        who does not anticipate having substantial current taxable income from
passive     activities.       losses generated by the          and
allocable to          will be subject to the passive activity rules      not
be
subject to the passive activity rules           Under the Code, a partner's
tax
liabilities may exceed the cash distributions received by     .      Federal
income tax payable by you by reason of your distributive share of
   partnership     taxable income for any year may exceed the cash
distributed
to you by the    partnership    .  You must include in your own return for
a
taxable year your share of the items of the    partnership's     income,
gain,
profit, loss, and deductions for the year, to the extent required under the Internal Revenue Code as then in effect, whether or not cash proceeds are actually distributed to you. For example, income from the partnership's
sale of gas production is taxable to you as ordinary income subject to depletion
and other deductions; your distributive share of the    partnership's
taxable
income will be taxable to you whether or not the income is actually distributed to you.

      If the Service audits the    partnership's     tax returns, an
   investor
partner      might owe more taxes .  Although the    partnerships     will
not
be registered with the Service as "tax shelters," it is possible that the
Service
will audit each    partnership's     returns.  If         audits occur, tax
adjustments might be made that would increase the amount of taxes due or increase
the risk of audit of your individual tax return.  In addition, costs and expenses
may be incurred by a    partnership     in contesting          adjustments.
The
cost of responding to audits of your tax return will be borne solely by you.
See
"Tax Considerations - Administrative Matters" (page   )    .

      Partnership losses after the conversion of general partnership interests
to limited partnership interests will be passive losses for tax purposes .
Tax
counsel to the Managing General Partner has rendered its opinion that interests
in the    partnerships     held by the         will not be subject to the
passive
activity rules.  However,      will be subject to the passive

      A material portion of the subscription proceeds will not be currently deductible . A material portion of the subscription proceeds of a
   partnership     will be expended for cost and expense items which will
not be
currently deductible for income tax purposes.  See "Tax Considerations -
Transaction Fees" (page   )     prepayment of drilling costs.      Some
drilling
cost expenditures may be made as prepayments during 2001 (with respect to
   partnerships     designated as "PDC 2001- Limited Partnership"), 2002
(with
respect to    partnerships     designated as "PDC 2002- Limited
Partnership"),
and 2003 (with respect to    partnerships     designated as "PDC 2003-
Limited
Partnership") for drilling and completion operations which in large part may be performed during 2002, 2003 and 2004, respectively. All or a portion of prepayments may be then currently deductible by the applicable
   partnership     if the well to which the prepayment relates is spudded
within
90 days after December 31, 2001, 2002 or 2003, respectively; the payment is not
a mere deposit; and the payment serves a business purpose or otherwise satisfies
the clear reflection of income rule.  A          could fail to satisfy the
requirements for deduction of prepaid intangible drilling and development costs.
The Service may challenge the deductibility of    these     prepayments.
If
    challenge were successful,          prepaid expenses would be deductible
in
the tax year in which the services under the drilling contracts are actually performed. See "Tax Considerations - Intangible Drilling and Development Costs
Deductions" (page   )    .

      Counsel's tax opinion does not cover various tax considerations involved
in one's investment in the    partnership     .  Due to the lack of
authority,
or the essentially factual nature of the question, tax counsel to the
   partnership    , Duane, Morris & Heckscher LLP, has expressed no opinion
as
to the following:

                  -     whether the losses of the    partnership     will
be
treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income,

                  -     whether any of the    partnership's     properties
will
be entitled to percentage depletion,

                  -     whether any interest incurred by a         with
respect
to any borrowings will be deductible or subject to limitations on deductibility,

                  - whether the fees to be paid to us and to third parties will be deductible, and

                  -     the impact of an investment in the
   partnership     on
an     investor's     alternative minimum tax.

      Various of the above-referenced matters are factual in nature, and the facts are unknown at this time. Therefore, counsel is unable to render an opinion at this time with respect to these matters as to the tax consequences and burdens a taxpayer will likely experience as a result of an investment in the
   partnership    .  The facts when they become known with respect to the
various
matters referred to above may vary from taxpayer to taxpayer and may result in different tax consequences and burdens for individual taxpayers.

      You should recognize that an opinion of counsel merely represents counsel's best legal judgment under existing statutes, judicial decisions,
and
administrative regulations and interpretations.  There can be no assurance,
however, that some of the deductions claimed by a    partnership     will
not be
challenged successfully by the Service.


TERMS OF THE OFFERING

General


                  - Up to twelve limited partnerships (four in 2001, four in
2002, four in 2003)

                  - Units of general partnership interest and units
of limited partnership interest being offered - investor must choose

                  -     $20,000          per

                  -     Minimum subscription - $5,000

                  -     Minimum partnership - $1,500,000 in

                  -     Maximum partnership - $15,000,000 in

                  - Maximum aggregate subscriptions for twelve partnerships
- $150,000,000

                  -     Subscription proceeds will be placed in escrow until
   partnership     funded.

      PDC 2003 Drilling Program will offer for sale an aggregate of 7,500
Units
at $20,000 per         , aggregating $150,000,000, of preformation interests
in
a series of up to twelve limited partnerships to be formed under the laws of West
Virginia.  You may purchase    units     only if you meet the suitability
standards set forth below.  We will offer    units     for sale over a
three-year
period.  The managing general partner of each    partnership     will be
Petroleum Development Corporation, a publicly-owned Nevada
corporation       .
        We in our discretion may accept subscriptions for less than full
   units    .  The minimum subscription is one-quarter           ($5,000).
In
the event you purchase    units     on more than one occasion during the
offering
period of a    partnership    , the minimum purchase on each occasion is
$5,000
(one-quarter Unit).  We will not sell    units     to tax-exempt investors
or to
foreign investors.

      You may elect to purchase    units     as an          or as a    .

Additionally, you may purchase    units     of general partnership interest
and
   units     of limited partnership interest.

      Upon the sale of at least the minimum number of    units     in a
   partnership     (75    units     aggregating $1,500,000; 125    units
aggregating $2,500,000 with respect to each of PDC 2001-D Limited
Partnership,
PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) and upon
termination of the offering of    units     in that    partnership    , we
will
form a limited partnership under the laws of West Virginia.  At that time the
units of preformation general partnership interest and preformation limited
partnership interest will become    units     of general partnership
interest and
   units     of limited partnership interest, respectively, in the
particular
   partnership    .  There is no restriction on the composition of the type
of
partnership interests with respect to any    partnership    .

      If we do not sell the minimum required aggregate subscription amount of
$1,500,000 (or $2,500,000, as appropriate) in the offering of    units
of any
   partnership    , we will not fund that    partnership    , and the escrow
agent will promptly return all subscription proceeds with respect to that
   partnership     to the respective subscribers in full with any interest
earned
on the escrowed funds and without any deduction from the escrowed funds.
We may
not complete a sale of    units     to any investor until at least five
business
days after the date the investor has received a final prospectus. In addition, we will send to each investor a confirmation of the purchase.

      The maximum subscription of any    partnership     will be the lesser
of
$15,000,000 ($25,000,000 with respect to each of PDC 2001-D Limited
Partnership,
PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) or the remaining unsold units based on the $150,000,000 aggregate registration.

      We will designate the various    partnerships     as follows.  The
subscription period for each of the    partnerships     in our         will
be
as follows, unless earlier terminated or withdrawn by us:

Partnership       Minimum           Maximum           Planned
Name              Subscription                  Termination

PDC 2001-A        $1.5 million      $15 million       May     ,      2001
PDC 2001-B        $1.5 million      $15 million       September    ,
    2001
PDC 2001-C        $1.5 million      $15 million       November    ,
2001
PDC 2001-D        $2.5 million      $25 million       December 31, 2001
We will offer and sell the securities of these    partnerships     only
during
2001.

PDC 2002-A        $1.5 million      $15 million       May 13, 2002
PDC 2002-B        $1.5 million      $15 million       September 9, 2002
PDC 2002-C        $1.5 million      $15 million       November 11, 2002
PDC 2002-D        $2.5 million      $25 million       December 31, 2002
We will offer and sell the securities of these    partnerships     only
during
2002.

PDC 2003-A        $1.5 million      $15 million       May 19, 2003
PDC 2003-B        $1.5 million      $15 million       September 8, 2003
PDC 2003-C        $1.5 million      $15 million       November 10, 2003
PDC 2003-D        $2.5 million      $25 million       December 31, 2003

We will offer and sell the securities of these    partnerships     only
during
2003.



      The offering of any particular    partnership     may extend beyond
its
anticipated termination date by not more than sixty days or be terminated
earlier; however, no offering of    partnerships     designated "PDC 2001-
Limited Partnership," "PDC 2002- Limited Partnership" or "PDC 2003- Limited Partnership" may extend beyond December 31, 2001, 2002, or 2003, respectively.


      Although the offering of    units     in subsequent
   partnerships
will not commence until the subscription of    units     in prior
   partnerships     has reached the minimum subscription or that prior
offering
has terminated, we may choose to offer the    units     of PDC 2001-C
Limited
Partnership and PDC 2001-D Limited Partnership (and PDC 2002-C Limited Partnership and PDC 2002-D Limited partnership; and PDC 2003-C Limited Partnership and PDC 2003-D Limited Partnership, as appropriate) at the same time
until the offering of    units     in PDC 2001-C Limited Partnership (or PDC
2002-C Limited Partnership or PDC 2003-C Limited Partnership, as
appropriate) has
terminated, in order that investors be allowed to diversify their investments in
the two    partnerships    , if they so choose.

      Once the offering with respect to a particular    partnership     has
closed, we will not offer or sell additional    units     with respect to
that
   partnership    .  At or about the time of funding of a particular
   partnership    , we anticipate that we will supplement this prospectus
to
reflect the results of the offering of     .       We will not commence
operations of a particular    partnership     until termination of its
offering
period.

      We will fund each    partnership     promptly following the
termination of
its respective offering period, provided that          has reached the
minimum
subscriptions.  We will not fund any    partnership     beyond December 31,
2001,
with respect to    partnerships     designated "PDC 2001- Limited
Partnership,"
beyond December 31, 2002, with respect to    partnerships     designated
"PDC
2002-Limited Partnership" and December 31, 2003, with respect to
   partnerships     designated "PDC 2003- Limited Partnership."

      Subscriptions for    units     are payable $20,000 in cash per
    purchased upon subscription.           We will place all subscription
proceeds of each    partnership     in a separate interest-bearing escrow
account
with our escrow agent, Chase Manhattan Trust Company, located at One Oxford Centre, Suite 1100, 301 Grant Street, Pittsburgh, Pennsylvania 15219, during the
offering period of that    partnership    .  The escrow agreement requires
the
escrow agent to invest escrowed funds upon receipt and forbids the escrow agent
from disbursing funds except upon deposit of checks representing at least the
minimum subscriptions and upon written instructions from us and the dealer manager. At that time the escrow agent will disburse the escrowed subscriptions
in accordance with    these     instructions.  In the event that we fail to
raise
the minimum subscriptions, the escrow agent will promptly return the escrowed funds to the subscribers.

      The escrow agent will promptly return escrowed subscriptions of
   partnerships     not closed by the sixtieth day following the anticipated
offering termination date to the respective investor of that
   partnership    .
However, if the offering of    units     in PDC 2001-C Limited Partnership
or PDC
2001-D Limited Partnership (or PDC 2002-C Limited Partnership or PDC 2002-D Limited Partnership; or PDC 2003-C Limited Partnership or PDC 2003-D Limited Partnership, as appropriate) has not closed on or before December 31, 2001 (or
2002 or 2003, as appropriate), the escrow agent will promptly return the escrowed
funds of that particular    partnership     to those investors.  The escrow
agent
will not commingle subscriptions with our funds, nor will subscriptions be subject to the claims of our creditors. The escrow agent will invest subscription proceeds during the offering period only in short-term institutional investments comprised of or secured by securities of the U.S. government.
The
interest rate on the escrow account is variable.  We will direct the escrow agent
to pay to the respective subscriber after closing any interest accrued on subscription funds prior to closing of the offering and funding of a
   partnership    .

      Investors should make their checks for    units     payable to "Chase
as
Escrow Agent for PDC 2001- Limited Partnership" (or "PDC 2002- Limited Partnership" or "PDC 2003- Limited Partnership," as appropriate) and give their
checks to their broker for submission to the          and escrow agent.
Your
execution of the subscription agreement and its acceptance by us constitute your
execution of the limited partnership agreement and your agreement to be bound by
the terms of the limited partnership agreement as a     ,      including
your
granting of a special power of attorney to us appointing us as your lawful representative to execute and file a certificate of limited partnership and any amendment of the certificate, governmental reports, certifications, contracts, and other matters.

Activation of the Partnerships

                  -     Each    partnership     will receive funds following
termination of offering period.

                  -     Each    partnership     is a separate business and
economic entity from each other    partnership    .

                  -     Partnerships will organize under West Virginia law.

      We will organize each    partnership     under the Act and each
   partnership     will receive funds promptly following the termination of
its
offering period.  However, we will not fund a    partnership     with less
than
the requisite minimum aggregate subscriptions.  A    partnership     will
not
commence any drilling operations until after its funding.

      Each    partnership     will be a separate and distinct business and
economic entity from each other    partnership    .  Thus, as an    investor
partner     , you will be a         only of that    partnership     in which
you
specifically invest and will have no interest in any of the other
   partnerships     (unless you also invest in other    partnerships    .
Therefore, you should consider and rely solely upon the operations and success
(or lack of success) of your own    partnership     in assessing the quality
of
your investment.

      Upon funding of a    partnership    , we will deposit the subscription
funds in interest-bearing accounts or invest         funds in short-term
highly-liquid securities where there is appropriate safety of principal, in that
   partnership's     name until the funds are required for
   partnership
purposes.  Interest earned on amounts so deposited or invested will be the
property of the respective    partnership     whose funds earned the
interest.

      We anticipate that within 12 months following the formation of a
   partnership     it will have expended or committed all subscriptions for
   partnership     operations.  We will return any unexpended and/or
uncommitted
subscriptions at the end of          12-month period pro rata to the
   investor
partners      and we will reimburse          for organization and offering
costs
and the management fee allocable to the return of capital. The term "uncommitted capital" will not include amounts set aside for necessary operating capital reserves.

      We will file a certificate of limited partnership and any other documents
required to form the    partnerships     with the State of West Virginia and
will
elect for the    partnerships     to be governed by the West Virginia
Uniform
Limited Partnership Act.  We will also take all other actions necessary to
qualify the    partnerships     to do business as limited partnerships or
cause
the limited partnership status of the    partnerships     to be recognized
in any
other jurisdiction where the    partnerships     conduct business.

Types of Units

                  -     Investor may choose to be    .

      You may purchase    units     in a    partnership     as a
or as
an           Although    investor partners      will generally share income,
gains, losses, deductions, and cash distributions allocable to them pro rata based upon the amount of their subscriptions, there are material differences in the federal income tax effects and the liability associated with these different
types of    units    .  Any income, gain, loss, or deduction attributable
to
   partnership     activities will generally be allocable to the
   partners
who bear the economic risk of loss with respect to    these     activities.
Further,          generally may offset    partnership     losses and
deductions
against income from any source.  Limited    partners     generally may
offset
   partnership     losses and deductions only against passive income.  See
"Tax
Considerations

      You may transfer or assign your    units     of partnership interest
in
accordance with Section 7.03 of the limited partnership agreement.
Transferees
seeking to become substituted    partners     must meet the suitability
requirements set forth in this prospectus.  A substituted          will have
the
same rights and responsibilities, including unlimited liability, in the
   partnership     as every other     .      See "Risk Factors - Unlimited
Liability of Additional General Partners

      You must indicate on the     investor     of the subscription
agreement the
number of limited partnership    units     or general partnership
   units
subscribed for.  If you fail to indicate on the subscription agreement a choice
between investing as a    limited partner     or as an    additional general
partner    , we will not accept your subscription but will promptly return the
subscription agreement and the tendered subscription funds to you.

      Limited Partners.  The    limited partners     will consist of the
,
    Steven R. Williams, one of our executive officers and directors, until the
admission of a    limited partner     to the    partnership    , and each
investor who purchases    units     of limited partnership interest being
offered
    .      The liability of a    limited partner     of the
   partnership
for the    partnership's     debts and obligations will not exceed that
    capital contributions, his or her share of    partnership     assets,
and the
return of any part of his or her capital contribution (a) for a period of one
year          for the amount of his or her returned contribution if a
   limited
partner     has received the return without violation of the limited
partnership
agreement or the    West     Act, but only to the extent necessary to
discharge
the    limited partner's     liabilities to creditors who extended credit
to the
   partnership     during the period the contribution was held by the
   partnership     and (b) for a period of six years          for the amount
of
the contribution wrongfully returned if a    limited partner     has
received the
return in violation of the limited partnership agreement or the         Act.

      General Partners.  The          will consist of the          and each
investor purchasing    units     of general partnership interest.  We refer
to
these persons in this prospectus as    "       As a general partner of a
   partnership     will be fully liable for the debts, obligations and
liabilities of the    partnership     individually and as a group with all
other
general partners as provided by the         Act to the extent liabilities
are not
satisfied from the proceeds of insurance, from the indemnification by us, or from
the sale of    partnership     assets.  See "Risk Factors          While the
activities of the    partnership     are covered by substantial insurance
policies and indemnification by us which we discuss in this prospectus, it is
possible that the    additional general partners     will incur personal
liability (not covered by insurance,    partnership     assets, or
indemnification) as a result of the activities of the    partnership.

Conversion of    units     by the Managing General Partner and by
   additional
general partners

      -     We will convert all    units     of general partnership interest
into
   units     of limited partnership interest after drilling and completion operations are done.


      -     If there is a material change in a    partnership's
insurance
coverage,    additional general partners     may convert prior to
    change.

                  -     Liability for     investors     will be limited
after
conversion.

      We will convert all    units     of general partnership interest of
a
particular    partnership     into    units     of limited partnership
interest
when drilling and completion operations of that    partnership      convert
their
interests into limited partnership interests         at any time within the
30
day period prior to any material change in the amount of the partnership's
insurance coverage.  Upon conversion they will become    limited
partners     of
that    partnership    .  Effecting conversion is subject to the express
requirements that the conversion will not cause a termination of the
   partnership     for federal income tax purposes and that the
   additional
general partner     provides written notice to us of          intent to
convert.

      Conversion of an    additional general partner     in a particular
   partnership     will be effective upon our filing an amendment to the
Certificate of Limited Partnership.  We are obligated to file an amendment to the
Certificate at any time during the full calendar month after receipt by us of the
required notice of the    additional general partner    , provided that the
conversion will not constitute a termination of the    partnership     for
tax
purposes.  A conversion made in response to a material change in that
   partnership's     insurance coverage will be effective prior to the
effective
date of the change in insurance coverage.  After the conversion of a
    general partnership interest to that of a    limited partner,     each
converting    additional general partner     will continue to have unlimited
liability regarding    partnership     liabilities arising prior to the
effective
date of    the     conversion, but will have limited liability to the same
extent
as    limited partners     after conversion to    limited partner     status
is
effected.

      We are not entitled to convert our interests into limited partnership
interests.  Limited    partners     do not have any right to convert their
   units     into    units     of general partnership interest.  In the
event
   additional general partners     desire to convert to    limited
partners
due to a loss of insurance coverage, the    partnership     will cease
drilling
activities until all desired conversions can be made.

Unit Repurchase Program

                  -     Investors may tender    units     for repurchase at
any
time beginning with the third anniversary of the first cash distribution of the
particular    partnership    .

                  -     Investors may, at their election, sell their
   units
to the Managing General Partner for not less than four times the most recent twelve months' cash distributions from production.
                  -     The Managing General Partner is obligated to
purchase in
any calendar year    units     which aggregate 10% of the initial
subscriptions,
subject to its financial ability to do so and         opinions of counsel.

      Beginning with the third anniversary of the date of the first cash
distribution of the particular    partnership    , you may tender your
   units     to us for repurchase.  Subject to the available borrowing
capacity
under our loan agreements to effect repurchases and the opinion of counsel referred to below, each year we will offer to repurchase for cash a minimum of
10% of the    units     originally subscribed to in the particular
   partnership    .  Our offers to purchase    units     will, however, be
conditioned on the receipt of an opinion of our counsel that the consummation of
        offer will not cause the    partnership     to be treated as a
"publicly
traded partnership" for purposes of         Code Section 7704 and on
counsel's
determination that the repurchases of a particular    investor partner's
    will
not result in the termination of the    partnership     for federal income
tax
purposes.  It is possible that repurchases of    units     could result in

    being "readily tradable on a secondary market or the substantial equivalent
thereof," Code Section 7704(b)(2), the result of which the
   partnership
could be deemed to be a "publicly-traded partnership."  To limit the possibility
of         characterization, we will require receipt of counsel's opinion.

      We will not favor one particular    partnership     over another in
the
repurchase of    units    .  We will extend          offer equally to all
interest holders participating in an individual    partnership    ,
excluding
interests held by us.  Notwithstanding the preceding sentence, if investor
partners      tender more than 10% of the    units     from a
   partnership
or more    units     than we are able to purchase, we will purchase
   units
on a "first-come, first-served" basis based on date of receipt by us of a letter
of acceptance of the repurchase offer from the    investor partner     .
To the
extent that we are unable to repurchase all    units     tendered, because
of
limitations imposed by the          or due to insufficient borrowing
capacity
under any loan banking agreement(s) to which we may be a party, a tendering
   investor partner      will be entitled to have his or her    units
repurchased on a "first-come, first-served" basis, regardless of
   partnership    , provided that the repurchase of a particular    investor
partner's     will not have the effect of causing termination of his or her
   partnership     for tax purposes or of causing the    partnership     to
be
treated as a "publicly traded partnership."  To the extent that we are unable to
repurchase all    units     tendered at the same time by    partners     of
any
   partnership    , we will repurchase those particular    units     on a
pro
rata basis.

      In order to initiate the process          we will repurchase your
   units    , you must provide us written notification of your intention to have
us purchase your    units    .  We will provide you a written offer of a
specified price for purchase of the particular    units     within 30 days
of our
receipt of the written notification. Upon receipt of the repurchase price established by us, you, if in fact you elect to accept the repurchase price, need
to notify us in writing that         price is acceptable.  We will promptly
mail
you a check for the proceeds of the purchase.

      The minimum offer which we may make will be a cash amount equal to not less
than four times cash distributions from production of that particular
   partnership     for the twelve months prior to the month preceding the
date
upon which we have received the written notification referred to above. We may, in our sole and absolute discretion, increase the offer for interests tendered for sale.

      An offering price established by us may not represent the fair market value
of the    units    .  In setting the offering price, we wilunitl consider
our
available funds and our desire to acquire production as represented by the
   unit     and will take into account what we perceive to be our own best interests as a publicly-owned company. You are free to accept or not to accept the offer from us;
 you are in no way obligated to accept our offer. We will provide you with detailed information as to how we calculated our offer. We will also provide each interest holder with a calculation of the valuation of his or her interest, based on the most recent reserve evaluation prepared by an independent expert in accordance with SEC Regulation S-X, Article 4, Rule 4-10. This calculation will take into account our best estimate of anticipated production declines or increases, known price increases or decreases, operating, recompletion and plugging costs, and other relevant factors.

      To date, approximately 1,157 units (out of approximately 6,098 eligible units) of prior programs sponsored by us have been presented under the respective unit repurchase programs (which are the same as that of the partnership
for repurchase at prices ranging from 3 to 4.5 times the most recent 12 month cash distributions. The 6,098 units include all partnerships through and including PDC 1996-D Limited Partnership. More recent programs had not satisfied the three-year holding period. The figures reflect all partnerships formed by us from 1984 through 1996.

Investor Suitability

                  -     Investment in the    units     involves a high
degree of
risk.

                  -     You may invest only if you are qualified to purchase
   units    .

                  - Investment is suitable only for investors having substantial financial resources who understand the long-term nature, tax consequences, and risk factors associated with this investment.

                  - Minimum requirements are $225,000 net worth, or a net worth of $60,000 and taxable income of $60,000.

                  - States with more stringent requirements are set forth below.

                  -     Transferees of    units     must meet the
suitability
requirements set forth in this section.

      It is the obligation of persons selling    units     to make every
reasonable effort to assure that the    units     are suitable for
investors,
based on the investor's investment objectives and financial situation, regardless
of the investor's income or net worth.  We will not sell    units     to
tax-exempt investors or to foreign investors.

      We will sell    units,     including fractional    units    , to you
only
if you satisfy the following suitability requirements. Net worth will be determined exclusive of home, home furnishings and automobiles. In addition, we
will sell    units     to you only if you make a written representation that
you
are the sole and true party in interest and that you are not purchasing for the benefit of any other person (or that you are purchasing for another person who meets all of the conditions set forth in this section).

      The following represent footnotes to various states set forth in the two following tables. Please refer to the following footnotes as appropriate.

                        (a) California residents generally may not transfer
   units     without the consent of the California Commissioner of
Corporations.

                        (b) Michigan, New Mexico, Ohio, Pennsylvania, and
South
Dakota investors may not invest if the dollar amount of their investment is equal to or more than 10% of their net worth.

                        (c) The Commissioner of Securities of Missouri
classifies
the    units     as being ineligible for any transactional exemption under
the
Missouri Uniform Securities Act (Section 409.402(b), RSMo. 1969).
Therefore,
unless the    units     are again registered, the offer for sale or resale
of
   units     by an    investor partner      in the State of Missouri may be
subject to the sanctions of the act.


      Purchasers of Units of Limited Partnership Interest.  If you wish to
purchase    units     of limited partnership interest in the
   partnership    ,
you must satisfy the following suitability requirements for your state of residence, as summarized in the following table and accompanying footnotes.

Error! Reference source not found.State
AK
AL AR AZ
CA
CO CT DC DE
FL GA HI IA
ID IL IN KS
KY LA MA MD
ME MN MS
MI
Requirement
2
1
4 (a)
1
1
1
1
1
5 (b)
State
MO
MT
NC
ND NE
NH
NJ
NM
NV NY
OH
Requirement
1 (c)
1
5
1
3
1
1 (b)
1
1 (b)
State
OK OR
PA
RI SC
SD
TN TX UT VA
VT WA WI WV
WY
Requirement
1
6 (b)
1
5 (b)
1
1
1


The following footnotes relate to the corresponding numbers in the table above.

                  (1) You must have a minimum net worth of $225,000 or a minimum net worth of $60,000 and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in
Section
63 of the Code of at least $60,000 without regard to an investment in
   units    .

                  (2)   You must be a person whose total purchase does not
exceed
5% of your net worth if the purchase of securities is at least $10,000, and have
either:         a minimum annual gross income of $60,000 and a minimum net worth
of $60,000, exclusive of principal automobile, principal residence, and home
furnishings, or          a minimum net worth of $225,000, exclusive of
principal
automobile, principal residence, and home furnishings.

                  (3)   You must have either:          a net worth of not
less
than $250,000 (exclusive of home, furnishings, and automobiles), or a net
worth of not less than $125,000 (exclusive of home, furnishings, and automobiles), and $50,000 in taxable income.

                  (4)   You must         have net worth of not less than
$250,000
(exclusive of home, furnishings, and automobiles) and expect to have gross income
in 2001 (with respect to investments in the PDC 2001 designated
   partnerships    ) or in 2002 (with respect to the PDC 2002 designated
   partnerships    ) or in 2003 (with respect to the PDC 2003 designated
   partnerships    ) of $65,000 or more, or         have net worth of not
less
than $500,000 (exclusive of home, furnishings, and automobiles), or have
net worth of not less than $1,000,000, or         expect to have gross
income in
2001 (with respect to investments in the PDC 2001 designated
   partnerships    )
or in 2002 (with respect to the PDC 2002 designated    partnerships    ) or
in
2003 (with respect to the PDC 2003 designated    partnerships    ) of not
less
than $200,000.

                  (5)   You must have         a net worth of not less than
$225,000 (exclusive of home, furnishings, and automobiles), or         a net
worth of not less than $60,000 (exclusive of home, furnishings, and automobiles)
and estimated 2001 (with respect to investments in the PDC 2001 designated
   partnerships     or in 2002 (with respect to the PDC 2002 designated
   partnerships     or in 2003 (with respect to the PDC 2003 designated
   partnerships     taxable income as defined in Section 63 of the Internal
Revenue Code of 1986 of $60,000 or more without regard to an investment in
a
   partnership    .

                  (6)   You must have either:         a net worth of at
least
$225,000 (exclusive of home, furnishings, and automobiles); or         a net
worth of at least $60,000 (exclusive of home, furnishings, and automobiles)
and
taxable income of $60,000 or more in 2000 (for the PDC 2001 designated
   partnerships    ; in 2001 for the PDC 2002 designated
   partnerships    ; in
2002 for the PDC 2003 designated    partnerships    , or estimate that your
2001
(for the PDC 2001 designated    partnerships    ; 2002 for the PDC 2002
designated    partnerships    ; 2003 for the PDC 2003 designated
   partnerships     taxable income, as defined in Section 63 of the Code,
will
be $60,000 or more, without regard to the investment in the          or
    that you are purchasing in a fiduciary capacity for a person or entity who
satisfies the requirements of         or    .


      Purchasers of Units of General Partnership Interest.  If you wish to
purchase    units     of general partnership interest in the
   partnership    ,
you must satisfy the following suitability requirements for your state of residence, as summarized in the following table.

State
AK
AL AR
AZ
CA
CO CT DC
FL GA HI
IA
ID IL
IN KS KY
LA
MA
Requirement
2
4
5
6 (a)
1
1
5
1
5
1
4
State
MD
ME MN MS
MI
MO
MT
NC
ND NE
NH
NJ
NM
NV NY
Requirement
1
4
5 (b)
5 (c)
1
4
1
3
1
5 (b)
1
State
OH
OK OR
PA
RI SC
SD
TN TX
UT VA
VT WA
WI WV WY
Requirement
5 (b)
5
4 (b)
1
1 (b)
4
1
5
1

The following footnotes relate to the corresponding numbers in the table above.

                  (1) You must have a minimum net worth of $225,000 or a minimum net worth of $60,000 and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in
Section
63 of the Code of at least $60,000 without regard to an investment in
   units    .

                  (2)   You must be a person whose total purchase does not
exceed
5% of your net worth if the purchase of securities is at least $10,000, and have
either:          a minimum annual gross income of $60,000 and a minimum net worth
of $60,000, exclusive of principal automobile, principal residence, and home
furnishings, or         a minimum net worth of $225,000, exclusive of
principal
automobile, principal residence, and home furnishings.

                  (3)   You must have either:          a net worth of not
less
than $250,000 (exclusive of home, furnishings, and automobiles), or a net
worth of not less than $125,000 (exclusive of home, furnishings, and automobiles), and $50,000 in taxable income.

                  (4)   You must have         an individual or joint minimum
net
worth (exclusive of home, home furnishings and automobiles) with your spouse of
$225,000, without regard to the investment in the          and a combined
minimum
gross income of $100,000 or more for the current year and for the two previous
years; or         an individual or joint minimum net worth with your spouse
in
excess of $1,000,000, inclusive of home, home furnishings and automobiles;
or
     an individual or joint minimum net worth with your spouse in excess of
$500,000, exclusive of home, home furnishings and automobiles; or         a
combined minimum gross income in excess of $200,000 in the current year and the two previous years.

                  (5)   You must have         an individual or joint minimum
net
worth (exclusive of home, home furnishings, and automobiles) with your spouse of
$225,000, without regard to an investment in the    ,      and an individual
or
combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for
each of the current year and the succeeding year; or         an individual
or
joint minimum net worth with your spouse in excess of $1,000,000, inclusive of
home, home furnishings and automobiles; or         an individual or joint
minimum
net worth with your spouse in excess of $500,000, exclusive of home, home
furnishings and automobiles; or         a combined minimum gross income in
excess
of $200,000 in the current year and the two previous years.

                  (6)   You must         have net worth of not less than
$250,000
(exclusive of home, furnishings, and automobiles) and expect to have gross income
in 2001 (with respect to investments in the PDC 2001 designated
   partnerships     or in 2002 (with respect to the PDC 2002 designated
   partnerships     or in 2003 (with respect to the PDC 2003 designated
   partnerships     of $120,000 or more, or         have net worth of not
less
than $500,000 (exclusive of home, furnishings, and automobiles), or    (c

have net worth of not less than $1,000,000, or    (      expect to have
gross
income in 2001 (with respect to investments in the PDC 2001 designated partnerships or in 2002 (with respect to the PDC 2002 designated partnerships or in 2003 (with respect to the PDC 2003 designated
   partnerships     of not less than $200,000.

Miscellaneous.  Transferees of    units     seeking to become substituted
   partners     must also meet the suitability requirements discussed above, as
well as the requirements imposed by the limited partnership agreement, including
transfers of    units     by a    partner     to a dependent or to a trust
for
the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

      Where you purchase    units     in a fiduciary capacity for any other
person (or for an entity in which you are deemed to be a "purchaser" of the
subject    units     all of the suitability standards set forth above will
be
applicable to          other person.

      You are required to execute your own subscription agreements. We will not accept any subscription agreement that has been executed by someone other than you or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on your behalf.

      For details regarding how to subscribe, see "Instructions to Subscribers" which we attach as Appendix C.

ASSESSMENTS AND FINANCING

                  -     The    units     of the    partnerships     are not
subject to assessments.

                  -     The    partnership     may not borrow funds on
behalf of
the    partnership     or for    partnership     activities.

                  -     Operations for drilling wells by the particular
   partnerships     will be funded through subscription proceeds and capital
contributed to the    partnerships     by the Managing General Partner.
Over the
term of a    partnership    , additional funds might be necessary to
complete
that    partnership's     activities.

      We intend to develop a particular    partnership's     interests in
its
prospects only with the proceeds of subscriptions and our capital contributions.
However,    these     funds may not be sufficient to fund all         costs
and
it may be necessary for a    partnership     to retain    partnership
revenues for the payment of    these     costs, or for us to advance the
necessary funds to a    partnership    .  We will not drill any wells beyond
the
initial wells.  Additional development refers to work necessary or desirable to
enhance production from existing wells.  We will retain payment for
    development work from    partnership     proceeds in one of two methods:

            (a)   We will prepare an         authority for
expenditures
estimate for the    partnership    .  The operator will complete the
development
work and will bill the    partnership     for the work performed; or

            (b)   We will prepare an          estimate for the
   partnership
    will retain revenues from operations until it has accumulated sufficient funds to pay for the development work, at which time the operator will commence the work, and we will pay the operator as the work progresses.

The choice of which option to use will be at our discretion, based on the amount of the anticipated expenditure and the urgency of the necessary work. Generally, we will elect option (a) for emergency and expenditures of less than $10,000 and option (b) for expenditures of $10,000 and greater.

      The limited partnership agreement does not permit the
   partnership
to borrow funds on behalf of the    partnership     or for
   partnership
activities.  See Section 6.03(a) of the limited partnership agreement.

SOURCE OF FUNDS AND USE OF PROCEEDS

Source of Funds

      Upon completion of the offering, the sole funds available to each
   partnership     will be the contributions of the    investor partners

($1,500,000 ranging to $15,000,000; $2,500,000 ranging to $25,000,000 for each
of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC
2003-D
Limited Partnership) and our contribution in cash ($326,250 ranging to $3,262,500; $543,750 ranging to $5,437,500 for each of PDC 2001-D Limited
Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited
Partnership)
for a total amount of $1,826,250 for sale of 75    units     ranging to
$30,437,500 for sale of 1,250    units    .

Use of Proceeds

      The following table presents information respecting the financing of
a
   partnership     in four different circumstances:

                  -              sale of 750    units     ($15,000,000), the
maximum number of    units     for any    partnership    , designated as PDC
2001
[or 2002 or 2003]-A, -B, or -C Limited Partnership,

                  -              sale of 75    units     ($1,500,000) the
minimum
for any    partnership     designated as PDC 2001 [or 2002 or 2003] -A, -B,
or
-C Limited Partnership,

                  -              sale of 1,250    units     ($25,000,000),
the
maximum for any -D designated    partnership    , and

                  -              sale of 125    units     ($2,500,000), the
minimum for any -D designated    partnership    .

      In the table below, the percentages below are based upon total investor
partners' capital contributions and our capital contribution. Each of the partnerships designated as PDC 2001-A through -C Limited Partnership, PDC 2002-A through -C Limited Partnership, and PDC 2003-A through -C Limited
Partnership may
sell a maximum of 750    units     ($15,000,000) and must sell a minimum of
75
   units     ($1,500,000).  Each of the partnerships designated PDC 2001-D
Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited
Partnership may sell a maximum of 1,250    units     ($25,000,000) and must
sell
a minimum of 125    units     ($2,500,000).

      The following table reflects that PDC Securities Incorporated, our affiliate, may reallow in whole or in part up to $1,500,000 (for the sale of 750
units; a maximum of $2,500,000 for each of PDC 2001-D Limited Partnership,
PDC
2002-D Limited Partnership and PDC 2003-D Limited Partnership for the sale of
1,250 units) ranging to $150,000 (for the sale of the minimum number of units;
a minimum of $250,000 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership) for sales commissions, reimbursement of due diligence expenses, marketing support fees and other compensation payable to other NASD-licensed broker-dealers in connection with the sale of the units.  PDC Securities will receive and retain wholesaling fees equal
to 0.5% of subscriptions;    these     fees will range from $7,500 for the
sale
of the minimum number of units ($12,500 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership) ranging to $75,000 for the sale of the maximum number of units ($125,000 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D
Limited Partnership). These payments will be made in cash solely on the amount of initial subscriptions.

      The table also reflects that we will pay organization and offering costs in excess of 10 1/2% of subscriptions, without recourse to the partnership. Included in the "Amount available for investment" line item is the cost to the partnerships of acquiring prospects, which may include prospects acquired from us.

      We will disburse substantially all of the funds available to the
   partnership     for the following purposes and in the following
manner       :

             750 Units         75 Units         1250 Units        125 Units
                Sold       %          Sold        %           Sold
  %
     Sold     %

Total Partnership Capital     $18,262,500 100.0%      $1,826,250  100.0%

$30,437,500 100.0%      $3,043,750  100.0%

LESS:  Public offering expenses
Dealer Manager's fee and sales
   commission     $ 1,575,000   8.6%      $  157,500    8.6%      $
2,625,000     8.6%      $  262,500    8.6%

LESS:  Management fee to
   managing general partner   $  375,000    2.1%      $   37,500    2.1%
   $
 625,000      2.1%      $   62,500    2.1%

Amount available for investment     $16,312,500  89.3%      $1,631,250
89.3% $27,187,500  89.3%      $2,718,750   89.3%

Subsequent Source of Funds

      We will commit or expend substantially all of the    partnership's
initial capital following the offering.  The limited partnership agreement does
not permit the    partnership     to borrow any funds for its activities.
Consequently,    partnership     production must satisfy any future
requirements
for additional capital.  See "Risk Factors - Shortage of Working Capital


PARTICIPATION IN COSTS AND REVENUES

Profits and Losses; Cash Distributions

      The limited partnership agreement provides for the allocation of profits
and losses during the production phase of a particular    partnership
and for
the distribution of cash available for distribution between    investor
partners
     and us, as follows:

                                                   Managing
                                                                  Investor
Partners          General Partner

Throughout term of
  Partnership                   80%                      20%


      The allocations and distributions to the investor partners and to us may vary during the ten years of partnership well operations commencing six months after the close of a partnership for any partnership that fails to meet the partnership's performance standard. See "Revenues - Revision to Sharing Arrangements," immediately below. Additionally, if we must increase our capital contribution above our required cash investment of 21 3/4% of subscriptions to cover tangible drilling and lease costs, our share of profits and losses and cash available for distribution will increase to equal our percentage investment, and the investor partners' share will correspondingly decrease. See "Costs - Lease
Costs, Tangible Well Costs, and Gathering Line Costs," below .

      Revision to Sharing Arrangements.  The limited partnership agreement
provides for the allocation of    partnership     profits and losses 80% to
the
   investor partners      and 20% to us throughout the term of each
    limited partnership agreement provides for the enhancement of investor cash
distributions if the particular    partnership     does not meet the
performance
standard described below during the ten-year period commencing six months after
the close of that    partnership     and ending ten years later.

      The performance standard is as follows:  If the average annual rate of
return, as defined below, to the    investor partners      is less than
12.8% of
their subscriptions, the allocation rate of all items of profit and loss and cash
available for distribution for    investor partners      will increase by
ten
percentage points above the initial sharing arrangements for    investor
partners
     and the allocation rate with respect to          items for the Managing
General Partner will decrease by ten percentage points below the initial sharing
arrangements for the Managing General Partner, until the average annual rate of
return increases to 12.8% or more, or until ten years and six months from the
closing date of the    partnership     expire, whichever event shall occur
sooner.  "Average annual rate of return"` for purposes of this preferred sharing
arrangement means (1) the sum of cash distributions and estimated initial tax
savings of 25% of investor subscriptions, realized for a $10,000 investment in
the    partnership    , divided by (2) $10,000 multiplied by the number of
years
(less six months) which have elapsed since the closing of the partnership
Thus,    investor partners      may receive up to 90% of    partnership
distributions during the revision period. To the extent that the sharing arrangements change in any particular year, the allocations of revenues to the
   investor partners      will increase accordingly and the allocation of
revenues to the Managing General Partner will correspondingly decrease. The above-referenced revised sharing arrangement policy is not, and no investor should consider the policy to be, any form of guarantee or assurance of a rate
of return on an investment in the    partnership    .  The policy is the
result
of a contractual agreement by us as set forth in 4.02 of the limited partnership agreement. There is no guarantee or assurance whatsoever that the
   partnership     will drill commercially successful gas wells or that the
cash
distributions to the    partners    , including any cash distributions

the policy, will achieve a 12.8% rate of return.



      The foregoing allocation of profits and losses is an allocation of each item of income, gain, loss, and deduction which, in the aggregate, constitute a profit or a loss.

Revenues

      Natural Gas Revenues; Sales Proceeds.  The limited partnership agreement
provides for the allocation of revenues from natural gas production and gain
or
loss from the sale or other disposition of productive wells and leases 80%
to the
   investor partners      and 20% to us.  The production revenues to be
allocated
are subject to "Revision to Sharing Arrangements," immediately above, and to revisions due to increases in our capital contributions to cover tangible drilling and lease costs.

      Interest Income.  We will credit to the    investor partners      100%
of
any interest earned on the deposit of subscription funds prior to the closing of
the offering and funding of the respective    partnership    .  We will
allocate
and credit interest earned on the deposit of operating revenues and revenues from
any other sources in the same percentages that oil and gas revenues are then
being allocated to the    investor partners      and us.

      Sale of Equipment. We will allocate to us 100% of all revenues from sales of equipment.

      Sale of Productive Properties.  In the event of the sale or other
disposition of a productive well, a lease upon which          well is
situated,
or any equipment related to         lease or well, we will allocate and
credit
to the partners the gain from          sale or disposition as oil and gas
revenues are allocated. The term "proceeds" above does not include revenues from a royalty, overriding royalty, lease interest reserved, or other promotional consideration reserved by a partnership in connection with any sale or disposition. We will allocate these revenues to the investor partners and us in the same percentages as allocation of oil and gas revenues.

Costs
      Organization and Offering Costs.  We, and not the    partnership    ,
will
pay organization and offering costs, net of the          commissions,
discounts
and due diligence expenses, and wholesaling fees, of the
   partnerships    .
We will pay all legal, accounting, printing, and filing fees associated with the
organization of the    partnerships     and the offerings of    units.
The
   investor partners      will pay all          commissions, discounts, and
due
diligence reimbursement and will be allocated 100% of these costs. However, we will allocate and charge to us 100% of organization and offering costs in excess of 10 1/2% of subscriptions.

      Management Fee.  We will allocate the nonrecurring management fee 100%
to
the    investor partners

      Lease Costs, Tangible Well Costs, and Gathering Line Costs. We will allocate the costs of leases, tangible well costs and gathering line costs 0% to
the    investor partners      and 100% to us.

      We will contribute and/or pay for the    partnership's     share of
all
leases, tangible drilling and completion costs, and gathering line costs.
If
   these     costs exceed our required 21 3/4% capital contribution, we will increase our capital contribution.  In that event, our share of all items of
profit and loss during the production phase of operations and cash available for
distribution would be modified to equal for us the percentage arrived at by dividing our capital contributions by the capital available for investment; the
   investor partners'      allocations of    these     items would be
changed
accordingly.

      Intangible Drilling Costs.    Intangible drilling costs are costs
required
to drill a well and prepare the well for production.  These costs have no salvage
value.  Items like the cost of drilling the well, the cost of grading the surface
and geological costs associated with selecting a well site are intangible well
costs.  The cost of production equipment, casing pipe, and other equipment are
tangible costs because it may be possible to remove them from a depleted or
unsuccessful well and sell them or use them somewhere else.      We will
allocate
intangible drilling costs and recapture of intangible drilling costs in
proportion to the    investor partners'      and our respective payment of
intangible drilling costs. Recapture, if any, attributable to intangible drilling and development costs will be allocable on the same percentage basis as
the allocation of intangible drilling and development costs.     Recapture
means
that you must include the income you receive for the sale of partnership interest as part of your regular taxable income to the extent the sales price exceeds your partnership tax basis, rather than as long-term capital gains. Regular income is generally taxed at a higher rate than long-term capital gains.

      Investor    partners'     portion of capital available for investment
will
pay the intangible expenses.  If the capital contributions of the investor
partners      are insufficient to pay the intangible drilling costs, we will pay
the additional amount of    these     costs, and in    these
circumstances
the sharing arrangements for intangible drilling costs and recapture of
intangible drilling costs will be in proportion to the    investor partners'

and our respective payment of intangible drilling costs.

      Operating Costs.     Operating costs are the costs at the well level
associated with producing and maintaining productive wells, equipment, and
maintaining access roads.     We will allocate and charge operating costs
of
   partnership     wells 80% to the    investor partners      and 20% to us,
subject to revision in the event of the preferred return and/or our increased investment, as we have discussed in this section.

      Direct Costs.          Direct costs are partnership level costs, primarily
independent auditor and reserve engineer fees and tax preparation. We will
allocate and charge direct costs of the    partnerships     80% to the
   investor partners      and 20% to us, subject to revision in the event
of the
preferred return and/or our increased investment, as we have discussed in this section.

      Administrative Costs.  We will allocate 100% of the administrative costs
of the    partnerships     to us.

      The table below summarizes the participation of the    investor
partners
     and us, taking account of our capital contribution, in the costs and
revenues of the    partnerships    .  See "Glossary of Terms,"
"Participation in
Costs and Revenues," and the limited partnership agreement, Exhibit A to this prospectus.

      With regard to the table below, we, not the partnership, will pay organization and offering costs, net of the dealer manager commissions, discounts, due diligence expenses, and wholesaling fees, of the partnerships.
In addition, we, without recourse to the partnerships, will pay organization and offering costs in excess of 10 1/2% of subscriptions. The "Direct Costs" line item represents operating costs incurred after the completion of productive wells, including monthly per-well charges paid to us. We will receive monthly reimbursement from the partnerships for their direct costs incurred by us on behalf of the partnerships.

                              Managing
                                                      Investor    General
                                                      Partners    Partner
      Partnership Costs

Broker-dealer Commissions and Expenses                100%  0%
Management Fee                      100%  0%
Undeveloped Lease Costs                   0%    100%
Tangible Well Costs                       0%    100%
Intangible Drilling and Development Costs             100%  0%
Total Drilling and Completion Costs                   80%   20%
Operating Costs                     80%   20%
Direct Costs                        80%   20%
Administrative Costs                      0%    100%

      Partnership Revenues

Sale of Oil and Gas Production      .     .           80%   20%
Sale of Productive Properties       .           80%   20%
Sale of Equipment                   0%    100%
Sale of Undeveloped Leases .                    80%   20%
Interest Income                     80%   20%


      We estimate that direct costs allocable to the    investor partners

for the initial 12 months of their operations will be approximately $8,000 if
minimum subscriptions ($1,500,000) are received (representing 0.5% of aggregate
   partnership     capital), and approximately $292,000 if maximum
subscriptions
($150,000,000) are received (representing 0.2% of aggregate
   partnership
capital).  The following table sets forth the components of these estimated
charges to the    investor partners      during the first year after a
   partnership     is formed, assuming the minimum and maximum subscriptions
are
obtained:

                                            Minimum            Maximum
                                          Subscriptions     Subscriptions
                                           (75 Units)  (7,500 Units)

Administrative Costs          $ -0-       $ -0-

            Total Administrative Costs

Direct Costs:
      Audit and Tax Preparation           $5,000      $120,000
      Independent Engineering Reports           2,000 130,000
      Materials, Supplies and Other        1,000        42,000

            Total Direct Costs

      We will bear all administrative costs of the partnerships; however, the financial statements of the partnerships will reflect these costs, since generally accepted accounting principles require that all costs of doing business be included in the historical financial statements.

      The following table presents for each partnership formed by us in the last
three years the dollar amount of direct costs and administrative costs incurred
by the particular partnership in each year and the percentage of subscriptions
raised reflected    .

      Direct Costs

                        1998                    1999                    2000

                % of              % of              % of
Partnership Name  Amount      Subscriptions     Amount      Subscriptions

Amount      Subscriptions

PDC 1998-A  11,304        0.21%     9,287 0.18% 0     0.0%
PDC 1998-B  14,921        0.21%     8,817 0.12% 0     0.0%
PDC 1998-C  14,990        0.19%     9,518 0.12% 0     0.0%
PDC 1998-D  17,780        0.09%     23,261      0.11% 0     0.0%
PDC 1999-A  -             -   12,351      0.26% 0     0.0%
PDC 1999-B  -             -     12,995    0.23% 0     0.0%
PDC 1999-C  -             -   9,617 0.14% 0     0.0%
PDC 1999-D             -              -    15,123     0.08% 0     0.0%
PDC 2000-A             -              -   -     -     0     0.0%
PDC 2000-B             -              -   -     -     0     0.0%
PDC 2000-C             -              -   -     -     0     0.0%
PDC 2000-D             -              -   -     -     0     0.0%


Administrative Costs

            1998        1999        2000
            % of         % of       % of
Partnership Name  Amount      Subscriptions     Amount      Subscriptions

Amount      Subscriptions

PDC 1998-A  0     0.00%       0     0.00% 0     0.00%
PDC 1998-B  0     0.00%       0     0.00% 0     0.00%
PDC 1998-C  0     0.00% 0     0.00% 0     0.00%
PDC 1998-D  0     0.00%       0     0.00% 0     0.00%
PDC 1999-A  -     -     0     0.00% 0     0.00%
PDC 1999-B  -     -     0     0.00% 0     0.00%
PDC 1999-C  -     -     0     0.00% 0     0.00%
PDC 1999-D  -     -     0     0.00%       0     0.00%
PDC 2000-A  -     -     -     -     0     0.00%
PDC 2000-B  -     -     -     -     0     0.00%
PDC 2000-C  -     -     -     -     0     0.00%
PDC 2000-D  -     -     -     -     0     0.00%


Allocations Among Investor Partners; Deficit Capital Account Balances

      We will allocate revenues and costs of a    partnership     allocated
to
the    investor partners      among them in proportion to which the amount
of
each    investor partner 's     capital contribution bears to the aggregate
of
the capital contributions of all    investor partners      in the
   partnership    .

      To avoid the requirement of restoring a deficit capital account balance,
there will be no allocations of losses to an    investor partner      to the
extent          allocation would create or increase a deficit in his or her
capital account (adjusted for         liabilities, as provided in the
limited
partnership agreement).

Cash Distribution Policy

-     Distributions of    partnership     cash are planned to be made on a
monthly basis, but will be made no less often than quarterly,         to the
extent there are funds available for distribution.

-     We will make cash distributions of 80% to the    investor partners
     and
20% to the Managing General Partner throughout the term of the
   partnership    ; cash distributions may increase for    investor partners

and decrease for the Managing General Partner in view of the revised sharing
arrangement policy and may decrease for    investor partners      and
increase
for the Managing General Partner if the Managing General Partner invests capital above its minimum capital contribution to cover additional tangible drilling and lease costs.

-     We cannot presently predict amounts of cash distributions from the
   .


      We intend to distribute substantially all of each    partnership's
available cash flow on a monthly basis; however, we will review the accounts of
each    partnership     at least quarterly for the purpose of determining
the
distributable cash available for distribution.           to make or sustain
cash
distributions will depend upon numerous factors.  We can give no assurance that
any level of cash distributions to the    investor partners      will be
attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling programs sponsored by us, or that any level of cash distributions can be maintained. See "Prior Activities

      In general, the volume of production from producing properties declines
with the passage of time.  The cash flow generated by each
   partnership's
activities and the amounts available for distribution to a
   partnership's
respective    partners     will, therefore, decline in the absence of
significant
increases in the prices that the    partnerships     receive for their oil
and
gas production, or significant increases in the production of oil and gas from prospects resulting from the successful additional development of these
prospects.

      In general, we will divide cash distributions 80% to the    investor
partners      and 20% to us throughout the term of the    partnership    .
However, we will revise    partnership     sharing arrangements during the
ten-year revision period if the average annual rate of return does not equal established goals. See "Revenues - Revision to Sharing Arrangements," above.
Our revised sharing arrangement policy is not, and no investor should consider
the policy to be, any form of guarantee or assurance of a rate of return on an
investment in the    partnership    .  Cash will be distributed to the
   investor partners      and us as a return on capital in the same
proportion
as their interest in the net income of the    partnership    .  However, no
   investor partner      will receive distributions to the extent
    would
create or increase a deficit in that    partner's     capital account.

      For a fuller discussion of capital accounts and tax allocations, see
"Tax
Considerations - Partnership Allocations."

Termination

           termination and final liquidation of a    partnership    , we
will
distribute the assets of the    partnership     to the    partners     based
upon
their capital account balances.  If we have a deficit in our capital account, we
must restore         deficit; however, no    investor partner      will be
obligated to restore his or her deficit, if any.

Amendment of Partnership Allocation Provisions

- The Managing General Partner may amend the limited partnership agreement without investor approval, if necessary for partnership allocations to be recognized for federal tax purposes.

      We are authorized to amend the limited partnership agreement, if, in our
sole discretion based on advice from our legal counsel or accountants, an amendment to revise the cost and revenue allocations is required for allocations to be recognized for federal income tax purposes either because
of the promulgation of Treasury Regulations or other developments in the tax law.
Any new allocation provisions provided by an amendment must be made in a manner
that would result in the most favorable aggregate consequences to the investor
partners      as nearly as possible consistent with the original allocations
described    .       See Section 11.09 of the limited partnership agreement.

COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES

      The following is a tabular presentation of the items of compensation discussed more fully below:

Recipient   Form of Compensation          Amount

Managing General  Partnership interest    20% interest
Partner

Managing General  Management fee    2.5% of subscriptions
Partner           (nonrecurring fee)

Managing General  Sale of leases to       Partnerships      fair market
             value
Managing General  Contract drilling rates     Partner

Managing General  Operator's per-well charges       Partner
Managing General  Direct costs      Cost
Partner

Managing General  Payment for equipment,  Competitive prices
Partner and supplies, gas marketing and
Affiliates  other services

Affiliate   Brokerage sales commissions;  10.5% of subscriptions -
      reimbursement of due    $157,500 ranging to
      diligence and marketing $15.75 million
      support expenses; wholesaling
      fees

      For a tabular presentation of payments to us made by previous partnerships sponsored by us, see "Conflicts of Interest - Certain Transactions," below. The categories of compensation set forth above are comparable to the corresponding categories of compensation for other partnerships sponsored by us disclosed in the "Certain Transactions" table below, except with respect to the management fee which was not a feature of the 1993 partnerships sponsored by us.

      Following closing of a    partnership     and upon funding of that
   partnership    , we will contribute to the    partnership     an amount
in
cash equal to 21 3/4% of the subscriptions of that    partnership's
investors.  In exchange for our investment, we will receive a 20% interest in the
   partnership    .  Our interest in the    partnership     may vary in view
of
the revised sharing arrangement policy (see         in Costs and Revenues
-
Profits and Losses; Cash Distributions - Revision to Sharing Arrangements
    and if we invest additional capital to fund that    partnership's
tangible drilling and lease costs (see         in Costs and Revenues - Costs
-
Lease Costs, Tangible Well Costs, and Gathering Line    .

      Upon completion of the offering with respect to each
   partnership     and
upon funding of that    partnership    , we will receive a one-time
management
fee of 2.5% of total contributions of the    investor partners      to the
   partnership    , an amount equal to $37,500 for sale of the minimum
number of
   units     ranging to $3,750,000 for sale of the maximum number of
   units    .  Since we can sell a maximum of $15 million ($25 million with respect to each of PDC 2001-D Limited Partnership, PDC 2002-D Limited
Partnership, and PDC 2003-D Limited Partnership) of    units     in any
individual    partnership    , the maximum amount of the management fee with
respect to any individual    partnership     would be $375,000 ($625,000
with
respect each of to PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership).

      The    partnership     will reimburse us for all documented
out-of-pocket
expenses incurred on behalf of the    partnership    ; however, there will
be no
reimbursement of administrative costs by a    partnership    .

      We will sell (at the lower of fair market value on the date of purchase or
our cost of         prospects) sufficient undeveloped prospects to the
   partnership     to drill the    partnership's     wells.  Fair market
value
for leases and prospects transferred from our inventory will be based on the cost at which similarly situated leases and prospects are available or traded from or between other unaffiliated companies operating in the same geographic area. The cost of the prospects will include a portion of our reasonable, necessary and actual expenses for geological, geophysical, engineering, interest expense, drafting, legal, and other like services allocated to the partnership's
properties.  We will not retain any overriding royalty for ourselves from prospects (see "Proposed Activities - Acquisition of Prospects"


           will enter into a drilling contract with us to drill and complete
   partnership     wells.  In those cases where the    partnership
acquires
less than a 50% working interest in a prospect, a party other than us may drill,
complete, and operate wells on          prospect.  We may use our own
personnel
and equipment during the drilling and completion phase of operations.     We
    will bill these services at rates not to exceed those charged for similar
services and equipment by other non-affiliated operators in the
   partnership     area of operations.  To the extent that the contract
prices
exceed our actual costs of drilling and completion, we will be deemed to have received compensation. The amount of compensation which we could earn as a result of these arrangements is dependent upon many factors, including the actual cost of wells and the number of wells drilled. We estimate that we would need to drill approximately 50-70 wells annually to absorb fully existing technical, supervisory, and management costs.

      The    partnership     will pay us, as operator, for drilling and
completing the    partnership's     wells, based upon the depth of the well
at
its deepest penetration and whether the well is completed or plugged as a dry
hole.  Different footage rates are established for each area of operations based
on drilling and completion costs for that area.  See "Proposed Activities
-
Drilling and Completion Phase - Drilling and Operating Agreement."  In
addition,
in each area where the    partnership     conducts its drilling activities,
the
   partnership     will pay the cost of the prospect, as defined, and
tangible
costs of drilling and completing the    partnership     wells.  In the event
these rates exceed competitive rates available from other persons in the area
engaged in the business of providing comparable services or equipment, we will
adjust the foregoing rates to an amount equal to that competitive rate, but not
less than the cost of providing          services or equipment.  In the
event
that the competitive industry rates in the area and our costs in providing these
drilling and completion services are in excess of our contract drilling and
completion rates, we will be bound by contract with the    partnership
to
furnish the contracted services at the contract rates.  We review on an ongoing
basis the rates of unaffiliated driller/operators to determine competitive rates
in the geographic area. Rates will be comparable to those charged by other operators in the prospect area for equivalent services. We will determine comparable rates from one of the following sources: offering memoranda or prospectuses for private or public drilling programs, quoted rates, published rates or costs, or competitive bids. In utilizing outside contractors for drilling and completion operations (rather than performing these services ourselves), we will receive an overhead payment for services as defined in the
Copas Accounting Procedure _ Joint Operations equal to the most recently published per well average monthly drilling overhead rate for gas wells in the area where they are located as published by Ernst & Young LLP in their 1999
-
2000 Survey of Combined Fixed Rate Overhead Charges for Oil and Gas
Producers,
and actual cost for any direct costs associated with drilling and completion operations. That monthly overhead rate as so published is currently $4,875 per well per month for wells in the Appalachian Basin; $7,500 per well per month for
wells up to 5,000 feet in the Michigan Basin; $6,514 per well per month for wells
in Colorado;$3,663 per well per month for wells up to 5,000 feet and $5,326 per
well per month for wells 5,000 feet to 10,000 feet in depth in Utah; and
$5,088
per well per month for wells in Wyoming. The total cost per well for wells drilled by unaffiliated operators, including direct and overhead charges, may exceed the footage rates listed in this prospectus. In the event we determine to conduct our drilling activities in other geographical areas or to other geologic zones, we will supplement the prospectus to discuss the different areas or zones and the costs involved in conducting drilling activities in those areas or zones.

      During the production phase of operations, the operator will receive for
each producing well a monthly fee based upon competitive industry rates for
operations and field supervision and $75 for    partnership     accounting,
engineering, management, and general and administrative expenses.  The operator
will bill non-routine operations to the    partnership     at their costs.
See
"Proposed Activities - Drilling and Completion Phase - Drilling and
Operating
Agreement


           will reimburse us for direct costs incurred by us on behalf of the
   partnerships    .

      We and our affiliates may enter into other transactions with the
   partnerships     for services, supplies and equipment, and will be
entitled
to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies and equipment. We intend to market some of the gas produced through our subsidiary
Riley Natural Gas.  See "Conflicts of Interest

      PDC Securities Incorporated, our affiliate, will receive as sales commissions, for reimbursement of due diligence and marketing support expenses and wholesaling fees $15,750,000 for sale of the maximum number of units
ranging to $157,500 for sale of the minimum number of units.  PDC Securities may,
as dealer manager, reallow         sales commissions and due diligence and
marketing support expenses in whole or in part to NASD licensed broker-dealers
for sale of the units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees of $7,500 ranging to $750,000.

PROPOSED ACTIVITIES

Introduction

      -     The primary purpose of the    partnerships     will be drilling,
completing, and producing natural gas from development wells.

      -     We may conduct limited exploratory activities.

      - Partnerships will acquire up to 100% of the working interest of each prospect, subject to royalty interests.

      -     Each    partnership     will be a separate business entity.

      -     Investors in one    partnership     will have no interest in any
of
the other    partnerships    .

      The    partnerships     will drill, complete, own and operate natural
gas
wells. Partnership operations may include wells in Colorado, Michigan, West Virginia, Pennsylvania, Utah, and Wyoming as described in this prospectus. We
may also conduct    partnership     operations in other formations not
described
in the prospectus, in the previously listed states, or in Montana, New York, South Dakota, Kentucky, Tennessee, Indiana, Kansas, North Dakota, Nebraska, Ohio
and/or Oklahoma as we may deem advisable.  We intend to apply at least 90%
of
each    partnership's     capital contributions available for participation
in
drilling and completion activities to comparatively lower risk development wells
but may apply some of the remaining 10% to comparatively higher risk exploratory
wells.  We will spread the risks to a limited extent by having each
   partnership     participate in drilling operations on a number of
different
prospects.  The cost of drilling wells in different geographic locations will
vary greatly.  If we drill more expensive wells, the    partnership     will
be
able to drill fewer wells.  As a result, the    partnership     will be less
able
to diversify its investment, and the risk associated with drilling will increase.
The number of wells drilled by a    partnership     is determined by the
amount
of funds raised for that    partnership     and the specific prospects
drilled
by that    partnership    , and cannot be determined in advance of funding
of a
   partnership    .

      The         provides you with an opportunity to invest in the
drilling,
completion, and production of natural gas wells.          of the investment
        in the program       .

      You should be aware that distributions will decrease over time due to the declining rate of production from wells. Changes in gas prices will decrease or increase cash distributions. Distributions will be partially sheltered by the percentage depletion allowance. See "Risk Factors - Special Risks of the Partnerships," " - Risks Pertaining to Oil and Gas Investments," and " - Tax Status and Tax Risks," "Prior Activities," and "Tax Considerations - Summary of
Conclusions," " - Intangible Drilling and Development Costs," " - Depletion Deduction," " - Partnership Distributions," and " - Partnership
Allocations


      The attainment of the    partnership's     business objectives will
depend
upon many factors, including our ability to select productive prospects, the drilling and completion of wells in an economical manner, the successful
management of          prospects, the level of natural gas prices in the
future,
the degree of governmental regulation over the production and sale of natural
gas, the future economic conditions in the United States (and the world),
and
changes in the Internal Revenue Code.  Accordingly, we can give no assurance that
the    partnership     will achieve its business objectives.  Moreover,
because
each    partnership     will constitute a separate and distinct business and
economic entity from each other Partnership, the degree to which the business
objectives are achieved will vary among the    partnerships    .

      Various of the activities and policies of the    partnership
discussed
throughout this section and elsewhere in the prospectus are defined in and governed by the limited partnership agreement, including that at least 90% of the net offering proceeds will be used to drill development wells; the requirements
relating to the acquisition of prospects and the payment of royalties; the amount
of our capital contribution to the    partnership    ; the guidelines with
respect to well pricing and the cost of services furnished by us; the states
where the    partnership's     wells will be drilled; assessments and
borrowing
policies; voting rights of    investor partners     ; the term of the
   partnership    ; and our compensation.  Other policies and restrictions
upon
the activities of the    partnership     and us are not set forth in the
limited
partnership agreement, but instead reflect our current intention and thus are
subject to change at our discretion.  For these later activities, we, in making
a change, will utilize our reasonable business judgment as manager of the
   partnership     and will exercise our judgment consistent with our
obligations
as a fiduciary to the    investor partners     .

      Upon the successful completion of the offering, the    partnership
will
effect the following transactions, each of which is more fully described below:

            (a)   We will assign to the    partnership     up to 100% of the
working interest in the prospects; and

            (b)   The    partnership     will enter into a drilling and
operating
agreement with us or with unaffiliated persons as operator, providing

                              -     for the drilling and completion of
   partnership     wells and

                              -     for the subsequent supervision of field
operations with respect to each producing well.

Drilling Policy

                  - Most wells will be direct offsets to producing wells.

      Each    partnership     will invest in a number of prospects, either
by
itself or in conjunction with other parties, consistent with the objective of
maintaining a meaningful interest in the wells to be drilled.  The
   partnerships     will not acquire any interest in currently or formerly
producing gas wells.  Most wells to be drilled by the    partnerships
will
be    adjacent producing wells and drilled to the same formation(s) as the
producing wells.    .  Therefore, it is unlikely that a well on a prospect
will
have the effect of proving up any additional acreage outside of the prospect.
For this reason, the    partnerships     are expected to acquire only
spacing
units on which wells are to be drilled without also acquiring any surrounding
acreage.  Nevertheless, if drilling on a    partnership     prospect proves
up
an adjoining spacing unit owned by us, or if there is reliable evidence that
there would be material drainage of a    partnership     prospect by an
adjoining
spacing unit in which we own an interest, we will assign to the
   partnership     a proportionate interest in          spacing unit.

Acquisition of Undeveloped Prospects

                  - The Managing General Partner will select undeveloped prospects.

                  -     Selection of prospects for a    partnership     will
occur after that    partnership     has been funded.

                  -     At least 90% of prospects will be development wells.

                  -     The    partnerships     will acquire prospects at
the
lesser of cost or fair market value.

                  - Average royalty and overriding royalty burden will not exceed 20%.

                  - The Managing General Partner will not retain overriding royalty interests.

      We will select undeveloped prospects sufficient to drill the
   partnerships'     wells.  We have not pre-selected any prospects.  Most
prospects to be selected for the    partnerships     are expected to be
single
well proved undeveloped prospects.  We define a prospect generally as a
contiguous oil and gas leasehold estate, or lesser interest        , upon
which
drilling operations may be conducted.

      Depending on its attributes, a prospect may be characterized as an "exploratory" or "development" site. Generally speaking, exploratory drilling involves the conduct of drilling operations in search of a new and yet undiscovered pool of oil and gas (or, alternatively, drilling within a discovered
pool with the hope of greatly extending the limits of         pool), whereas
development drilling involves drilling to a known producing formation in a previously discovered field.

      The    partnership     intends to conduct development drilling
operations
in one or more of the following areas:  North Central West Virginia to develop
Benson, Riley and other shallow Upper Devonian and Mississippian Formations; Southern West Virginia to develop Ravencliff through Gordon Formations as well as the Devonian Shale; Southern and Central Pennsylvania to develop Upper Mississippian through Upper Devonian Reservoirs; western Pennsylvania to develop the Medina and Whirlpool reservoirs; Michigan to develop the Antrim
Formation;
and Colorado, Utah and Wyoming to develop Cretaceous Sandstones.  We reserve the
right to conduct    partnership     operations in New York, Ohio, Montana,
South
Dakota, Tennessee, Kentucky, Indiana, Kansas, North Dakota, Nebraska and/or
Oklahoma and/or to         other formations as we may, in our sole and
absolute
discretion, deem advisable, provided that          locations and/or
formations
are, in our opinion, of comparable quality and character to those described in this prospectus.

      Wells in the intended area of operations are usually given a fracture treatment in which fluids are pumped into the potential zone in an attempt to create additional fractures and widen present fractures.  We anticipate that gas
will be produced from all the subject wells.  There could also be some oil
and
brine production.           will acquire prospects under arrangements
    the    partnership     will acquire up to 100% of the working interest,
subject to landowners' royalty interests and other royalty interests payable to
unaffiliated third parties in varying amounts, provided that the weighted average
of          royalty interests for all prospects of a particular
   partnership     will not exceed 20%.  In our discretion, we may acquire
less
than 100% of the working interest in a prospect provided that costs are reduced
proportionately.  The limited partnership agreement forbids us from acquiring or
retaining any overriding royalty interest in the    partnership's
interest
in the prospects.  The    partnerships     will generally acquire less than
100%
of the working interest in each prospect in which they participate.  In order to
comply with          conditions for the treatment of    additional general
partners'     interests in the    partnership     as not passive activities
(and
        not subjecting the    additional general partners     to limitation
on
the deduction of    partnership     losses attributable to         to income
from
passive activities), we have represented that the    partnerships     will
acquire and hold only operating mineral interests and that none of the
   partnership's     revenues will be from non-working interests.  We, for
our
sole benefit, may sell or otherwise dispose of prospect interests not acquired
by the    partnerships     or may retain a working interest in
    prospects
and participate in the drilling and development of the prospect on the same basis
as the    partnerships    .

      In acquiring interests in leases, the    partnerships     may pay

consideration and make         contractual commitments and agreements as we
deem
fair, reasonable and appropriate.  While we expect to assign to the
   partnerships     a substantial portion of the leases to be developed by
the
   partnerships     may also purchase leases directly from unaffiliated
persons.
We will transfer at our cost all leases which are transferred to the
   partnerships    , unless we have reason to believe that cost is
materially
more than the fair market value of         property in which case the price
will
not exceed the fair market value of          property.  We will obtain an
appraisal from a qualified independent expert with respect to sales of our
properties to the    partnerships    .

      The actual number, identity and percentage of working interests or other
interests in prospects to be acquired by the    partnerships     will depend
upon, among other things, the total amount of capital contributions to a
   partnership    , the latest geological and geophysical data, potential
title
or spacing problems, availability and price of drilling services, tubular goods
and services, approvals by          and state departments or agencies,
agreements
with other working interest owners in the prospects, farm-ins, and continuing review of other prospects that may be available.

Title to Properties

      -     The    partnership     will hold record title to leases in its
name.

      We will assign the    partnership     interest in the lease to the
   partnership    .  Leases acquired by each    partnership     may
initially and
temporarily be held in our name, as nominee, to facilitate joint-owner operations
and the acquisition of properties.  The existence of the unrecorded assignments
from the record owner will indicate that the leases are being held for the
benefit of each particular    partnership     and that the leases are not
subject
to debts, obligations or liabilities of the record owner; however,
unrecorded assignments may not fully protect the    partnerships     from
the
claims of our creditors.
      You must rely on us to use our best judgment to obtain appropriate title
to leases.  Provisions of the limited partnership agreement relieve us from any
mistakes of judgment with respect to the waiver of title defects.  We will take
        steps as we deem necessary to assure that title to leases is acceptable
for purposes of the    partnerships    .  We are free, however, to use our
own
judgment in waiving title requirements and will not be liable for any failure of
title to leases transferred to the    partnerships    .  Further, we will
not
warrant the validity or merchantability of titles to any leases to be acquired
by the    partnerships    .

PDC Prospects

      We anticipate that our four geologists (see "Management - Petroleum
Development Corporation"          will evaluate all prospects, utilizing log
and
geological data from our historic operations, production records from our
and
others' wells, and         other information as may be available and useful.

wells.       As a result, nearly all wells drilled by the    partnership
will
be direct offsets to existing producing wells. Where multiple zone potential exists, as it frequently does in the proposed areas of operations, the geologists attempt to optimize well locations to create wells with two or more productive horizons.

      As of September 30, 2000, we had acreage available as listed in the following table within the prospect area.

                  County                  Acreage

            West Virginia                 14,000

            Pennsylvania                  19,200

            Michigan                      21,900

            Utah                          58,800

            Colorado                      14,200

                              Total       128,100

      In addition, we expect to acquire additional acreage on an ongoing basis
throughout 2001 and beyond for the          and future partnerships.

      We will not decide on the specific wells to be drilled in any
   partnership     until the offering of units in that    partnership
has
terminated.  This means that you will not be able to evaluate the specific
prospects that will be drilled by your    partnership    .  However, by
waiting
as long as possible before selecting the specific prospects to be drilled by the
   partnership    , we may have information available which helps us select
better prospects for the    partnership    , and we may be able to include
prospects which were not available when this prospectus was written or even
before the    partnership     was closed.  This section includes a general
description of the characteristics we look for in prospects to be included in the
        as well as more detailed information on several areas where we anticipate
   partnership     wells may be drilled.  We will provide supplemental
information if and when we add additional prospect areas.

      In selecting areas where we plan to drill    partnership     wells,
we look
for areas with most or all of the following general characteristics:

                  -     Natural gas expected to be the primary product

                  -     Onshore wells with depths of 10,000 feet or less

                  -     Expected average producing lives of 20 years or more

                  - Existing pipeline systems which allow quick connection for sales

                  - Adequate market capacity for increased gas production

                  -     Low dry hole risk

      Most of the wells drilled by the    partnerships     will be targeted
at
natural gas producing intervals. These intervals may also contain oil and/or water which are produced in conjunction with the natural gas. Some natural gas also contains hydrocarbons like propane and butane which may be separated from the natural gas and sold. Water that is produced must be disposed of by an environmentally approved method, which adds to the cost of operating the wells.

      Over the past 30 years, we have drilled more than 2000 wells at depths ranging to just over 10,000 feet. When we select new prospect areas, we look for places where the drilling conditions are similar to areas where we have had drilling experience and where the well depths do not exceed approximately 10,000 feet.  Because we have had no offshore experience, we do not plan to include any
offshore prospects in the     .

      Since we started organizing partnerships in 1984, we have completed more than 90 percent of the wells we have drilled for our partnerships to produce natural gas. Our completion record reflects our selection of prospect areas where the probability of drilling dry holes is relatively low because producing intervals exist throughout a large area and because each well may access several intervals which are capable of producing natural gas or oil. Nevertheless, high completion rates do not guarantee economic success if the wells do not produce sufficient quantities of natural gas and oil or if the prices for natural gas and oil are at low levels. All of the areas we are currently developing fit this general description and we plan to look for similar characteristics in prospect areas we might add in the future. We also look for areas where the characteristics of the producing formations lead to relatively long producing lives, generally of 20 years or more. Production from wells typically commences at a maximum rate that diminishes over the life of the well. This means that the income stream from the wells will also tend to decline over time, depending upon other factors including the sales price for the production and operating expenses.

      As we evaluate the geology of a prospect area, we also determine whether there is an adequate market for natural gas and oil which may be produced by the wells. For natural gas, this includes the existence of pipelines to move the gas from the wells to natural gas markets. We look at the proximity of existing pipelines to planned drilling, the cost of moving gas to market, and prices being paid for gas in the markets which are available. Similarly, there must be both a market and suitable transportation for oil production.

Current Prospect Areas

Colorado.  Wattenberg Field, located north and east of Denver, Colorado, is in the Denver-Julesburg (DJ) basin. The field, discovered in 1970, has produced over 600 billion cubic feet of natural gas and 2.2 million barrels of oil. The typical well production profile has an initial high production rate and relatively rapid decline, followed by years of relatively shallow decline.

      Natural gas is the primary hydrocarbon; however, many wells will also produce oil. The purchase price for the gas may include revenue from the recovery of propane and butane in the gas stream, as well as a premium for the high-energy content of the gas.

      Wells in the area may include as many as four productive formations. From shallowest to deepest, these are the Sussex, the Niobrara, the Codell and the J
Sand. The primary producing sand in most wells will be the Codell; this sand produces a combination of natural gas and oil.

      The Piceance Basin, located near the western border of Colorado, is
a
second Colorado prospect area.     We expect our Piceance Basin wells to
produce
natural gas along with very small quantities of oil and water. The producing interval

Michigan. The Antrim shale of the Michigan Basin was one of the most active shallow gas development plays in the U.S. during the 1990s. The producing
formation in most    partnership     wells is expected to be approximately
800
to 1,500 feet below the surface.

      The Antrim shale is initially water-charged. For us to produce natural gas, we must remove this water from the producing formation. Antrim shale wells are drilled in projects of 10 to 20 wells that are operated as a unit and share common compression, water separation, and water disposal facilities.

West Virginia and Pennsylvania (Appalachian Basin). The Appalachian Basin is one of the oldest producing areas in the country. As a result, it has a well-developed pipeline gathering system for natural gas. Over 90 percent of the economic value of Appalachian Basin production is generated from the sale of natural gas, with occasional small quantities of oil.

      Prospects that we might include in the          are less than 6,000
feet
in depth. In most areas there are several potentially productive formations stacked one atop another. This multiple pay potential has historically resulted in high completion rates for wells drilled in the area.

Utah. The Uinta Basin in northeastern Utah contains more than 100 oil and natural gas fields which have collectively produced over 1.3 trillion cubic feet of natural gas and over 100 million barrels of oil. This production is from four different plays: the Tertiary Uinta, Green River and Wasatch formations, and the
Cretaceous Mesaverde formation. Wells may contain several pay zones. Similar to Colorado, the primary hydrocarbon produced is natural gas with some associated oil and water.

      Southwest of the Uinta Basin in central Utah, about a two-hour drive from
Salt Lake City, is the Wasatch Plateau. The Cretaceous-aged Ferron Formation produces natural gas from both sandstone and coal reserves. Cumulative production from this play since the discovery well in 1951 exceeds 120 BCF of natural gas.

Wyoming.     Our drilling target in the Green River Basin in southwestern
Wyoming
and northwestern Colorado will be     Cretaceous-aged reservoirs.
Cumulative
production from just two plays, the Mesaverde and the Lewis Shale, is over
2.2
trillion cubic feet of natural gas.

      Similar to many of the Rocky Mountain producing areas, the majority of drilling efforts in the last decade in the Green River Basin have focused on low-permeability reservoirs which have become economic through improvements in drilling and completion technology. The typical production profile for these reservoirs has a majority of reserves produced within the first few years of production life followed by many years of relatively stable, shallow decline.

Summary of Prospect Areas

      The following table summarizes some of the key characteristics of our current prospect areas:

Prospect
Productive
Formation
Depth
Range
Type of
Reservoir
Rock
Thickness of
Producing
Interval
Anticipated
Production
Wattenberg Field,
Colorado
Sussex
3,750'- 5,250'
Sandstone
10'-60'
Natural gas

Niobrara
6,500'- 7,500'
Limestone
20'- 80'
Natural gas

Codell
6,750'- 7,750'
Sandstone
10'-30'
Natural gas, oil

J Sandstone
7,500'- 8,400'
Sandstone
2'-90'
Natural gas
Piceance Basin,
Colorado
Williams
Fork
6,000'- 10,000'
Sandstone and Coal
150'-300' total pay in a 2,000- 4,000 interval
Natural gas
Michigan
Antrim Shale

500'- 2,500'

Fractured shale

100' in two zones

Natural gas

West Central and Southern Pennsylvania
Upper Devonian Formations
3,000'- 5,000'
Several Sandstone Zones
5'-25' per zone with total pay of 40'- 100' per well
Natural gas

Northern
West Virginia

Mississippian
Formations

2,000'- 3,000'

Several Sandstone
Zones

5'- 50'

Natural gas

Upper Devonian Formations
2,500- 6,000'
Several Sandstone Zones
4'- 30'
Natural gas
Southern West Virginia
Mississippian Formations
2,000'- 4,000'
Sandstone, Limestone
Individual zones 5'-50', may be several zones in a single well
Natural gas
Uinta Basin,
Utah
Uinta



2000' - 5000'
Sandstone
15' - 50'
over
1000' - 5000'
interval
Natural gas

Green River



2300' - 7500'
Sandstone & Limestone
100' - 300'
over
2000' to 6000'
interval
Natural gas, Oil

Wasatch



3000' - 10,700'

Sandstone
100' - 200'
over
1500' - 3000'
interval
Natural gas

Mesaverde



4200' - 13,500'
Sandstone
20' - 100'
over
1200' - 2700'
interval
Natural gas
Wasatch,
Utah
Ferron
5500' - 7800'
Sandstone
and Coral
10' - 30'
Natural gas
Green River Basin,
Wyoming
Mesaverde
2000' - 14,000'
Sandstone
10' - 100'
Natural gas

Lewis
3100' - 10,000'
Sandstone
10' - 30'
Natural gas

Drilling and Completion Phase

-     Most    partnership     wells in the Appalachian Basin will be
development
wells 3,000 to 5,500 feet deep.

-     Most    partnership     wells in the Michigan Basin will be
development
wells 800 to 1,200 feet in depth.

- Partnership wells in Colorado may be exploratory or developmental with depths expected to range from approximately 7,500 to 9,500 feet.

- Partnership wells in Utah and Wyoming may be exploratory or developmental with depths expected to range from 5,000 to 14,000 feet in depth.

-     The         Managing         Partner will drill    partnership
wells
near pipelines, gathering systems, or end users.

-     The    partnership     will sell production on a competitive basis at
the
best available price.

General: The table above shows the anticipated depths and target formations for planned areas of operations.

We may drill some shallower or deeper development prospects in these areas.
If
we drill wells in other areas, it is likely that well depths will differ.
After
drilling, the operator will complete each well deemed by the operator to be capable of production of oil or gas in commercial quantities. We may drill exploratory wells to depths exceeding the proposed developmental well depths indicated above. In the event the funds allocated for exploratory wells are not
used to drill exploratory wells, we will utilize    these     funds together
with
unexpended completion funds to drill additional development wells.

      We may substitute another operator or operators to perform the duties of
the operator, on terms and conditions substantially the same as those discussed
in this prospectus.  Additionally, with respect to those prospects as to which
the    partnership     owns less than a 50% working interest, it is possible
that
the majority owner of         prospects will select the operator for the
wells
drilled on         prospects and that the operator may not be us.  In the
event
another company acts as operator, we will monitor the performance and activities
of the operator, participate as the    partnership's     representative in
decision-making with regard to the joint venture activities, and otherwise
represent the    partnership     with regard to the activities of the joint
venture.  Where someone other than us serves as operator, the cost of drilling
to the    partnership     will be the actual cost of third-party drilling,
plus
our costs of supervision, engineering, geology, accounting, and other services provided, as well as monthly overhead specified in "Compensation to the Managing
General Partner and Affiliates," above. Prices of wells operated by third parties may exceed the footage based rates specified in the prospectus.

      We will represent each    partnership     in all operations matters,
including the drilling, testing, completion and equipping of wells and the sale
of each    partnership's     oil and gas production from wells of which we
are
the operator.  We expect to be the operator of most if not all of the wells in
which the    partnerships     own an interest.

      We will, in some cases, provide equipment and supplies, and will perform
salt water disposal services and other services for the    partnerships    ,
provided that all    these     transactions will be at competitive prices
and
upon competitive terms.  We may sell equipment to the    partnerships
as
needed in the drilling or completion of    partnership     wells.  All

equipment will be sold at prices competitive in the area of operations.

      Gas Pipeline and Transmission: We will drill the    partnership's
wells
in the vicinity of transmission pipelines, gathering systems, and/or end users.
We believe that there are sufficient transmission pipelines, gathering systems,
and end users for the    partnership's     production, subject to some
seasonal
curtailment.

      Sale of Production:  Each    partnership     will sell the oil and gas
produced from its prospects on a competitive basis at the best available terms
and prices.  We intend to utilize the services of our subsidiary          in
marketing the gas produced from    partnership     wells.  We will not make
any
commitment of future production that does not primarily benefit the
   partnerships    .  Generally, purchase contracts for the sale of oil are
cancelable on 30 days' notice, whereas purchase contracts for the sale of natural gas may have a term of a number of years and may require the dedication of the gas from a well for the life of its reserves.

      Each    partnership     will sell natural gas discovered by it at
negotiated prices based upon a number of factors,          the quality of
the
gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory
Commission.  The    partnership     expects to sell oil discovered and sold
by
it at free market prices.  See "Competition, Markets and Regulation

      Drilling and Operating Agreement.

-     On wells where the Managing General Partner is operator, it will have full
control over the    partnerships'     wells.

-     The operator must commence drilling wells within 180 days after funding of
the    partnership    , but not later than March 31, 2002 for
   partnerships
designated "PDC 2001- Limited Partnership," March 31, 2003 for
   partnerships     designated "PDC 2002- Limited Partnership" and March 31,
2004
for    partnerships     designated as "PDC 2003-Limited Partnership."

-     The costs charged for drilling and completion, dry holes, and monthly
operations will be competitive with rates charged for       similar services
and
will vary by the location of the wells.   Rates for areas which are
currently
active are shown in the table       in this section.

      Upon funding of each    partnership     the particular
   partnership
will enter into a drilling and operating agreement         with us as
operator.
The         (filed as Exhibit 10(a) to the          provides that the
operator
will conduct and direct and have full control of all operations on the
   partnership's     prospects.  The operator will have no liability as
operator
to the    partnership     for losses sustained or liabilities incurred,
except
as may result from the operator's negligence or misconduct.  Under the terms of
the    ,      we may subcontract         responsibilities as operator for
   partnership     wells.  We will retain responsibility for work performed
by
subcontractors as set forth in this prospectus.

      It is possible that we will not be operator on some of the
   partnership's     prospects.  Where the duties of operator are
subcontracted
to an independent third party, the cost of the wells to the
   partnership
will be determined by the actual third party costs, plus our charges for supervision, engineering, geology, accounting and other services, and the fixed rate overhead charge for the area where the well is located. These charges are expected to be comparable to the rates in this prospectus.

      The    partnership     will pay a proportionate share of total lease,
development, and operating costs, and will receive a proportionate share of production subject only to royalties and overriding royalties. At our
discretion, the    partnership     may enter into joint ventures which allow
a
functional allocation of tangible, intangible and lease costs, where each joint
venturer is responsible for its overhead costs, provided the partnership's
interest in the revenues and income of          joint venture is
proportional to
its contribution to the total cost of          venture.

      It is anticipated that the    partnerships    , PDC, and other third
party
joint venturers will share the cost of the Michigan Antrim projects.  The limited
partnership agreement allocates to the    partnership     the well cost with
the
additional project costs for multiple flow lines, saltwater injection well, equipment for the central production facility and leases allocated to the other joint venture partners through the use of a tax partnership. In return for contribution of the wells costs to an Antrim project, the partnerships
will acquire a 55% working interest in the project. The remaining working interests will be allocated to the parties bearing the project costs for multiple flowlines, leases, salt water injection well, and equipment for the central production facility. Michigan Antrim project leases are unitized for the purpose of payment of royalties, distribution of working interest revenue and allocation of project production expenses.

      Project working interest revenue and project production expenses are allocated to working interest owners based on the number of net wells drilled, completed and placed into production, expressed as a percentage of the total number of wells then producing in a project proportional to their ownership
interest.  To the extent that a    partnership     drills and pays for less
than
the total number of wells in a project, its overall working interest in the project will be proportionately reduced.

      Each    partnership     will be responsible only for its obligations
and
will be liable only for its proportionate share of the costs of developing
and
operating the prospects; and, in the event of the default of another party, we
have agreed to indemnify the    partnership     and its    partners     for
the
obligations of          party.  If any party fails or is unable to pay its
share
of expense within 60 days after rendering a statement therefore by us, we will
pay the unpaid amount in the proportion that the interest of each party
bears to the interest of all         parties.

      In the event not all participants in a well wish to participate in a completion attempt, the parties desiring to do so may pay all costs of the completion attempt including the cost of necessary well equipment and a gathering
pipeline, and         parties will receive all income and pay all operating
costs
from the well until they have received an amount equal to 300% of the completion and connection costs, after which time the non-consenting parties will have the right to receive their original interest in further revenues and expenses.

      The operator is obligated to commence drilling the wells on each prospect
within 180 days of the date of the funding of the    partnership    , but
in no
case later than March 31, 2002 for    partnerships     designated "PDC
2001-Limited Partnership," March 31, 2003 for    partnerships     designated
"PDC
2002-Limited Partnership," and March 31, 2004 for    partnerships
designated
"PDC 2003- Limited Partnership." The operator's duties include testing formations during drilling, and completing the wells by installing surface and well equipment, gathering pipelines, heaters, separators, etc., as
are necessary and normal in the area in which the prospect is located.  We will
pay the drilling and completion costs of the operator as incurred, except that
we are permitted to make advance payments to the operator where necessary to
secure tax benefits of prepaid drilling costs and there is a valid business reason. In order to comply with conditions to secure the tax benefits of prepaid
drilling costs, the operator under the terms of the          will not refund
any
portion of amounts paid in the event actual costs are less than amounts paid but
will apply any         amounts solely for payment of additional drilling
services
to the    partnership    .  If the operator determines that the well is not
likely to produce oil and/or gas in commercial quantities, the operator will plug and abandon the well in accordance with applicable regulations.

      Each    partnership     will bear its proportionate share of the cost
of
drilling and completing or drilling and abandoning wells, where we serve as operator as follows:

      1)    The cost of the prospect; and

      2)    For intangible well costs:

            (a) For each well completed and placed in production, an amount equal to the depth of the well in feet at its deepest penetration as recorded by the drilling contractor multiplied by the "intangible drilling and completion cost" in the following table, plus the actual extra completion cost of zones completed in excess of the cost of the first zone and actual additional costs for work required by state law in the event an intermediate or third string of surface casing is run, plus the actual costs for directional drilling services, if required; or

            (b)   For each well which the    partnership     elects not to
complete, an amount equal to the "intangible dry hole cost" in the following table, plus actual additional costs for work required by state law in the event an intermediate or third string of surface casing is run, plus the actual costs for directional drilling services, if required; and

      3) The tangible costs of drilling and completing the partnership wells and of gathering pipelines necessary to connect the well to the nearest appropriate sales point or delivery point.

To the extent that a    partnership     acquires less than 100% of a
prospect,
its drilling and completion costs of that prospect will proportionately decrease.
The depth used for determining well charges will be the deepest penetration by the drilling bit.

FOOTAGE BASED RATES



LOCATION

TARGET FORMATIONS

APPROXIMATE WELL DEPTH
INTANGIBLE DRILLING AND COMPLETION COSTS

INTANGIBLE DRY HOLE COST
Northern West Virginia and Pennsylvania
Upper Devonian and Mississippian
2,000 - 5,000'
$60 per foot for first 2,200 feet plus $16 per foot for each additional foot below 2,200 feet
$33 per foot for the first 2,200 feet plus $9 per foot for each additional foot below 2,200 feet
Michigan
Devonian
Antrim Shale
Richfield
800 - 4,500'
$138 per foot for the first 1,000 feet plus $22 per foot for each additional foot below 1,000 feet
$60 per foot for the first 1,000 feet plus $12 for each additional foot below
1,000 feet
Wattenberg Field Colorado
Cretaceous Codell
6,500 - 7,800'
$55 per foot
$18 per foot
Wattenberg Field Colorado
Cretaceous J Sandstone
7,000 - 8,000'
$67 per foot
$21 per foot
Piceance Basin Colorado
Cretaceous Mesaverde
7,000 - 10,000'
$130 per foot
$75 per foot
Utah
Uinta
Green River
Wasatch
Mesaverde
Ferron
5,000 - 14,000'
$130 per foot
$75 per foot
Wyoming

Mesaverde
Lewis
Almond
7,000 - 14,000'
$130 per foot
$75 per foot

      In the event the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, we will adjust the foregoing rates to an amount equal to that competitive rate.

      The          provides that the    partnership     will pay the
operator the
prospect cost and the dry hole cost for each planned well prior to the spud date, and the balance of the completed well costs when the well is completed and ready for production, in the case of a completed well.

      The operator will provide all necessary labor, vehicles, supervision, management, accounting, and overhead services for normal production operations,
and will deduct from    partnership     revenues a monthly charge based upon
competitive industry rates for each producing well for operations and field
supervision and a monthly charge of $75 per well for    partnership
accounting, engineering, management, and general and administrative expenses.
Charges for areas with current operations are shown below.  Michigan Basin wells
will have an additional monthly charge for the operation of compression, water
disposal, gas injection, and other facilities.  Non-routine operations will be
billed to the    partnership     at their cost.

INITIAL PER WELL OPERATING CHARGES

WELL LOCATION
MONTHLY PARTNERSHIP ADMINISTRATION
MONTHLY WELLTENDING FEE
Appalachian Basin
$75
$225
Michigan Basin
$75
$225
Colorado
$75
$600
Utah
$75
$600
Wyoming
$75
$600

      The    partnership     will have the right to take in kind and
separately
dispose of its share of all oil and gas produced from its prospects, excluding
its proportionate share of production required for lease operations and
production unavoidably lost.  Initially the    partnership     will
designate the
operator as its agent to market          production and authorize the
operator
to enter into and bind the    partnership     in          agreements as it
deems
in the best interest of the    partnership     for the sale of          oil
and/or gas. If pipelines which have been built by us are used in the delivery of natural gas to market, the operator may charge a gathering fee not to exceed that which would be charged by a non-affiliated third party for a similar service.

      The production and accounting charges may be adjusted annually beginning
January 1, 2004 to an amount equal to the rates initially established by the

,     multiplied by the ratio of the then current average weekly earnings of
Crude Petroleum and Gas Production workers to the average weekly earnings of
Crude Petroleum and Gas Production workers for 1999, as published by the United
States Department of Labor, Bureau of Labor Statistics, provided that the charge may not exceed the rate which would be charged by the comparable operators in the area of operations.

      The          will continue in force so long as any         well or
wells
produce, or are capable of production, and for an additional period of 180 days from cessation of all production.

Production Phase of Operations

                  -     The    partnership     will sell the produced gas
to
industrial users, gas brokers, interstate pipelines, or local utilities, subject
to market sensitive contracts          the price of gas sold will vary as
a
result of market forces.

                  -     The    partnership     may enter into fixed price
contracts or use financial hedges to fix gas prices, which may result in greater or lower prices than market sensitive prices.

                  -     The    partnership     will not complete contracts
for
sale of gas until after drilling of the wells.

      General.  Once the    partnership's     wells are "completed" (i.e.,
all
surface equipment necessary to control the flow of, or to shut down, a well has
been installed, including the gathering pipeline), production operations will
commence.  The    partnership     will not complete contracts for sale of
gas
until after drilling of the wells, except as noted below.

      The    partnership     will sell the produced gas to industrial users,
gas
marketers, including affiliated marketers, commercial end users, interstate
or
intrastate pipelines or local utilities, primarily under market sensitive
contracts          the price of gas sold will vary as a result of market
forces.
Some leases, and thus the gas derived from wells drilled on those leases, may be
dedicated to          markets at the time we acquire those leases.

      The    partnership     may enter into fixed price contracts, or
utilize
derivatives, including hedges, swaps or options in order to achieve price
certainty for         periods of time, generally for less than one year.
The use
of derivatives may entail fees, including the time value of money for margin
requirements, which will be charged to the    partnership    .

      We may utilize our subsidiary          to market gas, enter into
hedges or
swaps, or purchase options on behalf of the    partnership     will be
entitled
to charge reasonable fees for its services, including out-of-pocket costs. These fees, however, will be equal to or less than fees charged to non-affiliated producers for similar services.

      Seasonal factors, such as effects of weather on costs, may impact the
   partnership's     results.  In addition, both sales volumes and prices
tend
to be affected by demand factors with a significant seasonal component.

      Expenditure of Production Revenues.  The    partnership's     share
of
production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, taxes and other operating costs.

      The above items of expenditure involve amounts payable solely out of,
or
expenses incurred solely by reason of, production operations.  The
   partnership's     only source of revenues will be from production
operations,
because the    partnership     may not borrow any funds it may require to
meet
operation expenditures (see "Risk Factors - Shortage of Working Capital" and
"Source of Funds and Use of Proceeds - Subsequent Source of Funds"     .

It is our practice to deduct operating expenses from the production revenue for the corresponding period, and to defer the collection of operating expenses when revenues are insufficient to render full payment.

Interests of Parties

      We, investor partners, and unaffiliated third parties (including landowners) share revenues from production of gas from wells in which the partnership has an interest. The following chart expresses interest of
gross revenues derived from the wells.  For the purpose of this chart,
"gross
revenues" is defined as the "Well Head Gas Price" paid by the gas purchaser.
In
the event the partnership acquires less than a 100% working interest, the percentages available to the partnership will decrease proportionately. Landowner and other royalty interests payable to unaffiliated third parties may
vary, provided that the weighted average of          royalty interests for
all
prospects of a partnership shall not exceed 20%. The revenues to be distributed are subject to the revised sharing arrangement policy and to revisions if we make a capital contribution greater than our 21 3/4% requirement.


Program Revenue Sharing

Partnership       Working Interest        Third Party Royalties:
Entity Interest                                 If 12.5%  /If 20%

Managing          20% Partnership
                              General           Interest

17.50%      16.00%
Partner

Investor          80% Partnership
                              Partners          Interest

70.00%      64.00%

Third             Landowners and Over-
Parties           riding Royalties              12.50%      20.00%

                                                100.00%     100.00%


Insurance

                  - The Managing General Partner will carry public liability insurance of not less than $10 million during drilling operations and will maintain other insurance as appropriate.

                  - The Managing General Partner has a good faith duty to provide insurance coverage, sufficient, in its judgment, to protect the Investors against the foreseeable risks of drilling.

                  -     Increasing cost of insurance could reduce
   partnership     funds available for drilling.

      We, in our capacity as operator, will carry blowout, pollution, public
liability and workmen's compensation insurance, but          insurance may
not
be sufficient to cover all liabilities.  Each    unit     held by the
   additional general partner     represents an open-ended security for
unforeseen events such as blowouts, lost circulation, stuck drillpipe, etc.
which
may result in unanticipated additional liability materially in excess of the per
   unit     subscription amount.

      We have obtained various insurance policies, as described below, and intend
to maintain    these     policies subject to our analysis of their premium
costs,
coverage and other factors.  We may, in our sole discretion, increase or decrease
the policy limits and types of insurance from time to time as we deem appropriate
under the circumstances, which may vary materially. The following types and amounts of insurance have been obtained and are expected to be maintained. We are the beneficiary under each policy and pay the premiums for each policy,
except the Managing General Partner and the    partnership     are
co-insured and
co-beneficiaries with respect to the insurance coverage referred to in #2 and #5 below.

                  1.    Workmen's compensation insurance in full compliance
with
the laws for the States of West Virginia, Michigan, Pennsylvania and
Colorado;
this insurance will be obtained for any other jurisdictions where a
   partnership     conducts its business;

                  2. Operator's bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;

                  3. Employer's liability insurance with a limit of not less than $1,000,000;
                  4. Automobile public liability insurance with a limit of not less than $1,000,000 per occurrence, covering all automobile equipment; and

                  5. Operator's umbrella liability insurance with a limit of
$49,000,000.

      We, as Managing General Partner and operator, have determined in good faith, in the exercise of our fiduciary duty as Managing General Partner and as operator, that adequate insurance has been obtained on behalf of the
   partnerships     to provide the    partnership     with          coverage
as
we believe is sufficient to protect the    investor partners      against
the
foreseeable risks of drilling. We will obtain and maintain public liability insurance, including umbrella liability insurance, of at least two times the Partnership's capitalization, but in no event less than $10 million during
drilling operations.  In the event that two    partnerships     are
conducting
drilling activities simultaneously, as provided for under "Proposed
Activities
- Introduction" above, and the investor capital of          is in excess of
$25
million in the aggregate, we will obtain additional liability insurance coverage
during drilling in order to provide the above-referenced two-times insurance
coverage        with respect to the total capitalization of those
   partnerships     which are conducting simultaneous drilling
activities       .
We will maintain          two-times insurance coverage during
    drilling
activities.  We will review the    partnership     insurance coverage prior
to
commencing drilling operations and periodically evaluate the sufficiency of
insurance.  We will obtain and maintain          insurance coverage as we
determine to be commensurate with the level of risk involved.  In more than
30
years of operations, drilling more than 2,000 wells in Tennessee, Ohio, Pennsylvania, Michigan, Colorado, Montana and West Virginia, our largest insurance claim has been less than $80,000.

      The annual cost of          insurance to the    partnership     is
estimated to be approximately $625 per well in the year that it is drilled
(plus
blowout insurance for Colorado wells of approximately $2,000 per well) and
approximately $140 per each producing well for the    partnership
liability
and other insurance coverages. The costs of insurance are allocated based primarily upon the level of natural gas operations. Insurance premiums may increase in the future. The primary effect of increasing premiums cost is to
reduce funds otherwise available for    partnership     drilling operations
or
for distribution to investors.

      We will notify all    additional general partners     at least 30 days
prior to any material change in the amount of         insurance coverage.
Within
this 30-day period and otherwise after the expiration of one year following the
closing of the offering with respect to a particular    partnership     have
the
right to convert their    units     into    units     of limited partnership
interest by giving written notice to us and will have limited liability for any
   partnership     operations conducted after the conversion date as a
   limited
partner     effective upon the filing of an amendment to the certificate of
limited partnership of a    partnership    .  At any time during this 30-day
period, upon receipt of the required written notice from the    additional
general partner     of his intent to convert, we will amend the limited
partnership agreement and will file          amendment with the State of
West
Virginia prior to the effective date of the change in insurance coverage and effectuate the conversion of the interest of the former
   additional
general partner     to that of a    limited partner    .

The Managing General Partner's Policy Regarding Roll_Up Transactions
      Although we have no intention of engaging the    partnership     in
a
"roll-up" transaction, it is possible at some indeterminate time in the future
that the    partnership     will become so involved.  In general, a roll-up
means
a transaction involving the acquisition, merger, conversion, or consolidation of
the    partnership     with or into another partnership, corporation or
other
entity        and the issuance of securities by the          in cases where
there
is also a significant adverse change in the voting rights of the    investor
partners     , the term of existence of the    partnership    , our
compensation,
or the investment objectives of the    partnership    .  The determination
of
"significant adverse change" will be made solely by us in the exercise of our
reasonable business judgment as manager of the    partnership     and
consistent
with our obligations as a fiduciary to the    investor partners     .

      The limited partnership agreement provides various policies in the event
that a         should occur in the future.  These policies include:

                  (1)   An appraisal of all    partnership     assets will
be
obtained from a competent independent expert, and a summary of the appraisal will
be included in a report to the    investor partners      in connection with
a
proposed     ;

                  (2) Any participant who votes "no" on the proposal will be offered a choice of:

                              -     accepting the securities of the
    offered in the proposed          or

                              -     either (a) remaining an    investor
partner
     in the    partnership     and preserving his or her interests in the
   partnership     on the same terms and conditions as existed previously,
or (b)
receiving cash in an amount equal to his or her pro-rata share of the appraised
value of the    partnership's     net assets;

                  (3)           will not participate in a proposed

                              -     which would result in the diminishment
of an
   investor partner's     voting rights under the         chartering
agreement;

                              -     in which the    investor partners'
right
of access to the records of the         would be less than those provided
by the
limited partnership agreement; or

                              -     in which any of the costs of the
transaction
would be borne by the    partnership     if the proposed         is not
approved
by the    investor partners     .

      The limited partnership agreement further provides that the
   partnership     will not participate in a          transaction unless the

    transaction is approved by at least 66 2/3% in interest of the investor
partners     .  See Section 5.07(m) of the limited partnership agreement.

COMPETITION, MARKETS AND REGULATION

                  - Competition is intense in all phases of the oil and gas industry, including the acquisition of prospects and the sale of production.

                  - Competition for equipment and services is keen and can adversely affect drilling costs and the timing of drilling.

                  - Excess supplies and competition have depressed gas prices at times, and there is no way to predict when unfavorable conditions may exist in the future.

                  -     The    partnership     expects to sell its gas
subject
to market sensitive contracts, so the price of gas sold will vary as a result of market forces.

Competition and Markets

      Competition is keen among persons and companies involved in the exploration
for and production of oil and gas.  The    partnership     will encounter
strong
competition at every phase of its business including acquiring properties suitable for exploration and development and marketing of oil and gas. It will compete with entities having financial resources and staffs substantially larger
than those available to the    partnership    .  There are thousands of oil
and
gas companies in the United States.  The national supply of natural gas is widely
diversified   .       As a result of this competition and Federal Energy
Regulatory Commission ("FERC") and Congressional deregulation of gas prices, prices are generally determined by competitive forces.

      There will also be competition among operators for drilling equipment,
tubular goods, and drilling crews.          competition may affect the
ability
of each    partnership     to acquire leases suitable for development by the
   partnerships     and to develop expeditiously         leases once they
are
acquired.

      The marketing of any oil and gas produced by a    partnership     will
be
affected by a number of factors which are beyond the    partnership's
control
and whose exact effect cannot be accurately predicted.  These factors include the
volume and prices of crude oil imports, the availability and cost of adequate
pipeline and other transportation facilities, the marketing of competitive
fuels,        such as coal and nuclear energy       , and other matters
affecting
the availability of a ready market, such as fluctuating supply and demand.
Among
other factors, the supply and demand balance of crude oil and natural gas in
world markets have caused significant variations in the prices of these products
over recent years.  Moreover, new pipeline projects recently approved by,
or
presently pending before, the FERC could substantially increase the availability
of gas imports to         U.S. markets.     these     imports could have an
adverse effect on both the price and volume of gas sales from Partnership wells.

      FERC Order No. 636, issued in 1992, requires pipelines to separate their storage, sales and transportation functions and established an industry-wide structure for "open-access" transportation service under which pipelines must provide third parties non-discriminatory access to transportation service on their systems. Order No. 636 has restructured the natural gas industry and made it more competitive. Order No. 637, issued in February 2000, further enhanced competitive initiatives, by removing price caps on short-term capacity release transactions.

      Order No. 637 also enacted other regulatory policies that are intended to
increase the flexibility of interstate gas transportation, to maximize shippers'
supply alternatives, and to encourage domestic natural gas production in order
to meet projected increases in natural gas demand.     these     increases
in
demand, should they materialize, will come from a number of sources, including as boiler fuel to meet increase electric power generation needs and as an industrial fuel that is environmentally preferable to alternatives such as nuclear power and coal.

      The accelerating deregulation of natural gas and electricity transmission
has caused, and will continue to cause, a convergence of the gas and electric
industries.  CNG Transmission, which has purchased    partnership
production
in the past, is an example of this convergence, having completed its merger with
Dominion Resources, Inc., a large, Virginia-based provider of electric services,
in January 2000.  Demand for natural gas by the electric power sector is expected
to increase through the next decade    according to the United States Energy
Information Administration    .  Nearly half of the states have enacted
legislation to increase competition in the electric industry, and convergent mergers of gas and electric companies typically include safeguards to prevent a gas company from exercising a marketing advantage in negotiations with an electric affiliate. Increased competition, particularly where coupled with the enforcement of stringent environmental regulations, may increase the electric industry's reliance on natural gas.

      Beginning in 1995, the North American Free Trade Agreement ("NAFTA") eliminated trade and investment barriers in the United States, Canada, and
Mexico,         increasing foreign competition for natural gas production.
Legislation that Congress may consider with respect to oil and gas may increase
or decrease the demand for the Partnerships' production in the future, depending
on whether          legislation is directed toward decreasing demand or
increasing supply.

      Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time, with the intent of reducing the current global oversupply and maintaining or increasing
        price levels.  We are unable to predict what effect, if any, future
OPEC
actions will have on the quantity of, or prices received for, oil and gas
produced and sold from the    partnerships'     wells.

      Various parts of the prospect area are crossed by pipelines belonging to
Hope Gas, Equitable Gas, CNG Transmission, MichCon, Equitrans, Colorado Interstate Gas, NARCO, Duke and others. These companies have all traditionally purchased substantial portions of their supply from West Virginia, Michigan, Colorado or Pennsylvania producers. In addition, all are subject to regulations enacted by state commissions or the FERC which require them to transport gas for others. Transportation on these systems requires that gas delivered meet quality standards and that a tariff be paid for quantities transported.

      The    partnership     expects to sell gas from its wells to Hope Gas,
Equitable Gas, and other local distribution companies       , or on the spot
market via open access transportation arrangements through CNG Transmission,
Hope
Gas, Eastern American Energy, MichCon, Colorado Interstate Gas, Equitrans
or
other pipelines.  As a result of FERC regulations that require interstate gas
pipelines to separate their merchant activities from their transportation activities and require them to release available capacity on both a short-and
a long-term basis,         must take an increasingly active role in
acquiring
their own gas supplies.  Consequently, pipelines and          are buying gas
directly from gas producers and marketers, and retail unbundling efforts are causing many end-users to buy their own reserves. Activity by state regulatory
commissions to review          procurement practices more carefully and to
unbundle retail sales from transportation has caused gas purchasers to minimize their risks in acquiring and attaching gas supply and has added to competition in the natural gas marketplace.

      In Order No. 587 and other initiatives, FERC required pipelines to develop electronic communications in order to ensure that the gas industry is more competitive. Pipelines must provide standardized access via the Internet to information concerning capacity and prices, and standardized procedures are now available for nominating and scheduling deliveries. The industry also is developing methods to access and integrate all gas supply and transportation information on a nationwide basis, via the Internet, so as to create a national market. Furthermore, parallel developments toward an electronic marketplace for electric power, mandated by the FERC in Order Nos. 888 and 2000, are serving to create multi-national markets for energy products generally. These systems, and the development of information service companies, will allow rapid consummation of natural gas transactions. Gas purchased in West Virginia, could, for example, be used in Seattle. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve the reliability of the markets.

Natural Gas Pricing

                  -     The Managing General Partner anticipates that the
prices
of the    partnerships     gas will be deregulated, and that the gas will
be sold
at fair market value.

                  -     The    partnership     may enter into fixed price
contracts or use financial hedges to fix gas prices, which may result in greater or lower prices than market sensitive prices.

      The    partnership     anticipates that it will sell the gas from its
wells
subject to market sensitive contracts, the price of which will increase or decrease with market forces beyond our control. In the past, we have sold as much as 70% of the gas produced by its wells to Hope Gas or CNG Transmission, both subsidiaries of Consolidated Natural Gas. Neither of these companies is affiliated with us. While these markets have provided above average prices and sales in the past, this substantial concentration could result in increased risk of shut-in wells and/or lower prices in the future.

      Sale of natural gas by the    partnerships     will be subject to
regulation by governmental regulatory agencies. Generally, the regulatory agency in the state where a producing gas well is located supervises production activities and the transportation of gas sold into intrastate markets. The FERC regulates the rates for interstate transportation of natural gas but, the Wellhead Decontrol Act of 1989, FERC may not regulate the price of gas.
Deregulated gas production may be sold at market prices determined by supply, demand, Btu content, pressure, location of wells, and other factors.

Regulation

                  - Federal and state laws and regulations have a significant impact on drilling and production operations.

                  -     Environmental protection regulations may necessitate
significant capital outlays by the    partnership    .

      Federal and state regulations will affect production of partnership oil and gas. In most areas of operations the production of oil is regulated by conservation laws and regulations, which set allowable rates of production and otherwise control the conduct of oil operations.

      The    partnership's     drilling and production operations will also
be
subject to environmental protection regulations established by    ,
state,
and local agencies, which in turn may necessitate significant capital outlays
which would materially affect the financial position and business operations of
the    partnership     (see "Risk Factors - Environmental Hazards and
Liabilities").


           states control production through regulations establishing the spacing
of wells, limiting the number of days in a given month during which a well can
produce and otherwise limiting the rate of allowable production. Through regulations enacted to protect against waste, conserve natural resources and
prevent pollution, local, state and         environmental controls will also
affect    partnership     operations.     these     regulations could affect
   partnership     operations and could necessitate spending funds on
environmental protection measures, rather than on drilling operations.  If any
penalties or prohibitions were imposed on a    partnership     for violating

    regulations, that    partnership's     operations could be adversely
affected.

      In prior programs, expenses associated with compliance with environmental regulations have represented approximately 10-15% of the cost of drilling and completing wells, and it is expected that similar costs will be incurred in this program. These costs are included in the footage-based rates described at "Proposed Activities - Drilling and Operating Agreement," above.

Proposed Regulation

      Various legislative proposals in Congress and in state legislatures could,
if enacted, affect the petroleum and natural gas industries.     these
proposals involve, among other things, imposition of direct or indirect price
limitations on natural gas production, imposition of land use controls (such as
prohibiting drilling activities on          and state lands in roadless
wilderness areas) and other measures.  At the present time, it is impossible to
predict what proposals, if any, will actually be enacted by Congress or the
various state legislatures and what effect, if any,         proposals will
have
on the    partnerships'     operations.

MANAGEMENT

General Management

      The Managing General Partner of the    partnership     is Petroleum
Development Corporation ("PDC"), a publicly-owned Nevada corporation organized
in 1955. Since 1969, PDC has been engaged in the business of exploring for, developing and producing oil and gas primarily in the Appalachian Basin area of
West Virginia, Tennessee, Pennsylvania, Ohio, Michigan and the Rocky
Mountains.
As of September 30, 2000, PDC had approximately 91 employees.  PDC will make
available to    investor partners     , upon request, audited financial
statements of PDC for the most recent fiscal year and unaudited financial statements for interim periods.

      We will actively manage and conduct the business of the
   partnerships
devoting        time and talents to         management as we shall deem
reasonably necessary.  We will have the full and complete power to do any and all
things necessary and incident to the management and conduct of each
   partnership's     business.  We will be responsible for maintaining
   partnership     bank accounts, collecting    partnership     revenues,
making
distributions to the    partners    , delivering reports to the
   partners    ,
and supervising the drilling, completion, and operation of the partnerships

      In addition to managing the affairs of the partnership, the management and technical staff of PDC also manage the corporate affairs of the company, the affairs of 56 partnerships formed prior to the current program, and other joint ventures formed over the years. We own an interest in all of the older partnerships and wells in addition to the interest we will purchase in the PDC
2003 Drilling Program partnerships. Since we must divide our attention and efforts among many unrelated parties, your partnership will not receive our full attention or efforts at all times.

Experience and Capabilities as Driller/Operator

      PDC         will act as driller/operator for the         wells.  Since
1969
         has drilled over 2,000 wells in West Virginia, Tennessee, Ohio,
Michigan, Colorado and Pennsylvania.           currently operates
approximately
2,250 wells.


           employs four geologists who develop prospects for drilling by

    and who help oversee the drilling process.  In addition,         has an
engineering staff of four who are responsible for well completions, pipelines,
and production operations.           retains drilling subcontractors,
completion
subcontractors, and a variety of other subcontractors in the performance of the
work of drilling contract wells.  In addition to technical management,
    may provide services, at competitive rates, from    -    owned service
rigs,
a water truck,     ,     roustabouts, and other assorted small equipment.

    may lay short gathering lines, or may subcontract all or part of the work
where it is more cost effective for a partnership.          employs
full-time
welltenders and supervisors to operate its wells. In addition, the engineering staff evaluates reserves of all wells at least annually and reviews well performance against expectations. All services provided by us are provided at rates less than or equal to prevailing rates for similar services provided by unaffiliated persons in the area.

Petroleum Development Corporation

      The executive officers, directors and key technical personnel of PDC, their principal occupations for the past five years and additional information are set forth below:

                                    Positions and        Held Current
Name                    Age         Offices Held         Position Since

James N. Ryan           68          Chairman, Chief   November 1983
                                    Executive Officer
                                    and Director

Steven R. Williams      49          President and     March 1983
                                    Director

Dale G. Rettinger       55          Chief Financial   July 1980
                                    Officer, Executive
                                    Vice President,
                                    Treasurer and
                                    Director

Roger J. Morgan         72          Secretary and     November 1969
                                    Director

Vincent F. D'Annunzio   48          Director          February 1989

Jeffrey C. Swoveland    44          Director          March 1991

Donald B. Nestor        51          Director          March 2000

Thomas Riley            47          Vice President -  April 1996
                                    Gas Marketing and
                                    Acquisitions

Ersel Morgan            56          Vice President -  April 1995
                                    Production

Eric Stearns            42          Vice President -  April 1985
                                    Exploration and
                                    Development

Alan Smith              42          Senior Geologist  April 1980

Bob Williamson          46          Geologist         February 1991

Susan Foster            39          Engineer          June 1997

Tom Carpenter           48          Senior Geologist  December 1997

      James N. Ryan has served as President and Director of PDC from 1969 to 1983
and was elected Chairman and Chief Executive Officer in March 1983.

      Steven R. Williams has served as President and Director of PDC since
March
1983.  Prior to joining          Mr. Williams was employed by Exxon until
1979
and attended Stanford Graduate School of Business, graduating in 1981. He then worked with Texas Oil and Gas until July 1982, when he joined Exco Enterprises, an oil and gas investment company, as manager of operations.

      Dale G. Rettinger has served as Vice President and Treasurer of PDC since
July 1980, and was appointed Chief Financial Officer in September 1997. Mr. Rettinger was elected Director in 1985. Previously, Mr. Rettinger was a partner with Main Hurdman, Certified Public Accountants, having served in that capacity since 1976.

      Roger J. Morgan has been a member of the law firm of Young, Morgan &
Cann,
Clarksburg, West Virginia    since 1955,    .  Mr. Morgan is not active in
the
day-to-day business of PDC, but his law firm provides legal services to PDC.

      Vincent F. D'Annunzio has        served as president of Beverage
Distributors, Inc., located in Clarksburg, West Virginia   since 1985    .
Mr.
D'Annunzio is a director of West Union Bank, West Union, West Virginia.

      Jeffrey C. Swoveland has been Director of Finance with Equitable
Resources,
Inc. since September 1994. Prior thereto, he was a lending officer with Mellon
Bank N.A. since July 1989. Mr. Swoveland was Senior Planning Analyst with Consolidated Natural Gas in 1988 and 1989. Mr. Swoveland received an MS degree in finance from Carnegie Mellon University.

      Donald B. Nestor was elected as a director in March 2000, is a
Certified
Public Accountant and a Partner in the CPA firm of Toothman, Rice, P.L.L.C.
and
is in charge of the firm's Buckhannon, West Virginia office.  Mr. Nestor has
served in that capacity    since 1975    .

      Thomas Riley has served as Vice President - Gas Marketing and
Acquisitions
of PDC since April 1996.  Prior to joining PDC, Mr. Riley was president of
Riley
Natural Gas Company       , a natural gas marketing company, from its
inception
in 1987.  PDC acquired          in April 1996.  Mr. Riley continues to serve
as
president of PDC's wholly-owned subsidiary.

      Ersel Morgan was elected Vice President-Production in April 1995. He joined PDC as a landsman in 1980.

      Eric Stearns was elected Vice President-Exploration and Development in
April 1995. Mr. Stearns joined PDC in 1985 after working as a mudlogger for Hywell, Incorporated logging wells in the Appalachian Basin between 1982 and 1985, and for Petroleum Consultants, Inc. between 1984 and 1985.

      Alan Smith joined PDC in April 1980 as a geologist in the Tennessee Division. He has a BS degree in geology from Tennessee Technological University.
As a senior geologist he has been responsible for the development of prospects and supervision of drilling operations since 1983.

      Bob Williamson joined PDC on February 1, 1991, as a geologist. Mr. Williamson received a B.S. degree in geology from West Virginia University in
1980. Prior to joining PDC, he worked as a geologist for Ramco in Belpre, Ohio, for nearly nine years on projects in West Virginia, Kentucky, Kansas, and Oklahoma.

      Susan Foster joined PDC on June 2, 1997, as a petroleum engineer. Ms. Foster has a BS degree in petroleum engineering from Pennsylvania State University. Prior to joining PDC, Ms. Foster worked as a petroleum engineer in the Appalachian Basin with several oil and gas companies.

      Tom Carpenter joined PDC on December 1, 1997 as a senior geologist.
Mr.
Carpenter has a B.A. degree in geology from Miami University in Ohio and an M.S.
degree in geology from West Virginia University as well as other post-graduate studies and seminars. Prior to joining PDC, Mr. Carpenter was employed as Manager of Exploration and Development of Alamco, Inc. from 1996-1997, and by
Ashland Exploration, Inc. and Shell Oil Company.

Certain Shareholders of Petroleum Development Corporation

      The following table sets forth information as of September 30, 2000, with respect to the common stock of PDC owned by each person who owns beneficially 5% or more of the outstanding voting common stock, by all directors individually, and by all directors and officers as a group.

                  Amount      Percent
      Name  Beneficially Owned(1)   of Class

      Fidelity Management     1,573,800    9.9

      James N. Ryan (2)(3)          986,320      6.1

      Dimensional Fund Advisors       906,700    5.7

      Steven R. Williams (3)        590,576      3.7

      Dale G. Rettinger (3)         527,850      3.3

      Roger J. Morgan (4)           82,500        *

      Vincent D'Annunzio (5)        43,600        *

      Jeffrey C. Swoveland (6)               18,094     *


      All Directors and Officers
       as a Group (6 persons) (7)         2,248,940   13.6


* Less than 1%

      (1) Includes shares over which the person currently holds or shares voting or investment power. Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to the shares beneficially owned.

      (2)   Includes 219,738 shares owned jointly with Mr. Ryan's wife,
379,750
shares owned by Mr. Ryan's wife and 64,258 shares owned by Mr. Ryan's wife as guardian for their minor grandchildren. The balance of the shares are owned solely by Mr. Ryan.

      (3)   Includes options to purchase 178,000 shares that          person
can
currently exercise or that will become exercisable within 60 days.

      (4) Includes options to purchase 47,500 shares that Mr. Morgan can currently exercise or that will become exercisable within 60 days.

      (5) Includes options to purchase 13,600 shares that Mr. D'Annunzio can currently exercise or that will become exercisable within 60 days.

      (6) Includes options to purchase 3,550 shares that Mr. Swoveland can currently exercise or that will become exercisable within 60 days.

      (7)   Includes options to purchase 598,650 shares that         persons
can
currently exercise or that will become exercisable within 60 days.


Remuneration

      None of our officers or directors will receive any direct remuneration
or
other compensation from the    partnerships     persons will receive
compensation
solely from PDC.  Information as to compensation paid by us to our directors
and
executive officers may be obtained from publicly available reports filed by us
with the Securities and Exchange Commission          the Securities Exchange
Act
of 1934.

Legal Proceedings

      We as driller/operator are subject to         minor legal proceedings
arising from the normal course of business.     these     legal actions are
not
considered material to the operations of the    partnership     or us.

CONFLICTS OF INTEREST

                  -     The Managing General Partner currently manages and
in the
future will sponsor and manage natural gas drilling programs similar to the
   partnerships    .

                  -     The Managing General Partner decides which prospects
each
   partnership     will acquire.

                  -     The Managing General Partner will act as operator
of the
   partnership     wells; the terms of the drilling and operating agreement
have
not been negotiated by non-affiliated persons.

                  -     The Managing General Partner will provide drilling
and
completion services with respect to    partnership     wells.

                  - The Managing General Partner is general partner of numerous other partnerships, and owes duties of good-faith dealing to other partnerships.

                  - The Managing General Partner and affiliates engage in significant drilling, operating, and producing activities for other partnerships.

      The    partnerships     are subject to various conflicts of interest
arising out of their relationship with us. These conflicts include, but are not limited to, the following:

      Future Programs by Managing General Partner and Affiliates.  We have the
right and expect to continue to organize and manage oil and gas drilling programs
in the future similar to the subject    partnerships    , and to conduct
operations now and in the future, jointly or separately, on our own behalf or for
other private or public investors.  Affiliates of ours also intend to conduct
    activities on their own behalf.  Officers, directors and employees of ours
have participated, and will participate in the future, at cost, in working interests in wells in which we and our partnerships participate. To the extent
our affiliates invest in the    partnerships     or other partnerships
sponsored
by us, conflicts of interest will arise.

      Fiduciary Responsibility of the Managing General Partner.  We are
accountable to the    partnership     as a fiduciary and consequently have
a duty
to exercise good faith and to deal fairly with the investors in handling the
affairs of the    partnership    .  While we will endeavor to avoid
conflicts of
interest to the extent possible,         conflicts nevertheless may occur
and,
in          event, our actions may not be most advantageous to the
   partnership     and could fall short of the full exercise of
    fiduciary duty. In the event we should breach our fiduciary responsibilities, you would be entitled to an accounting and to recover any
economic losses caused by          breach, only after either proving a
breach in
court or reaching a settlement as provided with us.

      Independent Representation in Indemnification Proceeding.  Counsel to
the
   partnership     and to us in connection with this offering are the same.

    dual representation will continue in the future.  However, in the event of
an indemnification proceeding between the    partnership     and us, we will
cause the    partnership     to retain separate and independent counsel to
represent its interest in          proceeding.

      Due Diligence Review.  PDC Securities Incorporated, the         of the
offering, is our affiliate and its due diligence examination concerning this offering cannot be considered to be independent. See "Plan of Distribution


      Managing General Partner's Interest.  Although we believe that our interest
in    partnership     profits, losses, and cash distributions is equitable
(see
"Participation in Costs and Revenues"     ,      our interest was not
determined
by arm's-length negotiation.

      Transactions between the Partnership and Operator.  We will also act as
operator. Accordingly, although we believe the terms of the drilling and operating agreement will be equitable, it will not be the subject of arm's-length negotiation.  Furthermore, we may be confronted with a continuing conflict of
interest with respect to the exercise and enforcement of the rights of the
   partnership     under         agreement.  See "Transactions with the
Managing
General Partner or Affiliates        ," below.

      Conflicting Drilling Activities. Our affiliates have engaged in significant drilling and producing activities for the accounts of affiliated partnerships related to previous drilling programs. In addition, we and our
affiliates manage and operate gas properties for investors in         other
drilling programs. Although the limited partnership agreement attempts to minimize any potential conflicts, we will be in a position to decide whether a gas property will be retained or acquired for the account of the partnership or other drilling programs which we or our affiliates may presently operate or operate in the future.

      Conflicts with Other Programs.  We realize that our conduct and the conduct
of our affiliates in connection with the other drilling programs could give rise
to a conflict of interest between the position of PDC as Managing General
Partner
of the    partnership     and the position of PDC or one of its affiliates
as
general partner or sponsor of         additional programs.  In resolving any
        conflicts, each    partnership     will be treated equitably with

other partnerships on a basis consistent with the funds available to the partnerships and the time limitations on the investment of funds. However, no provision has been made for an independent review of conflicts of interest.
We
believe that the possibility of conflicts of interest between the
   partnership     and prior programs is minimized by the fact that
substantially
all the funds available to prior drilling programs in which we or an affiliate serves as general partner have been committed to a specific drilling program.

      We follow a policy of developing next what we judge to be the best available prospect. Acquisition of new leases and information derived from wells already drilled result in a constant change in this assessment.  We anticipate
that generally only one    partnership     will be actively engaged in
drilling
at any time.  However,          more than one    partnership     has funds
available for drilling, the    partnerships     will alternate drilling of
wells
based on the "best available prospect" format. The determination of the "best available prospect" is based on our assessment of the economic potential of a prospect and its suitability to a particular partnership, and considers various factors including estimated reserves, target geological formations, gas markets, geological and gas market diversification within the partnership, royalties and overrides on the prospect, estimated lease and well costs, and limitations imposed by the prospectus and/or partnership agreements.

      The limited partnership agreement authorizes us to cause the
   partnership     to acquire undivided interests in natural gas properties,
and
to participate with other parties, including other drilling programs previously
or subsequently conducted by us or our affiliates, in the conduct of exploration
and drilling operations on those properties.  Because we must deal fairly with
the investors in all of our drilling programs, if conflicts between the interest
of the    partnership     and         other drilling programs do arise, we
might
not in every instance be able to resolve those conflicts to the maximum advantage
of the    partnership    .

      From time to time, we may cause    partnership     prospects to be
enlarged
or contracted on the basis of geological data to define the productive limits of
any pool discovered.  The    partnership     is not required to expend
additional
funds for the acquisition of property unless          acquisition can be
made
from the capital contributions.           the         property is not
acquired
by the    partnership     may lose a promising prospect.  Except as
otherwise
provided by the limited partnership agreement,          prospect might be
acquired by us or an affiliate or other drilling programs conducted by them.

      In addition, subject to the restrictions set forth below, we in our sole
discretion decide which prospects and what interest         to transfer to
the
   partnership    .  This may result in another drilling program sponsored
by us
acquiring property adjacent to    partnership     property.
program
could gain an advantage over the    partnership     by reason of the
knowledge
gained through the    partnership's     prior experience in the area or if

    other drilling program were the first to discover or develop a productive pool of oil or natural gas.

      Acquisition of Prospects.  We have discretion in selecting leases to be
acquired by the    partnership     from us or our affiliates or third
parties and
the location and type of operations which the    partnership     will
conduct on
        leases.         leases may be part of our existing inventory,
although
no leases have been designated for inclusion in the    partnership     at
the
present time.  Neither we nor any affiliate will retain undeveloped acreage
adjoining a    partnership     prospect in order to use    partnership
funds
to "prove up" the acreage owned for our own account.

      Whenever we sell, transfer or convey an interest in a prospect to a
particular    partnership    , we must, at the same time, sell to the
   partnership     an equal proportionate interest in all of our leases in
the
same prospect (except any interests in producing wells).  If we or an affiliate
(except another affiliated limited partnership in which the interest of us or our
affiliates is identical or less than their interest in the
   partnerships
subsequently proposes to acquire an interest in a prospect in which a
   partnership     possesses an interest or in a prospect abandoned by the
   partnership     within one year preceding         prospect acquisition,
we or
         affiliate will offer an equivalent interest         to the
   partnership    ; and, if cash or financing is not available to
    to
enable it to consummate a purchase of an equivalent interest in property, neither we nor any of our affiliates will acquire interest
or property, but the term "affiliate" will not include another partnership where
our or our affiliates' interest is identical to, or less than, their interest in
the subject    partnerships    .  The term "abandon" means the termination,
either voluntarily or by operation of the lease or otherwise, of all of a
   partnership's     interest in the prospect.  These limitations will not
apply
after the lapse of five years from the date of formation of a
   partnership    .

      A sale, transfer or conveyance to the    partnership     of less than
all
of our or our affiliates' interest in any prospect is prohibited unless the interest retained by us or our affiliates is a proportionate working interest,
the respective obligations of the    partnership     and us or our
affiliates are
substantially the same immediately after the sale of the interest, and our or our
affiliates' interest in revenues does not exceed an amount proportionate to the
retained working interest. Neither we nor our affiliates will retain any overriding royalty interests or other burdens on the lease interests conveyed to
the    partnerships    , and will not enter into any farmout arrangements
with
respect to our retained interest, except to non-affiliated third parties.

      The    partnerships     will acquire only those leases reasonably
expected
to meet the stated purposes of the    partnerships     will not acquire any
lease
for the purpose of a subsequent sale or farmout unless the acquisition is made
after a well has been drilled to a depth sufficient to indicate that
    acquisition would be in the    partnerships'     best interest.  We
expect
that the    partnership     will develop substantially all of its leases and
will
farm out few, if any, leases.  The    partnerships     will not farm out,
sell
or otherwise dispose of leases unless we, exercising the standard of a prudent operator, determine that:


                        a    partnership     lacks sufficient funds to drill
on
the lease and cannot obtain suitable alternative financing;


                        downgrading subsequent to a    partnership's
acquisition has rendered drilling undesirable;


                        drilling would concentrate excessive funds in one
location creating undue risk to a    partnership     or


            the best interests of a    partnership    , based on the
standard of
a prudent operator, would be served by          disposition.  In the event
of a
farmout, we will retain for the    partnerships     economic interests and
concessions as a reasonably prudent operator would retain under the circumstances. We will not farm out a lease for the primary purpose of avoiding
payments of our    partnership     share of costs of drilling on that lease.

However, the decision with respect to making farmouts and the terms of a farmout involve conflicts of interest because we may benefit from cost savings and reduction of risk, and in the event of a farmout to an affiliated limited partnership or other affiliate, we or our affiliates will represent both related entities.

      Transactions with the Managing General Partner or Affiliates. We will furnish drilling and completion services with respect to some or all of the
   partnership     wells.  A subsidiary of ours may market gas produced from
   partnership     wells.  In addition, we will act as operator for the
producing
wells of the    partnership    .  The prices to be charged the
   partnership
for          supplies and services will be competitive with the prices of other
unaffiliated persons in the same geographic area engaged in similar businesses.
We expect to earn a profit for         services.

      Neither we nor any affiliate will render to the    partnership     any
gas
field, equipage or other services nor sell or lease to the
   partnership     any
equipment or related supplies unless          person is engaged,
independently
of the    partnership     and as an ordinary and ongoing business, in the
business of rendering         services or selling or leasing
    equipment
and supplies to a substantial extent to other persons in the gas industry in
addition to partnerships in which we or our affiliate has an interest, or, if
    person is not engaged in          business then          compensation,
price
or rental will be the cost of          services, equipment or supplies to

    person or the competitive rate which could be obtained in the area, whichever
is less.  Notwithstanding any provision to the contrary, we and our affiliates
may not profit by drilling in contravention of our fiduciary obligations to the
   investor partners     .  Any services not otherwise described in this
prospectus for which we or any of our affiliates are to be compensated will be embodied in a written contract which precisely describes the services to be rendered and the compensation to be paid.

      All benefits from marketing arrangements or other relationships affecting
the property of us or our affiliates and the    partnerships     will be
fairly
and equitably apportioned according to the respective interests of each.

      Partnership funds will not be commingled with those of any other entity.

      No loans may be made by the    partnership     to us or any affiliate.

      We or any affiliate, other than other programs sponsored by us or our
affiliates, may not purchase the    partnerships'     producing properties.

      Conflict in Establishing Unit Repurchase Price.  Under our    unit

(See "Terms of the Offering - Unit Repurchase Program" above     ,      we,
once
we have received a request from an    investor partner      that we
repurchase
that    partner's,      will establish an offering price.  We will determine
the
offering price which will not necessarily represent the fair market value of the
   units    .  In setting the price, we will consider our available funds and our
desire to acquire production as represented by the    units    .  A conflict
will
arise in that the price set will be that which we consider to be in our own best
interest (to keep the repurchase price as low as possible) and not necessarily
in the best interest of the    investor partner      who is presenting the
   units     for repurchase.

Certain Transactions




      As of September 30, 2000, previous limited partnerships sponsored by us have made payments to us or our affiliates as follows:

                                          Footage
                                          and Daywork
                                          Drilling
                                          Contracts,
                              Turnkey     Services,         General
      Non-                          Drilling    Chemicals,        and
      Recurring                     and         Supplies
Administrative
Name of     Management        Sales       Completion  and         Operators

Expense
Partnership   Fee       of Leases   Contracts   Equipment    Charges
Reimbursement

Pennwest
Petroleum
Group 1984  $61,556     $46,250     $   --      $1,824,938  $187,119    $
--

Pennwest
Petroleum
Group
 1985-A     58,125      43,400      --          1,829,937   187,334     --

Petrowest
Gas Group
 1986-A     29,605      22,400      --          873,847     89,624      --

Petrowest
Gas Group
 1987 35,395      24,850      --          1,062,332   108,718     --

Petrowest
Gas Group
 1987-B     30,461      21,350      --          913,794     93,514      --

      PDC 1987    14,079      715   459,153     --     --   -----

PDC 1988    23,842      17,150      --    708,200     72,534      --

PDC 1988-B  6,053 6,450 --    779,587     79,604      --

PDC 1988-C  41,052      26,250      1,361,857   --    --     --

PDC 1989-P  47,171      34,230      --    1,445,275   143,875     --

PDC 1989-A  30,250      57,137      --    1,085,641   --    --

PDC 1989-B  92,750      175,194     3,328,695   --    --    --

PDC 1990-A  5,150 62,209      --    1,265,680   --    --

PDC 1990-B  55,525      72,100      --    2,025,511   --    --

PDC 1990-C  86,950      117,215     --    3,167,563   --    --

PDC 1990-D  92,138      137,225     3,343,524   --    --    -

PDC 1991-A  68,475      75,193      --    2,511,640   --    --

PDC 1991-B  46,587      62,209      --    1,697,764   --    --

PDC 1991-C  68,400      70,235      --    2,513,765   --    --

PDC 1991-D  31,463      153,721     4,812,667   --    --    --

PDC 1992-A  72,717      77,319      --    2,669,888   --    --

PDC 1992-B  74,478      58,829      --    2,754,778   --    --

PDC 1992-C  59,722      149,657     --    5,884,302   --    --

PDC 1993-A  --    101,335     2,840,609   --    --    --

PDC 1993-B  --    80,470      --    2,286,886   --    --

PDC 1993-C  --    96,248      --    2,849,439   --    --

PDC 1993-D  --    94,098      --    2,724,096   --    -

PDC 1993-E  --    272,730     6,930,264   --    --    --

PDC 1994-A  51,387      110,084     --    2,248,204   --    --

PDC 1994-B  67,245      85,240      --    2,921,974   --    --

PDC 1994-C  58,647      63,548      --    2,545,795   --    --

PDC 1994-D  188,719     232,410     8,024,046   --    --    --

PDC 1995-A  36,640      36,389      --    1,566,615   --    --

PDC 1995-B  46,441      59,044      --    1,972,759   --    --

PDC 1995-C  52,862      35,768      --    2,276,962   --    --

PDC 1995-D  203,927     293,036     8,628,760   --    --    -

PDC 1996-A  64,405      109,573     --    2,692,045   --    --

PDC 1996-B  67,118      106,300     --    2,813,259   --    --

PDC 1996-C  98,662      174,509     --    4,117,286   --    --

PDC 1996-D  382,543     565,628     16,075,000  --    --     --

PDC 1997-A  104,174     179,882     --    4,351,672   --    --

PDC 1997-B  168,987     271,709     --    7,079,215   --    --

PDC 1997-C  151,081     257,165     --    6,314,878   --    --

PDC 1997-D  462,989     593,138     19,546,905  --    --    --

PDC 1998-A  131,803     178,267     --    5,555,181   --    --

PDC 1998-B  178,628     228,938     --    7,541,358   --    --

PDC 1998-C  195,320     221,506     --    8,274,895   --    --

PDC 1998-D  513,631     414,444     21,906,777  --    --    --

PDC 1999-A  120,018     173,267     --    5,047,537   --    --

PDC 1999-B  138,497     167,131     --    5,372,762   --    --

PDC 1999-C  177,189     298,744     --    7,408,976   --    --

PDC 1999-D  467,734     795,958     19,550,451  --    --    --

PDC 2000-A(1)     123,918     74,291      --    5,316,140   --    --

PDC 2000-B(2)     290,070     140,250           9,951,154   --    --
--------------------

[FN]
      (1)   Partnership funded in May 2000.
(2)   Partnership funded in September 2000

      FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNERFIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNERFIDUCIARY RESPONSIBILITY OF THE
MANAGING GENERAL PARTNERFIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNERFIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNERFIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

                  -     The Managing General Partner is accountable to the
   partnerships     as a fiduciary and must exercise good faith respecting
the
   partnerships.

                  -     The limited partnership agreement includes
provisions
indemnifying the Managing General Partner against liability for losses suffered
by the    partnership     resulting from actions by the Managing General
Partner.

      We are accountable to the    partnerships     as a fiduciary and
consequently must exercise utmost good faith and integrity in handling
   partnership     affairs.  Under West Virginia law, we will owe the
   investor
partners     a duty of utmost good faith, fairness, and loyalty.  In this regard,
we are required to supervise and direct the activities of the partnership
prudently and with that degree of care, including acting on an informed basis,
which an ordinarily prudent person in a like position would use under similar
circumstances.  Moreover, we must act at all times in the best interests of the
   partnership     and the    Investor Partners.     Since the law in this
area
is rapidly developing and changing, investors who have questions concerning our
responsibilities as Managing General Partner should consult their own counsel.
Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the partnership (a partnership
derivative action) to recover damages from third parties.  In addition, limited
partners may have the right, subject to procedural and jurisdictional
requirements, to bring partnership class actions in    federal     courts
to
enforce their rights under the    federal     securities laws.  Further,
limited
partners who have suffered losses in connection with the purchase or sale of
their interests in a partnership may be able to recover    the     losses
from
a general partner where the losses result from a violation by the general partner
of the antifraud provisions of the    federal     securities laws.  The
burden
of proving         a breach, and all or a portion of the expense of such
lawsuit,
would have to be borne by the limited partner bringing such action.  In the event
of a lawsuit for a breach of its fiduciary duty to the    partnership
and/or
the    investor partners    , we, depending upon the particular
circumstances
involved, might be able to avail ourselves under West Virginia law of various defenses to the lawsuit, including statute of limitations, estoppel, laches, and doctrines such as the "clean hands" doctrine.

      The limited partnership agreement provides for indemnification of the Managing General Partner against liability for losses arising from the action or inaction of the Managing General Partner, if the Managing General Partner,
in
good faith, determined that    the    course of conduct was in the best
interests
of the    partnership     and such course of conduct did not constitute
negligence or misconduct of the Managing General Partner. We may not be indemnified for any such liability arising out of a breach of our duty to the
   partnership     or our negligence, fraud, bad faith or misconduct in the
performance of our fiduciary duty.  The limited partnership agreement provides
for indemnification of the Managing General Partner by the
   partnership     for
any losses, judgments, liabilities, expenses and amounts paid in settlement of
any  claims sustained by it in connection with the    partnership    ,
provided
that the same were not the result of negligence or misconduct on the part of the
Managing General Partner.  Nevertheless, we shall not be indemnified for
liabilities arising under    federal     and state securities laws unless
(1)
there has been a successful adjudication on the merits of each count involving
securities law violations or (2)    the     claims have been dismissed with
prejudice on the merits by a court of competent jurisdiction or (3) a court of
competent jurisdiction approves a settlement of    the     claims against
a
particular indemnitee and finds that indemnification of the settlement and the
related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange
Commission and of the position of any state securities regulatory authority in
which securities of the    partnership     were offered or sold as to
indemnification for violations of securities laws; provided, however, the court
need only be advised of the positions of the securities regulatory authorities
of those states    (a)     which are specifically set forth in the
prospectus and
   (b)     in which plaintiffs claim they were offered or sold
   partnership
units.      A successful claim for indemnification would deplete
   partnership     assets by the amount paid.  As a result of    these
indemnification provisions, a purchaser of    units     may have a more
limited
right of legal action than he would have if         provision were not
included
in the limited partnership agreement.  To the extent that the indemnification
provisions purport to include indemnification for liabilities arising under the
Securities Act of 1933         in the opinion of the Securities and Exchange
Commission,    this     indemnification is against public policy as
expressed in
the Securities Act, and is, therefore, unenforceable.

      The limited partnership agreement also provides that the
   partnership
    shall not incur the cost of the portion of any insurance which insures any
party against any liability as to which    the     party is prohibited from
being
indemnified.

            PRIOR ACTIVITIESPRIOR ACTIVITIESPRIOR ACTIVITIESPRIOR
ACTIVITIESPRIOR
ACTIVITIESPRIOR ACTIVITIES

Prior PartnershipsPrior PartnershipsPrior PartnershipsPrior
PartnershipsPrior
PartnershipsPrior Partnerships

      Petroleum Development Corporation ("PDC"), as general partner, has previously sponsored ten private and nine public drilling programs. PDC 2003
Drilling Program         is the tenth public drilling program sponsored by
PDC
as general partner. The various drilling programs sponsored by PDC have raised a total of over $250 million.

      Each of the previous programs has had as its objective the drilling, completion, and production of oil and natural gas from development wells. The
1984 and 1985 partnerships split investment between shallow oil wells located in
Pennsylvania, and gas wells located in the Appalachian Basin. All of the partnerships since and including 1986 were targeted at shallow development gas wells. All funds raised for previous partnerships were spent according to plans as described in the respective private placement memorandum or prospectus. All of the partnerships continue in operation, with monthly cash distributions to investors in all programs continuing. All of the previous programs realized the anticipated tax benefits, and to date the IRS has neither audited any partnership nor challenged any deductions or credits claimed by investors, to the best of the
Managing General Partner's knowledge.

      For several reasons, including the unpredictability of natural gas development and pricing and differences in property locations, program size, and economic conditions, operating results obtained by these prior partnerships should not be considered as indicative of the operating results obtainable by the
   partnerships.      You should not assume that you will experience
returns, if
any, comparable to those experienced by investors in prior programs.

      The following table is presented to indicate certain sale characteristics concerning previous gas limited partnerships sponsored by the Managing
General
Partner and its Affiliates.

                  Number
      Date of     Date of     of          Subscrip-   Previous
      Partnership First Revenue     Units Price tions from  Assess-
Partnership Formation   Distribution      Sold  Per Unit    Participants

ment
            (1)
Pennwest
Petroleum
Group 1984  12/84 4/85  32.83 $75,000     $2,462,500  --

Pennwest
Petroleum
Group 1985-A      11/85 3/86  31.00 75,000      2,325,000   --

Petrowest
Gas Group
 1986-A     11/86 4/87  15.00 75,000      1,125,000   --

Petrowest
Gas Group
 1987 8/87  1/88  67.25 20,000      1,345,000   --

Petrowest
Gas Group
 1987-B     11/87 4/88  57.875      20,000      1,157,500   --

PDC 1987    12/87 6/88  26.75 20,000      535,000     --

PDC 1988    7/88  12/88 45.30 20,000      906,000     --

PDC 1988-B  11/88 4/89  49.50 20,000      990,000     --

PDC 1988-C  12/88 6/89  78.00 20,000      1,560,000   --

PDC 1989-P  6/89  12/89 89.625      20,000      1,792,500   --

PDC 1989-A  10/89 4/90  60.50 20,000      1,210,000   --

PDC 1989-B  12/89 6/90  185.50      20,000      3,710,000   --

PDC 1990-A  6/90  11/90 70.30 20,000      1,406,000   --

PDC 1990-B  9/90  1/91  111.05      20,000      2,221,000   --

PDC 1990-C  11/90 5/91  173.90      20,000      3,478,000   --

PDC 1990-D  12/90 6/91  184.275     20,000      3,685,500   --

PDC 1991-A  3/91  11/91 136.95      20,000      2,739,000   --

PDC 1991-B  9/91  2/92  93.175      20,000      1,863,500   --

PDC 1991-C  11/91 4/92  136.80      20,000      2,736,000   --

PDC 1991-D  12/91 6/92  262.925     20,000      5,258,500   --

PDC 1992-A  5/92  11/92 145.435     20,000      2,908,700   --

PDC 1992-B  9/92  1/93  148.955     20,000      2,979,100   --

PDC 1992-C  11/92 4/93  319.444     20,000      6,388,900   --

PDC 1993-A  12/92 6/93  151.30      20,000      3,026,000   --

PDC 1993-B  5/93  11/93 121.75      20,000      2,435,000   --

PDC 1993-C  9/93  2/94  152.34      20,000      3,046,700   --

PDC 1993-D  11/93 4/94  145.45      20,000      2,909,000   --

PDC 1993-E  12/93 7/94  367.94      20,000      7,358,800   --

PDC 1994-A  5/94  11/94 102.775     20,000      2,055,500   --

PDC 1994-B  9/94  2/95  134.49      20,000      2,689,804   --

PDC 1994-C  11/94 4/95  117.294     20,000      2,345,870   --

PDC 1994-D  12/94 6/95  377.438     20,000      7,548,761   --

PDC 1995-A  5/95  10/95 73.28       20,000      1,465,603   --

PDC 1995-B  9/95  1/96  92.88       20,000      1,857,648   --

PDC 1995-C  11/95 4/96  105.72      20,000      2,114,496   --

PDC 1995-D  12/95 6/96  407.854     20,000      8,157,071   --

PDC 1996-A  6/96  11/96 128.81      20,000      2,576,200   --

PDC 1996-B  9/96  3/97  134.24      20,000      2,684,707   --

PDC 1996-C  11/96 5/97  197.32      20,000      3,946,478   --

PDC 1996-D  12/96 6/97  765.09      20,000      15,301,726  --

PDC 1997-A  5/97  11/97 208.34      20,000      4,166,946   --

PDC 1997-B  9/97  3/98  337.97      20,000      6,759,470   --

PDC 1997-C  11/97 5/98  302.16      20,000      6,043,257   --

PDC 1997-D  12/97 6/98  925.98      20,000      18,519,579  --

PDC 1998-A  6/98  12/98 263.61      20,000      5,272,135   --

PDC 1998-B  9/98  3/99  357.25      20,000      7,145,101   --

PDC 1998-C  11/98 5/99  390.64      20,000      7,812,783   --

PDC 1998-D  12/98 7/99  1,026.26    20,000      20,525,261  --

PDC 1999-A   5/99 11/99 240.08      20,000      4,800,739   --

PDC 1999-B   9/99  3/00 278.00      20,000      5,539,893   --

PDC 1999-C  11/99  5/00 354.38      20,000      7,087,559   --

PDC 1999-D  12/99  7/00 935.47      20,000      18,709,342  --

PDC 2000-A  5/00  11/00(2)    247.84      20,000      4,956,718   --

PDC 2000-B  9/00  3/01(3)     580.14      20,000      11,602,809  --
--------------

[FN]

                  (1) Cash distribution made each month since date of first distribution.

                  (2) Partnership closed on May 22, 2000. Wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in November, 2000.

                  (3) Partnership closed on September 13, 2000. Wells were drilled in the third and fourth quarters of 2000; first revenue distribution to commence in March, 2001.

      You should not consider operating results obtained by these prior partnerships as indicative of the operating results obtainable by the partnerships.


      Previous Drilling Activities

            The following table reflects the drilling activity of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of September 30, 2000. All of the wells drilled were Development Wells, except as otherwise noted.

Productive Well Table
      September 30, 2000

      Gross Wells(1)                Net Wells(2)
Partnership Oil   Gas   Dry   Oil   Gas   Dry

Pennwest
Petroleum
Group 1984  27    13    -     27    5.5   -

Pennwest
Petroleum
Group 1985-A      14    13    1     14    7.8   .6

Petrowest
Gas Group
 1986-A     -     8     2     -     5.4   1.0

Petrowest
Gas Group
 1987 -     9     1(3)  -     7.1   .1(3)

Petrowest
Gas Group
      -     9     1     -     5.5   .6

PDC 1987    -     7     -     -     2.6   -

PDC 1988    -     5     1     -     4.1   .8

PDC 1988-B  -     5     -     -     4.7   -

PDC 1988-C  -     9     1     -     7.0   .8

PDC 1989-P  -     8     1     -     7.8   .9

PDC 1989-A  -     6     1     -     5.5   .9

PDC 1989-B  -     19    2     -     17.0  1.8

PDC 1990-A  -     7     1     -     6.0   .9

PDC 1990-B  -     11    -     -     10.3  -

PDC 1990-C  -     15    2     -     14.4  2.0

PDC 1990-D  -     16    1     -     15.8  1.0

PDC 1991-A  -     13    -     -     12.0  -

PDC 1991-B  -     8     2     -     7.2   2.0

PDC 1991-C  -     12    2     -     11.2  1.5

PDC 1991-D  -     21    5     -     20.4  4.4

PDC 1992-A  -     12    2     -     11.0  2.0

PDC 1992-B  -     14    1     -     12.3  .5

PDC 1992-C  -     26    3     -     24.8  2.5

PDC 1993-A  -     16    1     -     14.7  1.0

PDC 1993-B  -     11    4     -     10.8  4.0

PDC 1993-C  -     15    2     -     13.8  2.0

PDC 1993-D  -     13    2     -     12.1  2.0

PDC 1993-E  -     34    2     -     33.3  2.0

PDC 1994-A  -     9     1     -     8.9   1.0

PDC 1994-B  -     13    1     -     12.4  1.0

PDC 1994-C  -     12    1     -     11.1  1.0

PDC 1994-D  -     39    4     -     35.4  4.0

PDC 1995-A  -     8     1     -     7.1   1.0

PDC 1995-B  -     8     3     -     7.1   3.0

PDC 1995-C  -     12    1     -     9.6   1.0

PDC 1995-D  -     42    2     -     37.5  2.0

PDC 1996-A  -     14    2     -     11.5  2.0

PDC 1996-B  -     15    -     -     13.2  -

PDC 1996-C  -     22    2     -     17.6  1.9

PDC 1996-D  -     80(4) 5     -     62.3  4.3

PDC 1997-A  -     21(5) 1     -     11.1  0.1

PDC 1997-B  -     34(6) 2     -     23.4  2.0

PDC 1997-C  -     28    2     -     19.5  1.1

PDC 1997-D  -     94    7     -     72.7  4.5

PDC 1998-A  -     29    2     -     19.2  2.0

PDC 1998-B  -     41    2     -     26.9  1.9

PDC 1998-C  -     37    1     -     29.9  1.0

PDC 1998-D  -     89(7) 8(8)  -      70.8(7)    7.6(8)

PDC 1999-A  -     24    0     -     19.5  0

PDC 1999-B  -     26    1     -     21.0  0.5

PDC 1999-C  -     24    2     -     20.9  2.0

PDC 1999-D  -     51    0     -     37.5  0

PDC 2000-A(9)     -     13    0     -      10.28          0

PDC 2000-B(10)    -     8     0     -       6.30          0

 Total ......     41    1,148 92    41    932.78      80.2
---------------------

      [FN]
                  (1) Gross wells include all wells in which the partnerships owned a Working Interest.

                  (2) Net wells are the number of gross wells multiplied by the percentage Working Interest owned by the partnerships in the gross wells.

                  (3) The dry hole indicated represents an exploratory well.

                  (4) Ten wells in the Angel Antrim Shale Project were productive wells and subsequently plugged in third quarter of 2000.

                  (5) Three wells in the Angel Antrim Shale Project were productive wells and subsequently plugged in the third quarter of 2000.

                  (6) Six wells in the East 23 Antrim Shale Project were productive wells and subsequently plugged in the third quarter of 2000.

                  (7) One of the gas wells represents an exploratory well with a net interest of .9.

                  (8) Three of the dry holes represent exploratory wells with a net interest of 2.7.

                  (9) Partnership funded in May 2000. Wells were drilled in the second and third quarters of 2000.

      (10)Partnership funded in September 2000. Wells were drilled in third and fourth quarters of 2000.

      You should not consider operating results obtained by these prior partnerships as indicative of the operating results obtainable by the partnerships.

      Payout and Net Cash Tables

           The following tables provide information concerning the operating results of previous limited partnerships sponsored by the Managing
General
Partner and its Affiliates as of September 30, 2000.

Participants' Payout Table
September 30, 2000

                                    Revenues Before Deducting
                                    Operating Costs(3)
                        Total
                        Expendi-
                        tures       Total       During Three
            Investors'  I     ncluding    As of Months Ended
            Funds       Operating   Sept 30,    Sept 30,
      Partnership Invested(1)       Costs(2)          2000        2000
      Pennwest Petroleum
      Group 1984  $2,093,125  $3,243,979  $2,163,801  $ 8,099

      Pennwest Petroleum
      Group       1,976,250   3,097,127   1,786,112   14,316

      Petrowest Gas Group
      1986-A      956,250     1,549,690   1,018,465    8,527

      Petrowest Gas Group
      1987  1,143,250   1,884,809   1,504,069   13,820

      Petrowest Gas Group
      1987-B      983,875     1,487,076   784,258     6,627

      PDC 1987    454,750     730,237     529,230     4,394

      PDC 1988    770,100     1,282,472   1,123,674    8,612

      PDC 1988-B  841,500     1,294,575   590,711      6,577

      PDC 1988-C  1,326,000   2,077,972   1,151,325   15,071

      PDC 1989-P  1,523,625   2,379,810   1,756,180   17,721

      PDC 1989-A  1,028,500   1,668,596   1,327,356   20,213

      PDC 1989-B  3,153,500   4,646,093   2,629,879   25,749

      PDC 1990-A  1,195,100   1,695,732   713,374      7,208

      PDC 1990-B  1,887,850   2,795,689   1,545,021   19,249

      PDC 1990-C  2,956,300   4,353,842   2,270,149   47,167

      PDC 1990-D  3,132,674   4,530,775   2,278,193   35,793

      PDC 1991-A  2,328,150   3,397,679   2,059,586   26,107

      PDC 1991-B  1,583,975   2,248,751   1,172,142   18,239

      PDC 1991-C  2,325,600   3,341,139   1,820,720   29,154

      PDC 1991-D  4,469,725   6,251,223   2,499,763   47,750

      PDC 1992-A  2,472,396   3,388,875   1,001,546   16,350

      PDC 1992-B  2,532,246   3,622,194   2,139,856   39,422

      PDC 1992-C  5,430,563   7,837,725   5,315,774   92,378

      PDC 1993-A  2,647,750   4,042,524   3,955,909    46,097

      PDC 1993-B  2,130,620   2,855,887   1,268,475   26,739


      PDC 1993-C  2,665,865   3,587,352   1,373,735   35,228

      PDC 1993-D  2,545,375   3,340,033   1,461,711   36,767

      PDC 1993-E  6,438,950   7,941,170   3,559,561    81,591

      PDC 1994-A  1,798,563   2,445,889   885,089     18,989

      PDC 1994-B  2,353,579   3,092,479   1,366,929   38,908

      PDC 1994-C  2,052,636   2,676,111   1,033,025   29,514

      PDC 1994-D  6,605,166   8,541,330   3,355,374   94,874

      PDC 1995-A  1,282,403   1,720,767   801,135     21,238

      PDC 1995-B  1,625,442   2,030,693   566,296     15,968

      PDC 1995-C  1,850,184   2,384,000   702,715     22,615

      PDC 1995-D  7,137,437   8,998,268   2,881,833   101,455

      PDC 1996-A  2,241,294   2,889,680   1,506,880   45,978

      PDC 1996-B  2,335,695   2,935,422   1,141,600   44,730

      PDC 1996-C  3,433,436   4,207,650   1,220,517   52,741

      PDC 1996-D  13,312,502  16,239,367  4,377,034   264,983

      PDC 1997-A  3,625,243   4,358,220   1,048,643   54,289

      PDC 1997-B  5,880,739   7,043,149   1,374,571   72,489

      PDC 1997-C  5,257,634   6,400,198   1,746,468   149,909

      PDC 1997-D  16,112,034  19,618,816  2,936,148   268,770

      PDC 1998-A  4,586,758   5,619,947   1,149,084   149,450

      PDC 1998-B  6,216,237   7,559,196   1,455,863   247,245

      PDC 1998-C  6,797,121   8,302,405   1,513,966   211,539

      PDC 1998-D  17,856,977  21,318,008  2,446,562   397,439

      PDC 1999-A  4,176,643   4,955,837   669,943     170,696

      PDC 1999-B  4,819,707   5,759,272   938,884     275,520

      PDC 1999-C  6,166,176   7,300,098   928,314     421,424

      PDC 1999-D  16,277,127  18,915,894  1,385,050   1,154,893

      PDC 2000-A(4)     4,312,345   5,001,114   330,203

      PDC 2000-B(5)     10,094,444  11,602,809  -     -
      ---------------------

      [FN]
                  (1) Total Subscriptions, less commissions, management fee, and offering costs.

            (2) Includes the total of the subscriptions, assessments, funds advanced by the Managing General Partner to the general or limited partnerships, inclusive of operating costs. None of the partnerships has borrowed any funds.

                  (3) Represents the accrued gross revenues credited to the participants from oil and gas revenues net of royalties to landowners, overriding royalty interest, and other burdens, excluding interest income.

                  (4) Partnership funded in May 2000; wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in
November, 2000.

                  (5)Partnership funded in September 2000; wells were drilled in the third and fourth quarters of 2000; first revenue distribution to commence in
March, 2001.

      You should not consider operating results obtained by these prior partnerships as indicative of the operating results obtainable by the partnerships.

Participants' Net Cash Table
September 30, 2000



                                    Total Revenues
                                    After Deducting         Cash
                                    Operating Costs(3)      Distributions(4)

            Total       Three       Three Aggregate-
      Investors'  Expenditures-     Total Months      Total Months
Section
29
Partnership-      Funds Net of      As of Ended As of Ended Tax Credits(5)
      Invested (1)      Operating-  Sept  Sept 30,    Sept 30,    Sept 30,

            Costs(2)    30, 2000          2000  2000

Pennwest Petroleum
Group 1984  $2,093,125  $2,462,500  $1,382,322  $   493     $1,312,820  $
 $
493$536,186

Pennwest Petroleum
Group 1985-A      1,976,250   2,325,000   1,013,985   796   970,713
796651,854

Petrowest Gas
Group 1986-A      956,250     1,125,000   593,775     1,524 567,005
1,524467,451

Petrowest Gas
 Group 1987 1,143,250   1,345,000   964,260     2,743 921,640
2,743528,770

Petrowest Gas
 Group  1987-B    983,875     1,157,500   454,682     806   428,312
806368,780

PDC 1987    454,750     535,000     333,993     750   316,421     750236,910

PDC 1988    770,100     906,000     747,202     2,047 710,313
2,047482,543

PDC 1988-B  841,500     990,000     286,136     663   262,296     663265,608

PDC 1988-C  1,326,000   1,560,000   633,353     990   590,297     990504,653

PDC 1989-P  1,523,625   1,792,500   1,168,870   5,264 1,090,985
5,264792,113

PDC 1989-A  1,028,500   1,210,000   868,760     11,493      825,676
11,493549,988

PDC 1989-B  3,153,500   3,710,000   1,693,797   5,766 1,588,151
5,766780,206

PDC 1990-A  1,195,100   1,406,000   423,642     1,545 363,429
1,545143,138

PDC 1990-B  1,887,850   2,221,000   970,332     2,640 932,572
2,640634,389

PDC 1990-C  2,956,300   3,478,000   1,394,307   20,178      1,325,069
20,178651,548

PDC 1990-D  3,132,674   3,685,500   1,432,918   12,473      1,372,051
12,473837,696

PDC 1991-A  2,328,150   2,739,000   1,400,907   5,279 1,297,442
5,279860,839

PDC 1991-B  1,583,975   1,863,500   786,890     7,659 758,015
7,659502,273

PDC 1991-C  2,325,600   2,736,000   1,215,580   10,915      1,128,980
10,915765,865

PDC 1991-D  4,469,725   5,258,500   1,507,040   15,814      1,434,028
15,814986,968

PDC 1992-A  2,472,396   2,908,700   521,371     3,548 442,647
3,548383,855

PDC 1992-B  2,532,246   2,979,100   1,496,762   17,415      1,435,705
17,415909,400

PDC 1992-C  5,430,563   6,388,900   3,866,948   44,298      3,744,834
44,2981,769,675

PDC 1993-A  2,647,750   3,026,000   2,939,384   20,054      2,745,208
20,054131,415

PDC 1993-B  2,130,620   2,435,000   847,588     11,646      788,681
11,646
--

PDC 1993-C  2,665,865   3,046,700   833,083     13,710      776,697
13,710--

PDC 1993-D  2,545,375   2,909,000   1,030,678   17,716      989,440
17,716--

PDC 1993-E  6,438,950   7,358,800   2,977,192   37,282      2,828,244
37,282--

PDC 1994-A  1,798,563   2,055,500   494,700     5,757 454,730     5,757--

PDC 1994-B  2,353,579   2,689,804   964,254     18,981      908,996
18,981--

PDC 1994-C  2,052,636   2,345,870   702,784     14,070      646,347
14,070--

PDC 1994-D  6,605,166   7,548,761   2,362,806   49,606      2,175,951
49,606
--

PDC 1995-A  1,282,403   1,465,603   545,971     11,452      497,912
11,452--

PDC 1995-B  1,625,442   1,857,648   393,252     6,707 337,244     6,707 --

PDC 1995-C  1,850,184   2,114,496   433,211     6,438 376,414     6,438--

PDC 1995-D  7,137,437   8,157,071   2,040,637   49,580      1,829,941
49,580--

PDC 1996-A  2,241,294   2,576,200   1,193,400   25,355      1,058,582
25,355--

PDC 1996-B  2,335,695   2,684,707   890,885     22,524      765,969
22,524--

PDC 1996-C  3,433,436   3,946,478   977,345     25,266      860,070
25,266--

PDC 1996-D  13,312,502  15,301,726  3,439,393   234,876     3,081,303
234,876--

PDC 1997-A  3,625,243   4,166,946   857,368     31,256      763,447
31,256--

PDC 1997-B  5,880,739   6,759,470   1,090,892   36,895      941,491
36,895--

PDC 1997-C  5,257,634   6,043,257   1,389,527   159,310     1,067,616
159,310---

PDC 1997-D  16,112,034  18,519,579  1,836,911   125,731     1,453,026
125,731--

PDC 1998-A  4,586,758   5,272,135   801,273     98,538      650,246
98,538--

PDC 1998-B  6,216,237   7,145,101   1,041,768   172,509     948,370
172,509--

PDC 1998-C  6,797,121   7,812,783   1,024,345   123,700     758,688
123,700--

PDC 1998-D  17,856,977  20,525,261  1,653,815   231,479     1,192,251
231,479--

PDC 1999-A  4,176,643   4,800,739   514,844     124,777     375,255
124,777--

PDC 1999-B  4,819,707   5,539,893   719,504     208,903     532,300
208,903--

PDC 1999-C  6,166,176   7,087,559   715,775     343,855     474,453
343,855--

PDC 1999-D  16,277,127  18,709,342  1,178,498   991,195     991,195
991,195--

PDC 2000-A(6)     4,312,345   4,956,718   285,807     -     -     -     -
   --

PDC 2000-B(7)     10,094,444  11,602,809  --    -     --    -- --
---------------------

      [FN]
                  (1) Total Subscriptions, less commissions, management fee, and offering costs.

                  (2) Includes the total of the subscriptions, assessments, funds advanced by the Managing General Partner to the general or limited partnerships, exclusive of operating costs. None of the partnerships has borrowed any funds.

                  (3)   Represents the accrued gross revenues credited from
oil
and gas production, excluding operating costs,    landowners' royalty
interests,
overriding royalty interests,     and other burdens.

                  (4) Represents the net cash distributed to the partnerships.
All cash distributions to the partners were made from operations and constituted ordinary income.

                  (5) Wells drilled after December 31, 1992 do not qualify for the credit.

                  (6) Partnership funded in May 2000; wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in
November, 2000.

                  (7) Partnership funded in September 2000; wells were drilled in the third and fourth quarters of 2000; first revenue distribution to commence in March, 2001.

      You should not consider operating results obtained by these prior partnerships as indicative of the operating results obtainable by the partnerships.


Managing General Partner's Payout Table
September 30, 2000

            Revenues Before Deducting
      Total Expenditures      Operating Costs(2)
      Including   Total As of       During Three Months
Partnership Operating Costs(1)      Sept 30, 2000     Ended Sept 30, 2000

Pennwest Petroleum
Group 1984  $  161,123  $276,481    $ 1,325

Pennwest Petroleum
Group 1985-A      150,942     236,297     2,340

Petrowest Gas
Group 1986-A      81,557      163,002     1,454

Petrowest Gas
Group 1987  99,197      232,581     2,293

Petrowest Gas
Group 1987-B      78,268      121,620     1,109

PDC 1987    38,436      82,765      742

PDC 1988    67,486      182,760     1,463

PDC 1988-B  68,138      97,604      1,129

PDC 1988-C  110,367     183,377     2,519

PDC 1989-P  125,247     275,230     2,948

PDC 1989-A  225,474     329,617     5,053

PDC 1989-B  565,148     633,536     6,437

PDC 1990-A  199,060     165,011     1,802

PDC 1990-B  349,611     376,195     4,812

PDC 1990-C  530,643     532,717     11,792

PDC 1990-D  537,538     513,769     8,948

PDC 1991-A  413,278     500,074     6,527

PDC 1991-B  262,989     283,056     4,560

PDC 1991-C  400,403     440,664     7,288

PDC 1991-D  718,273     578,305     11,937

PDC 1992-A  296,250     85,543         -0-

PDC 1992-B  431,376     524,545     9,856

PDC 1992-C  930,077     1,258,805   23,094

PDC 1993-A  500,950     859,684     10,119

PDC 1993-B  323,879     270,569     5,870

PDC 1993-C  397,648     259,360     7,733

PDC 1993-D  368,583     289,195     8,071

PDC 1993-E  822,685     719,471     17,910

PDC 1994-A  542,393     211,496     4,747

PDC 1994-B  685,491     332,548     9,727

PDC 1994-C  593,317     255,520     7,381

PDC 1994-D  1,888,871   812,718     23,615

PDC 1995-A  381,756     193,291     5,303

PDC 1995-B  446,002     131,145     3,985

PDC 1995-C  525,403     165,884     5,124

PDC 1995-D  1,978,086   677,008     22,338

PDC 1996-A  666,915     376,720     11,495

PDC 1996-B  695,396     285,400     11,183

PDC 1996-C  1,014,933   305,129     13,185

PDC 1996-D  3,995,186   1,094,258   66,246

PDC 1997-A  1,025,550   262,161     13,572

PDC 1997-B  1,668,584   343,641     18,122

PDC 1997-C  1,544,558   436,617     37,477

PDC 1997-D  4,414,231   734,036     67,192

PDC 1998-A  1,223,644   287,271     37,363

PDC 1998-B  1,657,585   363,965     61,811

PDC 1998-C  1,821,687   378,491     52,885

PDC 1998-D  4,662,433   611,640     99,360

PDC 1999-A  1,082,937   167,486     42,674

PDC 1999-B  1,259,773   234,721     68,880

PDC 1999-C  1,594,680   232,078     105,356

PDC 1999-D  4,120,920   346,262     288,723

PDC 2000-A(3)     1,089,185   82,551      -

PDC 2000-B(4)     2,523,611   -     -
---------------------

      [FN]
                  (1) Includes Managing General Partner share of drilling costs.

                  (2) Represents the accrued gross revenues credited to the managing general partner(s).

                  (3) Partnership funded in May 2000; wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in
November, 2000.

                  (4) Partnership funded in September 2000; wells were drilled during the third and fourth quarters of 2000; first revenue distribution to commence in March, 2001.

      You should not consider operating results obtained by these prior partnerships as indicative of the operating results obtainable by the partnerships.



Managing General Partner's Net Cash Table
September 30, 2000

                  Total Revenues
                  After Deducting   Cash
                  Operating Costs(2)      Distributions(3)

            Total
            Expendi-                            Aggregate
            itures            Three       Three       Section
            Net of      Total Ended Total Months      29 Tax
            Operating   As of Sept  Sept  As of Sept  Ended Sept  Credits
Partnership       Costs 30, 2000    30, 2000    30, 2000    30, 2000    (4)

Pennwest
Petroleum
Group 1984  $ 129,605   $244,963    $ 1,125     $241,305    $  1,125
$28,220

Pennwest
Petroleum
Group 1985-A      122,368     207,723     1,985       205,446     1,985

34,308

Petrowest
Gas Group
 1986-A     59,210      140,655     1,085       136,215     1,085
24,603

Petrowest
Gas Group
 1987 70,789      204,173     1,710       197,961     1,710       27,830

Petrowest
Gas Group
 1987-B     60,921      104,273     803   99,898      803   19,409

PDC 1987    28,158      72,488      550   69,844      550   12,469

PDC 1988    47,684      162,958     1,117 157,409     1,117       25,397

PDC 1988-B  52,105      81,571      818   76,964      818   13,979

PDC 1988-C  82,105      155,115     1,778 147,798     1,778       26,561

PDC 1989-P  94,342      244,325     2,292 230,937     2,292       41,690

PDC 1989-A  114,278     218,421     2,873 207,650     2,873       137,497

PDC 1989-B  350,389     418,777     1,441 392,368     1,441       195,051

PDC 1990-A  132,789     98,740      386   83,687      386   35,784

PDC 1990-B  209,761     236,345     660   226,905     660   158,597

PDC 1990-C  328,478     330,553     5,004 313,243     5,044       162,887

PDC 1990-D  348,075     324,306     3,118 309,089     3,118       209,424

PDC 1991-A  258,683     345,479     1,320 319,613     1,320       215,210

PDC 1991-B  175,997     196,064     1,915 190,289     1,915       125,568

PDC 1991-C  258,400     298,661     2,729 277,011     2,729       191,466

PDC 1991-D  496,639     356,670     3,953 338,417     3,953       246,742

PDC 1992-A  274,711     64,004      -0-   44,323      -0-   -0-

PDC 1992-B  281,361     374,530     4,354 362,319     4,354       227,350

PDC 1992-C  603,396     932,124     11,074      907,702     11,074
442,419

PDC 1993-A  294,194     652,928     4,402 610,304     4,402       29,568

PDC 1993-B  236,736     183,426     2,556 170,495     2,556       --

PDC 1993-C  296,207     157,919     3,009 145,542     3,009       --

PDC 1993-D  282,819     203,431     3,889 194,379     3,889       --

PDC 1993-E  715,438     612,224     8,184 579,528     8,184       --

PDC 1994-A  449,641     118,743     1,439 109,969     1,439       --

PDC 1994-B  588,395     235,453     4,745 221,638     4,745       --

PDC 1994-C  513,159     175,362     3,517 161,253     3,517       --

PDC 1994-D  1,651,292   575,139     12,348      528,425     12,348      --

PDC 1995-A  320,601     132,136     2,863 120,121     2,863       --

PDC 1995-B  406,361     91,504      1,677 77,502      1,677       --

PDC 1995-C  462,546     103,028     1,441 88,829      1,441       --

PDC 1995-D  1,784,359   483,281     10,913      430,607     10,913      --

PDC 1996-A  560,324     270,129     6,339 236,425     6,339       --

PDC 1996-B  583,924     173,928     5,631 142,699     5,631       --

PDC 1996-C  858,359     148,556     6,316 119,237     6,316 --

PDC 1996-D  3,328,126   427,199     (37,898)(7) 337,677     (37,898)(7)--

PDC 1997-A  906,311     142,921     7,814 119,441     7,814       --

PDC 1997-B  1,470,185   145,243     9,224       107,893     9,224       --

PDC 1997-C  1,314,409   206,467     (26,125)(7) 125,989     (26,125)(7) --

PDC 1997-D  4,028,009   347,814     31,432      251,843     31,432      --

PDC 1998-A  1,146,758   200,317     24,634      162,560     24,634      --

PDC 1998-B  1,554,059   260,440     43,127      237,091     43,127      --

PDC 1998-C  1,699,280   256,084     30,925      189,670     30,925      --

PDC 1998-D  4,464,244   413,451     57,869      298,060     57,869      --

PDC 1999-A  1,044,161   128,710     31,194      93,813      31,194      --

PDC 1999-B  1,204,927   179,875     52,225      133,074     52,225      --

PDC 1999-C  1,541,544   178,943     85,963      118,613     85,963      --

PDC 1999-D  4,069,282   294,624     247,798     247,798     247,798     --

PDC 2000-A(5)     1,078,086   71,452      -     --    --    --

PDC 200-B(6)      2,523,611   --    -     --    --    --
---------------------

      [FN]
                  (1) Includes Managing General Partner share of drilling costs, exclusive of operating costs.

                  (2) Represents the accrued gross revenues credited from oil and gas production, excluding operating costs, landowners' royalty interests,
Overriding Royalty Interests, and other burdens.

                  (3) Represents the net cash received from the partnerships' cash distributions. All cash distributions to the managing general partner were made from operations.

                  (4) Wells drilled after December 31, 1992 do not qualify for the credit.

                  (5) Partnership funded in May 2000; wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in
November, 2000.

                  (6) Partnership funded in September 2000; wells were drilled in the third and fourth quarters of 2000; first revenue distribution to commence in March, 2001.

      (7) Reflects payment for preferred cash distribution paid to investing partners.

      You should not consider operating results obtained by these prior partnerships as indicative of the operating results obtainable by the partnerships.





      Tax Deductions and Tax Credits of Participants in Previous
Partnerships

            The following table reflects the participants' share of the previous
limited partnerships' available tax deductions that were reported in the
partnerships' tax returns and    the     share of tax deductions as a
percentage
of their subscriptions.  The following percentages do not reflect the effect of
the revenues from the partnerships' operations and are subject to audit adjustments by the Service. The table also reflects the aggregate Section 29 nonconventional fuel production credit as a percentage of the participants' initial investment over the life of each partnership through September 30, 2000, and the federal tax savings from deductions and tax credits based on the maximum
marginal tax rate in each year.  Wells drilled after December 31, 1992 do not
qualify for the credit. The final column shows these tax shelter ratios calculated in accordance with Service regulations. Programs with anticipated tax shelter ratios of greater than 2:1 in any of the first five years must register
as tax shelters.  The Managing General Partner does not expect any of the prior
partnerships or the    partnerships     in the current Program to exceed the
2:1
ratio. The following table is based on past experience and should not be considered as necessarily indicative of the results that may be expected in these
   partnerships.      It is suggested that prospective subscribers consult
with
their tax advisors concerning their specific tax circumstances and the tax benefits available to them individually, which may materially vary in various circumstances.

                              Estimated
            First Aggregate   Aggregate   Federal     Tax
            Year Tax    Deductions  Section 29  Tax   Shelter
            Deductions  Thereafter  Tax Credits(1)    Savings(2)  Ratio(3)

      *Pennwest
       Petroleum
       Group 1984 70.87%      27.22%      21.77%      68.39%      1.4:1

      *Pennwest
       Petroleum
       Group 1985-A     69.51%      28.27%      28.04%      73.45%
1.5:1

      *Petrowest
       Gas Group
       1986-A     70.10%      28.91%      41.55%      86.69%      1.8:1

      *Petrowest
       Gas Group
       1987 63.09%      34.09%      39.31%      75.19%      2.3:1

      *Petrowest
        Gas Group
       1987-B     68.70%      26.85%      31.86%      67.40%      2.1:1

      *PDC 1987   70.30%      32.67%      44.28%      82.51%      2.6:1

      *PDC 1988   68.57%      33.62%      53.26%      87.37%      2.9:1

      *PDC 1988-B 66.70%      32.59%      26.83%      60.08%      1.9:1

      *PDC 1988-C 69.20%      30.50%      32.35%      65.75%      2.1:1

      *PDC 1989-P 63.68%      31.73%      44.19%      76.31%      2.5:1

      *PDC 1989-A 69.80%      35.78%      45.45%      81.22%      2.6:1

      *PDC 1989-B 69.10%      28.77%      21.03%      53.92%      1.7:1

      *PDC 1990-A 67.92%      19.03%      10.18%      39.29%      1.2:1

      *PDC 1990-B 71.50%      23.56%      28.56%      60.58%      2.0:1

      *PDC 1990-C 70.60%      26.95%      18.73%      51.81%      1.6:1

      *PDC 1990-D 69.70%      29.44%      22.73%      56.45%      1.8:1

      *PDC 1991-A 69.80%      22.52%      31.43%      61.45%      2.0:1

      *PDC 1991-B 67.00%      27.18%      26.95%      57.50%      1.9:1

      *PDC 1991-C 69.60%      27.56%      27.99%      59.81%      2.0:1

      *PDC 1991-D 69.80%      23.74%      18.77%      49.29%      1.6:1

      *PDC 1992-A 68.24%      18.23%      13.20%      41.40%      1.3:1

      *PDC 1992-B 69.60%      29.08%      30.53%      63.43%      2.1:1

      *PDC 1992-C 69.20%      31.63%      27.70%      61.46%      2.0:1

      *PDC 1993-A 69.00%      40.24%      4.34% 41.43%      1.2:1

      *PDC 1993-B 68.10%      25.57%      --    34.62%      0.9:1

      *PDC 1993-C 68.80%      23.97%      --    34.26%      0.9:1

      *PDC 1993-D 68.60%      22.11%      --    33.44%      0.9:1

      *PDC 1993-E 67.60%      25.54%      --    34.44%      0.9:1

      *PDC 1994-A 87.70%      5.25% --    36.81%      0.9:1

      *PDC 1994-B 89.40%      7.15% --    38.23%      1.0:1

      *PDC 1994-C 89.70%      5.97% --    37.88%      1.0:1

      *PDC 1994-D 89.90%      6.69% --    38.25%      1.0:1

      *PDC 1995-A 85.66%      12.89%      --    39.02%      1.0:1

      *PDC 1995-B 89.02%      5.91% --    37.59%      0.9:1

      PDC 1995-C  89.71%      5.45% --    37.68%      1.0:1

      PDC 1995-D  89.94%      5.52% --    37.80%      1.0:1

      PDC 1996-A  89.94%      7.62% --    38.64%      1.0:1

      PDC 1996-B  86.82%      8.29% --    37.66%      1.0:1

      PDC 1996-C  89.42%       4.90%      --    37.35%      0.9:1

      PDC 1996-D  89.49%       4.54%      --    37.24%      0.9:1

      PDC 1997-A  89.50%      3.15% --    36.69%      0.9:1

      PDC 1997-B  89.50%      3.08% --    36.66%      0.9:1

      PDC 1997-C  89.50%      4.43% --    37.20%      0.9:1

      PDC 1997-D  89.50%      2.87% --    36.58%      0.9:1

      PDC 1998-A  89.50%      3.44% --    36.80%      0.9:1

      PDC 1998-B  89.50%      3.95% --    37.01%      0.9:1

      PDC 1998-C  89.50%      3.09% --    36.66%      0.9:1

      PDC 1998-D  89.50%      1.91% --    36.20%      0.9:1

      PDC 1999-A  89.50%      1.04% --    35.85%      0.9:1

      PDC 1999-B  89.50%      1.07% --    35.87%      0.9:1

      PDC 1999-C  89.50%      0.60% --    35.68%      0.9:1

      PDC 1999-D  89.50%      0.20% --    35.52%      0.9:1

      PDC 2000-A(4)     89.50%      0.00% --    35.44%      0.9:1

      PDC 2000-B(5)     89.50%      0.00% --    35.44%      0.9:1

      *Partnerships in existence for over five years.
      ---------------------
      [FN]
                  (1) Wells drilled after December 31, 1992 do not qualify for the credit.

                  (2)   The Estimated Federal Tax Savings column reflects
the
percentage savings in taxes which would have been paid by an investor had he not
had the use of the various deductions and credits available to a partner
in the    program     and it assumes full use of deductions and tax credits
at
maximum    federal     tax rates of 50% in 1984-1986, 40% in 1987 and 1988,
and
33% in 1989 and 1990, 31% in 1991-1992, 36% in 1993, and 39.6% in 1994 and
t   afterward.

                  (3) Total deductions plus 200% of credits generated for partnerships first offered before December 31, 1986. Total deductions plus 350%
of credits generated for partnerships offered after December 31, 1986.

                  (4)   Partnership funded in May 2000.

                  (5)   Partnership funded in September 2000.

      You should not consider operating results obtained by these prior partnerships as indicative of the operating results obtainable by the partnerships.


Percentage of Gross Return on Subscriptions Through
September 30, 2000
From Cash Distributions, Tax Savings from
Deductions and Tax Credits(1)




                        Tax   Total
            Cumulative  Total Cash  Deductions  Return of         Year/
      Cash  Section 29  and   Tax   Cash, Tax         Months
Program     Distributions     Credit(3)   Tax Credit  Effected(4)
Deduction(5)      Producing

*Pennwest Petroleum
   1984     53.28%      21.77%      75.05%      50.54%      125.59%     15/6

*Pennwest Petroleum
   1985-A   41.52%      28.04%      69.56%      49.32%      118.88%     14/7

**Petrowest Gas
   Group 1986     50.14%      41.55%      91.70%      49.10%      140.79%

13/6

**Petrowest Gas
   Group 1987     68.28%      39.31%      107.60%     39.76%      147.36%

12/9

**Petrowest Gas
   Group 1987-B   36.92%      31.86%      68.78%      39.37%      108.15%

12/6

**PDC 1987  58.84%      44.28%      103.13%     42.35%      145.47%     12/4

**PDC 1988  77.64%      53.26%      130.91%     38.19%      169.10%
11/10

**PDC 1988-B      26.45%      26.83%      53.28%      37.23%      90.50%

11/6

**PDC 1988-C      37.74%      32.35%      70.08%      37.39%      107.47%

11/4

**PDC 1989-P      60.21%      44.19%      104.40%     35.94%      140.34%

10/10

**PDC 1989-A      67.87%      45.45%      113.33%     39.99%      153.32%

10/6

**PDC 1989-B      42.61%      21.03%      63.64%      36.80%      100.44%

10/4

**PDC 1990-A      25.85%      10.18%      36.03%      32.59%      68.62%

9/11

**PDC 1990-B      41.79%      28.56%      70.36%      35.82%      106.18%
   9/9

**PDC 1990-C      37.74%      18.73%      56.47%      36.97%      93.45%
   9/5

**PDC 1990-D      37.03%      22.73%      59.76%      37.69%      97.45%
   9/4

**PDC 1991-A      47.22%      31.43%      78.64%      33.81%      112.45%

8/11

**PDC 1991-B      40.39%      26.95%      67.34%      34.31%      101.65%
   8/8

**PDC 1991-C      40.94%      27.99%      68.93%      35.70%      104.63%
   8/6

**PDC 1991-D      27.13%      18.77%      45.90%      34.26%      80.16%
   8/4

**PDC 1992-A      15.22%      13.20%      28.42%      31.67%      60.08%

7/11

**PDC 1992-B      47.59%      30.53%      78.12%      36.85%      114.97%
   7/9

**PDC 1992-C      57.52%      27.70%      85.22%      37.79%      123.01%
   7/6

**PDC 1993-A      89.06%      4.34% 93.41%      41.45%      134.86%     7/4

**PDC 1993-B      32.12%      --    32.12%      38.36%      70.49%      6/11

**PDC 1993-C      22.29%      --    25.29%      37.97%      63.26%      6/8

**PDC 1993-D      33.41%      --    33.41%      36.06%      70.48%      6/6

**PDC 1993-E      37.74%      --    37.74%      38.16%      75.91%      6/3

**PDC 1994-A      21.49%      --    21.49%      40.53%      62.02%      5/11

**PDC 1994-B      32.63%      --    32.63%      42.10%      74.72%      5/8

**PDC 1994-C      26.96%      --    26.96%      41.71%      68.67%      5/6

**PDC 1994-D      27.80%      --    27.80%      42.11%      69.92%      5/4

**PDC 1995-A      32.81%      --    32.81%      42.97%      75.78%      5/0

**PDC 1995-B      17.56%      --    17.56%      41.39%      58.94%      4/9

**PDC 1995-C      17.23%      --    17.23%      41.49%      58.72%      4/6

**PDC 1995-D      22.17%      --    22.17%      41.62%      63.79%      4/4

**PDC 1996-A      39.75%      --    39.75%      42.54%      82.29%      3/11

**PDC 1996-B      26.81%      --    26.81%      41.47%      68.28%      3/7

**PDC 1996-C      20.080      --    20.08%      41.12%      61.21%      3/5

**PDC 1996-D      17.96%      --    17.96%      41.00%      58.95%      3/4

**PDC 1997-A      17.13%      --    17.13%      40.40%      57.52%      2/11

**PDC 1997-B      12.63%      --    12.63%      40.37%      53.00%      2/7

**PDC 1997-C      15.98%      --    15.98%      40.96%      56.94%      2/5

**PDC 1997-D      7.40% --    7.40% 40.27%      47.68%      2/3

**PDC 1998-A      12.26%      --    12.26%      40.52%      52.78%      1/10

**PDC 1998-B      13.13%      --    13.13%      40.75%      53.87%      1/7

**PDC 1998-C      9.59% --    9.59% 40.37%      49.96%      1/5

**PDC 1998-D      5.76% --    5.76% 39.86%      45.62%      1/3

**PDC 1999-A      7.82% --    7.82% 39.47%      47.29%      0/11

 *PDC 1999-B      9.61% --    9.61% 39.49%      49.10%      0/7

 *PDC 1999-C      6.69% --    6.69% 39.28%      45.98%      0/5

 *PDC 1999-D      5.30% --    5.30% 39.11%      44.41%      0/3

 *PDC 2000-A(6)   0.00% --    0.00% 39.02%      39.02%      0/0

 *PDC 2000-B(7)   0.00% --    0.00% 39.02%      39.02%      0/0
*   Program contains oil & gas production
**  Program contains gas production

---------------------
[FN]
                  (1) This table assumes investors were able to fully utilize all tax benefits at the maximum marginal Federal rate plus an assumed state rate of 4%

                  (2) Cash distributions to investors divided by investors' initial investment.

                  (3) Credit earned on qualified production. Wells drilled after December 31, 1992 do not qualify for the credit.

                  (4)   Tax savings from deductions assuming investor is in
the
highest marginal bracket.  Rates used were 54% in 1984, 1985 and 1986, 42.5%
in
1987, 37% in 1988, 1989 and 1990, 35% in 1991 and 1992, 40% in 1993, and
43.6%
in 1994 and    afterward    .

                  (5) This column represents the sum of the percentage amounts set forth in columns 1, 2, and 4 of this table.

                  (6) Partnership funded in May 2000; wells were drilled in the second and the third quarters of 2000; first revenue distribution to commence in
November, 2000.

                  (7) Partnership funded in September 2000; wells were drilled during the third and fourth quarters of 2000; first revenue distribution to commence in March, 2001.

      You should not consider operating results obtained by these prior partnerships as indicative of the operating results obtainable by the partnerships.

      Partnership Estimated Proved Reserves and Future Net Revenues

            The following table presents information regarding the public drilling programs sponsored by the Managing General Partner. The table reflects with respect to each partnership the estimated proved reserves and future net reserves as of January 1, 2000. The information presented has been derived from reports prepared by an independent petroleum consultant, Wright & Company, Inc.
and by the Managing General Partner's petroleum engineers as noted below.



      Partnership Proved Reserves and Future Net Revenues as of January 1, 2000(1)

Category ofEstimated    Estimated   Estimated   Percent Value
PartnershipProved ReservesNet OilNet GasFuture NetDiscounted
BBL ReservesReserves Revenuesat 10% Annum
BblMCF
PDC 1989-A(2).....Proved Developed  74,289      699,530           $2,512,336

$919,538
      Proved Undeveloped                        -     -
            Totals      74,289      699,530           $2,512,336  $919,538

PDC 1989-B(2).....Proved Developed  -     868,746           $1,088,606
$494,607
      Proved Undeveloped            -     -     -     -
            Totals      -     868,746           $1,088,606  $494,607

PDC 1990-A(2).....Proved Developed  -     185,298           $166,338
$101,476
      Proved Undeveloped            -     -     -     -
            Totals      -     185,298           $166,338    $101,476

PDC 1990-B(2).....Proved Developed  -     908,911           $1,527,737
$427,844
      Proved Undeveloped            -     -     -     -
            Totals      -     908,911           $1,527,737  $427,844

PDC 1990-C(2).....Proved Developed  -     1,352,069         $2,138,263
$882,260
      Proved Undeveloped            -     -     -     -
            Totals      -     1,352,069         $2,138,263  $882,260

PDC 1990-D(2).....Proved Developed  -     1,852,      164   $3,028,473
$941,893
      Proved Undeveloped            -     -     -     -
            Totals      -     1,852,      164   $3,028,473  $941,893

PDC 1991-A(2).....Proved Developed  -     1,076,916         $1,591,994
$514,817
      Proved Undeveloped            -     -     -     -
            Totals      -     1,076,      916   $1,591,994  $514,817

PDC 1991-B(2).....Proved Developed  -     808,269           $1,404,561
$583,489
      Proved Undeveloped            -     -     -     -
            Totals      -     808,269           $1,404,561  $583,489

PDC 1991-C(2).....Proved Developed  -     1,261,450         $1,909,232
$657,947
                  Proved Undeveloped            -     -     -     -
            Totals      -     1,261,450         $1,909,232  $657,947

PDC 1991-D(2).....Proved Developed  -     1,537,323         $2,284,487
$977,741
                  Proved Undeveloped            -     -     -     -
            Totals      -     1,537,323         $2,284,487  $977,741

PDC 1992-A(2).....Proved Developed        240,538           $253,254
$153,330
      Proved Undeveloped            -     -     -     -
            Totals      -     240,538           $253,254    $153,330

PDC 1992-B(2).....Proved Developed  -     2,014,676         $3,225,125
$1,099,980
      Proved Undeveloped            -     -     -     -
            Totals      -     2,014,676         $3,225,125  $1,099,980

PDC 1992-C(2).....Proved Developed  -     3,520,851         $5,857,807
$2,603,934
      Proved Undeveloped            -     -     -     -
            Totals      -     3,520,851         $5,857,807  $2,603,934

PDC 1993-A(2).....Proved Developed  -     1,641,727         $2,576,724
$883,285
      Proved Undeveloped            -     -     -     -
            Totals      -     1,641,727         $2,576,724  $883,285

PDC 1993-B(2).....Proved Developed  -     1,134,522         $1,793,194
$647,173
      Proved Undeveloped            -     -     -     -
            Totals      -     1,134,522         $1,793,194  $647,173

PDC 1993-C(2).....Proved Developed  -     1,884,169         $3,326,479
$1,050,325
      Proved Undeveloped            -     -     -     -
            Totals      -     1,884,169         $3,326,479  $1,050,325

PDC 1993-D(2).....Proved Developed  -     1,465,134         $2,518,505
$803,682
      Proved Undeveloped            -     -     -     -
            Totals      -     1,465,134         $2,518,505  $803,682

PDC 1993-E(2).....Proved Developed  3,097 3,973,      279   $6,955,078
$2,182,565
      Proved Undeveloped            -     -     -
            Totals      3,097 3,973,279         $6,955,078  $2,182,565

PDC 1994-A(2).....Proved Developed  -     906,022           $1,394,953
$430,224
      Proved Undeveloped            -     -     -     -
            Totals      -     906,022           $1,394,953  $430,224

PDC 1994-B(2).....Proved Developed  -     1,248,766         $2,100,211
$858,829
      Proved Undeveloped            -     -     -     -
            Totals      -     1,248,766         $2,100,211  $858,829

PDC 1994-C(2).....Proved Developed  -     1,204,411         $2,015,723
$714,428
      Proved Undeveloped            -     -     -     -
            Totals      -     1,204,411         $2,015,723  $714,428

PDC 1994-D(2).....Proved Developed  -     3,259,918         $5,415,330
$2,266,064
      Proved Undeveloped            -     -     -     -
            Totals      -     3,259,918         $5,415,330  $2,266,064

PDC 1995-A(2).....Proved Developed  -     711,605           $975,223
$494,330
      Proved Undeveloped            -     -     -     -
            Totals      -     711,605           $975,223    $494,330

PDC 1995-B(2).....Proved Developed  -     530,656           $856,146
$307,080
      Proved Undeveloped            -     -     -     -
            Totals      -     530,656           $856,146    $307,080

PDC 1995-C(2).....Proved Developed  -     650,795           $783,295
$366,655
      Proved Undeveloped            -     -     -     -
            Totals      -     650,795           $783,295    $366,655

PDC 1995-D(2).....Proved Developed  -     2,134,423         $2,866,463
$1,549,272
      Proved Undeveloped            -     -     -     -
            Totals      -     2,134,423         $2,866,463  $1,549,272

PDC 1996-A(2).....Proved Developed  -     1,087,      960   $1,886,496
$971,911
      Proved Undeveloped            -     -     -     -
            Totals      -     1,087,960         $1,886,496  $971,911

PDC 1996-B(2).....Proved Developed  -     901,311           $1,184,975
$684,284
      Proved Undeveloped            -     -     -     -
            Totals      -     901,311           $1,184,975  $684,284

PDC 1996-C(2).....Proved Developed  -     1,184,745         $1,621,370
$855,348
      Proved Undeveloped            -     -     -     -
            Totals      -     1,184,      745   $1,621,370  $855,348

PDC 1996-D(2).....Proved Developed  -     4,978,478         $6,681,857
$3,604,734
      Proved Undeveloped            -     -     -     -
            Totals      -     4,978,478         $6,681,857  $3,604,734

PDC 1997-A(2).....Proved Developed  -     829,406           $1,188,850
$672,483
      Proved Undeveloped            -     -     -     -
            Totals      -     829,406           $1,188,850  $672,483

PDC 1997-B(2).....Proved Developed  -     1,439,718         $1,909,143
$1,139,079
      Proved Undeveloped            -     -     -     -
            Totals      -     1,439,718         $1,909,143  $1,139,079

PDC 1997-C(2).....Proved Developed  -     2,829,964         $4,579,592
$2,345,974
      Proved Undeveloped            -     -     -     -
            Totals      -     2,829,964         $4,579,592  $2,345,974

PDC 1997-D(3).....Proved Developed  -     6,313,050          $10,799,608

$5,269,317
      Proved Undeveloped      -     -     -     -
            Totals      -     6,313,050         $10,799,608 $5,269,317

PDC 1998-A(3).....Proved Developed  -     3,528,019         $5,401,068
$3,216,135
      Proved Undeveloped            -     -     -     -
            Totals      -     3,528,019         $5,401,068  $3,216,135

PDC 1998-B(3).....Proved Developed  -     6,359,734         $10,329,354
$5,958,968
      Proved Undeveloped            -     -     -     -
            Totals      -     6,359,734         $10,329,354 $5,958,968

PDC 1998-C(3).....Proved Developed  -     5,603,611         $8,165,363
$5,106,221
      Proved Undeveloped            -     -     -     -
            Totals      -     5,603,611         $8,165,363  $5,106,221

PDC 1998-D(3).....Proved Developed  -     9,050,807         $15,674,942
$8,638,087
      Proved Undeveloped            -     -     -     -
            Totals      -     9,050,807         $15,674,942 $8,638,087

PDC 1999-A(3).....Proved Developed  -     3,769,217         $7,514,392
$3,680,417
      Proved Undeveloped            -     -     -     -
            Totals      -     3,769,217         $7,514,392  $3,680,417

PDC 1999-B(3).....Proved Developed  35,916      5,056,558         10,253,444

$5,319,900
      Proved Undeveloped            -     -     -     -
            Totals      35,916      5,056,558         10,253,444  $5,319,900

PDC 1999-C(3).....Proved Developed  36,650      3,147,846         6,925,986

$3,823,823
      Proved Undeveloped            -     -     -     -
            Totals      36,650      3,147,846         6,925,986   $3,823,823

PDC 1999-D(4).....Proved Developed        -     -     -     -
      Proved Undeveloped            -     -     -     -
            Totals            -     -     -     -

PDC 2000-A(4).....Proved Developed        -     -     -     -
      Proved Undeveloped            -     -     -     -
            Totals            -     -     -     -

PDC 2000-B(4).....Proved Developed        -     -     -     -
      Proved Undeveloped            -     -     -     -
            Totals            -     -     -     -


[FN]
            (1)   For the    partnerships     PDC 1989-A through PDC 1992-C
and
for PDC 1994-A through PDC 1998-C, we own 20% of the reserves listed and the
   investor partners     own 80% of the reserves listed above.  In the PDC
1993-A, PDC 1993-B, PDC 1993-C, PDC 1993-D and PDC 1993-E Limited
Partnerships,
we own 18% of the reserves listed and the    investor partners     own 82%
of the
reserves listed above.

            (2)   Reserve reports prepared by our petroleum engineers.

            (3) Reserve reports prepared by an independent petroleum consultant, Wright & Company, Inc.

            (4)   The wells of these    partnerships     were drilled after
December 31, 1999; therefore, reserve studies have not been conducted.

You should not consider operating results obtained by these prior partnerships
As indicative of the operating results obtainable by the    partnerships

TAX CONSIDERATIONS

      We attach the tax opinion of Duane, Morris & Heckscher LLP to the prospectus as Appendix D. You should review Appendix D in its entirety before
investing in the    .       All references in this "Tax Considerations"
section
are to the tax opinion set forth in Appendix D.

      The following is a summary of the opinions of Duane, Morris &
Heckscher
LLP, counsel to the    partnerships    , which represent counsel's opinions
on
all material federal income tax consequences to the    partnership     and
to you
as an    investor partner     .  There may be aspects of your particular tax
situation which are not addressed in the following discussion or in Appendix
D.
Additionally, the resolution of         tax issues depends upon future facts
and
circumstances not known to counsel as of the date of this prospectus; thus, no
assurance as to the final resolution of    these     issues should be drawn
from
the following discussion.

      The following statements are based upon the provisions of the Internal
Revenue Code of 1986,     ,     existing and proposed regulations
thereunder,
current administrative rulings, and court decisions. It is possible that legislative or administrative changes or future court decisions may significantly
modify the statements and opinions expressed          could be retroactive
with
respect to the transactions prior to the date of          changes.

      Moreover, uncertainty exists concerning some of the federal income tax
aspects of the transactions being undertaken by the    partnership    .
Some of
the tax positions being taken by the Partnership may be challenged by the
Internal Revenue Service        and any         challenge could be
successful.
Thus, there can be no assurance that all of the anticipated tax benefits of an
investment in the    partnership     will be realized.

      Counsel's opinion is based upon the transactions described in this
prospectus   ,     and upon facts as they have been represented to counsel
or
determined by it as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered.

      Because of the factual nature of the inquiry, and    the     lack of
clear
authority in the law, it is not possible to reach a judgment as to the outcome
on the merits (either favorable or unfavorable) of          material federal
income tax issues as described more fully     .

Summary of Conclusions

      Opinions expressed:  The following is a summary of the specific opinions
expressed by counsel.  To fully understand the tax considerations of an
investment in the     ,      you should read the discussion of these matters
set
forth in the tax opinion in Appendix D.

      1.    The material federal income tax benefits in the aggregate from an
investment in the    partnership     will be realized.

      2.    The    partnership     will be treated as a partnership for
federal
income tax purposes and not as an association taxable as a corporation or as a
"publicly traded partnership."  See "General Tax Effects of Partnership
Structure."
      3.    To the extent the    partnership's     wells are timely drilled
and
amounts are timely paid, the    partners     will be entitled to their pro
rata
share of the    partnership's     paid in 2001 with respect to the
   partnerships     designated "PDC 2001- Limited Partnership," in 2002 with
respect to the    partnerships     designated "PDC 2002- Limited
Partnership,"
and in 2003 with respect to the    partnerships     designated "PDC 2003-
Limited
Partnership."           See "Intangible Drilling and Development Costs
Deductions."

      4.    Neither the at risk nor the limitations related to the adjusted basis
of an     investor     in his or her Partnership interest will limit the
deductibility of losses generated from the    partnership    .  See "Basis
and
At Risk Limitations."

      5.    An    additional general partner's     interest will not be
considered a passive activity within the meaning of Code Section 469 and losses
generated while    the     general partner interest is so held will not be
limited by the passive activity provisions. See "Passive Loss and Credit Limitations."

      6.    Limited    partners     interests (other than those held by
   additional general partners     who convert their interests into
   limited
partners'     interests) will be considered a passive activity within the meaning
of Code Section 469 and losses generated therefrom will be limited by the passive activity provisions. See "Passive Loss and Credit Limitations."

      7.    The    partnership     will not be terminated solely as the
result
of the conversion of    partnership     interests.  See "Conversion of
Interests."

      8.    To the extent provided in this section of the prospectus, the
   partners'     distributive shares of    partnership     tax items will
be
determined and allocated substantially in accordance with the terms of the limited partnership agreement. See "Partnership Allocations."

      9.    The    partnership     will not be required to register with the
Service as a tax shelter.  See "Registration as a Tax Shelter."

      No opinion expressed: Due to the lack of authority, or the essentially factual nature of the question, counsel expresses no opinion on the following:

      1.    The impact of an investment in the    partnership     on an
investor's     alternative minimum tax, due to the factual nature of the
issue.
See "Alternative Minimum Tax."

      2.    Whether, under Code Section 183, the losses of the
   partnership
will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual
nature of a    partner's     interest and motive in engaging in the     .

See "Profit Motive."

     3.     Whether each    partner     will be entitled to percentage
depletion
since         a determination is dependent upon the status of the
   partner
as an independent producer and on the    partner's     other oil and gas
production.  Due to the inherently factual nature of         a
determination,
counsel is unable to render an opinion as to the availability of percentage depletion. See "Depletion Deductions."

      4.    Whether any interest incurred by a    partner     with respect
to any
borrowings will be deductible or subject to limitations on deductibility, due to
the factual nature of the issue.  Without any assistance from us, some
   partners     may choose to borrow the funds necessary to acquire a Unit
and
may incur interest expense in connection with that borrowing.  Based upon the
purely factual nature of any         loans, counsel is unable to express an
opinion with respect to the deductibility of any interest paid or incurred on loans.  See "Interest Deductions."

      5. Whether the fees to be paid to us and to third parties will be deductible, due to the factual nature of the issue. Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up"
expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, counsel is unable to express
an opinion regarding         treatment.  See "Transaction Fees."

      General Information:  Certain matters contained in this
    Considerations        section are not considered to address a material
tax
consequence and are for general information, including the matters contained in
sections dealing with gain or loss on the sale of    units     or of
property,
   partnership     distributions, tax audits, penalties, and state, local,
and
self-employment tax. See "General Tax Effects of Partnership Structure," "Gain or Loss on Sale of Properties or Units," "Partnership Distributions," "Administrative Matters," "Accounting Methods and Periods," "Social Security Benefits; Self-Employment Tax," and "State and Local Tax."

      Facts and Representations:  The opinions of counsel are also based upon the
facts described in this prospectus and upon         representations made to
counsel by us for the purpose of permitting counsel to render its opinions, including the following representations with respect to the program:

                  1.    The limited partnership agreement to be entered into
by
and among the    investor partners      and us and any amendments to the
agreement will be duly executed and will be made available to you upon written
request.  The limited partnership agreement will be duly recorded in all places
required under the West Virginia Uniform Limited Partnership Act         for
the
due formation of the    partnership     and for its continuation in
accordance
with the terms of the limited partnership agreement.  The    partnership
will
at all times be operated in accordance with the terms of the limited partnership
agreement, the prospectus, and the         Act.

                  2.    No election will be made by the    partnership,
or
us to be excluded from the application of the provisions of Subchapter K of the
Code.

                  3. The partnership will own an operating mineral interest, as defined in the Code and in the Regulations, in all of the drill sites and none of the partnership's revenues will be from non-working interests.

                  4.    The amounts that will be paid to the Managing
General
Partner as drilling fees, operating fees, and other fees will be amounts that
would not exceed amounts that would be ordinarily paid for similar transactions
between persons having no affiliation and dealing with each other at arms'
length.
                  5.    We will cause the    partnership     to properly
elect
to deduct currently all intangible drilling and development costs.

                  6.    The    partnership     will have a December 31
taxable
year and will report its income on the accrual basis.

                  7.    The drilling and operating agreement to be entered
into
by and between the    partnership     and us will be duly executed and will
govern the drilling of the    partnership's     wells.  All
   partnership
wells will be spudded by not later than March 30, 2002 for
   partnerships
designated "PDC 2001- Limited Partnership" March 30, 2003 for
   partnerships
designated "PDC 2002- Limited Partnership" and March 30, 2004 for
   partnerships     designated "PDC 2003- Limited Partnership."

                  8.    The drilling and operating agreement will be duly
executed and will govern the operation of the    partnership's     wells.

                  9.    Based upon our review of our experience with our
previous
drilling programs since 1984 (see "Prior Activities - Tax Deductions and Tax Credits of Participants in Previous Partnerships," above) and upon the intended
operations of the    partnership    , we have represented that the sum of

    the aggregate deductions, including depletion deductions, and
    350
percent of the aggregate credits from the    partnership     will not, as
of the
close of any of the first five years ending after the date on which units
are offered for sale, exceed two times the cash invested by the partners
in the    partnership     as of          dates.  In that regard, we have
reviewed
the economics of our similar oil and gas drilling programs for the past several
years, and have represented that we have determined that none of those programs
has resulted in a tax shelter ratio greater than two to one.  Further, we have
represented that the deductions that are or will be represented as potentially
allowable to an investor will not result in any    partnership     having
a tax
shelter ratio greater than two to one and believe that no person could reasonably
infer from representations made, or to be made, in connection with the offering
of    units     that          sums as of          dates will exceed two
times the
   partners'     cash investments as of          dates.

                  10.   We have represented that at least 90% of the gross
income
of the    partnership     will constitute income derived from the
exploration,
development, production, and/or marketing of oil and gas.  We have represented
that we do not believe that any market will ever exist for the sale of
   units     and that we will not make a market for the    units    .
Further,
the    units     will not be traded on an established securities market.

                  11.   The    partnership     will have the objective of
carrying on business for profit and dividing the gain from its operations.

                  12.   We will not permit the purchase of    units     by
tax-exempt investors or foreign investors.

      The opinions of counsel are also subject to all the assumptions, qualifications, and limitations set forth in the following discussion and in the
opinion, including the assumptions that each of the    partners     has full
power, authority, and legal right to enter into and perform the terms of the limited partnership agreement and to take any and all actions under the agreement in connection with the transactions contemplated by the agreement.

      You should be aware that, unlike a ruling from the Service, an opinion of
counsel represents only         counsel's best judgment.  There can be no
assurance that the Service will not successfully assert positions which are inconsistent with the opinions of counsel set forth in this discussion and
Appendix D or in the tax reporting positions taken by the    partners
or the
   partnership    .  You should consult your own tax advisor to determine
the
effect of the tax issues discussed in this section and in Appendix D on your individual tax situation.

General Tax Effects of Partnership Structure

      Each    partnership     will be formed as a limited partnership

the limited partnership agreement and the laws of the State of West
Virginia.

      No tax ruling will be sought from the Service as to the status of the
   partnership     as a partnership for federal income tax purposes.

                  -     Any tax benefits anticipated from an investment in
a
   partnership     would be adversely affected or eliminated if the
   partnership     is treated as a corporation for federal income tax
purposes.

                  -     While counsel has opined that the    partnership
will
initially be treated as a partnership for federal tax purpose, that opinion is not binding on the Service.

      The applicability of the federal income tax consequences described in this
section depends on the treatment of the    partnerships     as partnerships
for
federal income tax purposes and not as corporations and not as associations taxable as corporations. Any tax benefits anticipated from an investment in a
   partnership     would be adversely affected or eliminated if the
   partnership     is treated as a corporation for federal income tax
purposes.

      Counsel to the    partnership     is of the opinion that, at the time
of
its formation, each of the    partnerships     will be treated as a
partnership
for federal income tax purposes.  The opinion is based on the provisions of the
limited partnership agreement and applicable state law and representations made
by us.  The opinion of counsel is not binding on the Service and is based on
existing law, which is to a great extent the result of administrative and judicial interpretation. In addition, we can give no assurance that a
   partnership     will not lose partnership status as a result of changes
in the
manner in which it is operated or other facts upon which the opinion of counsel is based.

      Under the Code, a partnership is not a taxable entity and, accordingly,
incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity which is required to file an information return with the
Service.  In general, the character of a partner's share of each item of income,
gain, loss, deduction, and credit is determined at the partnership level.
Each
partner is allocated a distributive share of          items in accordance
with
the partnership agreement and is required to take          items into
account in
determining the partner's income.  Each partner includes          amounts
in
income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the Partnership.

Intangible Drilling and Development Costs Deductions

                  - Provided drilling is completed in a timely manner, investors will have the option of deducting their proportionate share of designated "PDC 2001- Limited Partnership," in 2002 for partnerships designated "PDC 2002-Limited Partnership," and in 2003 for
   partnerships
designated "PDC 2003- Limited Partnership" or capitalizing it and deducting it over a 60-month period from the date of investment.

                  -     87% of subscriptions will be utilized for IDC, which
is
deductible in the year of investment against any form of income (by additional
general partners     or passive income (by    limited partners     a one
   unit     investor in a 39.6% marginal federal income tax bracket would reduce
his taxes payable by $6,890   .

      Congress granted to the Treasury Secretary the authority to prescribe regulations that would allow taxpayers the option of deducting, rather than
capitalizing, intangible drilling and development costs       .  The
Secretary's
rules state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

      The prospectus provides that 87% of the    investor partners'
capital
contributions (i.e, subscriptions net of         commissions, discounts, due
diligence expenses, and wholesaling costs and the management fee) will be utilized for IDC, which is deductible in the year of investment. As a result,
   additional general partners     will realize a deduction of 87% of their
investment against any form of income in the year in which the investment is
made, provided wells are spudded within the first 90 days of the following year.
The deduction by    limited partners     will be restricted to passive
income.
Based on an 87% deduction, a one    unit     ($20,000) investor in a 39.6%
marginal         tax bracket would reduce taxes payable by $6,890.  The
investor
could also realize additional tax savings on state income taxes in many states, and self-employed investors could realize additional tax savings on self-employment taxes.

      A.    Classification of Costs

      In general, IDC consists of those costs which in and of themselves have no
salvage value.  In previous partnerships sponsored by us from 1984 through
2000
(see "Prior Activities - Tax Deductions and Tax Credits of Participants in Previous Partnerships," above), intangible drilling costs have ranged from approximately 64.6% to 89.9% of the investor's contributions. While the planned
activities of the    partnership     are similar in nature to those of prior
partnerships, the amount of expenditures classified as IDC could be greater than
or less than prior partnerships.  In addition, a partnership's classification of
a cost as IDC is not binding on the government, which might reclassify an item
labeled as IDC as a cost which must be capitalized.  To the extent not
deductible,          amounts will be included in the    partnership's
basis
in mineral property.

      B.    Timing of Deductions

      Although the    partnership     will elect to deduct IDC, each
investor has
an option of deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a sixty-month period, beginning with the taxable month in which the expenditure is made.  In addition to the effect
of this change on regular taxable income, the two methods have different
treatment under the           (see "Alternative Minimum Tax").

      In order for the IDC to qualify for deduction in 2001, 2002 and 2003,
respectively, the wells for    partnerships     designated "PDC 2001-
Limited
Partnership," "PDC 2002- Limited Partnership," and "PDC 2003- Limited Partnership," respectively, must be spudded by March 30, 2002, 2003, and 2004,
respectively.           requirements must also be met.  Although PDC will
attempt
to satisfy each requirement of the Service and judicial authority for deductibility of IDC in 2001, 2002, and 2003, respectively, for
   partnerships     designated "PDC 2001- Limited Partnership," "PDC 2002-
Limited Partnership," and "PDC 2003- Limited Partnership," respectively, we can
give no assurance that the Service will not successfully contend that the
IDC of
a well which is not completed until 2001, 2002, or 2003, respectively, for
   partnerships     designated "PDC 2001- Limited Partnership," "PDC 2002-
Limited Partnership," or "PDC 2003- Limited Partnership," respectively, are not
deductible in whole or in part until 2002, 2003, or 2004, respectively, for
   partnerships     designated "PDC 2001- Limited Partnership," "PDC 2002-
Limited Partnership," or "PDC 2003- Limited Partnership," respectively.
Further,
to the extent drilling of the    partnership's     wells does not commence
by
March 30, 2002, 2003, or 2004, respectively, for    partnerships
designated
"PDC 2001- Limited Partnership," "PDC 2002- Limited Partnership," or "PDC
2003-
Limited Partnership," respectively, the deductibility of all or a portion of the
IDC may be deferred.  Notwithstanding the foregoing, we can give no assurance
that the Service will not challenge the current deduction of IDC because of the
prepayment being made to a related party.  If the Service were successful with
         challenge, the    partners'     deductions for IDC would be
deferred to
later years.

      C.    Recapture of IDC

      IDC previously deducted that is allocable to the property
directly
or through the ownership of an interest in a partnership        and which
would
have been included in the adjusted basis of the property is recaptured to the
extent of any gain realized upon the disposition of the property. Treasury regulations provide that recapture is determined at the partner level (subject
to         anti-abuse provisions).  Where only a portion of recapture property
is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property), a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

Depletion Deductions

                  - Investors who are "independent producers" of oil and gas will be entitled to claim a percentage depletion deduction on their oil and gas income. For 2000, the deduction is 19% (15% for wells producing more than 90 Mcf per day or 15 barrels of oil per day) of gross income not to exceed 65% of the taxpayer's taxable income or 100% of the net income on a property by property basis. The latter limitation does not apply to "stripper wells" for tax years
1998 to 2001. After 2000, the depletion rate may change but will be within the range of 15% to 25%.

      The owner of an economic interest in an oil and gas property is entitled
to claim the greater of percentage depletion or cost depletion with respect to
oil and gas properties which qualify for          depletion methods.
Percentage
depletion is generally available only with respect to the domestic oil and gas
production of        "independent producers."  In order to qualify as an
independent producer, the taxpayer, either directly or through related parties, may not be involved in the refining of more than 50,000 barrels of oil
(or equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.
In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. For properties placed in service after 1986, depletion deductions, to the extent they reduce basis in an oil and gas property, are subject to recapture under section 1254.

      Cost depletion for any year is determined by multiplying the number of units (e.g., barrels of oil or Mcf of gas) sold during the year by a fraction, the numerator of which is the cost or other basis of the mineral interest and the denominator of which is total reserves available at the beginning of the period.
In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

      Percentage depletion is a statutory allowance          which a
deduction
equal to a percentage of the taxpayer's gross income from each property is allowed in any taxable year, with the aggregate deduction limited to 65% of the taxpayer's taxable income for the year (computed without regard to percentage
depletion and net operating loss and capital loss carrybacks). The allowable deduction is limited to 100% of the net income on a property by property basis, and further limited to 65% of a taxpayer's taxable income. In the case of "stripper well property," as that term is defined in Code Section 613A(c)(6)(D), the 100% of taxable income limitation has been eliminated for taxable years
1998
to 2001.  Code Section 613A(c)(6)(H).  It is anticipated that some of the
properties of the    partnerships     will likely constitute "stripper well
properties" for this purpose.           The percentage depletion deduction
rate
will vary with the price of oil, but the rate will not be less than 15% nor more than 25%. Code Section 613A(c)(6)(C). For 2000, the rate is 19%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

      The availability of depletion, whether cost or percentage, will be
determined separately by each    partner      Each    partner     must
separately
keep records of his share of the adjusted basis in an oil or gas property, adjust
         share of the adjusted basis for any depletion taken on
    property, and use          adjusted basis each year in the computation
of his
cost depletion or in the computation of his gain or loss on the disposition of
     property.       These requirements may place an administrative burden
on a
   partner

Depreciation Deductions

      The    partnership     will claim depreciation, cost recovery, and
amortization deductions with respect to its basis in    partnership
property
as permitted by the Code.          cost of lease equipment and well
equipment,
such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered
under    .      The cost recovery deduction for most equipment used in
domestic
oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. If an accelerated depreciation method is used, a portion of the depreciation will be a preference item for AMT purposes. You will not be able to claim depreciation deductions because all tangible costs have been allocated to us.

Interest Deductions

      In the         will acquire their interests by remitting cash in the
amount
of $20,000 per    unit     to the    partnership    .  In no event will the
   partnership     accept notes in exchange for a    partnership
interest.
Nevertheless, without any assistance from us, some investors may choose to borrow
the funds necessary to acquire a    unit     and may incur interest expense
in
connection with those loans.  Based upon the purely factual nature of loans, counsel is unable to express an opinion with respect to the
deductibility of any interest paid or incurred on         loans.

Transaction Fees

                  -     Partnership expenditures classified as
organizational
expenses, and start-up expenses may be amortized over periods ranging from
60
months to the life of the property.

                  - No deduction is permitted for syndication expenses, including sales commissions for the purchase of Units.

      The    partnership     may classify a portion of the fees to be paid
to
third parties and to us or to the operator and its affiliates (as described in
the prospectus under "Source of Funds and Use of Proceeds") as expenses which are
deductible as organizational expenses or otherwise.  There is no assurance that
the Service will allow the deductibility of    these     expenses and
counsel
expresses no opinion with respect to the allocation of the fees to deductible and nondeductible items.

      Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

      A partnership may elect to amortize and deduct its organizational expenses ratably over a period of not less than 60 months commencing with the month the partnership begins business. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees.

      No deduction is allowable for "syndication expenses," examples of which
include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes,
printing costs, and other selling or promotional material.  These costs must be
capitalized.  Payments for services performed in connection with the acquisition
of capital assets must be amortized over the useful life of         assets.

      No deduction is allowable with respect to "start-up expenditures," although expenditures may be capitalized and amortized over a period of not less than 60 months.

      The    partnership     intends to make payments to us, as described
in
greater detail in the prospectus.  To be deductible, compensation paid to
a
general partner must be for services rendered by the partner other than in his
capacity as a partner or for compensation determined without regard to partnership income. Fees which are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner and
        decrease the net loss, or increase the net income among all partners.
If the Service were to successfully challenge our allocations, a partner's
taxable income could be increased,         resulting in increased taxes and
in
liability for interest and penalties.

Basis and At Risk Limitations

                  -     Partners contributing cash from 'personal funds'
will not
be limited, to the extent of cash contributed, in their deductibility of
   partnership     losses by the 'at risk' basis rules or the limitations
related
to a    partner's     basis in his    partnership     interest.

      A    partner's     share of    partnership     losses will be allowed
only
to the extent of the aggregate amount with respect to which the taxpayer is
"at
risk" for         activity at the close of the taxable year.  In general,
a
   partner     is "at risk" to the extent of the amount of cash and the
adjusted
basis of other property contributed to the    partnership      Any
loss
disallowed by the "at risk" limitation shall be treated as a deduction allocable to the activity in the first succeeding taxable year.

      The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year.

      The    partners     will purchase    units     by tendering cash to
the
   partnership    .  To the extent the cash contributed constitutes the
"personal
funds" of the    partners     the    partners     should be considered at
risk
with respect to those amounts.  To the extent the cash contributed constitutes
"personal funds," in the opinion of counsel, neither the at risk rules nor the
adjusted basis rules will limit the deductibility of losses generated from the
   partnership    .  In no event, however, may a partner utilize his
distributive
share of partnership loss where          share exceeds the partner's basis
in the
partnership.

Passive Loss Limitations

      A.    Introduction

      The deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations.

      The definition of a "passive activity" generally encompasses all rental
activities as well as all activities with respect to which the taxpayer does not
"materially participate."  Notwithstanding this general rule, however, the term
"passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not
limit the liability of the taxpayer with respect to         interest."  A
taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. In addition, no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates.

      A passive activity loss         is the amount by which the aggregate
losses
from all passive activities for the taxable year exceed the aggregate income from
all passive activities for         year.

      Individuals and personal service corporations will be entitled to only to the extent of their passive income whereas closely held C corporations (other than personal service corporations) can offset against both passive and net active income, but not against portfolio income.
In calculating passive income and loss, however, all activities of the taxpayer
are aggregated.           disallowed as a result of the above rules will be
suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income.

      Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

      B.    General Partner Interests

                  -     General    partner     will not be considered as
investments in passive activities for federal tax purposes.

                  -     Additional          who convert to limited partner
status
after recording a tax loss from their investment in any year will continue to have income treated as non-passive, but may have some or all of their deductions treated as passive.

      A    limited partner's     interest in the    partnership     will be
considered a passive activity and losses generated while          limited
partnership interest is held will be limited by the passive activity provisions.
In general, an    additional general partner's     interest in the
   partnership     will not be considered a passive activity, and losses
generated while          general partner interest is held will not be
limited by
the passive activity provisions.  However, if an    additional general
partner     interest is converted to a limited partner interest prior to the spudding date, but after the end of the taxable year in which IDC was incurred,
IDC will be subject to the passive activity rules.  In addition, that portion of
   partnership     income for          prior taxable year attributable to
IDC
treated as passive loss will be considered passive. The "spudding date" is the date that drilling commences.

      If an    additional general partner     converts his interest to a
   limited partner     interest          the terms of the limited
partnership
agreement, the character of a subsequently generated tax attribute will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

      If a taxpayer has any loss from any taxable year from a working interest
in any oil or gas property that is treated as a non-passive loss, then any net
income from          property for any succeeding taxable year is to be
treated
as income that is not from a passive activity.  Consequently, assuming that
a
converting    additional general partner     has losses from working
interests
which are treated as non-passive, income from the    partnership
allocable
to the    partner     after conversion would be treated as income that is
not
from a passive activity.

      C.    Limited Partner Interests

                  -     Income and losses of    limited partners     will
be
treated as "passive" for federal tax purposes.

      If an    investor partner      invests in the    partnership     as
a
   limited partner    , his distributive share of the    partnership's
losses
will be treated as     ,     the availability of which will be limited to
the
   partner's     passive income.  If the    partner     does not have
sufficient
passive income to utilize the          the disallowed          will be
suspended
and may be carried forward to be deducted against passive income arising in future years. Further, upon the disposition of the interest to an unrelated
party, in a fully taxable transaction          suspended losses will be
available, as described above.

      Limited    partners     should generally be entitled to offset their
distributive shares of passive income from the    partnerships     with
deductions from other passive activities.

Conversion of Interests

      The    partnership    , in the opinion of counsel, will not be
terminated
solely as a result of the conversion by    additional general partner
of
their    partnership     interests into limited partnership interests.  In
the
event a constructive termination does occur, however, there will be a deemed
distribution of the    partnership's     assets to the    partners     and
a
recontribution by         to the    partnership    .  This constructive
termination could have adverse        income tax consequences,
described
in the opinion in Appendix D.  For a discussion of the conversion feature of the
    ,     see "Terms of the Offering - Conversion of Units by Additional
General
Partners."

Alternative Minimum Tax
                  -     Due to the potentially significant impact of a
purchase
of    units     on an     investor's     tax liability, investors should
discuss
the implications of an investment in the    partnership     on their regular
and
AMT liabilities with their tax advisors prior to acquiring    units    .

      Tax benefits associated with oil and gas exploration activities similar to
that of the         have been subject to the AMT in the past.  Specifically,
prior to January 1, 1993, intangible drilling cost ("IDC") was an AMT preference item to the extent that "excess IDC" exceeded 65% of a taxpayer's net income from oil and gas properties for the year. Excess IDC was the amount by which the taxpayer's IDC deduction exceeded the deduction that would have been allowed if the IDC had been capitalized and amortized on a straight-line basis over ten years. Percentage depletion, to the extent it exceeded a property's basis, was also an AMT preference item.

      For independent producers in taxable years beginning after 1992, the Energy
Policy Act repealed the treatment of percentage depletion as a preference item for AMT purposes and provided a limited benefit from the preference on expensing
IDC. However, their AMTI may not be reduced by more than 40% of the AMTI determined without this benefit.

      For corporations, other than integrated oil companies, the adjusted current
earning         adjustments were also repealed.

Gain or Loss on Sale of Property or Units

                  -     Sale or exchange of property by the
   partnership
or a    unit     by an investor could result in

                  -     Investors who fail to report a sale or exchange of
a
   unit     in the    partnership     could be subject to a penalty of 10%
of the
aggregate income not reported.


       the recapture of IDCs and depletion     ordinary income           If
the
   the amou     gain exceeds the amount of the         recaptured        ,
the
investor will recognize ordinary income to the extent of the          be
required
to recognize ordinary income     .     To balance the excess income, the
investor
would recognize a capital loss for the difference between the gain and the income. Depending on an investor's particular tax situation, some or all of this loss might be deferred to future years, resulting in a greater tax liability in the year in which the sale was made and a reduced future tax liability.

      Any partner who sells or exchanges interests in a partnership must generally notify the partnership in writing within 30 days of transaction in accordance with Regulations and must attach a statement to his tax
return reflecting         facts regarding the sale or exchange.  The notice
must
include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee.

      Any investor who is required to notify the    partnership     of a
transfer
of his    partnership     interest, and, who fails to do so, may be fined
$50 for
each failure, limited to $100,000, provided there is no intentional disregard of
the filing requirement.  Similarly, the    partnership     may be fined for
failure to report the transfer. The partnership's penalty is $50 for each failure, limited to $250,000, provided there is no intentional disregard of the filing requirement.

      The tax consequences to an assignee purchaser of a    unit     from
a
   partner     are not described in this prospectus.  Any assignor of a
   unit     should advise his assignee to consult his own tax advisor
regarding
the tax consequences of          assignment.

Partnership Distributions

      Under the Code, any increase in a partner's share of partnership
liabilities, or any increase in         partner's individual liabilities by
reason of an assumption by him of partnership liabilities is considered to be a
contribution of money by the partner to the partnership.  Similarly, any decrease
in a partner's share of partnership liabilities or any decrease in the
partner's individual liabilities by reason of the partnership's assumption of
   the     individual liabilities will be considered as a distribution of money
to the partner by the partnership.

      The    partners'     adjusted bases in their    units     will
initially
consist of the cash they contribute to the    partnership    .  Their bases
will
be increased by their share of    partnership     income and additional
contributions and decreased by their share of    partnership     losses and
distributions.  To the extent that    the     actual or constructive
distributions are in excess of a    partner's     adjusted basis in his
   partnership     interest (after adjustment for contributions and his
share of
income and losses of the    partnership    , that excess will generally be
treated as gain from the sale of a capital asset.  In addition, gain could be
recognized to a distributee partner upon the disproportionate distribution to a
partner of unrealized receivables or substantially appreciated inventory.
The
limited partnership agreement prohibits distributions to any    investor
partner
     to the extent    the     would create or increase a deficit in the
   partner's     capital account.

Partnership Allocations

      The    partners'     distributive shares of partnership income, gain,
loss,
and deduction should be determined and allocated substantially in accordance with the terms of the limited partnership agreement.

      The Service could contend that the allocations contained in the limited
partnership agreement do not have substantial economic effect or are not in
accordance with the    partners'     interests in the    partnership     and
may
seek to reallocate these items in a manner that will increase the income or gain
or decrease the deductions allocable to a    partner    .

Profit Motive

                  - Investors who enter a business without economic, nontax profit motive may be denied the benefits of deductions associated with the business to the extent they exceed the income from the business.

      The existence of economic, nontax motives for entering into the is
essential if the    partners     are to obtain the tax benefits associated
with
an investment in the    partnership    .

      Where an activity entered into by an individual is not engaged in for profit, the individual's deductions with respect to that activity are limited to those not dependent upon the nature of the activity (e.g., interest and taxes);
any remaining deductions will be limited to gross income from the activity for
the year.  Should it be determined that a    partner's     activities with
respect to the          are "not for profit," the Service could disallow all
or
a portion of the deductions generated by the    partnership's
activities.

      The Code generally provides for a presumption that an activity is entered
into for profit where gross income from the activity exceeds the deductions
attributable to    the     activity for three or more of the five
consecutive
taxable years ending with the taxable year in question.  At the taxpayer's
election,    the     presumption can relate to three or more of the taxable
years
in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity.

      Due to the inherently factual nature of a    partner's     intent and
motive in engaging in the     ,     counsel does not express an opinion as
to the
ultimate resolution of this issue in the event of a challenge by the
Service.
Partners must, however, seek to make a profit from their activities with respect
to the          beyond any tax benefits derived from those activities or
risk
losing those tax benefits.

Administrative Matters

      Returns and Audits.  While no federal income tax is required to be paid by
an organization classified as a partnership for federal income tax purposes,
a
partnership must file federal income tax information returns, which are subject
to audit by the Service.  Any         audit may lead to adjustments, in
which
event you may be required to file amended personal federal income tax returns.
Any         audit may also lead to an audit of your individual tax return
and
adjustments to items unrelated to an investment in units.

      For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Partnership items will include those items that the Regulations provide are more appropriately determined at the partnership level than the partner level. The Service generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item.  An individual
partner may not file suit for a credit or a refund arising out of a partnership
item without first filing a request for an administrative proceeding by the Service at the partnership level. Individual partners are entitled to notice of
   the     administrative proceedings and decisions        , except in the
case
of partners with less than 1% profits interest in a partnership having more than
100 partners.  If a group of partners having an aggregate profits interest of 5%
or more in         a partnership so requests, however, the Service also must
mail
notice to a partner appointed by that group to receive notice.  All partners,
whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the limited
partnership agreement provides for waiver of          of these rights by the
   investor partners,      including those not entitled to notice, may be
bound
by a settlement reached by the    partnership's     representative "tax
matters
partner," which will be Petroleum Development Corporation.  If a proposed tax
deficiency is contested in any court by any    partner     of a
   partnership     or by us, all    partners     of that    partnership
may
be deemed parties to    the     litigation and bound by the result reached
       .

      Consistency Requirements.  You must generally treat    partnership
items on your federal income tax returns consistently with the treatment of
   the     items on the    partnership     information return unless you
file a
statement with the Service identifying the inconsistency or otherwise satisfy the
requirements for waiver of the consistency requirement.  Failure to satisfy this
requirement will result in an adjustment to conform your treatment of the item
with the treatment of the item on the    partnership     return.
Intentional or
negligent disregard of the consistency requirement may subject you to substantial penalties.

      Compliance Provisions. Taxpayers are subject to several penalties and other provisions that encourage compliance with the federal income tax laws, including an accuracy-related penalty in an amount equal to 20% of the portion of an underpayment of tax caused by negligence, intentional disregard of rules or regulations or any "substantial understatement" of income tax. A "substantial understatement" of tax is an understatement of income tax that exceeds the greater of (a) 10% of the tax required to be shown on the return (the correct tax), or (b) $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding corporation).

      Except in the case of understatements attributable to "tax shelter"
items,
an item of understatement may not give rise to the penalty if (a) there is or was
"substantial authority" for the taxpayer's treatment of the item or (b) all facts
relevant to the tax treatment of the item are disclosed on the return or on
a
statement attached to the return, and there is a reasonable basis for the tax
treatment of    the     item by the taxpayer.  In the case of partnerships,
the
disclosure is to be made on the return of the partnership.  Under the applicable
Regulations, however, an individual partner may make adequate disclosure with
respect to partnership items if         conditions are met.

      In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for his position, he reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter" item is one that arises from a partnership (or other form of investment) the principal purpose of which is the avoidance or evasion of federal income tax. Under the GATT legislation, a corporation is generally held to a higher standard to avoid the substantial understatement penalty.

      Based on the definition  of a "tax shelter" in the Regulations, performance
of previous partnerships sponsored by us since 1984, and the planned activities
of the Program, we have represented that the Partnerships will not qualify as
"Tax Shelters" under the Code, and will not register them as     .       See
"Prior Activities - Tax Deductions and Tax Credits of Participants in
Previous
Partnerships," above.

Accounting Methods and Periods

      The    partnership     will use the accrual method of accounting and
will
select the calendar year as its taxable year.

Social Security Benefits; Self_employment Tax

      A          share of any income or loss attributable to    units
will
constitute "net earnings from self-employment" for both social security and
self-employment tax purposes, while a    limited partner's     share of
   these     items will not constitute "net earnings from self-employment."
Thus, no quarters of coverage or increased benefits under the Social
Security Act
will be earned by    limited partners    .

State and Local Taxes

      The opinions expressed         are limited to issues of federal income
tax
law and do not address issues of state or local law.  We urge you to consult your
tax advisors regarding the impact of state and local laws on your investment in
the    partnership    .

Individual Tax Advice Should Be Sought

      We have presented only a summary of the material tax considerations that
may affect your decision regarding the purchase of    units    .  The tax
considerations attendant to an investment in a    partnership     are
complex,
vary with individual circumstances, and depend in some instances upon whether the
investor acquires     .       You should review    the     tax consequences
with
your tax advisor.

SUMMARY OF LIMITED PARTNERSHIP AGREEMENT

      The limited partnership agreement in the form attached to this prospectus as Appendix A will govern your rights and obligations. You, together with your personal advisers, should carefully study the limited partnership agreement in its entirety before submitting a subscription. The following statements concerning the limited partnership agreement are merely a summary of all the material terms of the limited partnership agreement, but do not purport to be complete and in no way amend or modify the limited partnership agreement.

Responsibility of Managing General Partner

      The Managing General Partner shall have the exclusive management and
control of all aspects of the business of the    partnership    .  Sections
5.01
and 6.01 of the limited partnership agreement.  No    investor partner
shall
have any voice in the day-to-day business operations of the
   partnership    .
Section 7.01. The Managing General Partner is authorized to delegate and subcontract its duties under the limited partnership agreement to others, including entities related to it. Section 5.02.

Liabilities of General Partners, Including Additional General Partners

      General    partners,     including    additional general partners    ,
will
have unlimited liability for    partnership     activities.  The
   additional
general partners     will be jointly and severally liable for all
obligations and
liabilities to creditors and claimants, whether arising out of contract or tort,
in the conduct of    partnership     operations.  Section 7.12.

      We, as operator, maintain general liability insurance.  In addition, we
have agreed to indemnify each of the    additional general partners     for
obligations related to casualty and business losses which exceed available
insurance coverage and    partnership     assets.  Section 7.02.

      The    additional general partner    , by execution of the    limited
partners,      grant to the Managing General Partner the exclusive authority to
manage the    partnership     business in its sole discretion and to
bind
the    partnership     and all    partners     in its conduct of the
   partnership     business.  The    additional general partner     may not
participate in the management of the    partnership     business; and the
limited
partnership agreement prohibits the    additional general partner     from
acting
in a manner harmful to the assets or the business of the    partnership
or
to do any other act which would make it impossible to carry on the ordinary
business of the    partnership     acts in contravention of the terms of the
limited  partnership agreement, losses caused by his or her actions will be borne
by    the     may be liable to other    partners     for all damages
resulting
from his or her breach of the limited partnership agreement.  Section 7.01.
Additional          who choose to assign their    units     in the future
may do
so only as provided in the limited partnership agreement and liability of
   partners     who have assigned their    units     may continue after
   the     assignment unless a formal assumption and release of liability is
effected.  Section 7.03.

Liability of Limited Partners

      The West Virginia Uniform Limited Partnership Act will govern the
   partnerships    , under which law a    limited partner's     liability
for the
obligations of the    partnership     is limited to his or her capital
contribution, his or her share of    partnership     assets and the return
of any
part of his or her capital contribution for a period of one year after the
return (or six years in the event    the     return is in violation of the
limited partnership agreement).  A    limited partner     will not otherwise
be
liable for the obligations of the    partnership     unless, in addition to
the
exercise of his or her rights and powers as a    limited partner     person
takes
part in the control of the business of the    partnership    .  Section
7.01.

Allocations and Distributions

      General: Profits and losses are to be allocated and cash is to be distributed in the manner described in the section entitled "Participation in
Costs and Revenues."  See Article III of the limited partnership agreement.

      Time of Distributions:  The Managing General Partner will determine
and
distribute not less frequently than quarterly cash available for distribution.
Section 4.01. The Managing General Partner may, at its discretion, make distributions more frequently. Notwithstanding any other provision of the
limited partnership agreement to the contrary, no    partner     will
receive any
distribution to the extent    the     distribution will create or increase
a
deficit in that    partner's     capital account (as increased by his or her
share of    partnership     minimum gain).  Section 4.03.

      Liquidating Distributions:  Liquidating distributions will be made in the
same manner as regular distributions; however, in the event of dissolution of the
   partnership    , distributions will be made only after due provision has
been
made for, among other things, payment of all    partnership     debts and
liabilities.  Section 9.03.

Voting Rights

      Investor    partners     owning 10% or more of the then outstanding
   units     entitled to vote have the right to require the Managing General
Partner to call a meeting of the    partners    .  Section 7.07.

      Investor    partners     may vote with respect to    partnership
matters.  Each    unit     is entitled to one vote on all matters; each
fractional    unit     is entitled to that fraction of one vote equal to the
fractional interest in the    unit    .  Except as otherwise provided in the
limited partnership agreement, at any meeting of    investor partners     ,
approval of any matters considered at the meeting requires a vote of a majority
of    units     represented at    the     meeting, in person or by proxy,
at the
meeting at which a quorum is present.  Approval of any of the following matters
requires a vote of a majority of the then outstanding    units     entitled
to
vote:

      - The sale of all or substantially all of the assets of the
   partnership    ;

      - Removal of the Managing General Partner and election of a new managing general partner;

      - Dissolution of the    partnership    ;

      - Any non-ministerial amendment to the limited partnership agreement;

      - Cancellation of contracts for services with the Managing General Partner or affiliates; and

      - The appointment of a liquidating trustee in the event the
   partnership     is to be dissolved by reason of the retirement,
dissolution,
liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the
last remaining     .

      Additionally, the    partnership     is not permitted to participate
in a
         transaction unless the          has been approved by at least 66
2/3%
in interest of    investor partners     .  Sections 5.07(m) and 7.08.  The
Managing General Partner if it were removed by the    investor partners
may
elect to retain its interest in the    partnership     as a    limited
partner     in the successor limited partnership (assuming that the
   investor
partners      determined to continue the    partnership     and elected a
successor managing general partner), in which case the former Managing
General
Partner would be entitled to vote its interest as a    limited partner    .
Section 7.06.

      Investor    partners     may review the    partnership's     books and
records and list of    investor partners      at any reasonable time and
have a
copy of the list of    investor partners      mailed to the requesting
   investor partner      at the latter's expense.  Investor    partners
may
submit proposals to the Managing General Partner for inclusion in the voting
materials for the next meeting of    investor partners      for
consideration by
the    investor partners     .  With respect to the merger or consolidation
of
the    partnership     or the sale of all or substantially all of the
   partnership's     assets,    investor partners      may exercise
dissenter's
rights for fair appraisal of their    units     in accordance with Section
31-1-123 of the West Virginia Corporation Act.  Sections 7.07, 7.08, and
8.01.

Retirement and Removal of the Managing General Partner

      In the event that the Managing General Partner desires to withdraw from the
   partnership     for whatever reason, it may do so only upon one hundred
twenty
(120) days prior written notice and with the written consent of the investor
partners      owning a majority of the then outstanding    units    .
Section
6.03.

      In the event that the investor partners desire to remove the Managing General Partner, they may do so at any time upon ninety (90) days written notice, with the consent of the investor partners owning a majority of the then outstanding units , and upon the selection of a
successor managing general partner, within           ninety-day period, by
the
   investor partners      owning a majority of the then outstanding
   units    .
Section 7.06.

Term and Dissolution

      The    partnership     will continue for a maximum period ending
December
31, 2051 unless earlier dissolved upon the occurrence of any of the following:

      -the written consent of the    investor partners      owning a
majority of
the then outstanding    units    ;

      -the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general
partner is selected by the    partners     the limited partnership agreement
or
the remaining managing general partner, if any, continues the
   partnership's     business;

      -the sale, forfeiture, or abandonment of all or substantially all of the
   partnership's     property; or

      -the occurrence of any event causing dissolution of the partnership under the laws of the State of West Virginia.

Section 9.01.

Indemnification

      The Managing General Partner has agreed to indemnify each of the
   additional general partner     for obligations related to casualty losses
which exceed available insurance coverage and    partnership     assets.
Section
7.02.
      If obligations incurred by the    partnership     are the result of
the
negligence or misconduct of an    additional general partner    , or the
contravention of the terms of the    limited partners,      then the
foregoing
indemnification by the Managing General Partner will be unenforceable as to

     will be liable to all other    partners     for damages and obligations
resulting    the.       Section 7.02.

      The Managing General Partner will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by it in the ordinary and proper
course of the    partnership's     business, provided that the Managing
General
Partner has determined in good faith that the course of conduct which caused the
loss or liability was in the best interests of the    partnership    , that
the
Managing General Partner was acting on behalf of or performing services for the
   partnership     and that    the     expenditures, losses or judgments
were not
the result of the negligence or misconduct on the part of the Managing
General
Partner.  Section 6.04.  The Managing General Partner will have no liability to
the    partnership     or to any    partner     for any loss suffered by the
   partnership     which arises out of any action or inaction of the
Managing
General Partner if the Managing General Partner, in good faith, determined that
   the     course of conduct was in the best interest of the Partnership and
   the     course of conduct did not constitute negligence or misconduct of the
Managing General Partner.  The Managing General Partner will be indemnified by
the    partnership     to the limit of the insurance proceeds and tangible
net
assets of the    partnership     against any losses, judgments, liabilities,
expenses and amounts paid in settlement of any claims sustained by it in
connection with the    partnership    , provided that the same were not the
result of negligence or misconduct on the part of the Managing General
Partner.

      Notwithstanding the above, the Managing General Partner will not be
indemnified for liabilities arising under          and state securities laws
unless


      there has been a successful adjudication on the merits of each count involving securities law violations; or


      the claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or


      a court of competent jurisdiction approves a settlement of    the
claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the
Securities
and Exchange Commission and of the position of any state securities regulatory
authority in which securities of the    partnership     were offered or sold
as
to indemnification for violations of securities laws;

      provided, however, the court need only be advised of the positions of the
securities regulatory authorities of those states         which are
specifically
set forth in the prospectus and         in which plaintiffs claim they were
offered or sold    partnership.

      In any claim for indemnification for          or state securities laws
violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division or other respective state securities division with respect to the issue of indemnification for securities laws violations.

      The    partnership     will not incur the cost of the portion of any
insurance which insures any party against any liability as to which the
party is         prohibited from being indemnified.  Section 6.04.

Reports to Partners

      The Managing General Partner will furnish to the    investor partners

of each    partnership     semi-annual and annual reports which will contain
financial statements (including a balance sheet and statements of income,
   partners     equity and cash flows), which statements at fiscal year end will
be audited by an independent accounting firm and will include a reconciliation
of    the     statements with information provided to the    investor
partners
     for          income tax purposes.  Financial statements furnished in
a
   partnership's     semi-annual reports will not be audited.
Semi-annually, all
   investor partners      will also receive a summary itemization of the
transactions between the Managing General Partner or any affiliate
and
the    partnership     showing all items of compensation received by the
Managing
General Partner and its affiliates.  Annually beginning with the fiscal year
ended December 31, 2001 with respect to    partnerships     designated "PDC
2001-
Limited Partnership," December 31, 2002 with respect to    partnerships
designated "PDC 2002- Limited Partnership," and December 31, 2003, with respect
to    partnerships     designated "PDC 2003- Limited Partnership," oil and
gas
reserve estimates prepared by an independent petroleum engineer will also be
furnished to the    investor partners     .  Annual reports will be provided
to
the    investor partners      within 120 days after the close of each
   partnership     fiscal year, and semi-annual reports will be provided
within
75 days after the close of the first six months of each    partnership
fiscal
year.  In addition, the    investor partners      will receive on a monthly
basis
while the    partnership     is participating in the drilling and completion
activities of a    ,     reports containing a description of the
   partnership's     acquisition of interests in prospects, including
farmins and
farmouts, and the drilling, completion and abandonment of wells thereon.
All
   investor partners      will receive a report containing information
necessary
for the preparation of their          income tax returns and any required
state
income tax returns by March 15 of each calendar year.  Investor partners
will also receive in    the     monthly reports a summary of the status of
wells
drilled by the    partnership    , the amount of oil or gas from each well
and
the drilling schedule for proposed wells, if known.  The Managing General
Partner
may provide         other reports and financial statements as it deems
necessary
or desirable.  Section 8.02.

Power of Attorney

      Each    partner     will grant to the Managing General Partner a power
of
attorney to execute         documents deemed by the Managing General Partner
to
be necessary or convenient to the    partnership's     business or required
in
connection with the qualification and continuance of the    partnership    .

Section 10.01.

Other Provisions

      Other provisions of the limited partnership agreement are summarized in
this         under the headings "Terms of the Offering," "Source of Funds and Use
of Proceeds," "Participation in Costs and Revenues," "Management,"
"Fiduciary
Responsibility of the Managing General Partner," and "Transferability of
Units."
We direct the attention of prospective investors to these sections.

TRANSFERABILITY OF UNITS

      -     Your sale of    units     is limited; no public market exists
or will
develop for the    units    ; you may not be able to sell your    units
at
the price or when you want.

      -     Purchasers of    units     from you must satisfy the suitability
requirements of this offering and as imposed by law.

      No public market exists or will develop for the    units    .  You
should
consider an investment in the    partnerships     an illiquid investment.
You
may not be able to sell your    units     when and if you want to do so and
at
the price you believe to be fair.  In addition, as a basis of counsel's opinion
that the    partnerships     will not be treated as "publicly traded
partnerships," we have represented that the    units     will not be traded
on
an established securities market or the substantial equivalent thereof.

      While    units     of the    partnership     are transferable,
assignability of the    units     is limited, requiring among other things
our
consent.  Section 7.03.  Transfers of fractional    units     are
prohibited,
unless you own a fractional    unit    , in which case your entire
fractional
interest must be transferred.  You may assign    units     only to a person
otherwise qualified to become an    investor partner     , including the
satisfaction of any relevant suitability requirements, as imposed by law or the
   partnership    .  In no event may you make an assignment which, in the
opinion
of counsel to the    partnership    , would result in the    partnership
being considered to have been terminated for purposes of Section 708 of the
Code,
unless we consent to         an assignment, or which, in the opinion of
counsel
to the    partnership    , would result in the    partnership     being
treated
as a publicly traded partnership, or which, in the opinion of counsel to the
   partnership    , may not be effected without registration under the
Securities
Act of 1933,         or would result in the violation of any applicable
state
securities laws.

      A substituted    additional general partner     will have the same
rights
and responsibilities, including unlimited liability, in the
   partnership
as every other    additional general partner    .  Upon receipt of notice
of a
purported transfer or assignment of a    unit     of general partnership
interest, we, after having determined that the purported transferee satisfies the
suitability standards of an    additional general partner     and other
conditions established by the    ,      will promptly notify the purported
transferee of the    partnership's     consent to the transfer and will
include
with the notice a copy of the limited partnership agreement, together with
a
signature page.  In    the     notification, we will advise the transferee
that
he or she will have the same rights and responsibilities, including unlimited
liability, as every other    additional general partner     and that he or
she
will not become a    partner     of record until he or she returns the
executed
signature page to the    partnership     need not recognize any assignment
until
the instrument of assignment has been delivered to us.  The assignee of
   the     interests has         rights of ownership but may become a
substituted
   investor partner      and thus be entitled to all of the rights of an
   additional general partner     only upon meeting         conditions,
including



      obtaining our consent to    the     substitution,


      paying all costs and expenses incurred in connection with    the
substitution,


      making         representations to us and


      executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable limited partnership agreement.

      Conversion of Units by the Managing General Partner and by Additional General Partners. Upon completion of drilling of a particular
   partnership    , we will convert all    units     of general partnership
interest of that    partnership     into    units     of limited partnership
interest of that    partnership            .  See "Terms of the Offering -
Conversion of Units by the Managing General Partner and by Additional
General
Partners

      Unit Repurchase Program.  Beginning with the third anniversary of the date
of the first cash distribution of the    partnership    , you may tender
your
   units     to us for repurchase, subject to         conditions.  See
"Terms of
the Offering - Unit Repurchase Program

PLAN OF DISTRIBUTION

      - An affiliate of the Managing General Partner is dealer manager of the offering.

      - Sales will be made on a "minimum-maximum best efforts" basis through
NASD-licensed broker-dealers.

      - Broker-dealers will receive an amount equal to 10 1/2% of the subscription proceeds as sales commissions, expenses, and wholesaling fees.

      -     Purchase of    units     by the Managing General Partner and/or
affiliates may allow the offering to satisfy the minimum sales requirements and allow the offering to close and a partnership to be funded.

      We are offering for sale units of preformation limited and general
partnership interest through PDC Securities Incorporated, the    ,     our
affiliate, as principal distributor, and through NASD-licensed broker-dealers on
a "minimum-maximum best efforts" basis for each    partnership    , to a
select
group of investors who meet the suitability standards set forth under "Terms of
the Offering - Investor Suitability."  We will not sell    units     to
tax-exempt investors (including IRAs and other tax-exempt plans) or to foreign
investors.  "Minimum-maximum best efforts" means (1) that the various
broker-dealers which will sell the    units     (a) will not be obligated
to sell
or to purchase any amount of    units     but (b) will be obligated to make
a
reasonable and diligent effort (that is, their "best efforts") to sell as many
   units     as possible and (2) that the offering will not close unless the
minimum number of    units     (75    units     aggregating $1.5 million;
125
   units     aggregating $2.5 million with respect to each of PDC 2001-D
Limited
Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited
Partnership)
is sold within the offering period.  The term "maximum" refers to the maximum
proceeds of $15 million ($25 million with respect to PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership)
that can be raised with respect to any    partnership    .

      The         , an NASD member, will receive a sales commission equal
to 8%
of the    investor partners'      subscriptions and reimbursement of due
diligence expenses, marketing support fees, and other compensation equal to
2%
of the    investor partners'      subscriptions, and wholesaling fees equal
to
0.5% of the    investor partners'      subscriptions, for an aggregate of
$15,750,000 for the sale of the maximum number of 750    units     ($157,500
for
the sale of the minimum number of 75    units     for a    partnership    ;
$262,500 for the sale of the minimum number of 125    units     and
$2,625,000
for the sale of the maximum number of    units     for each of PDC 2001-D
Limited
Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited
Partnership).
The         may reallow these commissions, expenses and fees, in whole or in
part, to NASD-licensed broker-dealers for sale of the    units      The
    will not reallow the wholesaling fees. In no event will the total compensation paid to NASD members exceed 10 1/2% of subscriptions (comprised of
8% in sales commissions, .5% in wholesaling fees, and 1.5% in marketing support
fees and other compensation and .5% of subscriptions for reimbursement of bona
fide due diligence expenses).  Any         commissions and other
remuneration
will be paid in cash solely on the amount of initial subscriptions and only as
permitted under          and state securities laws and applicable rules and
regulations. As provided in the soliciting dealers agreements between PDC Securities Incorporated and the various soliciting dealers, we, prior to the time that we have received the minimum required subscriptions in cleared funds from
subscribers that are suitable to be    investor partners      in the
   partnership     in which    units     are then being offered, may advance
to
the various NASD-licensed broker-dealers from our own funds the sales commissions
and due diligence expenses which would otherwise be payable in connection with
   the     subscriptions prior to the close and funding of the
   partnership
    the minimum sale of 75    units     (125    units     with respect to
each
of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC
2003-D
Limited Partnership) has not occurred as of    the     time as the
particular
offering terminates or we determine not to organize and fund the
   partnership     for any reason,          broker-dealers which have
received
commissions and due diligence expenses in advance from us with respect to the
sale of    units     in that    partnership     are required by the
soliciting-dealers agreements to return    the     commissions and due
diligence
expenses to us promptly.

      No sales commissions will be paid on sales of    units     to
officers,
directors, employees, or registered representatives of a     ,     in its
discretion, has elected to waive    the     sales commissions.  Any
   units
so purchased will be held for investment and not for resale.

      We, the     ,      and soliciting dealers have agreed to indemnify one
another against         civil liabilities, including liability under the
Securities Act of 1933       .  Members of the selling group may be deemed
to be
"underwriters" as defined under the Securities Act        , and their
commissions
and other payments may be deemed to be underwriting compensation.

      The          may offer the    units     and receive commissions in
connection with the sale of    units     only in those states in which it
is
lawfully qualified to do so.

      We and our affiliates may elect to purchase    units     in the
offering
on the same terms and conditions as other investors, net of commissions.
The
purchase of    units     by us and/or our affiliates may have the effect of
allowing the offering to be subscribed to the minimum,          an express
condition of the offering, and thus allow the offering to close.  We and/or our
affiliates will not purchase more than 10% of the    units     subscribed
by the
   investor partners      in any    partnership    .  Additionally, not more
than
$50,000 of    units     purchased by us and affiliates are permitted to be
applied to satisfying the minimum requirement.  Any    units     purchased
by us
and/or our affiliates will be held for investment and not for resale.

SALES LITERATURE

      In connection with the offering, the NASD-registered broker-dealers may
utilize various sales literature which discusses         aspects of the
,
    namely, a          highlight information piece which will constitute the
prospectus summary ("Program Summary" in bullet format), an introduction to the
          ("Flip Chart/Slide Presentation"), and prospect letters
("Broker-Dealer
Guide").  The          may also utilize a          general summary piece
("Program Summary" in text format), a sheet presenting information regarding comparative investment deductions ("Investment Deductions"), and a Web site at
www.pdcgas.com.           sales material will not contain any material
information which is not also set forth in the prospectus.  The offering of
   units     will be made only by means of this prospectus.

LEGAL OPINIONS

      The validity of the    units     offered         income tax matters
discussed under "Tax Considerations" and in the tax opinion set forth in
Appendix
D to the prospectus have been passed upon by Duane, Morris & Heckscher LLP,
1667
K Street, N.W., Washington, D.C.  20006.

EXPERTS

      The Partnership reserve and future net revenues information presented under
"Prior Activities - Partnership Proved Reserves and Future Net Revenues" has been prepared by Wright & Company, Inc., Brentwood, Tennessee, independent petroleum consultants.

      The consolidated balance sheets of Petroleum Development Corporation
and
subsidiaries as of December 31, 1999 and 1998, included          and in the

    have been included          and in the          in reliance upon the
reports
of KPMG LLP, independent auditors, appearing elsewhere    ,      and upon
the
authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

      A          on Form S-1 (Reg. No. 333-         with respect to the
   units     offered          has been filed on behalf of the
   partnerships
with the Securities and Exchange Commission, Washington, D.C.  20549, under the
Securities Act of 1933       .  This prospectus does not contain all of the
information set forth in the          portions of which have been omitted

    the rules and regulations of the Securities and Exchange Commission.
Reference is made to    the,      including exhibits, for further
information.
You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330.  This     ,     as well as all exhibits and amendments
       ,
have been filed and will be filed electronically with the Commission through the
Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system.     the
    and all exhibits and amendments thereto are publicly available through the
Commission's Web site (http://www.sec.gov).  We hereby make reference to the copy
of documents filed as exhibits to the Registration Statement for full statements
of the provisions     ,      and we qualify each         statement in this
prospectus in all respects by this reference.  You may obtain copies of any
materials filed as a part of the          from the Securities and Exchange
Commission by payment of the requisite fees         or you may examine these
documents in the offices of the Commission without charge.  The delivery of this
prospectus at any time does not imply that the information contained is
correct as of any time subsequent to the date     .

GLOSSARY OF TERMS

      The following terms used in this prospectus shall        unless the
context
otherwise requires        have the following respective meanings:

Act:  The West Virginia Uniform Limited Partnership Act.

Additional General Partners:  Those    investor partners      who purchase
   units     as additional general partners, and their transferees and
assigns.

Administrative Costs: All customary and routine expenses incurred by the Managing
General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

Affiliate:  An affiliate of a specified person means (a) any person directly
or
indirectly owning, controlling, or holding with power to vote 10 percent or more
of the outstanding voting securities of    the     specified person; (b) any
person 10 percent or more of whose outstanding voting securities are directly or
indirectly owned, controlled, or held with power to vote, by    the
specified
person; (c) any person directly or indirectly controlling, controlled by,
or
under common control with    the     specified person; (d) any officer,
director,
trustee or partner of    the     specified person; and (e) if    the
specified person is an officer, director, trustee or partner, any person for
which    the     person acts in any         capacity.

Assessment:  Additional amounts of capital which may be mandatorily required of
or paid voluntarily by an    investor partner      beyond his subscription
commitment.
Capital Accounts:  The accounts to be maintained for each    partner     on
the
books and records of the    partnership     Section 3.01 of the limited
partnership agreement.

Capital Available for Investment: The sum of (a) the subscriptions, net of the sales commissions, due diligence expenses, marketing support fees and other compensation, and wholesaling fees, which aggregate 10.5% of subscriptions, and the management fee and (b) the capital contribution of the Managing General Partner.

Capital Contribution:  With respect to each    investor partner     , the
total
investment, including the original investment, assessments and amounts
reinvested, by    the     to the capital of the    partnership     Section
2.02
of the limited partnership agreement and, with respect to the Managing
General
Partner and    ,      the total investment, including the original
investment,
assessments and amounts reinvested, to the capital of the    partnership
    Section 2.01 of the limited partnership agreement.

Capital Expenditures:  Those costs associated with property acquisition and the
drilling and completion of oil and gas wells which are generally accepted as
capital expenditures          the provisions of the Internal Revenue Code.

Carried Interest:   An equity interest in a program issued to a person
without
consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the participants.

Code:  The Internal Revenue Code of 1986, as amended.

Cost:  When used with respect to the sale of property to the
   partnership    ,
means (a) the sum of the prices paid by the seller to an unaffiliated person for
   the     property, including bonuses; (b) title insurance or examination costs,
brokers' commissions, filing fees, recording costs, transfer taxes, if any,
and
like charges in connection with the acquisition of    the     property; (c)
a pro
rata portion of the seller's actual necessary and reasonable expenses for seismic
and geophysical services; and (d) rentals and ad valorem taxes paid by the seller
with respect to    the     property to the date of its transfer to the
buyer,
interest and points actually incurred on funds used to acquire or maintain
   the     property, and    the     portion of the seller's reasonable,
necessary
and actual expenses for geological, engineering, drafting, accounting, legal
and
other like services allocated to the property cost in conformity with generally
accepted accounting principles and industry standards, except for expenses in
connection with the past drilling of wells which are not producers of sufficient
quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by
the    partnership     provided that    the     period may be extended, at
the
discretion of the state securities administrator, upon proper justification.

When used with respect to services, "cost" means the reasonable, necessary
and
actual expense incurred by the seller on behalf of the    partnership
in
providing    the     services, determined in accordance with generally
accepted
accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

Dealer Manager:  PDC Securities Incorporated, our affiliate.

Development Well: A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.
Direct Costs:   All actual and necessary costs directly incurred for the
benefit
of the    partnership     and generally attributable to the goods and
services
provided to the    partnership     by parties other than the Managing
General
Partner or its affiliates.  Direct costs shall not include any cost otherwise
classified as organization and offering expenses, administrative costs, operating
costs or property costs.  Direct costs may include the cost of services provided
by the Managing General Partner or its affiliates if    the     services are
provided         written contracts and in compliance with Section 5.07(e)
of the
limited partnership agreement.

Distributable Cash:  Cash remaining for distribution to the Managing General
Partner and the    investor partners      after the payment of all
   partnership     obligations, including debt service and the establishment
of
contingency reserves for anticipated future costs as determined by the Managing
General Partner.

Drilling and Completion Costs: All costs, excluding operating costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the
Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering systems and of acquiring leasehold interests.

Dry Hole: Any well abandoned without having produced oil or gas in commercial quantities.

Escrow Agent: Chase Manhattan Trust Company, Pittsburgh, Pennsylvania, or its successor.

Exploratory Well: A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

Farmout:  An agreement          the owner of a leasehold or working interest
agrees to assign an interest in         specific acreage to the assignees,
retaining an interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

Horizon: A zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

IDC:  Intangible drilling and development costs.

Independent Expert: A person with no material relationship to the Managing General Partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.

Initial Limited Partner: Steven R. Williams or any successor to his interest.

Investor Partner:  Any investor participating in the    partnership     as
an
Additional General Partner or a    limited partner    , but excluding the
Managing General Partner and     .

Landowners' Royalty Interest: An interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

Lease:  Full or partial interests in:          undeveloped oil and gas
leases;
        oil and gas mineral rights;         licenses;    (     concessions;

    contracts;         fee rights; or         other rights authorizing the
owner
thereof to drill for, reduce to possession and produce oil and gas.

Limited Partners:  Those    investor partners      who purchase    units,
    transferees or assignees who become    limited partners     whose
interests
are converted to limited partnership interests          the provisions of
the
limited partnership agreement.

Limited Partnership Agreement: The limited partnership agreement as it may be amended from time to time, the form of which is attached to the prospectus as
Appendix A.

Loss:  The excess of the    partnership's     losses and deductions over the
   partnership's     income and gains, computed in accordance with the
provisions
of the          income tax laws.

Management Fee:  The fee to which the Managing General Partner is entitled

    Section 6.06 of the limited partnership agreement.

Managing General Partner: Petroleum Development Corporation or its successors.

Mcf: One thousand cubic feet of natural gas measured at the standard temperature of 60E Fahrenheit and pressure of 14.65 psi.

Net Subscriptions:  An amount equal to total subscriptions of the investor
partners      less the amount of organization and offering costs of the
   partnership    .

Net Well:  The sum of fractional working interests owned and drilled by the
   partnership    .

Non_Capital Expenditures: Those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

Offering Termination Date:  December 31, 2001 with respect to partnerships
designated "PDC 2001- Limited Partnership," December 31, 2002 with respect to
   partnerships     designated "PDC 2002- Limited Partnership," and December
31,
2003 with respect to    partnerships     designated "PDC 2003- Limited
Partnership" or     the     earlier date as the Managing General Partner,
in its
sole and absolute discretion, shall select.

Oil and Gas Interest:  Any oil or gas royalty or lease, or fractional interest
therein, or certificate of interest or participation or investment contract
relative to    the     royalties, leases or fractional interests, or any
other
interest or right which permits the exploration of, drilling for, or production
of oil and gas or other related hydrocarbons or the receipt of    the
production or the proceeds thereof.

Operating Costs:  Expenditures made and costs incurred in producing and marketing
oil or gas from completed wells, including, in addition to labor, fuel, repairs,
hauling, materials, supplies, utility charges and other costs incident to
or
therefrom, ad valorem and severance taxes, insurance and casualty loss expense,
and compensation to well operators or others for services rendered in conducting
   the     operations.

Organization and Offering Costs: All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other frontend fees.

Overriding Royalty Interest:  An interest in the oil and gas produced
    a
specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

Participant:  The purchaser of a    unit     in the     .

Partners:  The Managing General Partner, the    additional general
partner
other than the Managing General Partner, and the    limited partners    .
Reference to a    "     shall mean any one of the    partners    .

Partnership or Partnerships:  One or all of the limited partnerships to be formed
in the PDC 2003 Drilling Program comprised of a series of up to twelve limited
partnerships to be designated as the PDC 2001-A Limited Partnership, the PDC 2001-B Limited Partnership, the PDC 2001-C Limited Partnership, PDC 2001-D Limited Partnership, PDC 2002-A Limited Partnership, PDC 2002-B Limited Partnership, PDC 2002-C Limited Partnership, PDC 2002-D Limited Partnership, PDC
2003-A Limited Partnership, PDC 2003-B Limited Partnership, PDC 2003-C
Limited
Partnership, and PDC 2003-D Limited Partnership.  The    partnerships
will
be governed by the West Virginia Uniform Limited Partnership Act.  Together
the
   partnerships    , for purposes of this offering, are referred to as the
PDC
2003 Drilling Program or sometimes as the     .

Partnership Minimum Gain:  Partnership minimum gain as defined in Treas.
Reg.
Section 1.704-2(d)(1).

PDC:  Petroleum Development Corporation.

Profit:  The excess of the    partnership's     income and gains over the
   partnership's     losses and deductions, computed in accordance with the
provisions of the          income tax laws.

Program:  One or more limited partnerships formed, or to be formed, for the
primary purpose of exploring for oil or gas.      ,      PDC 2003 Drilling
Program.

Prospect:  A contiguous oil and gas leasehold estate, or lesser interest therein,
upon which drilling operations may be conducted.  In general, a prospect is an
area in which a    partnership     owns or intends to own one or more oil
and gas
interests, which is geographically defined on the basis of geological data by the
Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or
stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the
Managing General Partner in writing prior to the conduct of program operations
and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein.
A "prospect" with respect to a particular horizon may be limited to the minimum
area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the
   partnership     is to a horizon containing proved reserves.

Prospectus:  The    partnership's     prospectus, including a preliminary
prospectus, of which the limited partnership agreement is a part, which
the    units     are being offered and sold.

Proved Developed Oil and Gas Reserves. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Oil and Gas Reserves: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.


          Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.


            Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.


          Estimates or proved reserves do not include the following:  (A)
oil
that may become available from known reservoirs but is classified separately as
"indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;
(C)
crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be
recovered from oil shales, coal, gilsonite and other         sources.

Proved Undeveloped Reserves. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when
drilled.  Proved reserves for other undrilled units can be claimed only where it
can be demonstrated with certainty that there is continuity of production from
the existing productive formation.  Under no circumstances should estimates for
proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is
contemplated, unless    the     techniques have been proved effective by
actual
tests in the area and in the same reservoir.

Reservoir: A separate structural or stratigraphic trap containing an accumulation of oil or gas.

Roll_Up:  A transaction involving the acquisition, merger, conversion, or
consolidation, either directly or indirectly, of the    partnership     and
the
issuance of securities of a roll-up entity.     the     term does not
include:

      (a)   a transaction involving securities of the    partnership
that
have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

      (b)a transaction involving the conversion to corporate, trust or
association form of only the    partnership     if, as a consequence of the
transaction, there will be no significant adverse change in any of the following:

      (1)voting rights;

      (2)the term of existence of the    partnership    ;

      (3)sponsor compensation; or

      (4)the    partnership's     investment objectives.

Roll_Up Entity: A partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

Royalty: A fractional undivided interest in the production of oil and gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and gas lease ("landowner's royalty") or subsequently carved out of a working interest ("overriding royalty").

Securities Act:  Securities Act of 1933, as amended.

Sponsor:  Any person directly or indirectly instrumental in organizing, wholly
or in part, a program or any person who will manage or is entitled to manage
or
participate in the management or control of a program.  "Sponsor" includes the
managing and controlling general partner(s) and any other person who actually
controls or selects the person who controls 25% or more of the exploratory,
developmental or producing activities of the    partnership    , or any
segment
thereof, even if that person has not entered into a contract at the time of
formation of the    partnership    .  "Sponsor" does not include wholly
independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

Spudding Date:  The date that drilling commences.

Subscriptions:  The subscription agreement(s) or the amount indicated on the
subscriptions agreements that the    additional general partner     and the
   limited partners     have agreed to pay to a    partnership    .

Tangible Costs: Those costs which are generally accepted as capital expenditures the provisions of the Code.

Treas. Reg.: A regulation promulgated by the Treasury Department under Title 26 of the United States Code.

Unit:  An undivided interest of an    investor partner      in the aggregate
interest in the capital and profits of the    partnership    .

Well Head Gas Price:  The price paid by a gas purchaser for gas produced from
   partnership     wells excluding any tax reimbursements or transportation
allowances.

Wholesaling Fee:  A fee paid to a representative of the         who helps
introduce and explain the          to registered representatives with firms
executing a selling agreement with the          for the    .

Working Interest: An interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.




      No dealer, salesman or other person has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with different information.


      If it is against the law in any state to make an offer to sell the
   units     (or to solicit an offer from someone to buy the    units    ,
then
this prospectus does not apply to any person in that state, and no offer or
solicitation is made by this prospectus to any         person and we do not
authorize the use of this prospectus to any         person in that state.







      Throughout this offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, are required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


7,500 Preformation Units of
General and Limited
Partnership Interest

[PDC logo]

PDC 2003
DRILLING PROGRAM

$150,000,000
Aggregate Subscriptions

PROSPECTUS
Dated           , 2001

PDC SECURITIES INCORPORATED
103 East Main Street
Bridgeport, West Virginia 26330
800/624-3821
Dealer Manager
A Member of the National Association of Securities Dealers, Inc. and
Securities
Investor Protection Corporation


      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Consolidated Balance Sheets
      September 30, 2000 and December 31, 1999


      ASSETS

                        2000        1999
                        (Unaudited)

Current assets:
      Cash and cash equivalents           $ 13,736,800      $ 29,059,200
      Accounts and notes receivable 18,885,800  10,263,200
      Inventories       838,600     577,600
      Prepaid expenses    7,232,200   2,360,100

            Total current assets    40,693,400  42,260,100

Properties and equipment      133,954,000 118,349,100
      Less accumulated depreciation,
      depletion and amortization     36,188,800  31,207,300
                  97,765,200  87,141,800

Other assets              3,083,500   2,681,700

                        $141,542,100      $132,083,600

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable and accrued expenses       $ 21,564,000    $
17,599,000
      Advances for future drilling contracts    11,191,700  25,137,400
      Funds held for future distribution     2,794,200        2,027,600

            Total current liabilities     35,549,900  44,764,000


Long-term debt, excluding current maturities    18,475,000  9,300,000
Other liabilities       3,907,200   3,160,600
Deferred income taxes   4,689,600   4,134,100
Commitments and contingencies
Stockholders' equity:
      Common stock            162,400     157,400
      Additional paid-in capital    32,931,400  32,071,000
      Retained earnings   45,826,600       38,496,500

            Total stockholders' equity     78,920,400  70,724,900

                        $141,542,100      $132,083,600

An investor in PDC 2003 Drilling Program does not thereby acquire any interest in the assets of Petroleum Development Corporation.


      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES
      Notes to Consolidated Balance Sheets


1.    Accounting Policies
      Reference is hereby made to the Company's audited Consolidated Balance Sheet at December 31, 1999 which contains a summary of significant accounting policies followed by the Company in preparation of its consolidated financial statements. These policies were also followed in preparing the unaudited balance sheet at September 30, 2000 included herein.

2.    Basis of Presentation
      The Management of the Company believes that all adjustments
(consisting of
only normal recurring accruals) necessary to a fair statement of the financial position of the Company as of September 30, 2000 have been made.

3.    Oil and Gas Properties
      Oil and Gas Properties are reported on the successful efforts method.

4.    Contingencies and Commitments
      There are no material loss contingencies at September 30, 2000. There has been no change in commitments and contingencies as described in Note 8 of the
Consolidated Balance Sheet at December 31, 1999.




An investor in PDC 2003 Drilling Program does not thereby acquire any interest in the assets of Petroleum Development Ccorporation.














Petroleum Development Corporation and Subsidiaries
Consolidated Balance Sheets
December 31, 1999 and 1998
(With Independent Auditor's Report Thereon)



            Independent Auditors' Report




      The Stockholders and Board of Directors
      Petroleum Development Corporation:


      We have audited the accompanying consolidated balance sheets of Petroleum
Development Corporation and subsidiaries as of December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of Petroleum Development
Corporation and subsidiaries as of December 31, 1999 and 1998, in conformity with generally accepted accounting principles.






            /s/KPMG LLP











      Pittsburgh, Pennsylvania
      March 6, 2000
















      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Consolidated Balance Sheets

      December 31, 1999 and 1998



                                 1999     1998

            Assets

      Current assets:
        Cash and cash equivalents (includes
         restricted cash of $614,300 and
         $156,200, respectively)    $29,059,200  34,894,600
        Notes and accounts receivable     10,263,200  6,024,100
        Inventories           577,600     702,400
        Prepaid expenses       2,360,100    2,496,100

                  Total current assets    42,260,100  44,117,200


      Properties and equipment:
        Oil and gas properties (successful
         efforts accounting method)   105,837,900     81,592,700
        Pipelines          8,643,400      7,669,700
        Transportation and other equipment        2,686,800 2,332,200
        Land and buildings      1,181,000   1,152,700

                              118,349,100 92,747,300

        Less accumulated depreciation,
         depletion and amortization  31,207,300  27,356,700

                              87,141,800  65,390,600

      Other assets            2,681,700   1,901,200



                              $132,083,600      111,409,000






      An investor in PDC 2003 Drilling Program does not thereby acquire any interest in the assets of Petroleum Development Corporation

                              (Continued)








      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Consolidated Balance Sheets

      December 31, 1999 and 1998

                              1999        1998

            Liabilities and Stockholders' Equity

      Current liabilities:
        Accounts payable      $ 14,678,900       11,218,900
        Accrued taxes   276,400     -
        Other accrued expenses      2,643,700   1,959,900
        Advances for future drilling contracts  25,137,400  28,320,800
        Funds held for future distribution        2,027,600     984,200

                  Total current liabilities     44,764,000  42,483,800

      Long-term debt    9,300,000   -
      Other liabilities 3,160,600   2,233,500
      Deferred income taxes   4,134,100   3,945,000

      Commitments and contingencies

      Stockholders' equity:
        Common stock, par value $.01 per share;
          authorized 50,000,000 shares; issued and
          outstanding 15,737,795 and 15,510,762 157,400     155,100
        Additional paid-in capital  32,071,000  31,873,100
        Warrants outstanding  -     46,300
        Retained earnings     38,496,500  30,672,200


                  Total stockholders' equity     70,724,900  62,746,700

                        $132,083,600      111,409,000



      See accompanying notes to consolidated balance sheets.



      An investor in PDC 2003 Drilling Pprogram does not thereby acquire any interest in the assets of Petroleum Development Corporation









            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets

      December 31, 1999 and 1998

      (1)   Summary of Significant Accounting Policies

            Principles of Consolidation

            The accompanying consolidated balance sheets include the accounts of
Petroleum Development Corporation and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for its investment in limited partnerships under the proportionate consolidation method. Under this method, the Company's balance sheets include its prorata share of assets and liabilities of the limited partnerships in which it participates.

            The Company is involved in three business segments.  The
segments are
drilling and development, natural gas sales and well operations. (See Note
14)

            The Company grants credit to purchasers of oil and gas and the owners of managed properties, substantially all of whom are located in West Virginia,
Tennessee, Pennsylvania, Ohio, Michigan and Colorado.

            Cash Equivalents

            For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

            Inventories

            Inventories of well equipment, parts and supplies are valued at the lower of average cost or market. An inventory of natural gas is recorded when gas is purchased in excess of deliveries to customers and is recorded at the lower of cost or market.

            Oil and Gas Properties

            Exploration and development costs are accounted for by the successful efforts method.

            The Company assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using expected prices. Prices utilized in each year's calculation for measurement purposes and expected costs are held constant throughout the estimated life of the properties. If net capitalized costs exceed undiscounted future net cash flow, the measurement of impairment is based on estimated fair value which would consider future discounted cash flows.






            (Continued)



      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets (Continued)

      December 31, 1999 and 1998

      Property acquisition costs are capitalized when incurred. Geological and geophysical costs and delay rentals are expensed as incurred. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have discovered economically producible reserves. If reserves are not discovered, such costs are expensed as dry holes. Development costs, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, are capitalized.

      Unproved properties are assessed on a property-by-property basis and properties considered to be impaired are charged to expense when such impairment is deemed to have occurred.

      Costs of proved properties, including leasehold acquisition, exploration and development costs and equipment, are depreciated or depleted by the unit-of-production method based on estimated proved developed oil and gas reserves.

      Upon sale or retirement of complete units of depreciable or depletable property, the net cost thereof, less proceeds or salvage value, is credited or charged to income. Upon retirement of a partial unit of property, the cost thereof is charged to accumulated depreciation and depletion.

      Based on the Company's experience, management believes site restor-ation, dismantlement and abandonment costs net of salvage to be immaterial in relation to operating costs. These costs are being expensed when incurred.

      Transportation Equipment, Pipelines and Other Equipment

      Transportation equipment, pipelines and other equipment are carried at cost. Depreciation is provided principally on the straight-line method over useful lives of 3 to 17 years. These assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss based on estimated fair value is recorded when the review indicates that the related expected future net cash flow (undiscounted and without interest charges) is less than the carrying amount of the asset.

      Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. Upon the sale or other disposition of assets, the cost and related accumulated depreciation, depletion and amortization are removed from the accounts, the proceeds applied thereto and any resulting gain or loss is reflected in income.

      Buildings

      Buildings are carried at cost and depreciated on the straight-line method over estimated useful lives of 30 years.


(Continued)



      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets (Continued)

      December 31, 1999 and 1998

      Advances for Future Drilling Contracts

      Represents funds received from Partnerships and other joint ventures for drilling activities which have not been completed and accordingly have not yet been recognized as income in accordance with the Company's income recognition policies.

      Retirement Plans

      The Company has a 401-K contributory retirement plan (401-K Plan) covering full-time employees. The Company provides a discretionary matching of employee contributions to the plan.

      The Company also has a profit sharing plan covering full-time employees.
The Company's contributions to this plan are discretionary.

      The Company has a deferred compensation arrangement covering executive officers of the Company as a supplemental retirement benefit.

      The Company has established split-dollar life insurance arrangements with certain executive officers. Under these arrangements, advances are made to these officers equal to the premiums due. The advances are collateralized by the cash surrender value of the policies. The Company records as other assets its share of the cash surrender value of the policies.

      Revenue Recognition

      Oil and gas wells are drilled primarily on a contract basis. The Company follows the percentage-of-completion method of income recognition for drilling operations in progress.

      Income Taxes

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the balance sheets carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Derivatives

      Gains and losses related to qualifying hedges of firm commitments or anticipated transactions through the use of natural gas futures and option contracts are deferred and recognized in income or as adjustments of carrying amounts when the underlying hedged transaction occurs. In order for futures contracts to qualify as a hedge, there must be sufficient correlation to the underlying hedged transaction. The change in the fair value of derivative instruments which do not qualify for hedging are recognized into income currently.
      (Continued)


      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets (Continued)

      December 31, 1999 and 1998

      Stock Compensation

      The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to continue to measure compensation cost for stock-based awards using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and to provide pro forma net income and pro forma earnings per share disclosures as if the fair value based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosure provisions of SFAS 123. See note 5 to the balance sheets.

      Use of Estimates

      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these balance sheets in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated balance sheets include estimates of oil and gas reserves and future cash flows from oil and gas properties.

      Fair Value of Financial Instruments

      The carrying values and fair values of the Company's receivables, payables and debt obligations are estimated to be substantially the same as of December
31, 1999 and 1998.

      New Accounting Standards

            Statement of Accounting Standards No. 133, Accounting for
Derivative
Instruments and Hedging Activities (SFAS No. 133), was issued by the
Financial
Accounting Standards Board in June, 1998. SFAS No. 133 standardized the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. SFAS No. 133 is effective for years beginning after
June 15, 2000; however, early adoption is permitted. On adoption, the provisions of SFAS No. 133 must be applied prospectively. At the present time, the Company cannot determine the impact that SFAS No. 133 will have on its balance sheets upon adoption, as such impact will be based on the extent of derivative instruments, such as natural gas futures and option contracts, outstanding at the date of adoption.

(2)   Notes and Accounts Receivable

      Included in other assets are noncurrent notes and accounts receivable as of December 31, 1999 and 1998, in the amounts of $494,000 and $617,900 net of the allowance for doubtful accounts of $216,900 and $129,800, respectively.

      The allowance for doubtful current accounts receivable as of December
31,
1999 and 1998 was $221,500 and $144,800, respectively.

      (Continued)


      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets

      December 31, 1999 and 1998

(3)   Long-Term Debt

      On June 22, 1999 the Company executed an Amendment to its Credit Agreement with First National Bank of Chicago. The amendment provides a $20.0 million borrowing base, subject to adequate oil and gas reserves. The Company has activated $10.0 million of such borrowing base, and has at its discretion the ability to activate the additional $10.0 million. The Company is required to pay a commitment fee of 1/4 percent on the unused portion of the activated credit facility. Interest accrues at prime, with LIBOR (London Interbank Market
Rate)
alternatives available at the discretion of the Company. No principal payments are required until the credit agreement expires on December 31, 2002.

      As of December 31, 1999 the outstanding balance was $9,300,000 of which
$6,300,000 is at a prime rate of 8.5% and $3,000,000 at a LIBOR rate of 7.73%.
At December 31, 1998 there was no balance outstanding. Any amounts outstanding under the credit agreement are secured by substantially all properties of the
Company. The credit agreement requires, among other things, the existence of satisfactory levels of natural gas reserves, maintenance of certain working capital and tangible net worth ratios along with a restriction on the payment of dividends. The Company is in compliance with all covenants of the credit agreement.

(4)   Income Taxes

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31,
1999 and 1998 are presented below:

               1999        1998
Deferred tax assets:
  Allowance for doubtful accounts   $   175,400       108,600
  Drilling notes           105,700    109,200
  Alternative minimum tax credit
   carryforwards (Section 29) 1,982,300   1,783,000
  Future abandonment    273,100     -
  Deferred compensation       1,213,800   968,500
  Other        51,600      148,300
    Total gross deferred tax assets 3,801,900   3,117,600
    Less valuation allowance       -        (375,000)
    Deferred tax assets 3,801,900   2,742,600
    Less current deferred tax assets
         (included in prepaid expenses)   (1,007,600)   (927,400)
    Net non-current deferred
         tax assets     2,794,300   1,815,200
Deferred tax liabilities:
  Plant and equipment, principally
   due to differences in
   depreciation and amortization    (6,928,400) (5,760,200)
    Total gross deferred
     tax liabilities    (6,928,400) (5,760,200)
    Net deferred tax liability      $(4,134,100)      (3,945,000)

      The net changes in the total valuation allowance were decreases of $375,000, $473,200 and $782,300 for the years ended December 31, 1999, 1998
and
1997, respectively.

      At December 31, 1999, the Company has alternative minimum tax credit carryforwards (Section 29) of approximately $1,982,300 which are available to reduce future federal regular income taxes over an indefinite period.
      (Continued)

      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets (Continued)

      December 31, 1999 and 1998



(5)   Common Stock

      Changes in capital during 1999 and 1998 are as follows:


                        Common stock
                           issued
                     Number         Additional  Warrants
                     of             paid-in     out-        Retained
                     shares   Amount      capital     standing    earnings

Total
Balance December 31, 1997     15,245,758  $152,500    31,553,100     46,300

24,014,200  55,766,100
Issuance of common stock:
  Exercise of employee
   stock options  324,333     3,200       300,800     -         -
304,000
Amortization of stock award   -     -     12,200      -     -     12,200
Repurchase and cancellation
 of treasury stock      (59,329)    (600) (303,400)   -     -     (304,000)
Income tax benefit from the
 exercise of stock options    -     -     310,400     -     -     310,400
Net income        -         -              -               -
6,658,000
6,658,000

 Balance December 31, 1998    15,510,762  $155,100    31,873,100    46,300

30,672,200  62,746,700

Issuance of common stock:
  Exercise of employee
   stock options  324,333     3,200       300,800     -         -
304,000
Amortization of stock award   -     -      12,200     -     -     12,200
Repurchase and cancellation
 of treasury stock      (97,300)    (900) (303,100)   -     -     (304,000)
Income tax benefit from the
 exercise of stock options    -     -     141,700     -     -     141,700
Warrants expired  -     -     46,300      (46,300)    -     -
Net income        -         -              -               -
7,824,300
7,824,300

 Balance December 31, 1999    15,737,795  $157,400    32,071,000       -

38,496,500  70,724,900

                   Options

                   Options amounting to 145,000 and 20,000 shares were granted during 1999 and 1998, respectively, to certain employees and directors under the
Company's Stock Option Plans. These options were granted with an exercise price equal to market value as of the date of grant and vest over a six month period for the 1999 grant and a two year period for the 1998 grant. The outstanding options expire from 2000 to 2009.

                   The estimated fair value of the options granted during
1999
and 1998 was $2.44 and $3.92 per option, respectively. The fair value was estimated using the Black-Scholes option pricing model with the following assumptions for the 1999 and 1998 grant, respectively: risk-free interest rate of 5.1% and 5.9% expected dividend yield of 0%, expected volatility of 61.3% and
58.0% and expected life of 7 years.



                  Average     Range of
            Number      Exercise    Exercise
            of Shares   Price       Prices
       Outstanding December 31, 1997      1,872,650   $2.10   .94 - 5.13

       Granted    20,000      $6.13  6.13 -  6.13
       Exercised  (324,333)   $0.94  .94 -   .94
       Expired         -      $ -    .   -   .

       Outstanding December 31, 1998      1,568,317   $2.39   .94 - 6.13

       Granted       145,000  $3.75   3.75 - 3.75
       Exercised  (324,333)   $0.94  .94 -  .94
       Expired         -      $ -        -

       Outstanding December 31, 1999      1,388,984   $2.87  .94 -  6.13


            (Continued)

      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets (Continued)

      December 31, 1999 and 1998

            As of December 31, 1999, there were 723,984 options outstanding and exercisable in the $.94 to $1.62 exercise price range which have a weighted average remaining contractual life of 2.7 years and weighted average exercise price of $1.05. Also as of December 31, 1999 there were 665,000 options outstanding and exercisable at a $3.75 to $6.13 exercise price range having a weighted average remaining contractual life of 7.9 years and weighted average exercise price of $4.86.

Stock Redemption Agreement

            The Company has stock redemption agreements with three officers of the Company. The agreements require the Company to maintain life insurance on each executive in the amount of $1,000,000. The agreements provide that the Company shall utilize the proceeds from such insurance to purchase from such executives' estates or heirs, at their option, shares of the Company's stock.
The purchase price for the outstanding common stock is to be based upon the average closing asked price for the Company's stock as quoted by NASDAQ during a specified period. The Company is not required to purchase any shares in excess of the amount provided for by such insurance.

        (6) Employee Benefit Plans

            During 1999, 1998 and 1997 the Company expensed and established a liability for $90,000 each year under a deferred compensation arrangement with the executive officers of the Company.

            In 1995, a total of 90,000 restricted shares of the Company's common stock were granted to certain employees and available to them upon retirement.
The market value of shares awarded was $101,300. This amount was recorded as unamortized stock award. The unamortized stock award is being amortized to expense over the employees' expected years to retirement and amounted to $12,200,
$12,200 and $12,300 in 1999, 1998 and 1997, respectively.

            At December 31, 1999 and 1998, the Company has recorded as other assets $300,000 and $240,000, respectively as its share of the cash surrender value of the life insurance pledged as collateral for the payment of premiums on split-dollar life insurance policies owned by certain executive officers.

(7)   Transactions with Affiliates

            As part of its duties as well operator, the Company received $24,002,500 in 1999 and $22,997,300 in 1998 representing proceeds from the sale of oil and gas and made distributions to investor groups according to their working interests in the related oil and gas properties. The Company provided oil and gas well drilling services to affiliated partnerships, substantially all
of the Company's oil and gas well drilling operations was for such partnerships.
The Company also provided related services of operation of wells, reimbursement
of syndication costs, management fees, tax return preparation and other services
relating to the operation of the partnerships.  The Company received
$10,322,500
in 1999 and $9,621,700 in 1998 for those services.
            During 1999 and 1998, the Company paid $31,600 and $30,000, respectively to the Corporate Secretary's law firm for various legal services.

(8)   Commitments and Contingencies

            The nature of the independent oil and gas industry involves a dependence on outside investor drilling capital and involves a concentration of gas sales to a few customers.  The Company sells natural gas to various public
utilities and           industrial customers.

      (Continued)


      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets

      December 31, 1999 and 1998

            Substantially all of the Company's drilling programs contain a repurchase provision where Investors may tender their partnership units for repurchase at any time beginning with the third anniversary of the first cash distribution. The provision provides that the Company is obligated to purchase an aggregate of 10% of the initial subscriptions per calendar year (at a minimum price of four times the most recent 12 months' cash distributions), only if such units are tendered, subject to the Company's financial ability to do so. The maximum annual 10% repurchase obligation, if tendered by the investors, is currently approximately $759,000. The Company has adequate capital to meet this obligation.

            The Company is not party to any legal action that would materially affect the Company's results of operations or financial condition.

(9)   Acquisitions

            On February 19, 1998, the Company offered to purchase from Investors their units of investment in the Company's Drilling Programs formed prior to
1993. The Company purchased approximately $2.3 million of producing oil and gas properties in conjunction with this offer, which expired on March 31, 1998. The
Company utilized capital received from its Public Stock Offering to fund this purchase.

            On June 12, 1998 the Company purchased for $3.1 million a majority interest in the assets of Pemco Gas, Inc., a Pennsylvania producing company. The assets include 122 natural gas wells, 2,700 undeveloped acres, gathering systems, natural gas compressors and other facilities. The Company estimates that its interest includes 4.7 Bcf of natural gas reserves. The Company utilized capital received from its Public Stock Offering to fund this purchase.

            On November 16, 1998, the Company purchased all of the working interest in a 13 well Antrim Shale production unit and adjacent development locations in Montmorency County, Michigan. The Company estimates that the purchase includes approximately 4 Bcf of proved developed producing reserves and
1.5 Bcf of proved undeveloped reserves, with an acquisition cost of approximately
$2.8 million. The Company utilized capital received from its Public Stock Offering to fund this purchase.

            On January 29, 1999, the Company offered to purchase from Investors their units of investment in the Company's Drilling Programs formed prior to
1996. The Company purchased approximately $1.8 million of producing oil and gas properties in conjunction with this offer, which expired on March 31, 1999. The
Company utilized capital received from its Public Stock Offering to fund this purchase.

            On December 15, 1999, the Company purchased all of the working interest in 53 producing wells in the D-J Basin of Colorado. The Company estimates that the purchase includes proved developed reserves of approximately
3.6 Bcf of natural gas and 370,000 barrels of oil or approximately 5.8 Bcf equivalent (Bcfe), along with another 3.0 Bcfe of proved undeveloped reserves.
Also included in the acquisition was 16.5 net development drilling locations.
The total acquisition cost for the wells and locations was $5.2 million. The company utilized part of its existing line of credit to fund the transaction.
The effective date of the transaction was December 1, 1999.

      (Continued)

      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets

      December 31, 1999 and 1998

(10)  Derivatives and Hedging Activities

            The company utilizes commodity based derivative instruments as hedges to manage a portion of its exposure to price volatility stemming from its integrated natural gas production and marketing activities. These instruments consist of natural gas futures and option contracts traded on the New York Mercantile Exchange. The futures and option contracts hedge committed and anticipated natural gas purchases and sales, generally forecasted to occur within a 12 month period. The Company does not hold or issue derivatives for trading or speculative purposes.

            As of December 31, 1999 and 1998, the Company had futures contracts for the purchase of $4,318,000 and $1,120,300 of natural gas, respectively. While these contracts have nominal carrying value, their fair value, represented by the estimated amount that would be received upon termination of the contracts, based on market quotes, was a net value of $350,500 at December 31, 1999 and $(105,400) at December 31, 1998.

            The Company is required to maintain margin deposits with brokers for outstanding futures contracts. As of December 31, 1999 and 1998, cash in the amount of $614,300 and $156,200 was on deposit.

(11) Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities

            Costs incurred by the Company in oil and gas property acquisition, exploration and development are presented below:

                                     Years Ended December 31,
                1999        1998
      Property acquisition cost:
     Proved undeveloped
        properties      $2,532,200  1,903,200
        Producing properties   6,997,500  8,679,000
      Development costs  17,168,000 14,902,500
            $26,697,700 25,484,700

            Property acquisition costs include costs incurred to purchase, lease or otherwise acquire a property. Development costs include costs incurred to gain access to and prepare development well locations for drilling, to drill and equip development wells and to provide facilities to extract, treat, gather and store oil and gas.

    (12)    Oil and Gas Capitalized Costs

            Aggregate capitalized costs for the Company related to oil and gas exploration and production activities with applicable accumulated depreciation, depletion and amortization are presented below:

                               December 31,
                     1999        1998
Proved properties:
  Tangible well equipment      $ 62,996,900     46,722,500
  Intangible drilling costs   36,270,300  28,379,200
  Well equipment leased to others   4,063,600   4,063,600
  Undeveloped properties                2,507,100      2,427,400
                   105,837,900      81,592,700
     Less accumulated depreciation,
      depletion and amortization     23,652,000 20,395,400
                  $ 82,185,900      61,197,300


      (Continued)


      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets

      December 31, 1999 and 1998

(13)  Net Proved Oil and Gas Reserves (Unaudited)

      The proved reserves of oil and gas of the Company have been estimated by
an independent petroleum engineer, Wright & Company, Inc. at December 31,
1999
and 1998. These reserves have been prepared in compliance with the Securities and Exchange Commission rules based on year end prices. An analysis of the change in estimated quantities of oil and gas reserves, all of which are located within the United States, is shown below:

                             Oil (BBLS)
                         1999        1998
Proved developed and
 undeveloped reserves:
   Beginning of year    29,000      45,000
   Revisions of previous estimates        67,000        (10,000)
   Beginning of year as revised     96,000      35,000
   New discoveries and extensions   404,000     -
   Dispositions   -     -
   Acquisitions   662,000     2,000
   Production          (8,000)         (8,000)
   End of year      1,154,000          29,000
Proved developed reserves:
   Beginning of year         29,000          45,000
   End of year        798,000          29,000

                               Gas (MCF)
                         1999        1998
Proved developed and
 undeveloped reserves:
   Beginning of year    80,819,000  57,243,000
   Revisions of previous estimates   (4,475,000)      (3,517,000)
   Beginning of year as revised     76,344,000  53,726,000
   New discoveries and extensions    24,781,000       23,552,000
   Dispositions to partnerships     (8,774,000) (6,009,000)
   Acquisitions   12,345,000  12,003,000
   Production      (3,451,000)      (2,453,000)
   End of year    101,245,000       80,819,000
 Proved developed reserves:
   Beginning of year     64,562,000       42,411,000
   End of year     82,628,000       64,562,000


(14) Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves (Unaudited)

      Summarized in the following table is information for the Company with respect to the standardized measure of discounted future net cash flows relating to proved oil and gas reserves. Future cash inflows are computed by applying year-end prices of oil and gas relating to the Company's proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Future income tax expenses are computed by applying the statutory rate in effect at the end of each year to the future pretax net cash flows, less the tax basis of the properties and gives effect to permanent differences, tax credits and allowances related to the properties. (Continued)


      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets

      December 31, 1999 and 1998

                          Years Ended December 31,
                         1999        1998
      Future estimated cash flows   $307,816,000      186,598,000
      Future estimated production
        and development costs (129,557,000)     (95,670,000)
      Future estimated income
        tax expense     (39,930,000)      (20,322,000)
        Future net cash flows 138,329,000       70,606,000
      10% annual discount for
        estimated timing of cash
        flows     (79,875,000)      (40,412,000)
        Standardized measure of
         discounted future
         estimated net cash flows   $ 58,454,000      30,194,000

      The following table summarizes the principal sources of change in the standardized measure of discounted future estimated net cash flows:

                    Years Ended December 31,
                         1999        1998
            Sales of oil and gas
             production, net of
             production costs $(6,206,000)       (4,605,000)
            Net changes in prices
             and production costs   29,547,000  (23,083,000)
            Extensions, discoveries
             and improved recovery,
             less related cost        39,653,000      18,615,000
            Dispositions to partnerships  (6,152,000) (5,762,000)
            Acquisitions      31,915,000  13,938,000
            Development costs incurred
             during the period      17,168,000  14,903,000
            Revisions of previous
             quantity estimates     (4,944,000) (5,605,000)
            Changes in estimated
             income taxes     (19,608,000)      459,000
            Changes in discount     (39,463,000)      1,224,000
            Changes in production rates
             (timing) and other      (13,650,000)      (7,826,000)
                        $  28,260,000       2,258,000

      It is necessary to emphasize that the data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions.
The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.

      (Continued)


      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

      Notes to Consolidated Balance Sheets

      December 31, 1999 and 1998


(15)  Business Segments (Thousands)

PDC's operating activities can be divided into three major segments: drilling and development, natural gas sales, and well operations. The Company drills natural gas wells for Company-sponsored drilling partnerships and retains an interest in each well. The Company also engages in oil and gas sales to residential, commercial and industrial end-users. The Company charges Company-sponsored partnerships and other third parties competitive industry rates for well operations and gas gathering. Segment information for the years ended
December 31, 1999 and 1998 is as follows:

                              1999        1998
      SEGMENT ASSETS
            Drilling and Development      $23,957     27,288
            Natural Gas Sales 93,073      65,256
            Well Operations   7,977       7,136
            Unallocated amounts
              Cash            1,967       7,814
              Other             4,934       3,806
                  Total             $131,908    111,300

                              1999        1998
      EXPENDITURES FOR SEGMENT
      LONG-LIVED ASSETS
            Drilling and Development      $ 1,710      1,953
            Natural Gas Sales 24,613      23,645
            Well Operations     1,328     947
            Unallocated amounts        107          85
                  Total             $27,758     26,630


      APPENDIX A








      FORM OF
      LIMITED PARTNERSHIP AGREEMENT
      OF
      PDC 2001-___ LIMITED PARTNERSHIP
      [PDC 2002-___ LIMITED PARTNERSHIP]
      [PDC 2003-___ LIMITED PARTNERSHIP]


      TABLE OF CONTENTS

      Page

ARTICLE I:  The Partnership                                             1
      1.01  Organization                                                1
      1.02  Partnership Name                                            1
      1.03  Character of Business                                       1
      1.04  Principal Place of Business                                 1
      1.05  Term of Partnership                                         2
      1.06  Filings                                                     2
      1.07  Independent Activities                                      2
      1.08  Definitions                                                 3

ARTICLE II: Capitalization                                              12

      2.01  Capital Contributions of the Managing General
            Partner and Initial Limited Partner                         12
      2.02  Capital Contributions of the Investor
            Partners                                                    13
      2.03  Additional Contributions                                    14
ARTICLE III:      Capital Accounts and Allocations                      14

      3.01  Capital Accounts                                            14
      3.02  Allocation of Profits and Losses                            16
      3.03  Depletion                                                   22
      3.04  Apportionment Among Partners                                23

ARTICLE IV: Distributions                                               23

      4.01  Time of Distribution                                        23
      4.02  Distributions                                               23
      4.03  Capital Account Deficits                                    24
      4.04  Liability Upon Receipt of Distributions                     25

ARTICLE V:  Activities                                                  25

      5.01  Management                                                  25
      5.02  Conduct of Operations                                       25
      5.03  Acquisition and Sale of Leases                              27
      5.04  Title to Leases                                             28
      5.05  Farmouts                                                    28
      5.06  Release, Abandonment, and Sale or Exchange
            of Properties                                               29
      5.07  Certain Transactions                                        29

ARTICLE VI: Managing General Partner                                    34

      6.01  Managing General Partner                                    34
      6.02  Authority of Managing General Partner                       35
      6.03  Certain Restrictions on Managing General
            Partner's Power and Authority                               36
      6.04  Indemnification of Managing General
            Partner                                                     38
      6.05  Withdrawal                                                  39
      6.06  Management Fee                                              39
      6.07  Tax Matters and Financial Reporting
            Partner                                                     39

ARTICLE VII:      Investor Partners                                     40

      7.01  Management                                                  40
      7.02  Indemnification of Additional
            General Partners                                            40
      7.03  Assignment of Units                                         41
      7.04  Prohibited Transfers                                        43

7.05  Withdrawal by Investor Partners                             43
      7.06  Removal of Managing General Partner                         43
      7.07  Calling of Meetings                                         44
      7.08  Additional Voting Rights                                    44
      7.09  Voting by Proxy                                             45
      7.10  Conversion of Additional General Partner
            Interests into Limited Partner Interests                    45
      7.11  Unit Repurchase Program                                     46
      7.12  Liability of Partners                                       47


ARTICLE VIII:     Books and Records                                     47

      8.01  Books and Records                                           47
      8.02  Reports                                                     48
      8.03  Bank Accounts                                               50
      8.04  Federal Income Tax Elections                                50

ARTICLE IX: Dissolution; Winding-up                                     51

      9.01  Dissolution                                                 51
      9.02  Liquidation                                                 52
      9.03  Winding-up                                                  52

ARTICLE X:  Power of Attorney                                           53

      10.01 Managing General Partner as Attorney-in-Fact                53
      10.02 Nature of Special Power                                     54

ARTICLE XI: Miscellaneous Provisions                                    54

      11.01 Liability of Parties                                        54
      11.02 Notices                                                     54
      11.03 Paragraph Headings                                          55
      11.04 Severability                                                55
      11.05 Sole Agreement                                              55
      11.06 Applicable Law                                              55
      11.07 Execution in Counterparts                                   55
      11.08 Waiver of Action for Partition                              55
      11.09 Amendments                                                  55
      11.10 Consent to Allocations and Distributions                    56
      11.11 Ratification                                                56
      11.12 Substitution of Signature Pages                             56
      11.13 Incorporation by Reference                                  56

      Signature Page. . . . . . . . . .                                 57

FORM OF
LIMITED PARTNERSHIP AGREEMENT
OF PDC 2001-  LIMITED PARTNERSHIP,
[PDC 2002-  LIMITED PARTNERSHIP,]
[PDC 2003-  LIMITED PARTNERSHIP,]
A WEST VIRGINIA LIMITED PARTNERSHIP


      This LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made as of this ___ day of ___________, 2001, [2002; 2003] by and among Petroleum Development Corporation, a Nevada corporation, as managing general partner (the "Managing
General Partner"), Steven R. Williams, a resident of West Virginia, as the Initial Limited Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as additional general partners (the "Additional General Partners") or as limited partners (the "Limited Partners" and, collectively with
Additional General Partners, the "Investor Partners"), pursuant to the provisions of the West Virginia Uniform Limited Partnership Act (the "Act"), on the following terms and conditions:


ARTICLE I

The Partnership

      1.01 Organization. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Act. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

      1.02  Partnership Name.  The name of the Partnership shall be PDC
2001-
Limited Partnership, [PDC 2002- Limited Partnership; PDC 2003- Limited Partnership,] a West Virginia limited partnership, and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners.
The Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

      1.03 Character of Business. The principal business of the Partnership shall be to acquire Leases, drill sites, and other interests in oil and/or gas properties and to drill for oil, gas, hydrocarbons, and other minerals located in, on, or under such properties, to produce and sell oil, gas, hydrocarbons, and other minerals from such properties, and to invest and generally engage in any and all phases of the oil and gas business. Such business purpose shall include without limitation the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property in exchange for Units.
Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

      1.04 Principal Place of Business. The principal place of business of the
Partnership shall be at 103 East Main Street, Bridgeport, West Virginia,
26330.
The Managing General Partner may change the principal place of business of the
Partnership to any other place within the State of West Virginia upon ten days notice to the Investor Partners.

      1.05 Term of Partnership. The Partnership shall commence on the date the
Partnership is organized, as set forth in Section 1.01, and shall continue until terminated as provided in Article IX hereof. Notwithstanding the foregoing, if
Investor Partners agreeing to purchase $1,500,000 ($2,500,000 with respect to PDC
2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D
Limited
Partnership) in Units have not subscribed and paid for their Units by the Offering Termination Date, then this Agreement shall be void in all respects, and all investments of the Investor Partners shall be promptly returned together with any interest earned thereon and without any deduction therefrom. The Managing
General Partner and its Affiliates may purchase up to 10% (and no more) of the
Units subscribed for by Investor Partners in the Partnership; however, not more than $50,000 of the Units purchased by the Managing General Partner and/or its
Affiliates will be applied to satisfying the minimum.

      1.06  Filings.

      (a) A Certificate of Limited Partnership (the "Certificate") has been filed in the office of the Secretary of State of West Virginia in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of West Virginia. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act.

      (b) The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

      (c) The agent for service of process on the Partnership shall be Steven
R. Williams or any successor as appointed by the Managing General Partner.

      (d)   Upon the dissolution of the Partnership, the Managing General
Partner
(or any successor managing general partner) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

      1.07 Independent Activities. Each General Partner and each Limited Partner may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Investor Partner, each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner still has an overriding fiduciary obligation to the Investor Partners.

      1.08 Definitions. Capitalized words and phrases used in this Agreement shall have the following meanings:

      (a) "Act" shall mean the Uniform Limited Partnership Act of the State of
West Virginia, as set forth in 47-9-1 through 47-9-63 thereof, as amended from time to time (or any corresponding provisions of succeeding law).

      (b) "Additional General Partner" shall mean an Investor Partner who purchases Units as an additional general partner, and such partner's transferees and assigns. "Additional General Partners" shall mean all such Investor Partners. "Additional General Partner" shall not include, after a conversion, such Investor Partner who converts his interest into a Limited Partnership interest pursuant to Section 7.10 herein.

      (c) "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

      (d) "Affiliate" of a specified person shall mean (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person, and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

      (e) "Agreement" or "Partnership Agreement" shall mean this Limited Partnership Agreement, as amended from time to time.

      (f) "Capital Account" shall mean, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 3.01 hereof.

      (g) "Capital Available for Investment" shall mean the sum of (a) Subscriptions, net of total underwriting and brokerage discounts, commissions, and expenses, up to an aggregate of 10.5% of Subscriptions, and the Management
Fee and (b) the Capital Contribution of the Managing General Partner.

      (h) "Capital Contribution" shall mean the total investment, including the original investment, assessments, and amounts reinvested, by such Investor Partner to the capital of the Partnership pursuant to Section 2.02 herein, and, with respect to the Managing General Partner and the Initial Limited Partner, the total investment, including the original investment, assessments, and amounts reinvested, to the capital of the Partnership pursuant to Section 2.01 herein.

      (i) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

      (j) "Cost," when used with respect to the sale of property to the Partnership, shall mean (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification,
When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

      (k) "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset
Value using any reasonable method selected by the Managing General Partner.

      (l) "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

      (m) "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing
General Partner or its Affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the Managing General Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the Partnership Agreement.

      (n) "Drilling and Completion Costs" shall mean all costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.

      (o) "Dry Hole" shall mean any well abandoned without having produced oil or gas in commercial quantities.

      (p) "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

      (q) "Farmout" shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

      (r) "General Partners" shall mean the Additional General Partners and the
Managing General Partner.

      (s) "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(1) The initial Gross Asset Value of any asset contributed by a Partner to the
Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

(2) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General
Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership Property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treas. Reg. 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(3) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;
and

(4) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m) and Section 3.02(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this
Section (4) to the extent the Managing General Partner determines that an adjustment pursuant to Section (2) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to
Section (i), Section (ii), or (iv) hereof, such Gross Asset value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      (t)  "IDC" shall mean intangible drilling and development costs.

      (u) "Independent Expert" shall mean a person with no material relationship with the Managing General Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner or its Affiliates.

      (v) "Initial Limited Partner" shall mean Steven R. Williams or any successor to his interest.

      (w) "Investor Partner" shall mean any Person other than the Managing General Partner (i) whose name is set forth on Exhibit A, attached hereto, as an
Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substituted Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit. "Investor Partners" means all such Persons. All references in this Agreement to a majority in interest or a specified percentage of the Investor Partners shall mean Investor Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

      (x) "Lease" shall mean full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

      (y) "Limited Partner" shall mean an Investor Partner who purchases Units as a Limited Partner, such partner's transferees or assignees, and an Additional
General Partner who converts his interest to a limited partnership interest pursuant to the provisions of the Agreement. "Limited Partners" shall mean all such Investor Partners.

      (z)  "Management Fee" shall mean that fee to which the Managing
General
Partner is entitled pursuant to Section 6.06 hereof.

      (aa) "Managing General Partner" shall mean Petroleum Development Corporation or its successors, in their capacity as the Managing General Partner.

      (bb)  "Mcf" shall mean one thousand cubic feet of natural gas.

      (cc) "Net Subscriptions" shall mean an amount equal to the total Subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.

      (dd) "Nonrecourse Deductions" shall have the meaning set forth in Treas.
Reg. 1.704-2(b)(1).  The amount of Nonrecourse Deductions for a
Partnership
fiscal year shall equal the net increase in the amount of Partnership
Minimum
Gain during that fiscal year reduced (but not below zero) by the aggregate distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treas. Reg. 1.704-2(c).

      (ee) "Nonrecourse Liability" shall have the meaning set forth in Treas.
Reg. 1.704-2(b)(3) and 1.752-1(a)(2).

      (ff) "Offering Termination Date" shall mean December 31, 2001 with respect to Partnerships designated "PDC 2001- Limited Partnership (December 31, 2002 with respect to Partnerships designated "PDC 2002- Limited Partnership" and December
31, 2003 with respect to Partnerships designated "PDC 2003- Limited Partnership") or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall elect.

      (gg) "Oil and Gas Interest" shall mean any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

      (hh) "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

      (ii) "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under Federal and State law, including taxes and fees, accountants' and attorneys' fees and other frontend fees.

      (jj) "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

      (kk) "Partner Minimum Gain" shall mean an amount, with respect to each
Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. 1.704-2(i).

      (ll) "Partner Nonrecourse Debt" shall have the meaning set forth in Treas.
Reg. 1.704-2(b)(4).
      (mm) "Partner Nonrecourse Deductions" shall have the meaning set forth in
Treas. Reg. 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year shall equal the net increase in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year reduced (but not below zero) by proceeds of the liability distributed during that fiscal year to the Partner bearing the economic risk of loss for such liability that are both attributable to the liability and allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. 1.704-2(i)(3).

      (nn) "Partners" shall mean the Managing General Partner, the Initial Limited Partner, and the Investor Partners. "Partner" shall mean any one of the
Partners. All references in this Agreement to a majority in interest or a specified percentage of the Partners shall mean Partners holding more than 50%
or such specified percentage, respectively, of the outstanding Units then held.

      (oo) "Partnership" shall mean the partnership pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

      (pp) "Partnership Minimum Gain" shall have the meaning set forth in Treas.
Reg. 1.704-2(b)(2) and 1.704-2(d)(1).

      (qq) "Permitted Transfer" shall mean any transfer of Units satisfying the provisions of Section 7.03 herein.

      (rr) "Person" shall mean any individual, partnership, corporation, trust, or other entity.

      (ss) "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(rr) shall be added to such taxable income or loss;

            (2) Any expenditures of the Partnership described in Code 705(a)(2)(B) or treated as Code 705(a)(2)(B) expenditures pursuant to Treas.
Reg. 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing
Profits or Losses pursuant to this Section 1.08(rr) shall be subtracted from such taxable income or loss;

            (3) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(r)(2) or Section 1.08(r)(3) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

            (4) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.08(r) hereof; and

            (6)   Notwithstanding any other provisions of this Section
1.08(rr),
any items which are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses.

      (tt) "Prospect" shall mean a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted.
In
general, a Prospect is an area in which the Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner of such Partnership and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General
Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

      (uu) "Prospectus" shall mean that Prospectus (including any preliminary prospectus), of which this Agreement is a part, pursuant to which the Units are being offered and sold.

      (vv) "Proved Developed Oil and Gas Reserves shall mean the reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

      (ww) "Proved Oil and Gas Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

      (1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

      (2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

      (3) Estimates or proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as
"indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;
(C)
crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

      (xx) "Proved Undeveloped Reserves" shall mean the reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

      (yy) "Reservoir" shall mean a separate structural or stratigraphic trap containing an accumulation of oil or gas.

      (zz) "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

            (1) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the
National Association of Securities Dealers Automated Quotation National
Market
System; or

            (2) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                  (i)    voting rights;

                  (ii)   the term of existence of the Partnership;

                  (iii)       sponsor compensation; or

                  (iv)   the Partnership's investment objectives.

      (aaa) "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

      (bbb) "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program.

"Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the Partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

      (ccc) "Subscription" shall mean the amount indicated on the Subscription
Agreement that an Investor Partner has agreed to pay to the Partnership as his
Capital Contribution.

      (ddd) "Subscription Agreement" shall mean the Agreement, attached to the
Prospectus as Appendix B, pursuant to which an Investor subscribes to Units in the Partnership.

      (eee) "Substituted Investor Partner" shall mean any Person admitted to the
Partnership as an Investor Partner pursuant to Section 7.03(c) hereof.

      (fff) "Treas. Reg." or "Regulation" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time
(including corresponding provisions of succeeding regulations).

      (ggg) "Unit" shall mean an undivided interest of the Investor Partners in the aggregate interest in the capital and profits of the Partnership. Each Unit represents Capital Contributions of $20,000 to the Partnership.

      (hhh) "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.


      ARTICLE II

      Capitalization

      2.01  Capital Contributions of the Managing General Partner and
Initial
Limited Partner.

      (a) On or before the Offering Termination Date, the Managing General Partner shall make a Capital Contribution in cash to the Partnership of an amount equal to not less than 21-3/4% of the aggregate Capital Contributions of the Investor Partners. The Managing General Partner shall pay all Lease and tangible drilling costs as well as all Intangible Drilling Costs in excess of such costs paid by the Investor Partners with respect to the Partnership; to the extent that such costs are greater than the Managing General Partner's Capital Contribution set forth in the previous sentence, the Managing General Partner shall make such additional contributions in cash to the Partnership equal to such additional Costs; in the event of such additional Capital Contribution, the Managing General
Partner's share of profits and losses and distributions shall equal the percentage arrived at by dividing the Managing General Partner's Capital Contribution by the Capital Available for Investment of the Partnership, except that such percentage may be revised by Sections 3.02 and 4.02. In consideration of making such Capital Contribution, becoming a General Partner, subjecting its assets to the liabilities of the Partnership, and undertaking other obligations as herein set forth, the Managing General Partner shall receive the interest in the Partnership allocated in Article III hereof.

      (b) The Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier of the conversion of an Additional
General Partner's interest into a Limited Partner's interest or the admission of a Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner's Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

      2.02  Capital Contributions of the Investor Partners.
      (a) Upon execution of this Agreement, each Investor Partner (whose names and addresses and number of Units to which Subscribed are set forth in Exhibit
A) shall contribute to the capital of the Partnership the sum of $20,000 for each
Unit purchased. The minimum subscription by an Investor Partner is one-quarter
Unit ($5,000).

      (b) The contributions of the Investor Partners pursuant to subsection
2.02(a) hereof shall be in cash or by check subject to collection.

      (c) Until the Offering Termination Date and until such subsequent time as the contributions of the Investor Partners are invested in accordance with the provisions of the Prospectus, all monies received from persons subscribing as
Investor Partners (i) shall continue to be the property of the investor making such payment, (ii) shall be held in escrow for such investor in the manner and to the extent provided in the Prospectus, and (iii) shall not be commingled with the personal monies or become an asset of the Managing General Partner or the
Partnership.

      (d) Upon the original sale of Units by the Partnership, subscribers shall be admitted as Partners no later than 15 days after the release from the escrow account of the Capital Contributions to the Partnership, in accordance with the terms of the Prospectus; subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt; if rejected, all subscription monies shall be returned to the subscriber forthwith.

      (e) Except as provided in Section 4.03 hereof, any proceeds of the offering of Units for sale pursuant to the Prospectus not used, committed for use, or reserved as operating capital in the Partnership's operations within one year after the closing of such offering shall be distributed pro rata to the Investor Partners as a return of capital and the Managing General Partner shall reimburse such Investors for selling expenses, management fees, and offering expenses allocable to the return of capital.

      (f) Until proceeds from the public offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. Any such income shall be allocated pro rata to the Investor Partners providing such capital contributions.

      2.03 Additional Contributions. Except as otherwise provided in this Agreement, no Investor Partner shall be required or obligated (a) to contribute any capital to the Partnership other than as provided in Section 2.02 hereof, or
(b) to lend any funds to the Partnership. No interest shall be paid on any capital contributed to the Partnership pursuant to this Article II and, except as otherwise provided herein, no Partner, other than the Initial Limited Partner as authorized herein, may withdraw his Capital Contribution. The Units are nonassessable; however, General Partners are liable, in addition to their Capital
Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with West Virginia law.


      ARTICLE III

      Capital Accounts and Allocations

      3.01  Capital Accounts.

      (a) General. A separate Capital Account shall be established and maintained for each Partner on the books and records of the Partnership. Capital
Accounts shall be maintained in accordance with Treas. Reg. 1.704-1(b) and any inconsistency between the provisions of this Section 3.01 and such regulation shall be resolved in favor of the regulation. In the event the Managing General
Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership of the
Partners), are computed in order to comply with such regulations, the Managing
General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to
Section 9.03 hereof upon the dissolution of the Partnership. The Managing General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treas. Reg. 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. 1.704-1(b).

      (b) Increases to Capital Accounts. Each Partner's Capital Account shall be credited with (i) the amount of money contributed by him to the Partnership;
(ii) the amount of any Partnership liabilities that are assumed by him (within the meaning of Treas. Reg. 1.704-1(b)(2)(iv)(c)), but not by increases in his share of Partnership liabilities within the meaning of Code 752(a); (iii) the
Gross Asset Value of property contributed by him to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Code 752); and (iv) allocations to him of
Partnership Profits (or items thereof), including income and gain exempt from tax and Income and gain described in Treas. Reg. 1.704-1(b)(2)(iv)(g)
(relating
to adjustments to reflect book value).

      (c) Decreases to Capital Accounts. Each Partner's Capital Account shall be debited with (i) the amount of money distributed to him by the Partnership;
(ii) the amount of his individual liabilities that are assumed by the Partnership
(other than liabilities described in Treas. Reg. 1.704-1(b)(2)(iv)(b)(2) that are assumed by the Partnership and other than decreases in his share of Partnership liabilities within the meaning of Code 752(b)); (iii) the Gross
Asset Value of property distributed to him by the Partnership (net of liabilities securing such distributed property that he is considered to assume or take subject to under Code 752); (iv) allocations to him of expenditures of the
Partnership not deductible in computing Partnership taxable income and not properly chargeable to Capital Account (as described in Code 705(a)(2)(B)), and (v) allocations to him of Partnership Losses (or item thereof), including loss and deduction described in Treas. Reg. 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value), but excluding items described in (iv) above and excluding loss or deduction described in Treas. Reg. 1.704-1(b)(4)(iii)
(relating to excess percentage depletion).

      (d)   Adjustments to Capital Accounts Related to Depletion.

      (i) Solely for purposes of maintaining the Capital Accounts, each year the
Partnership shall compute (in accordance with Treas. Reg. 1.704-1(b)(2)(iv)(k)) a simulated depletion allowance for each oil and gas property using that method, as between the cost depletion method and the percentage depletion method (without regard to the limitations of Code 613A(c)(3) which theoretically could apply to any Partner), which results in the greatest simulated depletion allowance. The simulated depletion allowance with respect to each oil and gas property shall reduce the Partners' Capital Accounts in the same proportion as the Partners were allocated adjusted basis with respect to such oil and gas property under Section 3.03(a) hereof. In no event shall the
Partnership's aggregate simulated depletion allowance with respect to an oil and gas property exceed the Partnership's adjusted basis in the oil and gas property
(maintained solely for Capital Account purposes).

      (ii) Upon the taxable disposition of an oil and gas property by the Partnership, the Partnership shall determine the simulated (hypothetical) gain or loss with respect to such oil and gas property (solely for Capital Account purposes) by subtracting the Partnership's simulated adjusted basis for the oil and gas property (maintained solely for Capital Account purposes) from the amount realized by the Partnership upon such disposition. Simulated adjusted basis shall be determined by reducing the adjusted basis by the aggregate simulated depletion charged to the Capital Accounts of all Partners in accordance with
Section 3.01(d)(i) hereof. The Capital Accounts of the Partners shall be adjusted upward by the amount of any simulated gain on such disposition in proportion to such Partners' allocable share of the portion of total amount realized from the disposition of such property that exceeds the Partnership's simulated adjusted basis in such property. The Capital Accounts of the Partners shall be adjusted downward by the amount of any simulated loss in proportion to such Partners' allocable shares of the total amount realized from the disposition of such property that represents recovery of the Partnership's simulated adjusted basis in such property.

      (e) Restoration of Negative Capital Accounts. Except as otherwise provided in this Agreement, neither an Investor Partner nor the Initial Limited
Partner shall be obligated to the Partnership or to any other Partner to restore any negative balance in his Capital Account. The Managing General Partner shall be obligated to restore the deficit balance in its Capital Account.

      3.02  Allocation of Profits and Losses.

      (a) General. Except as provided in this Section 3.02 or in Section 2.01(a) and Section 3.03 hereof, Profits and Losses during the production phase of the Partnership shall be allocated 80% to the Investor Partners and 20% to the
Managing General Partner; provided, that if the Managing General Partner's share of cash distributions is revised pursuant to Section 4.02 the allocations of
Profits and Losses of the Partnership shall be allocated to reflect such revision. Notwithstanding the above allocations, the following special allocations shall be employed:

      (i) IDC and recapture of IDC shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner, except as otherwise provided in the following clause; however, in the event that a portion of the Capital Contribution of the Managing General Partner is utilized for IDC, then IDC and recapture of IDC shall be allocated to the Investor Partners and the Managing
General Partner in a percentage equal to their respective contribution to IDC;

      (ii) irrespective of any revisions effected by Section 2.01(a) or Section
4.02, the following provisions shall apply: Organization and Offering Costs net of commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be paid by the Managing General Partner;
such commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be allocated 100% to the Investor
Partners and 0% to the Managing General Partner; except that Organization and
Offering Costs in excess of 10 1/2% of Subscriptions shall be allocated 100% to the Managing General Partner and 0% to the Investor Partners;

      (iii) irrespective of any revisions effected by Section 2.01(a) or
Section 4.02, the Management Fee shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner;

      (iv) irrespective of any revisions effected by Section 2.01(a) or
Section 4.02, Costs of Leases and Costs of tangible equipment, including depreciation or cost recovery benefits, and revenues from the sale of equipment shall be allocated 0% to the Investor Partners and 100% to the Managing General
Partner;

      (v) Drilling and Completion Costs shall be allocated 80% to the Investor
Partners and 20% to the Managing General Partner;

      (vi) Direct Costs and Operating Costs shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner; and

      (vii) irrespective of any revisions effected by Section 2.01(a) or
Section 4.02, Administrative Costs shall be borne 100% by and allocated 100% to the Managing General Partner.

      (b) Capital Account Deficits. Notwithstanding anything to the contrary in Section 3.02(a), no Investor Partner shall be allocated any item to the extent that such allocation would create or increase a deficit in such Investor Partner's Capital Account.

      (i) Obligations to Restore. For purposes of this Section 3.02(b), in determining whether an allocation would create or increase a deficit in a Partner's Capital Account, such Capital Account shall be reduced for those items described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5), and (6) and shall be increased by any amounts which such Partner is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg.

1.704-2(g)(1) and 1.704-2(i)(5). Further, such Capital Accounts shall otherwise meet the requirements of Treas. Reg. 1.704-1(b)(2)(ii)(d).

      (ii) Reallocations. Any loss or deduction of the Partnership, the allocation of which to any Partner is prohibited by this Section 3.02(b), shall be reallocated to those Partners not having a deficit in their Capital Accounts
(as adjusted in Section 3.02(b)(i)) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts, with any remaining losses or deductions being allocated to the Managing General Partner.

      (iii) Qualified Income Offset. In the event any Investor Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations) the total of the deficit balance in his Capital Account (as adjusted in Section 3.02(b)(i)) created by such adjustments, allocations, or distributions, provided that an allocation pursuant to this Section 3.02(b)(iii) shall be made if and only to the extent that such Partner would have a deficit in his Capital Account
(as adjusted in Section 3.02(b)(i)) after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.02(b)(iii) were not in the Agreement.

      (iv) Gross Income Allocations. In the event an Investor Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg.

1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.02(b)(iv) shall be made only if and to the extent that such Partner would have a deficit Capital
Account in excess of such sum after all other allocations provided for in this
Section 3 have been made as if Section 3.02(b)(iii) hereof and this Section 3.02(b)(iv) were not in the Agreement.

      (c) Minimum Gain Chargeback. Notwithstanding any other provision of this
Section 3.02, if there is a net decrease in Partnership Minimum Gain during any taxable year, pursuant to Treas. Reg. 1.704-2(f)(1), all Partners shall be allocated items of partnership income and gain for that year equal to that partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treas. Reg. 1.704-2(g)(2)). Notwithstanding the preceding sentence, no such chargeback shall be made to the extent one or more of the exceptions and/or waivers provided for in Treas. Reg. 1.704-2(f)(2)-(5) applies. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.
The items to be so allocated shall be determined in accordance with Treas.
Reg.
1.704-2(f)(6). This Section 3.02(c) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this Section 3.02(c) only, each Partner's
Capital Account (as adjusted in Section 3.02(b)(i)) shall be determined prior to any other allocations pursuant to this Section 3 with respect to such tax year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

      (d) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3 except Section 3.02(c), if there is a net decrease in Partner
Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, rules similar to those contained in Section 3.02(c) shall apply in a manner consistent with Treas. Reg. 1.704-2(i)(4). This Section 3.02(d) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 3.02(d), each Person's Capital Account deficit (as so adjusted) shall be determined prior to any other allocations pursuant to this
Section 3 with respect to such fiscal year, other than allocations pursuant to
Section 3.02(c) hereof.

      (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners (in proportion to their Units), in accordance with Treas. Reg. 1.704-2.

      (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with
Treas. Reg. 1.704-2(i).

      (g) Code 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code 734(b) or 743(b) is required, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the
Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

      (h)   Curative Allocations.

      (i) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 3.02(h)(ii) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(iii) hereof, and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(iv)
hereof.

      (ii) The "Basic Regulatory Allocations" consist of allocations pursuant to Section 3.02(b)(ii), (iii), and (iv) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic
Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 3.02(h)(ii) shall only be made with respect to allocations pursuant to Section 3.02(g) hereof to the extent the Managing General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

      (iii) The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Section 3.02(c) and 3.02(e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(iii) shall be made prior to the Partnership fiscal year during which there is a net decrease in
Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum
Gain, and (ii) allocations pursuant to this Section 3.02(h)(iii) shall be deferred with respect to allocations pursuant to Section 3.02(e) hereof to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(c).

      (iv) The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 3.02(d) and 3.02(f) hereof.
Notwithstanding any
other provision of this Agreement, other than the Regulatory Allocations, the
Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the
Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner
Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(iv)
shall be made with respect to allocations pursuant to Section 3.02(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such
Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum
Gain, and (ii) allocations pursuant to this Section 3.02(h)(iv) shall be deferred with respect to allocations pursuant to Section 3.02(f) hereof relating to a particular Partner Nonrecourse Debt to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(d) hereof.

      (v) The Managing General Partner shall have reasonable discretion with respect to each Partnership fiscal year, to apply the provisions of Sections 3.02(h)(ii), (iii), and (iv) hereof among the Partners in a manner that is likely to minimize such economic distortions.

      (i) Other Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Unit Holders in the same proportions as they share Profits or Losses, as the case may be, for the year.
      (j) Agreement to be Bound. The Partners are aware of the income tax consequences of the allocations made by this Section 3.02 and hereby agree to be bound by the provisions of this Section 3.02 in reporting their shares of Partnership income and loss for income tax purposes.

      (k) Excess Nonrecourse Liabilities. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the
Partnership within the meaning of Treas. Reg. 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: Investor Partners, 80% (in proportion to their Units) and the Managing General Partner, 20%.

      (l) Allocation Variations. The Managing General Partner shall have the authority to vary allocations to preserve and protect the intention of the Partners as follows:

      (i) It is the intention of the Partners that each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) shall be determined and allocated in accordance with this Article 3 to the fullest extent permitted by Code 704(b). In order to preserve and protect the allocations provided for in this Article 3, the Managing General Partner shall have the authority to allocate income, gain, loss, deduction or credit (or any item thereof) arising in any year differently than that expressly provided for in this
Article 3, if and to the extent that determining and allocating income, gain, loss, deduction or credit (or any item thereof) in the manner expressly provided for in this Article 3 would cause the allocations of each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) not to be permitted by Code 704(b) and the Regulations promulgated thereunder. Any allocation made pursuant to this Section 3.02(l) shall be deemed to be a complete substitute for any allocation otherwise expressly provided for in this Article
3, and no amendment of this Agreement or further consent of any Partner shall be required therefor.

      (ii)  In making any such allocation (the "new allocation") under this
Section 3.02(l) the Managing General Partner shall be authorized to act only after having been advised by the Partnership's accountants and/or counsel that, under Code 704(b) and the Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise expressly provided for in this Article 3 which is necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) is determined and allocated in accordance with this
Article 3 to the fullest extent permitted by Code 704(b) and the Regulations thereunder.

      (iii) If the Managing General Partner is required by this Section
3.02(l) to make any new allocation in a manner less favorable to the Investor
Partners than is otherwise expressly provided for in this Article 3, then the
Managing General Partner shall have the authority, only after having been advised by the Partnership's accountants and/or counsel that they are permitted by Code
704(b), to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in such a manner as will make the allocations of income, gain, loss, deduction or credit (or any item thereof) to the Investor Partners as comparable as possible to the allocations otherwise expressly provided for or contemplated by this Article 3.

      (iv) Any new allocation made by the Managing General Partner under this
Section 3.02(l) in reliance upon the advice of the Partnership's accountants and/or counsel shall be deemed to be made pursuant to the fiduciary obligation of the Managing General Partner to the Partnership and the Investor Partners, and no such new allocation shall give rise to any claim or cause of action by any
Investor Partner.

      (m)  Tax Allocations:  Code Section 704(c).  In accordance with Code
Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.08(r)(1).

      In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(r)(1) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

      Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section
3.02(m) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital
Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      3.03  Depletion.

      (a) The depletion deduction with respect to each oil and gas property of the Partnership shall be computed separately for each Partner in accordance with
Code 613A(c)(7)(D) for Federal income tax purposes. For purposes of such computation, the adjusted basis of each oil and gas property shall be allocated in accordance with the Partners' interests in the capital of the Partnership.
Among the Investor Partners, such adjusted basis shall be apportioned among them in accordance with the number of Units held.

      (b) Upon the taxable disposition of an oil or gas property by the Partnership, the amount realized from and the adjusted basis of such property shall be allocated among the Partners (for purposes of calculating their individual gain or loss on such disposition for Federal income tax purposes) as follows:

      (i) The portion of the total amount realized upon the taxable disposition of such property that represents recovery of its simulated adjusted tax basis therein (as calculated pursuant to Section 3.01(d) hereof) shall be allocated to the Partners in the same proportion as the aggregate adjusted basis of such property was allocated to such Partners (or their predecessors in interest) pursuant to Section 3.03(a) hereof; and

      (ii) The portion of the total amount realized upon the taxable disposition of such property that represents the excess over the simulated adjusted tax basis therein shall be allocated in accordance with the provisions of Section 3.02 hereof as if such gain constituted an item of Profit.

      3.04  Apportionment Among Partners:

      (a) Except as otherwise provided in this Agreement, all allocations and distributions to the Investor Partners shall be apportioned among them pro rata based on Units held by the Partners.

      (b) For purposes of Section 3.04(a) hereof, an Investor Partner's pro rata share in Units shall be calculated as of the end of the taxable year for which such allocation has been made; provided, however, that if a transferee of a Unit is admitted as an Investor Partner during the course of the taxable year, the apportionment of allocations and distributions between the transferor and transferee of such Unit shall be made in the manner provided in Section 3.04(c)
hereof.

      (c) If, during any taxable year of the Partnership, there is a change in any Partner's interest in the Partnership, each Partner's allocation of any item of income, gain, loss, deduction, or credit of the Partnership for such taxable year, other than "allocable cash basis items" shall be determined by taking into account the varying interests of the Partners pursuant to such method as is permitted by Code 706(d) and the regulations thereunder. Each Partner's share of "allocable cash basis items" shall be determined in accordance with Code

706(d)(2) by (i) assigning the appropriate portion of each item to each day in the period to which it is attributable, and (ii) allocating the portion assigned to any such day among the Partners in proportion to their interests in the Partnership at the close of such day. "Allocable cash basis item" shall have the meaning ascribed to it by Code 706(d)(2)(B) and the regulations thereunder.


      ARTICLE IV

      Distributions

      4.01 Time of Distribution. Cash available for distribution shall be determined by the Managing General Partner. The Managing General Partner shall distribute, in its discretion, such cash deemed available for distribution, but such distributions shall be made not less frequently than quarterly.

      4.02  Distributions.

      (a) Except as otherwise provided below and in Section 2.01(a), all distributions (other than those made to wind up the Partnership in accordance with Section 9.03 hereof) shall be made 80% to the Investor Partners and 20%
to
the Managing General Partner.       If the performance standard as defined
below
in subsection (b) is not fulfilled by a particular Partnership, that Partnership's sharing arrangement shall be modified, as set forth herein, for up to a ten-year period commencing six months after the closing date of that Partnership and ending ten years following such closing date.

      (b)   The performance standard shall be as follows:

      (i) If the Average Annual Rate of Return, as defined below, to the Investor Partners is less than 12.8% of their Subscriptions, the allocation rate of all items of profit and loss and cash available for distribution for Investor
Partners shall be increased by ten percentage points above the then-current sharing arrangements for Investor Partners and the allocation rate with respect to such items for the Managing General Partner will be decreased by ten percentage points below the then-current sharing arrangements for the Managing
General Partner, until the Average Annual Rate of Return shall have increased to
12.8% or more, or until ten years and six months shall have expired from the closing date of the Partnership, whichever event shall occur sooner.

      (ii) Average Annual Rate of Return for purposes of this sharing arrangement shall be defined as (1) the sum of cash distributions and estimated initial tax savings of 25% of Subscriptions, realized for a $10,000 investment in the Partnership, divided by (2) $10,000 multiplied by the number of years (less six months) which have elapsed since the closing of the Partnership.

      (c) The Partnership shall not require that Investor Partners reinvest their share of cash available for distribution in the Partnership. In no event shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing
General Partner shall only be made in conjunction with distributions to Investor
Partners and only out of funds properly allocated to the Managing General Partner's account.

      4.03 Capital Account Deficits. No distributions shall be made to any Investor Partner to the extent such distribution would create or increase a deficit in such Partner's Capital Account (as adjusted in Section 3.02(b)(i)).
Any distribution which is hereby prohibited shall be made to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(i))
in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted
Capital Accounts. Any cash available for distribution remaining after reduction of all adjusted Capital Accounts to zero shall be distributed to the Managing
General Partner.

      4.04  Liability Upon Receipt of Distributions.

      (a) If a Partner has received a return of any part of his Capital Contribution without violation of the Partnership Agreement or the Act, he is liable to the Partnership for a period of one year thereafter for the amount of such returned contribution, but only to the extent necessary to discharge the
Partnership's liabilities to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership.

      (b) If a Partner has received a return of any part of his Capital Contribution in violation of either the Partnership Agreement or the Act, he is liable to the Partnership for a period of six years thereafter for the amount of the Capital Contribution wrongfully returned.

      (c) A Partner receives a return of his Capital Contribution to the extent that the distribution to him reduces his share of the fair value of the net assets of the Partnership below the value, as set forth in the records required to be kept by West Virginia law, of his Capital Contribution which has not been distributed to him.


      ARTICLE V

      Activities

      5.01  Management.  The Managing General Partner shall conduct, direct,
and
exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the
Partnership or otherwise commit or bind the Partnership in any manner.   The
Managing General Partner shall manage the affairs of the Partnership in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and character of the business of the Partnership.

      5.02  Conduct of Operations.

      (a)(i) The Managing General Partner shall establish a program of operations for the Partnership which shall be in conformance with the following policies: (x) no less than 90% of the Capital Contributions net of Organization and Offering Costs and the Management Fee shall be applied to drilling and completing Development Wells; (y) the Partnership shall drill all of its wells in West Virginia, Ohio, Pennsylvania, Colorado, New York, Kentucky, Michigan,
Indiana, Kansas, Montana, South Dakota, Tennessee, Utah, Wyoming, and/or Oklahoma and (z) the Prospects will be acquired pursuant to an arrangement whereby the
Partnership will acquire up to 100% of the Working Interest, subject to landowners' royalty interests and the royalty interests payable to unaffiliated third parties in varying amounts, provided that the weighted average of such royalty interests for all Prospects of the Partnership shall not exceed 20%.

        (ii) The Investor Partners agree to participate in the Partnership's program of operations as established by the Managing General Partner; provided, that no well drilled to the point of setting casing need be completed if, in the
Managing General Partner's opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion. The Partnership may participate with others in the drilling of wells and it may enter into joint ventures, partnerships, or other such arrangements.

      (b)   All transactions between the Partnership and the Managing
General
Partner or its Affiliates shall be on terms no less favorable than those terms which could be obtained between the Partnership and independent third parties dealing at arm's-length, subject to the provisions of Section 5.07 hereof.

      (c) The Partnership shall not participate in any joint operations on any co-owned Lease unless there has been acquired or reserved on behalf of the Partnership the right to take in kind or separately dispose of its proportionate share of the oil and gas produced from such Lease exclusive of production which may be used in development and production operations on the Lease and production unavoidably lost, and, if the Managing General Partner is the operator of such
Lease, the Managing General Partner has entered into written agreements with every other person or entity owning any working or operating interest reserving to such person or entity a similar right to take in-kind, unless, in the opinion of counsel to the Partnership, the failure to reserve such right to take in-kind will not result in the Partnership being treated as a member of an association taxable as a corporation for Federal income tax purposes.

      (d)   The relationship of the Partnership and the Managing General
Partner
(or any Affiliate retaining or acquiring an interest) as co-owners in Leases, except to the extent superseded by an Operating Agreement consistent with the preceding paragraph and except to the extent inconsistent with this Partnership
Agreement, shall be governed by the AAPL Form 610 Model Operating Agreement-1982, with a provision reserving the right to take production in-kind, naming the Managing General Partner as operator and the Partnership as a nonoperator, and with the accounting procedure to govern as the accounting procedures under such
Operating Agreements.

      (e) The Managing General Partner is generally expected to act as the operator of Partnership wells, and the Managing General Partner may designate such other persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.

      (f)   As operator of Partnership wells, the Managing General Partner or its
Affiliates shall receive per-well charges for each producing well based on the
Working Interest acquired by the Partnership.  These per-well charges shall be
subject to annual adjustment beginning January 1, 2003 [with respect to
Partnerships designated as "PDC 2001-   Limited Partnership," January 1,
2004
with respect to Partnerships designated as "PDC 2002- Limited Partnership" and
January 1, 2005 with respect to Partnerships designated as "PDC 2003-
Limited
Partnership"] as provided in the accounting procedures of the operating agreements.

      (g) The Managing General Partner shall drill wells pursuant to drilling contracts with the Partnership based upon competitive prices and terms in the geographic area of operations, and to the extent that such prices exceed its Costs, the Managing General Partner shall be deemed to have received compensation.

      (h) The Managing General Partner shall be reimbursed by the Partnership for Direct Costs. The Managing General Partner shall not be reimbursed for any
Administrative Costs.  All other expenses shall be borne by the Partnership.

      (i) The Managing General Partner and its Affiliates may enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.

      (j) The Partnership shall make no loans to the Managing General Partner or any Affiliate thereof.

      (k) Neither the Managing General Partner nor any Affiliate shall loan any funds to the Partnership.

      (l) The funds of the Partnership shall not be commingled with the funds of any other Person.

      (m) Notwithstanding any provision herein to the contrary, no creditor shall receive, as a result of making any loan, a direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

      (n) The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

      5.03  Acquisition and Sale of Leases.

      (a) To the extent the Partnership does not acquire a full interest in a
Lease from the Managing General Partner, the remainder of the interest in such
Lease may be held by the Managing General Partner which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership. Any Leases acquired by the Partnership from the Managing General
Partner shall be acquired only at the Managing General Partner's Cost, unless the
Managing General Partner shall have reason to believe that Cost is in excess of the fair market value of such property, in which case the price shall not exceed the fair market value. The Managing General Partner shall obtain an appraisal from a qualified independent expert with respect to sales of properties of the
Managing General Partner and its Affiliates to the Partnership. Neither the Managing General Partner nor any Affiliate shall acquire or retain any carried, reversionary, or Overriding Royalty Interest on the Lease interests acquired by the Partnership, nor shall the Managing General Partner enter into any farmout arrangements with respect to its retained interest, except as provided in Section
5.05 hereof.

      (b) The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

      (c) Neither the Managing General Partner nor its Affiliates, except other partnerships sponsored by them, shall purchase any productive properties from the
Partnership.

      5.04  Title to Leases.

      (a) Record title to each Lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a Lease. Thereafter, record title to Leases shall be assigned to and placed in the name of the Partnership.

      (b) The Managing General Partner shall take the necessary steps in its best judgment to render title to the Leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or the Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were not the result of negligence by the Managing General Partner; nor shall the Managing General Partner or its Affiliates be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any Lease assigned to the Partnership or the extent of the interest covered thereby.

      5.05  Farmouts.

      (a) No Partnership Lease shall be farmed out, sold, or otherwise disposed of unless the Managing General Partner determines that (i) the Partnership lacks sufficient funds to drill on such Lease and is unable to obtain suitable financing, (ii) the Leases have been downgraded by events occurring after assignment to the Partnership, (iii) drilling on the Leases would result in an excessive concentration, of Partnership funds creating, in the Managing General
Partner's opinion, undue risk to the Partnership, or (iv) the Managing
General
Partner, exercising the standard of a prudent operator, determines that the farmout is in the best interests of the Partnership.

      (b) Farmouts between the Partnership and the Managing General Partner or its Affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interest of the Partnership and the terms of the farmout are consistent with and, in any case, no less favorable to the Partnership than those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

      5.06 Release, Abandonment, and Sale or Exchange of Properties. Except as provided elsewhere in this Article V and in Section 6.03, the Managing General
Partner shall have full power to dispose of the production and other assets of the Partnership, including the power to determine which Leases shall be released or permitted to terminate, those wells to be abandoned, whether any Lease or well shall be sold or exchanged, and the terms therefor. In the event the Managing
General Partner sells, transfers, or otherwise disposes of nonproducing property of the Partnership, the sale, transfer, or disposition shall, to the extent possible, be made at a price which is the higher of the fair market value of the property on the date of the sale, transfer, or disposition or the Cost of such property to the Partnership.

      5.07  Certain Transactions.

      (a) Whenever the Managing General Partner or its Affiliates sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the Leases comprising the Prospect. If the Managing General Partner or its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is identical to or less than their interest in the Partnership) subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest or in a Prospect abandoned by the
Partnership within one year preceding such proposed acquisition, the Managing
General Partner or its Affiliates shall offer an equivalent interest therein to the Partnership; and, if funds, including borrowings, are not available to the
Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General
Partner nor any of its Affiliates shall acquire such interest or property. The term "abandoned" shall mean the termination, either voluntarily or by operation of the Lease or otherwise, of all of the Partnership's interest in the Prospect.
These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.

      (b) The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir; further, where the Managing General Partner or Affiliate owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of proved undeveloped reserves which are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership or if the Managing General Partner believes it is prudent to borrow for the purpose of acquiring such additional acreage.

      (c) The Partnership shall not purchase properties from or sell properties to any other affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.

      (d) During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its Affiliates (excluding another partnership where the Managing General Partner's or its Affiliates' interest in such partnership is identical to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any oil and gas interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such Affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the Affiliate and the Partnership are substantially the same after the sale of the interest to the
Partnership, and the Managing General Partner's or Affiliate's interest in revenues does not exceed the amount proportionate to its Working Interest.
      (e) Any services, equipment, or supplies which the Managing General Partner or an Affiliate furnishes to the Partnership shall be furnished at the lesser of the Managing General Partner's or the Affiliate's Cost or a competitive rate which could be obtained in the geographical area of operations unless the
Managing General Partner or any Affiliate is engaged to a substantial extent, as an ordinary and ongoing business, in providing such services, equipment, or supplies to others in the industry, in which event, the services, supplies, or equipment may be provided by such person to the Partnership at prices competitive with those charged by others in the geographical area of operations which would be available to the Partnership. If such entity is not engaged in the business as set forth above, then such compensation, price or rental shall be the cost of such services, equipment or supplies to such entity, or the competitive rate which could be obtained in the area, whichever is less. Any drilling services provided by the Managing General Partner or its Affiliates shall be billed only on a per foot, per day, or per hour rate, or some combination thereof. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership. Neither the Managing General Partner nor its
Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an Affiliate is to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid.

      (f) Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs.

      (g) Neither the Managing General Partner nor its Affiliates shall make any future commitments of the Partnership's production which do not primarily benefit the Partnership, nor shall the Managing General Partner or any Affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the Affiliate.

      (h) No rebates or give-ups may be received by the Managing General Partner or any of its Affiliates, nor may the Managing General Partner or any
Affiliate participate in any reciprocal business arrangements which would circumvent these restrictions.

      (i) During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its Affiliates proposes to acquire from an unaffiliated person an interest in a Prospect in which the
Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

(1) If the Managing General Partner or the Affiliate does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect.

(2) If the Managing General Partner or the Affiliate currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing
General Partner or the Affiliate in the same proportion as is the other property in the Prospect; provided however, if cash or financing is not available to the
Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

      (j) If the Partnership acquires property pursuant to a farmout or joint venture from an affiliated program, the Managing General Partner's and/or its
Affiliates' aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its Affiliates could receive if the property were separately owned or retained by either one of the programs.

      (k) Neither the Managing General Partner nor any Affiliate, including affiliated programs, may purchase or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners of the Partnership and then subject to the following conditions:

(1) A sale, transfer or conveyance, including a farmout, of an undeveloped property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program, must be made at the higher of cost or fair market value.

(2) A sale, transfer or conveyance of a developed property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the subject Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value.

(3) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

(4) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of any type of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property.
Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

            (l)   If the Partnership participates in other partnerships or
joint
ventures (multi-tier    arrangements), the terms of any such arrangements
shall
not result in the circumvention of any of the
      requirements or prohibitions contained in this Partnership Agreement, including the following:

            (1) there will be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

            (2) there will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor
Partners; and

            (3) there will be no diminishment in the voting rights of the Investor Partners.

            (m) In connection with a proposed Roll-Up, the following shall apply:

            (1) An appraisal of all Partnership assets shall be obtained from a competent independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period.
The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners.
A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

            (2) In connection with a proposed Roll-Up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

                  (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

                  (ii) (a) remaining as Investor Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Investor Partners' pro-rata share of the appraised value of the net assets of the Partnership.

            (3) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 7.07 and 7.08 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

            (4) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the
Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed
Roll-Up transaction which would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Units held by that Investor Partner.

            (5) The Partnership shall not participate in a Roll-Up in which
Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 8.01 of this Agreement.

            (6) The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the
Partnership if the Roll-Up is not approved by the Investor Partners.

            (7) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the
Investor Partners.


      ARTICLE VI

      Managing General Partner

      6.01 Managing General Partner. The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership and to do all things necessary to carry on the business of the Partnership for the purposes described in Section 1.03 hereof and to conduct the activities of the Partnership as set forth in Article V hereof.
No financial institution or any other person, firm, or corporation dealing with the Managing General Partner shall be required to ascertain whether the Managing
General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the Managing General Partner. The Managing General
Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership's business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein.
The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of its Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

      6.02 Authority of Managing General Partner. The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and the Act, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

      (a) Acquire leases and other interests in oil and/or gas properties in furtherance of the Partnership's business;

      (b) Enter into and execute pooling agreements, farm out agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of oil or gas properties or to effectively and properly perform its duties or exercise its powers hereunder;

      (c) Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership; employ and retain such personnel as it deems desirable for the conduct of the Partnership's activities, including employees, consultants, and attorneys; and exercise on behalf of the Partnership, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections, and obligations granted to or imposed upon the Partnership;

      (d) Manage, operate, and develop any Partnership property, and enter into operating agreements with respect to properties acquired by the Partnership, including an operating agreement with the Managing General Partner as described in the Prospectus, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing
General Partner shall approve;

      (e) Compromise, sue, or defend any and all claims in favor of or against the Partnership;

      (f) Subject to the provisions of Section 8.04 hereof, make or revoke any election permitted the Partnership by any taxing authority;

      (g) Perform any and all acts it deems necessary or appropriate for the protection and preservation of the Partnership assets;

      (h) Maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time;

      (i) Buy, sell, or lease property or assets on behalf of the Partnership;

      (j)   Enter into agreements to hire services of any kind or nature;

      (k)   Assign interests in properties to the Partnership;

      (l) Enter into soliciting dealer agreements and perform all of the Partnership's obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and the Prospectus, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Partners; and

      (m) Perform any and all acts, and execute any and all documents it deems necessary or appropriate to carry out the purposes of the Partnership.

      6.03 Certain Restrictions on Managing General Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any Affiliate of the Managing
General Partner shall have the power or authority to, and shall not, do, perform, or authorize any of the following:

      (a)   Borrow any money in the name or on behalf of the Partnership;

      (b) Use any revenues from Partnership operations for the purposes of acquiring Leases in new or unrelated Prospects or paying any Organization and
Offering Expenses; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including without limitation for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new Leases to the extent such Leases are considered by the Managing General Partner in its sole discretion to be a part of a Prospect in which the Partnership then owns a
Lease;

      (c) Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote,

      (i) sell all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Article IX hereof), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;

      (ii)  dispose of the good will of the Partnership;

      (iii) do any other act which would make it impossible to carry on the ordinary business of the Partnership; or

      (iv) agree to the termination or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement which the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;

      (d) Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

      (e) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

      (f) Use the Partnership name, credit, or property for other than Partnership purposes;

      (g) Take any action, or permit any other person to take any action, with respect to the assets or property of the Partnership which does not benefit the
Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;

      (h) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General
Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its Affiliates, and the Partnership;

      (i) Utilize Partnership funds to invest in the securities of another person except in the following instances:

      (1) investments in working interests or undivided lease interests made in the ordinary course of the Partnership's business;

      (2) temporary investments made in compliance with Section 2.02(f) of this
Agreement;

      (3) investments involving less than 5% of Partnership capital which are a necessary and incidental part of a property acquisition transaction; and

      (4) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited;
or

      (j) Sell, transfer, or assign its interest (except for a collateral assignment which may be granted to a bank or other financial institution) in the
Partnership, or any part thereof, or otherwise to withdraw as Managing
General
Partner of the Partnership without one hundred twenty (120) days prior written notice and the written consent of Investor Partners owning a majority of the then outstanding Units.

      6.04  Indemnification of Managing General Partner.  The Managing
General
Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Indemnification of the
Managing General Partner is recoverable only from the tangible net assets of the
Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners.

      Notwithstanding the above, the Managing General Partner and any person acting as a broker-dealer shall not be indemnified for liabilities arising under
Federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange
Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the program agreement and (ii) in which plaintiffs claim they were offered or sold program units.

      In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities
Division, and the Tennessee Securities Division or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

      The advancement of Partnership funds to a sponsor or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

      (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, and

      (b) the legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement, and

      (c) the sponsor or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

      The Partnership shall not incur the cost of the portion of any insurance which insures the Managing General Partner against any liability as to which the
Managing General Partner is herein prohibited from being indemnified.
6.05 Withdrawal. (a) Notwithstanding the limitations contained in Section 6.03(l) hereof, the Managing General Partner shall have the right, by giving written notice to the other Partners, to substitute in its stead as managing general partner any successor entity or any entity controlled by the Managing
General Partner, provided that the successor Managing General Partner must have a tangible net worth of at least $5 million, and the Investor Partners, by execution of this Agreement, expressly consent to such a transfer, unless it would adversely affect the status of the Partnership as a partnership for federal income tax purposes.

      (b) The Managing General Partner may not voluntarily withdraw from the
Partnership prior to the Partnership's completion of its primary drilling and/or acquisition activities, and then only after giving 120 days written notice. The
Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by a majority-in-interest vote of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of direct costs or administrative costs being allocated to the Investor
Partners. The withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal.

      6.06 Management Fee. The Partnership shall pay the Managing General Partner, on the date the Partnership is organized (as set forth in Section 1.01), a one-time management fee equal to 2.5% of the total Subscriptions.

      6.07  Tax Matters and Financial Reporting Partner.  The Managing
General
Partner shall serve as the Tax Matters Partner for purposes of Code
6221
through 6233 and as the Financial Reporting Partner. The Partnership may engage its accountants and/or attorneys to assist the Tax Matters Partner in discharging its duties hereunder.


      ARTICLE VII

      Investor Partners

      7.01 Management. No Investor Partner shall take part in the control or management of the business or transact any business for the Partnership, and no
Investor Partner shall have the power to sign for or bind the Partnership. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates this Section 7.01 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. The Investor Partners hereby grant to the Managing
General Partner or its successors or assignees the exclusive authority to manage and control the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business.

Investor Partners shall have the right to vote only with respect to those matters specifically provided for in these Articles. No Investor Partner shall have the authority to:

      (a) Assign the Partnership property in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

      (b)   Dispose of the goodwill of the business;

      (c) Do any other act which would make it impossible to carry on the ordinary business of the Partnership;

      (d)   Confess a judgment;

      (e) Submit a Partnership claim or liability to arbitration or reference;

      (f) Make a contract or bind the Partnership to any agreement or document;

      (g)   Use the Partnership's name, credit, or property for any purpose;

      (h) Do any act which is harmful to the Partnership's assets or business or by which the interests of the Partnership shall be imperiled or prejudiced;
or

      (i) Perform any act in violation of any applicable law or regulations thereunder, or perform any act which is inconsistent with the terms of this Agreement.

      7.02  Indemnification of Additional General Partners.  The Managing
General
Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the
Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets.
Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, on the other hand, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall be unenforceable as to such Additional General
Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

      7.03  Assignment of Units.

      (a)   An Investor Partner may transfer all or any portion of his Units
and
the transferee shall become a Substituted Investor Partner (subject to all duties
and obligations of an Investor Partner, including those contained in Section
4.04
herein, except to the extent excepted in the Act) subject to the following conditions (any transfer of such Units satisfying such conditions being referred to herein as a "Permitted Transfer"):

      (i) Except in the case of a transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article VII. In any case not described in the preceding sentence, the transfer shall be confirmed by presentation to the Partnership of legal evidence of such transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer;

      (ii) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred; and

      (iii) The written consent of the Managing General Partner to such transfer shall have been obtained, the granting or denial of which shall be within the absolute discretion of the Managing General Partner.
      (b) A Person who acquires one or more Units but who is not admitted as a Substituted Investor Partner pursuant to Section 7.03(c) hereof shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under the Act or the Agreement.

      (c) Subject to the other provisions of this Article VII, a transferee of
Units may be admitted to the Partnership as a Substituted Investor Partner only upon satisfaction of the conditions set forth below in this Section 7.03(c):

      (i) The Managing General Partner consents to such admission, which consent can be withheld in its absolute discretion;

      (ii) The Units with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

      (iii) The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate of Limited Partnership) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

      (iv) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred
Units; and

      (v) If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the
Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement.

      (vi) In any calendar quarter in which a Substituted Investor Partner is admitted to the Partnership, the Managing General Partner shall amend the certificate of limited partnership to effect the substitution of such Substituted
Investor Partners, although the Managing General Partner may do so more frequently. In the case of assignments, where the assignee does not become a
Substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

      (d) Each Investor Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that (i) he is not currently making a market in Units and (ii) he will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any regulations, proposed regulations, revenue rulings, or other official pronouncements of the Service or Treasury Department that may be promulgated or published thereunder). Each Investor Partner further agrees that he will not transfer any Unit to any Person unless such Person agrees to be bound by this
Section 7.03 and to transfer such Units only to Persons who agree to be similarly bound.

      7.04  Prohibited Transfers.

      (a) Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no effect whatever; provided, that, if the Partnership is required to recognize a transfer that is not a Permitted Transfer
(or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not a Permitted Transfer), the interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.

      (b) In the case of a transfer or attempted transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified
Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

      7.05 Withdrawal by Investor Partners. Neither a Limited Partner nor an
Additional General Partner may withdraw from the Partnership, except as otherwise provided in this Agreement.

      7.06  Removal of Managing General Partner.

      (a) The Managing General Partner may be removed at any time, upon ninety
(90) days prior written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor managing general partner or partners, within such ninety-day period by Investor
Partners owning a majority of the then outstanding Units.

      (b) Any successor Managing General Partner may be removed upon the terms and conditions provided in this Section.

      (c) In the event a managing general partner is removed, its respective interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the incoming sponsor. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at its election, the removed managing general partner's interest in the Partnership assets may be distributed to it or the interest of the managing general partner in the Partnership may be retained by it as a Limited Partner in the successor limited partnership; provided, however, that if immediate payment to the removed managing general partner would impose financial or operational hardship upon the Partnership, as determined by the successor managing general partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed managing general partner may be postponed to that time when, in the determination of the successor managing general partner, payment will not cause a hardship to the Partnership. The cost of such appraisal shall be borne by the Partnership. The successor managing general partner shall have the option to purchase at least 20% of the removed managing general partner's interest for the value determined by the independent appraisal. The removed managing general partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed managing general partner shall cause its rights, obligations, and interests in any such contract to terminate at the time of its removal.

      (d) Upon effectiveness of the removal of the managing general partner, the assets, books, and records of the Partnership shall be surrendered to the successor managing general partner, provided that the successor managing general partner shall have first (i) agreed to accept the responsibilities of the managing general partner, and (ii) made arrangements satisfactory to the original managing general partner to remove such managing general partner from personal liability on any Partnership borrowings or, if any Partnership creditor will not consent to such removal, agreed to indemnify the original managing general partner for any subsequent liabilities in respect to such borrowings. Immediately after the removal of the managing general partner, the successor managing general partner shall prepare, execute, file for recordation, and cause to be published, such notices or certificates as may be required by the Act.

      7.07 Calling of Meetings. Investor Partners owning 10% or more of the then outstanding Units entitled to vote shall have the right to request that the
Managing General Partner call a meeting of the Partners.  The Managing
General
Partner shall call such a meeting and shall deposit in the United States mails within fifteen days after receipt of such request, written notice to all Investor
Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than thirty nor more than sixty days after the date of mailing of such notice, at a reasonable time and place. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.

      7.08 Additional Voting Rights. Investor Partners shall be entitled to all voting rights granted to them by and under this Agreement and as specified by the
Act. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the
Unit. Except as otherwise provided herein or in the Prospectus, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section and in Section 5.07(m), holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all or substantially all of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new managing general partner, (d) amend the Agreement, (e) elect a new managing general partner if the managing general partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any
Affiliates without penalty upon sixty days' notice. The Partnership shall not participate in a Roll-Up unless the Roll-Up is approved by at least 66 2/3% in interest of the Investor Partners. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included. With respect to the merger or consolidation of the Partnership or the sale of all or substantially all of the assets of the Partnership, Investor Partners shall have the right to exercise dissenter's rights in accordance with
Section 31-1-123 of the West Virginia Corporation Law.

      7.09 Voting by Proxy. The Investor Partners may vote either in person or by proxy.

      7.10 Conversion of Additional General Partner Interests into Limited Partner Interests.

      (a) As provided herein, Additional General Partners may elect to convert, transfer, and exchange their interests for Limited Partner interests in the Partnership upon receipt by the Managing General Partner of written notice of such election. An Additional General Partner may request conversion of his interests for Limited Partner interests at any time after one year following the closing of the securities offering which relates to the Agreement and the disbursement to the Partnership of the proceeds of such securities offering.

      (b) The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period, and notwithstanding
Section 7.10(a), Additional General Partners shall have the right to immediately convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner.

      (c) The Managing General Partner shall convert the interests of all Additional General Partners in a particular Partnership to interests of Limited
Partners in that Partnership upon completion of drilling of that Partnership.

      (d) The Managing General Partner shall cause the conversion to be effected as promptly as possible as prudent business judgment dictates. Conversion of an Additional General Partnership interest to a Limited Partnership interest in a particular Partnership shall be conditioned upon a finding by the
Managing General Partner that such conversion will not cause a termination of the
Partnership for federal income tax purposes, and will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership. The Managing General Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt of the required notice of the Additional General Partner and a determination of the Managing General Partner that the conversion will not constitute a termination of the Partnership for tax purposes. Effecting conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to convert.
Upon such transfer and exchange, such Additional General Partners shall be Limited Partners; however, they will remain liable to the Partnership for any additional Capital Contribution(s) required for their proportionate share of any
Partnership obligation or liability arising prior to the conversion.

      (e) Limited Partners may not convert and/or exchange their interests for
Additional General Partner interests.

      7.11  Unit Repurchase Program.

            (a) Beginning with the third anniversary of the date of the first cash distribution of the Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase, subject to the Managing General
Partner's available borrowing capacity under its loan agreements to repurchase and the Managing General Partner's receipt of an opinion of counsel that the Managing General Partner's repurchase of Units pursuant to this Section will not cause the Partnership to be treated as a "publicly traded partnership" for purposes of Code 469 and 7704. Failure to receive such opinion shall preclude the Managing General Partner from making any offers to repurchase Units.
Subject to such borrowing capacity and legal opinion, the Managing General Partner shall offer to annually repurchase for cash a minimum of 10% of the Units originally subscribed to in the Partnership.

            (b) The Unit Repurchase Program shall be subject to the following conditions:
(i) The Managing General Partner must receive written notification from the particular Investor Partner of such Partner's intention to exercise the repurchase right; and

(ii) The Managing General Partner shall provide the Investor Partner a written offer of a specified price for purchase of the particular Units within 30 days of the Managing General Partner's receipt of written notification; and

(iii) The Managing General Partner's offer shall remain open for 30 days after the Managing General Partner's mailing of the offer to the Investor Partner.

            (c) The Managing General Partner shall not favor one particular
Partnership of which it is a Managing General Partner over another in the repurchase of Units. Each Partnership shall stand on equal footing before the
Managing General Partner. To the extent that the Managing General Partner is unable, due to limitations imposed by the Code or insufficient borrowing capacity under the Managing General Partner's loan agreement(s) with banks, to repurchase all Units tendered, each tendering Investor Partner shall be entitled to have his
Units repurchased on a "first come-first served" basis, regardless of Partnership, provided that the Managing General Partner determines that the repurchase of a particular Investor Partner's Units will not result in the termination of the Partnership for federal income tax purposes and in the Partnership's being treated as a "publicly traded partnership." If more than 10% of the Units of a particular Partnership are tendered during that Partnership's taxable year, Units shall be purchased on a "first come-first served" basis with respect to that Partnership. To the extent that the Managing General Partner is unable to repurchase all Units tendered at the same time by Partners of any Partnership, the Managing General Partner shall repurchase those particular Units on a pro-rata basis.

            (d) The offer price which the Managing General Partner shall make shall be a cash amount equal to four times cash distributions attributable to the tendered Unit from production for the 12 months prior to the month in which the above-referenced written notification is actually received by the Managing General Partner at its corporate offices. The Managing General Partner may, in its sole and absolute discretion, increase the offer price for interests tendered for sale.

            (e) Upon any repurchase, the Managing General Partner shall hold such purchased Units for its own use and not for resale and it shall not create a market in the Units.

      7.12 Liability of Partners. Except as otherwise provided in this Agreement or as otherwise provided by the Act, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership.
In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General
Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.


      ARTICLE VIII

      Books and Records

      8.01  Books and Records.

      (a) For accounting and income tax purposes, the Partnership shall operate on a calendar year.

      (b) The Managing General Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

      (c) The Managing General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review by any Investor Partner or his representative at any reasonable time.

(d)   (i)   An alphabetical list of the names, addresses and business
telephone
numbers of the Investor Partners of the Partnership along with the number of
Units held by each of them (the "participant list") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by any Investor Partner or its designated agent at the home office of the Partnership upon the request of the Investor Partner;

      (ii) The participant list shall be updated at least quarterly to reflect changes in the information contained therein;

      (iii) A copy of the participant list shall be mailed to any Investor
Partner requesting the participant list within ten days of the request. The copy of the participant list shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type).
A reasonable charge for copy work may be charged by the Partnership.

      (iv) The purposes for which an Investor Partner may request a copy of the participant list include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws; and

      (v) If the Managing General Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the participant list as requested, the Managing General Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys fees, incurred by that Investor Partner for compelling the production of the participant list, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect.
It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the participant list is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the
Investor Partner requesting the participant list to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the participant list are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.

      8.02  Reports.  The Managing General Partner shall deliver to each
Investor
Partner the following financial statements and reports at the times indicated below:

      (a) Within 75 days after the end of the first six months of each fiscal year (for such six month period) and within 120 days after the end of each fiscal year (for such year), financial statements, including a balance sheet and statements of income, Partners' equity, and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by (i) a report of an independent certified public accountant designated by the Managing General Partner stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flow of the Partnership in accordance with generally accepted accounting principles and (ii) a reconciliation of such financial statements with the information furnished to the Investor Partners for federal income tax reporting purposes.
      (b) Annually by March 15 of each year, a report containing such information as may be deemed to enable each Investor Partner to prepare and file his federal income tax return and any required state income tax return.

      (c) Annually within 120 days after the end of each fiscal year, (i) a summary of the computations of the total estimated proved oil and gas reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such proved reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and (iii) a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such reported shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing General
Partner. No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the proved oil and gas reserves as last reported to the Investor Partners, other than a reduction resulting from normal production, sales of reserves, or product price changes, a new summary conforming to the requirements set forth above in this
Section 8.02(c) shall be delivered to the Investor Partners.

      (d) Within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a summary itemization, by type and/or classification, of any transaction of the Partnership since the date of the last such report with the Managing General Partner or any
Affiliate thereof and the total fees, compensation, and reimbursement paid by the
Partnership (or indirectly on behalf of the Partnership) to the Managing
General
Partner and its Affiliates, and (ii) a schedule reflecting (A) the total costs of the Partnership (and, where applicable, the costs pertaining to each Lease) and the costs paid by the Managing General Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues received by or credited to the accounts of the Managing General Partner and the Investing Partners. Each semi-annual report delivered by the Managing General Partner may contain summary estimates of the information described in subdivision (i) of
Section 8.02(c).

      (e) Monthly within 15 days after the end of each calendar month while the
Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases including the cost, location, number of acres under lease, and the interest owned therein by the program (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners only material changes, if any, with respect to such Prospect or field need be described), (ii) a description of all farmins and farmouts of the Partnership made since the date of the last such report, including the reason therefor, the location and timing thereof, the person to whom made and the terms thereof, and (iii) a summary of the wells drilled by the Partnership, indicating whether each of such wells has been completed, a statement of the cost of each well completed or abandoned and the reason for abandoning any well after commencement of production. Each report delivered by the Managing General Partner may contain summary estimates of the information described in subsection (iii).

      (f) The Managing General Partner shall cause the Partnership's independent auditors to audit the financial statements of the Partnership in accordance with generally accepted auditing standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, which would include an assessment as to whether or not the method used to make the allocations of costs was consistent with the method described in the Prospectus. If the Managing General Partner subsequently decides to allocate expenses in a manner different from the manner described in the Prospectus, such change shall be reported by the Managing General Partner to the Investor Partners together with an explanation of why such change was made and the basis for determining the reasonableness of the new allocation method.

      (g)   Such other reports and financial statements as the Managing
General
Partner shall determine from time to time.

      (h) Concurrently with their transmittal to Investor Partners and as required, the Managing General Partner shall file a copy of each such report with the California Commissioner of Corporations and with the securities divisions of other states.

      8.03 Bank Accounts. All funds of the Partnership shall be deposited in such separate bank account or accounts, short term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any person authorized to do so by the Managing
General Partner.

      8.04  Federal Income Tax Elections.

      (a) Except as otherwise provided in this Section 8.04, all elections required or permitted to be made by the Partnership under the Code shall be made by the Managing General Partner in its sole discretion. Each Partner agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.

      (b) The Partnership shall elect to currently deduct IDC as an expense for income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.


      ARTICLE IX

      Dissolution; Winding-up

      9.01  Dissolution.

      (a) Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor
Partner shall not dissolve the Partnership. The successor to the rights of such
Investor Partner shall have all the rights of an Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a substituted Investor Partner except in accordance with Article VII hereof; provided, further, that upon the withdrawal of an Additional General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one other General Partner, in which event the business of the Partnership shall continue to be carried on.

Neither the expulsion of any Investor Partner nor the admission or substitution of an Investor Partner shall work a dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partner shall be liable for all his liabilities as an Investor Partner.

      (b) The Partnership shall be dissolved upon the earliest to occur of:
(i) the written consent of the Investor Partners owning a majority of the then-outstanding Units to dissolve and wind up the affairs of the Partnership;
(ii) subject to the provisions of Subsection (c) below, the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy
(or, in the case of a corporate managing general partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner; (iii) the sale, forfeiture, or abandonment of all or substantially all of the Partnership's property; (iv) December 31, 2050;
(v)
a dissolution event described in Subsection (a) above; or (vi) any event causing dissolution of the Partnership under the Act.

      (c) In the case of any event described in Subsection (b)(ii) above, if a successor Managing General Partner is selected by Partners owning a majority of the then outstanding Units within ninety (90) days after such 9.01(b)(ii) event, and if such Investor Partners agree, within such 90 day period to continue the business of the Partnership, or if the remaining managing general partner, if any, continues the business of the Partnership, then the Partnership shall not be dissolved.

      (d) If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a
Partner's interest in the Partnership, or the substitution or admission of a new
Partner, shall be deemed under the Act to cause a dissolution of the Partnership, then, except as provided in Section 9.01(c), the remaining Partners may, in accordance with the Act, continue the Partnership business as a new partnership and all such remaining Partners agree to be bound by the provisions of this Agreement.

      9.02 Liquidation. Upon a dissolution and final termination of the Partnership, the Managing General Partner, or in the event there is no Managing
General Partner, any other person or entity selected by the Investor
Partners
(hereinafter referred to as a "Liquidator") shall cause the affairs of the Partnership to be wound up and shall take account of the Partnership's assets
(including contributions, if any, of the Managing General Partner pursuant to
Section 3.01(e) herein) and liabilities, and the assets shall, subject to the provisions of Section 9.03(b) herein, be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom (which dissolution and liquidation may be accomplished over a period spanning one or more tax years in the sole discretion of the Managing General Partner or Liquidator), to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.03.

      9.03  Winding-up.

      (a) Upon the dissolution of the Partnership and winding up of its affairs, the assets of the Partnership shall be distributed as follows:

            (i) all of the Partnership's debts and liabilities to persons other than the Managing General Partner shall be paid and discharged;

            (ii)  all outstanding debts and liabilities to the Managing
General
Partner shall be paid and discharged;

            (iii) assets shall be distributed to the Partners to the extent of their positive Capital Account balances, pro rata, in accordance with such positive Capital Account balances; and

            (iv)  any assets remaining after the Partners' Capital Accounts have
been reduced to zero pursuant to Section 9.03(c) herein shall be distributed
80%
to the Investor Partners and 20% to the Managing General Partner, except as otherwise revised pursuant to Section 2.01(a) and/or Section 4.02.

      (b) Distributions pursuant to this Section 9.03 shall be made in cash or in kind to the Partners, at the election of the Partners. Notwithstanding the provision of this Section 9.03(b), in no event shall the Partners reserve the right to take in kind and separately dispose of their share of production.

      (c) Any in kind property distributions to the Investor Partners shall be made to a liquidating trust or similar entity for the benefit of the Investor
Partners, unless at the time of the distribution:

      (1) the Managing General Partner shall offer the individual Investor Partners the election of receiving in kind property distributions and the Investor Partners accept such offer after being advised of the risks associated with such direct ownership; or

      (2) there are alternative arrangements in place which assure the Investor
Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

      The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the Managing General Partner or the
Liquidator, who is hereby authorized to do any and all acts and things authorized by law for these purposes.


      ARTICLE X

       Power of Attorney

      10.01 Managing General Partner as Attorney-in-Fact. The undersigned makes, constitutes, and appoints the Managing General Partner the true and lawful attorney for the undersigned, and in the name, place, and stead of the undersigned from time to time to make, execute, sign, acknowledge, and file:

      (a) Any notices or certificates as may be required under the Act and under the laws of any other state or jurisdiction in which the Partnership shall engage, or seek to engage, to do business and to do such other acts as are required to constitute the Partnership as a limited partnership under such laws.

      (b) Any amendment to the Agreement pursuant to and which complies with
Section 11.09 herein.

      (c) Such certificates, instruments, and documents as may be required by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business and with the use of the name of the Partnership by the Partnership.

      (d) Such certificates, instruments, and documents as may be required by, or as may be appropriate for the undersigned to comply with, the laws of any state or other jurisdiction to reflect a change of name or address of the undersigned.

      (e) Such certificates, instruments, and documents as may be required to be filed with the Department of Interior (including any bureau, office or other unit thereof, whether in Washington, D.C. or in the field, or any officer or employee thereof), as well as with any other federal or state agencies, departments, bureaus, offices, or authorities and pertaining to (i) any and all offers to lease, leases (including amendments, modifications, supplements, renewals, and exchanges thereof) of, or with respect to, any lands under the jurisdiction of the United States or any state including without limitation lands within the public domain, and acquired lands, and provides for the leasing thereof; (ii) all statements of interest and holdings on behalf of the Partnership or the undersigned; (iii) any other statements, notices, or communications required or permitted to be filed or which may hereafter be required or permitted to be filed under any law, rule, or regulation of the United States, or any state relating to the leasing of lands for oil or gas exploration or development; (iv) any request for approval of assignments or transfers of oil and gas leases, any unitization or pooling agreements and any other documents relating to lands under the jurisdiction of the United States or any state; and (v) any other documents or instruments which said attorney-in-fact in its sole discretion shall determine should be filed.

      (f) Any further document, including furnishing verified copies of the Agreement and/or excerpts therefrom, which said attorney-in-fact shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as the undersigned might and could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact shall lawfully do to cause to be done by virtue hereof.

      10.02  Nature of Special Power.  The foregoing grant of authority:

      (a) is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned;

      (b) shall survive the delivery of any assignment by the undersigned of the whole or any portion of his Units; except that where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substitute general or limited Partner as the case may be, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling said attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution; and

      (c) may be exercised by said attorney-in-fact with full power of substitution and resubstitution and may be exercised by a listing of all of the
Partners executing any instrument with a single signature of said attorney-in-fact.


      ARTICLE XI

      Miscellaneous Provisions

      11.01 Liability of Parties. By entering into this Agreement, no party shall become liable for any other party's obligations relating to any activities beyond the scope of this Agreement, except as provided by the Act. If any party suffers, or is held liable for, any loss or liability of the Partnership which is in excess of that agreed upon herein, such party shall be indemnified by the other parties, to the extent of their respective interests in the Partnership, as provided herein.

      11.02 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, addressed as follows
(or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section): If to the Managing General Partner, 103 East Main Street, Bridgeport, West Virginia 26330; if to an Investor
Partner, at such Investor Partner's address for purposes of notice which is set forth on Exhibit A attached hereto. Unless otherwise expressly set forth in this
Agreement to the contrary, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

      11.03 Paragraph Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

      11.04 Severability. Every portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid by any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

      11.05 Sole Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Managing General Partner and such percentage of Investor Partners as provided in Section 11.09 of this Agreement.

      11.06 Applicable Law. This Agreement, which shall be governed exclusively by its terms, is intended to comply with the Code and with the Act and shall be interpreted consistently therewith.

      11.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

      11.08 Waiver of Action for Partition. Each of the parties irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the Partnership and the property of the Partnership.

      11.09  Amendments.

      (a) Unless otherwise specifically herein provided, this Agreement shall not be amended without the consent of the Investor Partners owning a majority of the then outstanding Units entitled to vote.

      (b) The Managing General Partner may, without notice to, or consent of, any Investor Partner, amend any provisions of these Articles, or consent to and execute any amendment to these Articles, to reflect:

      (i) A change in the name or location of the principal place of business of the Partnership;

      (ii) The admission of substituted or additional Investor Partners in accordance with these Articles;

      (iii) A reduction in, return of, or withdrawal of, all or a portion of any Investor Partner's Capital Contribution;

      (iv)  A correction of any typographical error or omission;

      (v) A change which is necessary in order to qualify the Partnership as a limited partnership under the laws of any other state or which is necessary or advisable, in the opinion of the Managing General Partner, to ensure that the
Partnership will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes;

      (vi) A change in the allocation provisions, in accordance with the provisions of Section 3.02(l) herein, in a manner that, in the sole opinion of the Managing General Partner (which opinion shall be determinative), would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the allocations contained herein, for such allocations to be recognized for federal income tax purposes due to developments in the federal income tax laws or otherwise; or

      (vii)       Any other amendment similar to the foregoing;

provided, however, that the Managing General Partner shall have no authority, right, or power under this Section to amend the voting rights of the Investor
Partners.

      11.10 Consent to Allocations and Distributions. The methods herein set forth by which allocations and distributions are made and apportioned are hereby expressly consented to by each Partner as an express condition to becoming a
Partner.

      11.11 Ratification. The Investor Partner whose signature appears at the end of this Article hereby specifically adopts and approves every provision of this Agreement to which the signature page is attached.

      11.12 Substitution of Signature Pages. This Agreement has been executed in duplicate by the undersigned Investor Partners and one executed copy of the signature page is attached to the undersigned's copy of this Agreement. It is agreed that the other executed copy of such signature page may be attached to an identical copy of this Agreement together with the signature pages from counterpart Agreements which may be executed by other Investor Partners.

      11.13 Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

      *  *  *  *  *

      SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


MANAGING GENERAL PARTNER:           INITIAL LIMITED PARTNER:

Petroleum Development Corporation
103 East Main Street
Bridgeport, West Virginia  26330

                                    Steven R. Williams
                                    103 East Main Street Inc.
By:
      Bridgeport, West Virginia 26330
      Steven R. Williams
         President

      INVESTOR PARTNERS


      COMPLETE TO INVEST AS ADDITIONAL GENERAL PARTNER

                                          ADDITIONAL GENERAL PARTNER(S):

NUMBER OF UNITS                     Name:
  PURCHASED                                     (Print Name)



                                                      (Signature)
SUBSCRIPTION PRICE

$                                               Address:



By:  Petroleum Development Corporation


                                          By:


                                                its


                                                Attorney-in-Fact


      COMPLETE TO INVEST AS LIMITED PARTNER

                                          LIMITED PARTNER(S):


NUMBER OF UNITS                     Name:


  PURCHASED                                     (Print Name)




                                                      (Signature)
SUBSCRIPTION PRICE

$                                                           Address:





By:  Petroleum Development Corporation


By:
its
Attorney-in-Fact


      EXHIBIT A

      TO

      AGREEMENT OF LIMITED PARTNERSHIP
      OF
      PDC 2001-___ LIMITED PARTNERSHIP,
      [PDC 2002-___ LIMITED PARTNERSHIP,]
      [PDC 2003-___ LIMITED PARTNERSHIP,]
      A WEST VIRGINIA LIMITED PARTNERSHIP


                                                            Number of
Names and Addresses of Investors          Nature of Interest

              Units



      APPENDIX B TO PROSPECTUS

      PDC 2003 DRILLING PROGRAM
      SUBSCRIPTION AGREEMENT
      PDC 2001-  Limited Partnership
      [PDC 2002-  Limited Partnership]
      [PDC 2003-  Limited Partnership]

      I hereby agree to purchase ______ Unit(s) in the PDC 2001- Limited Partnership [PDC 2002- Limited Partnership; PDC 2003- Limited Partnership] (the
"Partnership") at $20,000 per Unit. Enclosed please find my check in the amount of $________. My completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partnership of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, I am aware that a broker may sell Units to me only if I qualify according to the express suitability standards stated herein and in the Prospectus, and I represent that:

      (a)   I have received a copy of the Prospectus for the Partnership.

      (b) I have a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles); or I have a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and had during my last tax year or estimate that I will have 2001 [2002; 2003] taxable income as defined in
Section 63 of the Internal Revenue Code of 1986 of at least $60,000, without regard to an investment in the Partnership.

      (c) If a resident of Alabama, Alaska, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma,
Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Vermont, or Washington, I am aware of and satisfy the additional suitability and other requirements stated in Appendix C to the Prospectus.

      (d) If a resident of California, I acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Administrative Code; the following are some, but not necessarily all, of the possible deviations from the California rules: Program selling expenses may exceed the established limit; and the compensation formula varies from the
California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

      (e) Except as set forth in (f) below, I am purchasing Units for my own account.

      (f) If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (b) or (c) above.

      (g) I certify that the number shown as my Social Security or Taxpayer
Identification Number on the signature page is correct.

      The above representations do not constitute a waiver of any rights that I may have under the statutes administered by the Securities and Exchange Commission or by any state regulatory agency administering statutes bearing on the sale of securities.

      The Managing General Partner may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final Prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

      NOTICES

      (I) The purchase of Units as an Additional General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing General Partner, as described in "Risk Factors" in the Prospectus.

      (ii) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following: (A) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and natural gas; (B) the financial hazards involved in the offering, including the risk of losing my entire investment;
(C)
the lack of a public trading market for the Units and the lack of liquidity of this investment; (D) the restrictions on transferability of the Units; and
(E)
the tax consequences of the investment.

      (iii) The investment in the Units is not liquid.

       Investors are required to execute their own subscription agreements.
The
Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor's behalf.

      Signature and Power of Attorney

      I hereby appoint Petroleum Development Corporation, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the
Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in
Article X of the Limited Partnership Agreement.

      If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-2, C-3, C-4 and C-5 of Appendix C to the Prospectus.

Date:                                    , 2001.



                  Signature         Signature



      Please Print Name                         Please Print Name



      Social Security or Tax                    Social Security or Tax
      Identification Number                     Identification Number

      I utilize the calendar year as my Federal income tax year, unless indicated
otherwise as follows:                                        .

Mailing Address:


      Street


      City                          State                   Zip Code

Address for Distributions and Notices, if different from above:



      Street


      City                          State       Zip Code (Account or
Reference
No.)

Business Telephone No. (    )                               Home Telephone
No.
(    )



Type of Units Purchased (check box below):

                                          IF NO SELECTION IS MADE, WE
                                          CANNOT ACCEPT YOUR
? Units as an Additional General Partner              SUBSCRIPTION AND WILL
HAVE
TO
                                          RETURN THIS SUBSCRIPTION AGREE-
? Units as a Limited Partner                    MENT AND YOUR MONEY TO YOU.

                  Title to Units to be held (check box below):

? Individual Ownership                       ?  Joint Tenants with Right of
                                                      Survivorship (both
persons
must sign)
? Tenants in Common (both
      persons must sign)                           ?  Other







      TO BE COMPLETED BY PETROLEUM DEVELOPMENT CORPORATION

      Petroleum Development Corporation, as the Managing General Partner of the
Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.

ATTEST:                             PETROLEUM DEVELOPMENT CORPORATION

                                                                        By:


             Secretary
                                    Title:



                                    Date:







      TO BE COMPLETED BY REGISTERED REPRESENTATIVE
      (For Commission and Other Purposes)

      I hereby represent that I have discharged my affirmative obligations under
Sections 3(b) and 4(d) of Appendix F to the NASD's Rules of Fair Practice and specifically have obtained information from the above-named subscriber concerning his/her net worth, annual income, federal income tax bracket, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.




Name of Brokerage Firm                    Office Number    FC  RR  AE
Number




Registered Representative Office Address        FC  RR  AE  Name (Please
Print)




City               State        Zip Code                    FC  RR  AE
Social
Security Number



                                                          , 2001
Area Code             Telephone Number                FC  RR  AE  Signature

Date
WSH\42937.1
      APPENDIX C TO PROSPECTUS

      PDC 2003 DRILLING PROGRAM
      SPECIAL SUBSCRIPTION INSTRUCTIONS


      Checks for Units should be made payable to "Chase as Escrow Agent for PDC
2001-  Limited Partnership [PDC 2002-  Limited Partnership; PDC 2003-
Limited
Partnership]" and should be given to the subscriber's broker for submission to the Dealer Manager and Escrow Agent. The minimum subscription is $5,000. Subscriptions are payable only in cash upon subscription. In the event that a subscriber purchases Units in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is $5,000 (one-quarter Unit).

Signature Requirement.

?     Investors are required to execute their own subscription agreements.
The
Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts someone who does not have the legal power of attorney to sign on the investor's behalf.

Notice to Alaska Investors.

      ?     An Alaska investor must be (1) a person whose total purchase does not
exceed 5% of his/her net worth if the purchase of securities is at least
$10,000,
and must have (2) either: (a) a minimum annual gross income of $60,000 and a minimum net worth of $60,000, exclusive of principal automobile, principal residence, and home furnishings, or (b) a minimum net worth of $225,000, exclusive of principal automobile, principal residence, and home furnishings.


Transfer of Units by Missouri Investors.

      ?     The Commissioner of Securities of Missouri classifies the
securities
(the Units) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.

Notice to New Hampshire Investors.

      ?     If a New Hampshire resident, I have either: (1) a net worth of not
less than $250,000 (exclusive of home, furnishings, and automobiles), or (2) a net worth of not less than $125,000 (exclusive of home, furnishings and automobiles), and $50,000 in taxable income.

Subscribers of Limited Partnership Interests:

      ?     If a North Carolina resident, I have either: (1) a net worth of not
less than $225,000 (exclusive of home, furnishings and automobiles), or (2) a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and estimated 2001 for Partnerships designated "PDC 2001- Limited Partnership,"
2002 for Partnerships designated "PDC 2002- Limited Partnership," and 2003 for
Partnerships designated "PDC 2003- Limited Partnership" taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in a Partnership.

      ?     If a Pennsylvania or South Dakota resident, I have either: (1)
a net
worth of at least $225,000 (exclusive of home, furnishings and automobiles) or
(2) a net worth of at least $60,000 (exclusive of home, furnishings and automobiles) and a taxable income in 2000 for Partnerships designated "PDC 2001-
Limited Partnership," 2001 for Partnerships designated "PDC 2002- Limited Partnership" and 2002 for Partnerships designated PDC 2003- Limited Partnership of $60,000 or estimate that I will have an annual taxable income of $60,000 during my current tax year; or that I am purchasing in a fiduciary capacity for a person or entity having such net worth or such taxable income. My investment in the Partnership will not be equal to or more than 10% of my net worth.

Additional General Partner Subscribers:

      ?     Except as otherwise provided below, if a resident of Alabama,
Arizona, Arkansas, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Ohio,
Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Vermont, or Washington,
I (1)
have an individual or joint minimum net worth with my spouse of $225,000, without regard to the investment in the program, (exclusive of home, home furnishings and automobiles) and a combined minimum gross income of $100,000 ($120,000 for Arizona residents) or more for the current year and for the two previous years;
notwithstanding the foregoing, an investor in Arizona, Indiana, Iowa, Kansas,
Kentucky, Michigan, Missouri, New Mexico, Ohio, Oklahoma, Oregon, Vermont and
Washington must represent that he has an individual or joint minimum net worth
(exclusive of home, home furnishings, and automobiles) with his spouse of $225,000, without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and in expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year; or (2) have an individual or joint minimum net worth with my spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (3) have an individual or joint minimum net worth with my spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (4) have a combined minimum gross income of $200,000 in the current year and the two previous years.

      ?     If resident of South Dakota, I (1) have net worth, or a joint net
worth with my spouse, of not less than $1,000,000 at the time of the purchase or
(2) have an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year; or (3) have an individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with his or her spouse of
$225,000, without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year.

      ?     If I am a Michigan, New Mexico, Ohio, Pennsylvania, or South
Dakota
resident, my investment in the Partnership will not be equal to or more than
10%
of my net worth.

      ATTENTION CALIFORNIA INVESTORS

      ?     A resident of California who subscribes for Units of general partnership interest must represent that he (1) has a net worth of not less than
$250,000 (exclusive of home, furnishings and automobiles) and had annual gross
income during 2000 for Partnerships designated "PDC 2001-  Limited
Partnership,"
2001 for Partnerships designated "PDC 2002-  Limited Partnership" and 2002 for
Partnerships designated "PDC 2003-  Limited Partnership" of $120,000 or more, or
expects to have gross income in 2001 for Partnerships designated "PDC 2001-Limited Partnership," 2002 for Partnerships designated "PDC 2002- Limited Partnership" and 2000 for Partnerships designated "PDC 2003- Limited Partnership of $120,000 or more, or (2) has a net worth of not less than $500,000
(exclusive of home, furnishings and automobiles), or (3) has a net worth of not less than $1,000,000, or (4) expects to have gross income in 2001 for Partnerships designated "PDC 2001- Limited Partnership," 2002 for Partnerships designated "PDC 2002- Limited Partnership" and 2003 for Partnerships designated
"PDC 2003-  Limited Partnership" of not less than $200,000.

      ?     A resident of California who subscribes for Units of limited partnership interest must represent that he (1) has a net worth of not less than
$250,000 (exclusive of home, furnishings and automobiles) and expects to have gross income in 2001 for Partnerships designated "PDC 2001- Limited Partnership,"
2002 for Partnerships designated "PDC 2002- Limited Partnership" and 2003 for
Partnerships designated "PDC 2003- Limited Partnership" of $65,000 or more, or
(2) has net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (3) has a net worth of not less than $1,000,000, or (4) expects to have gross income in 2001 for Partnerships designated "PDC 2001- Limited Partnership," 2002 for Partnerships designated "PDC 2002- Limited Partnership" and 2003 for Partnerships designated "PDC 2003- Limited Partnership of not less than $200,000.

      ?     If a resident of California, I am aware that:
   It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the commissioner of corporations of the state of California, except as permitted in the commissioner's rules.

      As a condition of qualification of the Units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

      California Administrative Code, Title 10, CH. 3, Rule 260.141.11. Restriction on transfer. (a) The issuer of a security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.102.141.10, and
260.534.10 shall cause a copy of this Section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

      (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to
Section 260.141.12 of these rules), except:

            (1)   to the issuer;

            (2)   pursuant to the order or process of any court;

      (3) to any person described in Subdivision (i) of Section 25102 of the
Code or Section 260.105.14 of these rules;

      (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

      (5) to the holders of securities of the same class of the same issuer;

      (6)   by way of gift or donation intervivos or on death;

      (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

            (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

      (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

      (10)  by way of a sale qualified under Section 25111, 25112, 25113 or
25121
of the Code, of the securities to be transferred, provided that no order under
Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

      (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

      (12)  by way of an exchange qualified under Section 25111, 25112 or
25113
of the Code, provided that no order under Section 25140 or Subdivision (a) of
Section 25143 is in effect with respect to such qualification;

      (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

      (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

      (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser; or

      (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

      (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

      "It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the commissioner of corporations of the state of california, except as permitted in the commissioner's rules."

      As a condition of qualification of the Units for sale in the State of California, each California subscriber through the execution of the Subscription
Agreement acknowledges his understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California. WSH\42941.1
[Comment1]

      APPENDIX D TO THE PROSPECTUS




      October 4, 2000



Petroleum Development Corporation
103 East Main Street
Bridgeport, West Virginia  26330

      Re:   PDC 2003 Drilling Program

Dear Sirs:

      We have acted as counsel for PDC 2003 Drilling Program, in connection with the offer and sale of securities (the "Units") in a series of limited partnerships, PDC 2001- Limited Partnerships, PDC 2002- Limited Partnerships, and PDC 2003- Limited Partnerships (the "Partnerships") to be organized as limited partnerships under the West Virginia Uniform Limited Partnership Act and in connection with the preparation and filing with the Securities and Exchange
Commission of a registration statement on Form S-1 (the "Registration Statement"). Capitalized terms used herein shall have the meaning ascribed to such terms in the Registration Statement, unless otherwise provided.

      We have examined and are familiar with: (i) the Registration Statement, including a prospectus (the "Prospectus"), (ii) the Partnerships' form of limited partnership agreement (the "Partnership Agreement"), and (iii) such other documents and instruments as we have considered necessary for purposes of the opinions hereinafter set forth.

      In our examination we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of the Managing General Partner of the Partnerships and its affiliates with respect to the factual determinations underlying the legal conclusions set forth herein, including a representation of
Petroleum Development Corporation as to its net worth. We have not attempted to verify independently such representations and statements.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We are unable to render opinions as to a number of federal income tax issues relating to an investment in Units and the operations of the Partnerships. Finally, we are not expressing any opinion with respect to the amount of allowable losses or credits that may be generated by the Partnerships or the amount of each Investor Partner's share of allowable losses or credits from the Partnerships' activities.

      This Appendix D to the Prospectus constitutes our opinion as to all material tax considerations of the offering. In our opinion, each of the legal conclusions rendered in this Appendix D to the Prospectus is correct in all material respects as of the date of this opinion, under the Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder, and existing interpretations thereof.

      The following opinion and statements are based upon the provisions of the
Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed
Treasury regulations thereunder, current administrative rulings, and court decisions. The federal income tax law is uncertain as to many of the tax matters material to an investment in the Partnership, and it is not possible to predict with certainty how the law will develop or how the courts will decide various issues if they are litigated. While this opinion fairly states our views as
Counsel concerning the tax aspects of an investment in the Partnership, both the
Service and the courts may disagree with our position on certain issues.

      Moreover, uncertainty exists concerning some of the federal income tax aspects of the transactions being undertaken by the Partnership. Some of the tax positions being taken by the Partnership may be challenged by the Internal Revenue Service (the "Service") and there is no assurance that any such challenge will not be successful. Thus, there can be no assurance that all of the anticipated tax benefits of an investment in the partnership will be realized.

      Our opinions are based upon the transactions described in the Prospectus
(the "Transaction") and upon facts as they have been represented to us or determined by us as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered. In our opinion, the preponderance of the material tax benefits, in the aggregate, will be realized by the Investor Partners. It is possible, however, that some of the tax benefits will be eliminated or deferred to future years.

      Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of certain material federal income tax issues as described more fully herein.


      SUMMARY OF CONCLUSIONS

      Opinions expressed:  The following is a summary of the specific opinions
expressed by us with respect to Tax Considerations discussed herein.     To
be
fully understood, the complete discussion of these matters should be read by each prospective investor partner.

      1. The material federal income tax benefits in the aggregate from an investment in the Partnership will be realized.

      2. The Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or a publicly traded partnership.

      3. To the extent the Partnership's wells are timely drilled and amounts are timely paid, the Partners will be entitled to their pro rata share of the
Partnership's IDC paid in 2001, with respect to Partnerships designated "PDC 2001-_ Limited Partnership," 2002 with respect to Partnerships designated "PDC
2002-_ Limited Partnership" and 2003 with respect to Partnerships designated
"PDC
2003-_ Limited Partnership."

      4. The deductibility of losses generated from the Partnership will not be limited by the at risk rules or the limitations related to an Investor's adjusted basis in his Partnership interest.

      5. Additional General Partners' interests will not be considered a passive activity within the meaning of Code section 469 and losses generated while such general partner interest is so held will not be limited by the passive activity provisions.

      6. Limited Partners' interests (other than those held by Additional General Partners who convert their interests into Limited Partners' interests) will be considered interests in a passive activity within the meaning of Code section 469 and losses generated therefrom will be limited by the passive activity provisions.

      7. The Partnership will not be terminated solely as the result of the conversion of Partnership interests.

      8. To the extent provided herein, the Partners' distributive shares of
Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement.

      9. The Partnership will not be required to register with the Service as a tax shelter.

      No opinion expressed: Due to the lack of authority, or the essentially factual nature of the question, we express no opinion on the following:

      1. The impact of an investment in the Partnership on an Investor's alternative minimum tax, due to the factual nature of the issue.

      2. Whether, under Code section 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the Transaction.

      3. Whether each Partner will be entitled to percentage depletion since such a determination is dependent upon the status of the Partner as an independent producer. Due to the inherently factual nature of such a determination, counsel is unable to render an opinion as to the availability of percentage depletion.

      4. Whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue. Without any assistance of the Managing General
Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

      5. Whether the fees to be paid to the Managing General Partner and to third parties will be deductible, due to the factual nature of the issue. Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment.

      General Information: Certain matters contained herein are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of Units or of property, Partnership distributions, tax audits, penalties, and state, local, and self-employment tax.

      Our opinions are also based upon the facts described in this Prospectus and upon certain representations made to us by the Managing General Partner for the purpose of permitting us to render our opinions, including the following representations with respect to the Program:

      1. The Partnership Agreement to be entered into by and among the Managing General Partner and Investor Partners and any amendments thereto will be duly executed and will be made available to any Investor Partner upon written request. The Partnership Agreement will be duly recorded in all places required under the West Virginia Uniform Limited Partnership Act (the "Act") for the due formation of the Partnership and for the continuation thereof in accordance with the terms of the Partnership Agreement. The Partnership will at all times be operated in accordance with the terms of the Partnership Agreement, the Prospectus, and the Act.

      2. No election will be made by the Partnership, Investor Partners, or
Managing General Partner to be excluded from the application of the provisions of Subchapter K of the Code.

      3. The Partnership will own an operating mineral interest, as defined in the Code and in the Regulations, in all of the Drill Sites and none of the
Partnership's revenues will be from non-working interests.

      4. The respective amounts that will be paid to the General Partners as
Drilling Fees, Operating Fees, and other fees will be amounts that would not exceed amounts that would be ordinarily paid for similar transactions between
Persons having no affiliation and dealing with each other at "arms' length."

      5. The Managing General Partner will cause the Partnership to properly elect to deduct currently all Intangible Drilling and Development Costs.

      6. The Partnership will have a December 31 taxable year and will report its income on the accrual basis.

      7. The Drilling Agreement to be entered into by and among the Managing
General Partner and the Partnership will be duly executed and will govern the drilling of the Partnership's Wells. All Partnership wells will be spudded by the close of business on March 30, 2002 with respect to Partnerships designated
"PDC 2001-_ Limited Partnership," March 30, 2003 with respect to Partnerships designated "PDC 2002-_ Limited Partnership," and March 30, 2004 with respect to
Partnerships designated "PDC 2003-_ Limited Partnership." The entire amount to be paid to the Managing General Partner under the Operating Agreement is attributable to Intangible Drilling and Development Costs and does not include a profit for services performed or materials provided by third parties which are passed through at actual cost.

      8. The Operating Agreement will be duly executed and will govern the operation of the Partnership's Wells.

      9. Based upon the Managing General Partner's review of its experience with its previous drilling programs for the past several years and upon the intended operations of the Partnership, the sum of (i) the aggregate deductions, including depletion deductions, and (ii) 350 percent of the aggregate credits from the Partnership will not, as of the close of any of the first five years ending after the date on which Units are offered for sale, exceed two times the cash invested by the Partners in the Partnership as of such dates. In that regard, the Managing General Partner has reviewed the economics of its similar oil and gas drilling programs for the past several years, and has represented that it has determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Further, the Managing General Partner has represented that the deductions and credits that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one and believes that no person could reasonably infer from representations made, or to be made, in connection with the offering of Units that such sums as of such dates will exceed two times the Partners' cash investments as of such dates.

      10. At least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. The Managing General Partner does not believe that any market will ever exist for the sale of Units and the Managing General Partner will not make a market for the Units. Further, the Units will not be traded on an established securities market or the substantial equivalent thereof.

      11. The Partnership will have the objective of carrying on business for profit and dividing the gain therefrom.

      12. The Managing General Partner will not permit the purchase of Units by tax-exempt investors or foreign investors.

      Our opinions are also subject to all the assumptions, qualifications, and limitations set forth in the following discussion, including the assumptions that each of the Partners has full power, authority, and legal right to enter into and perform the terms of the Partnership Agreement and to take any and all actions thereunder in connection with the transactions contemplated thereby.

      Each prospective Investor should be aware that, unlike a ruling from the
Service, an opinion of counsel represents only such counsel's best judgment.
there can be no assurance that the service will not successfully assert positions which are inconsistent with our opinions set forth in this discussion or in the tax reporting positions taken by the partners or the partnership. Each prospective investor should consult his own tax advisor to determine the effect of the tax issues discussed herein on his individual tax situation.


      PARTNERSHIP STATUS

      The Partnership will be formed as a limited partnership pursuant to the
Partnership Agreement and the laws of the State of West Virginia. The characterization of the Partnership as a partnership by state or local law, however, will not be determinative of the status of the Partnership for federal income tax purposes. The availability of any federal income tax benefits to an investor is dependent upon classification of the Partnership as a partnership rather than as a corporation or as an association taxable as a corporation for federal income tax purposes.

      We are of the opinion that the Partnership will be treated as a partnership for federal income tax purposes, and not as a corporation or as an association taxable as a corporation. However, there can be no assurance that the Service will not attempt to treat the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes. If the Service were to prevail on this issue, the tax benefits associated with taxation as a partnership would not be available to the Partners.

      Although the Partnership will be validly organized as a limited partnership under the laws of the state of West Virginia and will be subject to the Act, whether it will be treated for federal income tax purposes as a partnership or as a corporation or as an association taxable as a corporation will be determined under the Code rather than local law. As discussed below, our opinion that the
Partnership will not be classified a corporation or as an association taxable as a corporation is based in part on newly promulgated entity classification regulations and in part on the fact that in our opinion the Partnership will not constitute a "publicly traded partnership."

A.  Association Taxable as a Corporation

      Our opinion that the Partnership will not be treated as an association taxable as a corporation is based on regulations issued by the Internal Revenue
Service on December 17, 1996, generally effective as of January 1, 1997, regarding the tax classification of certain business organizations (the "Check the Box Regulations").

      Under the Check the Box Regulations, in general, a business entity that is not otherwise required to be treated as a corporation under such regulations will be classified as a partnership if it has two or more members, unless the business entity elects to be treated as a corporation. The Partnership is not required under the Check the Box Regulations to be treated as a corporation and the Managing General Partner will not elect that the Partnership be treated as a corporation. Accordingly, in our opinion the Partnership will not be treated as an association taxable as a corporation.

B.  Publicly Traded Partnerships

      The Revenue Act of 1987 (the "1987 Act") added Code section  7704,
"Certain
Publicly Traded Partnerships Treated as Corporations." In treating certain "publicly traded partnerships" ("PTPs") as corporations for federal income tax purposes, Congress defined a PTP as any partnership, interests in which are either traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof). Code section 7704(b).
Treas. Reg. section 1.7704-1(b) provides that an "established securities market" includes a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the "1934 Act"), a national securities exchange exempt under the 1934 Act because of the limited volume of transactions, certain foreign security laws, regional or local exchanges, and an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers. The Managing General Partner has represented that the Units will not be traded on an established securities market.

      Notwithstanding the above general treatment of PTPs, Code section
7704(c)
creates an exception to the treatment of PTPs as corporations for any taxable year if 90% or more of the gross income of the partnership for such taxable year consists of "qualifying income." Code section 7704(c)(2). For this purpose, qualifying income is defined to include, inter alia, "income and gains derived from the exploration, development, mining or production, processing, refining .
 . . or the marketing of any mineral or natural resource . . ."  Code section

7704(d)(1)(E). The Managing General Partner has represented that it believes that, for all taxable years of the Partnership, 90% or more of the Partnership's gross income will consist of such qualifying income.

      Regarding the definition of PTPs contained in the Code, the Committee Reports to the 1987 Act provide that PTPs include entities with respect to which, inter alia, (i) "the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests,"
(ii) "prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a market maker would provide," and (iii) there exists a "regular plan of redemptions or repurchases, or similar acquisitions of interests in the partnership such that holders of interests have readily available, regular and ongoing opportunities to dispose of their interests."

      The Service issued Treas. Reg section 1.7704-1 to clarify when partnership interests that are not traded on an established securities market will be treated as readily tradable on a secondary market or the substantial equivalent thereof.
Essentially, the Regulation provides that such a situation occurs if partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.
It is unclear whether the limited safe harbors provided in the Regulation would result in the Units being treated as not publicly traded and we express no opinion regarding this matter. However, the Managing General Partner's obligation to offer to purchase any Units is conditioned upon the receipt by the
Partnership from its counsel of an opinion that such offers or obligations to offer will not cause the Partnership to be treated as "publicly traded."

      Due to the presence of the opinion of counsel condition, the Partnership, in our opinion, will not be treated as a PTP prior to the time any such offers are made to Investor Partners. Accordingly, the Partnership, in our opinion, will not be treated as a corporation for federal income tax purposes under Code section 7704 in the absence of the Partnership's interests being "readily tradable on a secondary market (or the substantial equivalent thereof)."

      Notwithstanding the above, the Service may promulgate regulations or release announcements which take the position that interests in partnerships such as the Partnership are readily tradable on a secondary market or the substantial equivalent thereof. However, treatment of the Partnership as a PTP should not result in its treatment as a corporation for federal income tax purposes due to the exception contained in Code section 7704(c) relating to PTPs meeting the 90% of gross income test so long as such gross income test is satisfied.

C.  Summary

      In our opinion the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes by reason of the Check the Box Regulations. Further, since any right of the Managing General Partner to offer to purchase Units is conditioned upon the receipt of an opinion of counsel that the Partnership will not be treated as a PTP, and assuming the Partnership satisfies the 90% gross income test of Code section 7704, the Partnership, in our opinion, will not be treated as a corporation for federal income tax purposes. Accordingly, the Partnership in our opinion will be treated as a partnership for federal income tax purposes. If challenged by the Service on this issue, the Partners should prevail on the merits, and each Partner should be required to report his proportionate share of the Partnership's items of income and deductions on his individual federal income tax return.

      If in any taxable year the Partnership were to be treated for federal income tax purposes as a corporation or as an association taxable as a corporation, the Partnership income, gain, loss, deductions, and credits would be reflected only on its "corporate" tax return rather than being passed though to the Partners. In such event, the Partnership would be required to pay income tax at corporate rates on its net income, thereby reducing the amount of cash available to be distributed to the Partners. Additionally, all or a portion of any distribution made to Partners would be taxable as dividends, which would not be deductible by the Partnership and which would generally be treated as ordinary portfolio income to the Partners, regardless of the source from which such distributions were generated.

      The discussion that follows is based on the assumption that the Partnership will be classified as a partnership for federal income tax purposes.




      FEDERAL TAXATION OF THE PARTNERSHIP

      Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity which is required to file an information return with the
Service. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the Partnership.


      REGISTRATION AS A TAX SHELTER

      The Code provides that certain investments must be registered as tax shelters with the Service. Registration numbers for such tax shelters must be supplied to investors who are required to report the numbers on their personal tax returns. Any organizer of a "potentially abusive tax shelter" and any person selling an interest in such shelter are required to maintain a list of investors in such tax shelter to whom interests were sold (together with other identifying information) and to make the list available to the Service upon request.
Any tax
shelter which is required to be registered and any other plan or arrangement which is of a type determined by the Regulations as having a potential for tax avoidance or evasion is considered a potentially abusive tax shelter for this purpose.

      The registration requirements apply only to an investment with respect to which any person could reasonably infer from the representations made, or to be made, in connection with the offering for sale of interests in the investment that the "tax shelter ratio" for any investor is greater than two to one as of the close of any of the first five years ending after the date on which such investment is offered for sale.

      The Managing General Partner has represented that, (i) based upon its experience with its previous drilling programs and upon the intended operations of the Partnership, it does not believe that the Partnership will have a tax shelter ratio greater than two to one, (ii) the deductions and credits that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one, and
(iii)
based upon a review of the economics of its similar oil and gas drilling programs for the past several years, it has determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Accordingly, the Managing General Partner does not intend to cause the Partnership to register with the Service as a tax shelter. Based on the foregoing representations, we are of the opinion that the Partnership will not be required to register with the
Service as a tax shelter.

      If it is subsequently determined that the Partnership was required to be registered with the Service as a tax shelter, the Partnership would be subject to certain penalties under IRC section 6707, including a penalty ranging from
$500 to 1% of the aggregate amount invested in Units for failing to register and
$100 for each failure to furnish to a Partner a tax shelter registration number, and each Partner would be liable for a $250 penalty for failure to include the tax registration number on his tax return, unless such failure was due to reasonable cause. A Partner also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of his
Partnership interest. Counsel can give no assurance that, if the Partnership is determined to be a tax shelter which must be registered with the Service, the above penalties will not apply.


      INTANGIBLE DRILLING AND DEVELOPMENT COSTS DEDUCTIONS

      Under Code section 263(a), taxpayers are denied deductions for capital expenditures, which expenditures are those that generally result in the creation of an asset having a useful life which extends substantially beyond the close of the taxable year. See also Treas. Reg. section 1.461-1(a)(2). In Indopco, Inc.
v. Commissioner, 92-1 USTC paragraph 50,113 (1992) the Supreme Court seemed to further limit the capitalization criteria by stating that the costs should be capitalized when they provide benefits that extend beyond one tax year. Notwithstanding these statutory and judicial general rules, Congress has granted to the Treasury Secretary the authority to prescribe regulations that would allow taxpayers the option of deducting, rather than capitalizing, intangible drilling and development costs ("IDC"). Code section 263. The Secretary's rules are embodied in Treas. Reg. section 1.612-4 and state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

      With respect to IDC incurred by a partnership, Code section 703 and Treas.
Reg. section 1.703-1(b) provide that the option to deduct such costs is to be exercised at the partnership level and in the year in which the deduction is to be taken. All partners are bound by the partnership's election. The Managing
General Partner has represented that the Partnership will elect to deduct IDC in accordance with Treas. Reg. section 1.612-4. In this regard, Additional General
Partners will be entitled to deduct IDC against any form of income in the year in which the investment is made, provided wells are spudded within the first ninety days of the following year; subject to the same provision, Limited Partners will be entitled to deduct IDC against passive income.

A.  Classification of Costs

      In general, IDC consists of those costs which in and of themselves have no salvage value. Treas. Reg. section 1.612-4(a) provides examples of items to which the option to deduct IDC applies, including all amounts paid for labor, fuel, repairs, hauling, and supplies, or any of them, which are used (i) in the drilling, shooting, and cleaning of wells, (ii) in such clearing of ground, draining, road making, surveying, and geological works as are necessary in the preparation for the drilling of wells, and (iii) in the construction of such derricks, tanks, pipelines, and other physical structures as are necessary for the drilling of wells and the preparation of wells for the production of oil or gas. The Service, in Rev. Rul. 70-414, 1970-2 C.B. 132, set forth further classifications of items subject to the option and those considered capital in nature. The ruling provides that the following items are not subject to the election of Treas. Reg. section 1.612-4(a): (i) oil well pumps (upon initial completion of the well), including the necessary housing structures; (ii) oil well pumps (after the well has flowed for a time), including the necessary housing structures; (iii) oil well separators, including the necessary housing structures; (iv) pipelines from the wellhead to oil storage tanks on the producing lease; (v) oil storage tanks on the producing lease; (vi) salt water disposal equipment, including any necessary pipelines; (vii) pipelines from the mouth of a gas well to the first point of control, such as a common carrier pipeline, natural gasoline plant, or carbon black plant; (viii) recycling equipment, including any necessary pipelines; and (ix) pipelines from oil storage tanks on the producing leasehold to a common carrier pipeline.

      A partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labeled as IDC as a cost which must be capitalized. In Bernuth v. Commissioner, 57 T.C. 225 (1971), aff'd, 470 F.2d
710 (2nd Cir. 1972), the Tax Court denied taxpayers a deduction for that portion of a turnkey drilling contract price that was in excess of a reasonable cost for drilling the wells in question under a turnkey contract, holding that the amount specified in the turnkey contract was not controlling. Similarly, the Service, in Rev. Rul. 73-211, 1973-1 C.B. 303, concluded that excessive turnkey costs are not deductible as IDC:

[O]nly that portion of the amount of the taxpayer's total investment that is attributable to intangible drilling and development costs that would have been incurred in an arm's-length transaction with an unrelated drilling contractor (in accordance with the economic realities of the transaction) is deductible [as IDC].

      To the extent the Partnership's prices meet the reasonable price standards imposed by Bernuth, supra, and Rev. Rul 73-211, supra, and to the extent such amounts are not allocable to tangible property, leasehold costs, and the like, the amounts paid to the Managing General Partner under the drilling contract should qualify as IDC and should be deductible at the time described below under
"B. Timing of Deductions." That portion of the amount paid to the Managing General Partner that is in excess of the amount that would be charged by an independent driller under similar conditions will not qualify as IDC and will be required to be capitalized.

      We are unable to express an opinion regarding the reasonableness or proper characterization of the payments under the drilling agreement, since the determination of whether the amounts are reasonable or excessive is inherently factual in nature. No assurance can be given that the Service will not characterize a portion of the amount paid to the Managing General Partner as an excessive payment, to be capitalized as a leasehold cost, assignment fee, syndication fee, organization fee, or other cost, and not deductible as IDC. To the extent not deductible, such amounts will be included in the Partners' bases of their interests in the Partnership.

B.  Timing of Deductions

      As described above, Code section  263(c) and Treas. Reg. section
1.612-4
allow the Partnership to expense IDC as opposed to capitalizing such amounts.
Even if the Partnership elects to expense the IDC, assuming a taxpayer is otherwise entitled to such a deduction, the taxpayer may elect to capitalize all or a part of the IDC and amortize same on a straight-line basis over a sixty month period, beginning with the taxable month in which such expenditure is made.
Code section  59(e)(1) and (2)(c).

      For taxpayers entitled to deduct IDC, the timing of such deduction can vary, depending, in part, upon the taxpayer's method of accounting. The Managing
General Partner has represented that the Partnership will use the accrual method of accounting. Under the accrual method, income is recognized when all the events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Treas. Reg. section 1.451-1(a). With respect to deductions, recognition results when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. Treas. Reg. section 1.461-1(a)(2). Regarding deductions, Code section 461(h)(1) provides that ". . . the all events test shall not be treated as met any earlier than when economic performance with respect to such item occurs."

      Code section 461(i)(2), provides that, in the case of a "tax shelter," economic performance with respect to the act of drilling an oil or gas well will
". . . be treated as having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of the taxable year." "Tax shelter," for purposes of Code section 461, is defined to include the Partnership. However, with respect to a tax shelter which is a partnership, the maximum deduction that would be allowable for any prepaid expenses under this exception would be limited to the partner's "cash basis" in the partnership.

Code section  461(i)(2)(B)(i).  Such "cash basis" equals the partner's adjusted
basis in the partnership, determined without regard to (i) any liability of the
partnership and (ii) any amount borrowed by the partner with respect to the partnership which (I) was arranged by the partnership or by any person who participated in the organization, sale, or management of the partnership (or any person related to such person within the meaning of Code section
465(b)(3)(C))
or (II) was secured by any assets of the partnership. Code section 461(i)(2)(C). The Managing General Partner has represented that, as Operator, it will commence drilling operations by spudding each well on or before
March 30,
2002 for Partnerships designated "PDC 2001-_ Limited Partnership," March 30,
2003
for Partnerships designated "PDC 2002-_ Limited Partnership," and March 30,
2004
for Partnerships designated "PDC 2003-_ Limited Partnership," and will complete each well, if completion is warranted, with due diligence thereafter. Further, the Managing General Partner has represented that, in any event, the Partnership will not have any such liability referred to in Code section 461(i)(2)(C), and the Partners will not so incur any such debt so as to result in application of the limiting provisions contained in Code section 461(i)(2)(B)(i).

      Notwithstanding the above, the deductibility of any prepaid IDC will be subject to the limitations of case law. These limitations provide that prepaid
IDC is deductible when paid if (i) the expenditure constitutes a payment that is not merely a deposit, (ii) the payment is made for a business purpose, and
(iii)
deductions attributable to such outlay do not result in a material distortion of income. See Keller v. Commissioner, 79 T.C. 7 (1982), aff'd, 725 F.2d 1173 (8th
Cir. 1984),  Rev. Rul. 71-252, 1971-1 C.B. 146, Pauley v. U.S., 63-1
U.S.T.C.
paragraph 9280 (S.D. Cal. 1963), Rev. Rul. 80-71, 1980-1 C.B. 106, Jolley
v.
Commissioner, 47 T.C.M. 1082 (1984), Dillingham v. U.S., 81-2 U.S.T.C.
paragraph
9601 (W.D. Okla. 1981), and Stradlings Building Materials, Inc. v.
Commissioner,
76 T.C. 84 (1981). Generally, these requirements may be met by a showing of a legally binding obligation (i.e., the payment was not merely a deposit), of a legitimate business purpose for the payment, that performance of the services was required within a reasonable time, and of an arm's-length price. Similar requirements apply to cash basis taxpayers seeking to deduct prepaid IDC.

      The Managing General Partner is unable to represent that all of the Wells will be completed in 2001 for Partnerships designated "PDC 2001-_ Limited Partnership," 2002 for Partnerships designated "PDC 2002-_ Limited Partnership," and 2003 for Partnerships designated "PDC 2003-_ Limited Partnership"; however, the Managing General Partner has represented that any Well that is not completed in 2001 with respect to Partnerships designated "PDC 2001-_ Limited Partnership," in 2002 with respect to Partnerships designated "PDC 2002-_ Limited Partnership," and in 2003 with respect to Partnerships designated "PDC 2003-_ Limited Partnership" will be spudded by not later than March 30, 2002 for Partnerships designated "PDC 2001-_ Limited Partnership," March 30, 2003 for Partnerships designated "PDC 2002-_ Limited Partnership," and March 30, 2004 for Partnerships designated "PDC 2003-_ Limited Partnership," respectively.

      The Service has challenged the timing of the deduction of IDC when the wells giving rise to such deduction have been completed in a year subsequent to the year of prepayment. The decisions noted above hold that prepayments of IDC by a cash basis taxpayer are, under certain circumstances, deductible in the year of prepayment if some work is performed in the year of prepayment even though the well is not completed that year.

      In Keller v. Commissioner, supra, the Eighth Circuit Court of Appeals applied a three-part test for determining the current deductibility of prepaid
IDC by a cash basis taxpayer, namely whether (i) the expenditure was a payment or a mere deposit, (ii) the payment was made for a valid business purpose and
(iii) the prepayment resulted in a material distortion of income. The facts in that case dealt with two different forms of drilling contracts: footage or day-work contracts and turnkey contracts. Under the turnkey contracts, the prepayments were not refundable in any event, but in the event work was stopped on one well the remaining unused amount would be applied to another well to be drilled on a turnkey basis. Contrary to the Service's argument that this substitution feature rendered the payment a mere deposit, the court in Keller concluded that the prepayments were indeed "payments" because the taxpayer could not compel a refund. The court further found that the deduction clearly reflected income because under the unique characteristics of the turnkey contract the taxpayer locked in the price and shifted the drilling risk to the contractor, for a premium, effectively getting its bargained for benefit in the year of payment. Therefore, the court concluded that the cash basis taxpayers in that case properly could deduct turnkey payments in the year of payment. With respect to the prepayments under the footage or day-work contracts, however, the court found that the payments were mere deposits on the facts of the case, because the partnership had the power to compel a refund. The court was also unconvinced as to the business purpose for prepayment under the footage or day-work contracts, primarily because the testimony indicated that the drillers would have provided the required services with or without prepayment.

      Under the terms of the Drilling and Operating Agreement, if amounts paid by the Partnership prior to the commencement of drilling exceed amounts due the
Managing General Partner thereunder, the Managing General Partner will not refund any portion of amounts paid by the Partnership, but rather will create a credit once the actual costs incurred by the Managing General Partner are compared to the amounts paid. Further, the Managing General Partner will expend such credit for additional IDC on additional wells selected by the Managing General Partner.

      The Service has adopted the position that the relationship between the parties may provide evidence that the drilling contract between the parties requiring prepayment may not be a bona fide arm's-length transaction, in which case a portion of the prepayment may be disallowed as being a "non-required payment." Section 4236, Internal Revenue Service Examination Tax Shelters Handbook (6-27-85). A similar position is taken by the Service in the Tax Shelter Audit Technique Guidelines. Internal Revenue Service Examination Tax
Shelter Handbook.

      The Service has formally adopted its position on prepayments to related parties in Revenue Ruling 80-71. 1980-1 C.B. 106. In this ruling, a subsidiary corporation, which was a general partner in an oil and gas limited partnership, prepaid the partnership's drilling and completion costs under a turnkey contract entered into with the corporate parent of the general partner. The agreement did not provide for any date for commencing drilling operations and the contractor, which did not own any drilling equipment, was to arrange for the drilling equipment for the wells through subcontractors. Revenue Ruling 71-252, supra, was factually distinguished on the grounds of the business purpose of the transaction, immediate expenditure of prepaid receipts, and completion of the wells within two and one-half months. Rev. Rul. 80-71 found that the prepayment was not made in accordance with customary business practice and held on the facts that the payment was deductible in the tax year that the related general contractor paid the independent subcontractor.

      However, in Tom B. Dillingham v. United States, 1981-2 USTC paragraph
9601
(D.C. Okla. 1981), the court held that, on the facts before it, a contract between related parties requiring a prepaid IDC did give rise to a deduction in the year paid. In that case, Basin Petroleum Corp. ("Basin") was the general partner of several drilling partnerships and also served as the partnership operator and general contractor. As general contractor, Basin was to conduct the drilling of the wells at a fixed price on a turnkey basis under an agreement that required payment prior to the end of the year in question. The stated reason for the prepayment was to provide Basin with working capital for the drilling of the wells and to temporarily provide funds to Basin for other operations. The agreement required drilling to commence within a reasonable period of time, and all wells were completed within the following year. Some of the wells were drilled by Basin with its own rigs and some were drilled by subcontractors. The court stated:

The fact that the owner and contractor is the general partner of the partnership-owner does not change this result where, as here, the Plaintiffs have shown that prepayment was required for a legitimate business purpose and the transaction was not a sham to merely permit Plaintiff to control the timing of the deduction. IRC, Sec. 707(a). Plaintiffs were entitled to rely upon Revenue
Ruling 71-252 by reason of Income Tax Regulations 26 C.F.R. section 601.601(d)(2)(v)(e) . . .

Notwithstanding the foregoing, no assurance can be given that the Service will not challenge the current deduction of IDC because of the prepayment being made to a related party. If the Service were successful with such challenge, the Partners' deductions for IDC would be deferred to later years.

      The timing of the deductibility of prepaid IDC is inherently a factual determination which is to a large extent predicated on future events. The Managing General Partner has represented that the Drilling and Operating Agreement to be entered into with PDC by the Partnership will be duly executed by and delivered to PDC, the Partnership, and PDC as attorney-in-fact for the
Partners and will govern the drilling, and, if warranted, the completion of each of the Wells. The Drilling and Operating Agreement requires PDC to commence drilling operations by spudding each Well on or before March 30, 2002 for Partnerships designated "PDC 2001-_ Limited Partnership," March 30, 2003 for Partnerships designated "PDC 2002-_ Limited Partnership," and March 30, 2004 for
Partnerships designated "PDC 2003-_ Limited Partnership," and to complete each
Well, if completion is warranted, with due diligence thereafter. Also, under the terms of the Drilling and Operating Agreement, PDC, as general contractor, will not refund any portion of amounts paid in the event actual costs are less than the amounts paid but will apply any such amounts solely for payment of additional drilling services to the Partners. Based upon this representation and others included within the opinion and assuming that the Drilling and Operating Agreement will be performed in accordance with its terms, we are of the opinion that the payment for IDC under the Drilling and Operating Agreement, if made in
2001 for Partnerships designated "PDC 2001-_ Limited Partnership," 2002 for Partnerships designated "PDC 2002-_ Limited Partnerships," and 2003 for Partnerships designated "PDC 2003-_ Limited Partnership" will be allowable as a deduction in 2001 for Partnerships designated "PDC 2001-_ Limited Partnership,"
2002 for Partnerships designated "PDC 2002-_ Limited Partnerships," and 2003 for
Partnerships designated "PDC 2003-_ Limited Partnership" subject to the other limitations discussed in this opinion. Although PDC will attempt to satisfy each requirement of the Service and judicial authority for deductibility of IDC in
2001 for Partnerships designated "PDC 2001-_ Limited Partnership," 2002 for Partnerships designated "PDC 2002-_ Limited Partnerships," and 2003 for Partnerships designated "PDC 2003-_ Limited Partnership" no assurance can be given that the Service will not successfully contend that the IDC of a well which is not completed until 2002 for Partnerships designated "PDC 2001-_ Limited Partnership," 2003 for Partnerships designated "PDC 2002-_ Limited Partnership," and 2004 for Partnerships designated "PDC 2003-_ Limited Partnership" are not deductible in whole or in part until 2002 or 2003 or 2004, respectively. Further, to the extent drilling of the Partnership's wells does not commence by
March 30, 2002 for Partnerships designated "PDC 2001-_ Limited Partnership," March 30, 2003 for Partnerships designated "PDC 2002-_ Limited Partnership," and
March 30, 2004 for Partnerships designated "PDC 2003-_ Limited Partnership," the deductibility of all or a portion of the IDC may be deferred under Code section
461.
C.    Recapture of IDC

      IDC which has been deducted is subject to recapture as ordinary income upon certain dispositions (other than by abandonment, gift, death, or tax-free exchange) of an interest in an oil or gas property. IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and which would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Treasury regulations provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Treas. Reg.
section 1.1254-5(b). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property) a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain. Treas. Reg. section 1.1254-1(c).


      DEPLETION DEDUCTIONS

      The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties which qualify for such depletion methods. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. Code section 613A(c)(7)(D). Notwithstanding this requirement, however, the Partnership, pursuant to Section 3.01(d)(i) of the Partnership Agreement, will compute a "simulated depletion allowance" at the Partnership level, solely for the purposes of maintaining Capital Accounts. Code sections 613A(d)(2) and 613A(d)(4).

      Cost depletion for any year is determined by multiplying the number of units (e.g., barrels of oil or Mcf of gas) sold during the year by a fraction, the numerator of which is the cost of the mineral interest and the denominator of which is the estimated recoverable units of reserve available as of the beginning of the depletion period. See Treas. Reg. section 1.611-2(a). In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

      Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more 50,000 barrels of oil (or equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.

      In general, (i) component members of a controlled group of corporations,
(ii) corporations, trusts, or estates under common control by the same or related persons and (iii) members of the same family (an individual, his spouse and minor children) are aggregated and treated as one taxpayer in determining the quantity of production (barrels of oil or cubic feet of gas per day) qualifying for percentage depletion under the independent producer's exemption. Code section
613A(c) (8). No aggregation is required among partners or between a partner and a partnership. An individual taxpayer is related to an entity engaged in refining or retail marketing if he owns 5% or more of such entity. Code section
613A(d)(3).

      Percentage depletion is a statutory allowance pursuant to which, under current law, a minimum deduction equal to 15% of the taxpayer's gross income from the property is allowed in any taxable year, in general not to exceed (i)
100%
of the taxpayer's taxable income from the property (computed without the allowance for depletion) or (ii) 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss
and
capital loss carrybacks).  Code sections 613(a) and 613A(d)(1).  In the case of
"stripper well property," as that term is defined in Code section
613A(c)(6)(D),
the 100% of taxable income limitation has been eliminated for taxable years
1998
to 2001. Code section 613A(c)(6)(H). It is anticipated that the properties of the Partnerships will likely constitute "stripper well properties" for this purpose. The rate of the percentage depletion deduction will vary with the price of oil. In the case of production from marginal properties, the percentage depletion rate may be increased up to 25%. Code section 613A(c)(6). For purposes of computing the percentage depletion deduction, "gross income from the property" does not include any lease bonus, advance royalty, or other amount payable without regard to production from the property. Code section 613A(d)(5). Depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

      Percentage depletion will be available, if at all, only to the extent that a taxpayer's average daily production of domestic crude oil or domestic natural gas does not exceed the taxpayer's depletable oil quantity or depletable natural gas quantity, respectively. Generally, the taxpayer's depletable oil quantity equals 1,000 barrels and depletable natural gas quantity equals 6,000,000 cubic feet. Code section 613A(c)(3) and (4). In computing his individual limitation, a Partner will be required to aggregate his share of the Partnership's oil and gas production with his share of production from all other oil and gas investments. Code section 613A(c). Taxpayers who have both oil and gas production may allocate the deduction limitation between the two types of production.

      The availability of depletion, whether cost or percentage, will be determined separately by each Partner. Each Partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a Partner. For properties placed in service after 1986, depletion deductions, to the extent they reduce the basis of an oil and gas property, are subject to recapture under Code section
1254.

      Since the availability of percentage depletion for a partner is dependent upon the status of the partner as an independent producer, we also are unable to express an opinion on this matter. Because of the foregoing, we are unable to render any opinion as to the availability of percentage depletion. Each prospective investor is urged to consult with his personal tax advisor to determine whether percentage depletion would be available to him.


      DEPRECIATION DEDUCTIONS

      The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership Property as permitted by the
Code.  For most tangible personal property placed in service after December
31,
1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under "MACRS." The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the
200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention.


      INTEREST DEDUCTIONS

      In the Transaction, the Investor Partners will acquire their interests by remitting cash in the amount of $20,000 per Unit to the Partnership. In no event will the Partnership accept notes in exchange for a Partnership interest. Nevertheless, without any assistance of the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.


      TRANSACTION FEES

      The Partnership may classify a portion of the fees (the "Fees") to be paid to third parties and to the Managing General Partner or to the Operator and its affiliates (as described in the Prospectus under "Source of Funds and Use of
Proceeds") as expenses which are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the Fees to deductible and nondeductible items.

      Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

      A partnership may elect to amortize and deduct its organizational expenses
(as defined in Code section  709(b)(2) and in Treas. Reg. section
1.709-2(a))
ratably over a period of not less than 60 months commencing with the month the partnership begins business. Organizational expenses are expenses which (i) are incident to the creation of the partnership, (ii) are chargeable to capital account, and (iii) are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would (but for Code section 709(a)) be amortized over such life. Id. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees. Treas. Reg. section 1.709-2(a).

      Under Code section 709, no deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized. Treas. Reg. section 1.709-2(b).
Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets. Code section 263.

      Under Code section 195, no deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months. Start-up expenditures are defined as amounts (i) paid or incurred in connection with (I) investigating the creation or acquisition of an active trade or business, (II) creating an active trade or business, or (III) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of such activity becoming an active trade or business, and
(ii)
which, if paid or incurred in connection with the operation of an existing active trade or business (in the same field as the trade or business referred to in (i) above), would be allowable as a deduction for the taxable year in which paid or incurred. Code section 195(c)(1).

      The Partnership intends to make payments to the Managing General Partner, as described in greater detail in the Prospectus. To be deductible, compensation paid to a general partner must be for services rendered by the partner other than in his capacity as a partner or for compensation determined without regard to partnership income. Fees which are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner
(see Pratt v. Commissioner, 550 F.2d 1023 (5th Cir. 1977)), and thereby decrease the net loss or increase the net income among all partners.

      To the extent these expenditures described in the Prospectus are considered syndication costs (such as the fees paid to brokers and broker-dealers, and the fees paid for printing the Prospectus and possibly all or a portion of the Managing General Partner's management fee), they will be nondeductible by the
Partnership. To the extent attributable to organization fees (such as the amounts paid for legal services incident to the organization of the Partnership), the expenditures may be amortizable over a period of not less than 60 months, commencing with the month the Partnership begins business, if the Partnership so elects; if no election is made, no deduction is available. Finally, to the extent any portion of the expenditures would be treated as "start-up," they could be amortized over a 60 month or longer period, provided the proper election was made.

      Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment. If the Service were to successfully challenge the Managing General Partner's allocations, a Partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.


      BASIS AND AT RISK LIMITATIONS

      A Partner's share of Partnership losses will not be allowed as a deduction to the extent such share exceeds the amount of the Partner's adjusted tax basis in his Units. A Partner's initial adjusted tax basis in his Units will generally be equal to the cash he has invested to purchase his Units. Such adjusted tax basis will generally be increased by (i) additional amounts invested in the Partnership, including his share of net income, (ii) additional capital contributions, if any, and (iii) his share of Partnership borrowings, if any, based on the extent of his economic risk of loss for such borrowings. Such adjusted tax basis will generally be reduced, but not below zero by (i) his share of loss, (ii) his depletion deductions on his share of oil and gas income (until such deductions exhaust his share of the basis of property subject to depletion),
(iii) distributions of cash and the adjusted basis of property other than cash made to him, and (iv) his share of reduction in the amount of indebtedness previously included in his basis.

      In addition, Code section 465 provides, in part, that, if an individual or a closely held C (i.e., regularly taxed) corporation engages in any activity to which Code 465 applies, any loss from that activity is allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. Code section
465(a)(1).
A closely held C corporation is a corporation, more than fifty percent (50%) of the stock of which is owned, directly or indirectly, at any time during the last half of the taxable year by or for not more than five (5) individuals. Code sections 465(a)(1)(B), 542(a)(2). For purposes of Code section 465, a loss is defined as the excess of otherwise allowable deductions attributable to an activity over the income received or accrued from that activity. Code section
465(d). Any such loss disallowed by Code section 465 shall be treated as a deduction allocable to the activity in the first succeeding taxable year. Code section  465(a)(2).

      Code section 465(b)(1) provides that a taxpayer will be considered as being "at risk" for an activity with respect to amounts including (i) the amount of money and the adjusted basis of other property contributed by the taxpayer to the activity, and (ii) amounts borrowed with respect to such activity to the extent that the taxpayer (I) is personally liable for the repayment of such amounts, or (II) has pledged property, other than property used in the activity, as security for such borrowed amounts (to the extent of the net fair market value of the taxpayer's interest in such property). No property can be taken into account as security if such property is directly or indirectly financed by indebtedness that is secured by property used in the activity. Code section

465(b)(2). Further, amounts borrowed by the taxpayer shall not be taken into account if such amounts are borrowed (i) from any person who has an interest (other than an interest as a creditor) in such activity, or (ii) from a related person to a person (other than the taxpayer) having such an interest. Code section  465(b)(3).

      Related persons for purposes of Code section 465(b)(3) are defined to include related persons within the meaning of Code section 267(b) (which describes relationships between family members, corporations and shareholders, trusts and their grantors, beneficiaries and fiduciaries, and similar relationships), Code section 707(b)(1) (which describes relationships between partnerships and their partners) and Code section 52 (which describes relationships between persons engaged in businesses under common control). Code section  465(b)(3)(C).

      Finally, no taxpayer is considered at risk with respect to amounts for which the taxpayer is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or other similar arrangements. Code section
465(b)(4).

      The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year.

      he Treasury has published proposed regulations relating to the at risk provisions of Code section 465. These proposed regulations provide that a taxpayer's at risk amount will include "personal funds" contributed by the taxpayer to an activity. Prop. Treas. Reg. section 1.465-22(a). "Personal funds" and "personal assets" are defined in Prop. Treas. Reg. section 1.465-9(f)
as funds and assets which (i) are owned by the taxpayer, (ii) are not acquired through borrowing, and (iii) have a basis equal to their fair market value.

      In addition to a taxpayer's amount at risk being increased by the amount of personal funds contributed to the activity, the excess of the taxpayer's share of all items of income received or accrued from an activity during a taxable year over the taxpayer's share of allowable deductions from the activity for the year will also increase the amount at risk. Prop. Treas. Reg. section 1.465-22. A taxpayer's amount at risk will be decreased by (i) the amount of money withdrawn from the activity by or on behalf of the taxpayer, including distributions from a partnership, and (ii) the amount of loss from the activity allowed as a deduction under Code section 465(a). Id.

      The Partners will purchase Units by tendering cash to the Partnership. To the extent the cash contributed constitutes the "personal funds" of the Partners, the Partners should be considered at risk with respect to those amounts.
To the
extent the cash contributed constitutes "personal funds," in our opinion, neither the at risk rules nor the limitations related to adjusted basis will limit the deductibility of losses generated from the Partnership.


      PASSIVE LOSS AND CREDIT LIMITATIONS

A.  Introduction

      Code section 469 provides that the deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations. Code section  469(a)(2).

      The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not
"materially participate." Code section 469(c). Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." Code section 469(c)(3),(4).

      A passive activity loss ("PAL") is defined as the amount (if any) by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year. Code section 469(d)(1).

      Classification of an activity as passive will result in the income and expenses generated therefrom being treated as "passive" except to the extent that any of the income is "portfolio" income and except as otherwise provided in regulations. Code section 469(e)(1)(A). Portfolio income is income from, inter alia, interest, dividends, and royalties not derived in the ordinary course of a trade or business. Income that is neither passive nor portfolio is "net active income." Code section 469(e)(2)(B).

      With respect to the deductibility of PALs, individuals and personal service corporations will be entitled to deduct such amounts only to the extent of their passive income whereas closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. Code section 469(a)(1), (e)(2). In calculating passive income and loss, however, all activities of the taxpayer are aggregated.
Code section 469(d)(1). PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income. Code section  469(b).

      Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the Code section 469 passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

      As noted above, a passive activity includes an activity with respect to which the taxpayer does not "materially participate." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. Code section 469(h)(1). With respect to the determination as to whether a taxpayer's participation in an activity is material, temporary regulations issued by the Service provide that, except for limited partners in a limited partnership, an individual will be treated as materially participating in an activity if and only if (i) the individual participates in the activity for more than 500 hours during such year, (ii) the individual's participation in the activity for the taxable year constitutes substantially all of the participation in such activity of all individuals for such year, (iii) the individual participates in the activity for more than 100 hours during the taxable year, and such individual's participation in such activity is not less than the participation in the activity of any other individual for such year, (iv) the activity is a trade or business activity of the individual, the individual participates in the activity for more than 100 hours during such year, and the individual's aggregate participation in all significant participation activities of this type during the year exceeds 500 hours, (v) the individual materially participated in the activity for 5 of the last 10 years, or (vi) the activity is a personal service activity and the individual materially participated in the activity for any 3 preceding years. Temp. Treas. Reg. section 1.469-5T(a).

      Notwithstanding the above, and except as may be provided in regulations,
Code section 469(h)(2) provides that no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates.
The temporary regulations create several exceptions to this rule and provide that a limited partner will not be treated as not materially participating in an activity of the partnership of which he is a limited partner if the limited partner would be treated as materially participating for the taxable year under paragraph (a)(1), (5), or (6) of Temp. Treas. Reg. section 1.469-5T (as described in (i), (v), and (vi) of the above paragraph) if the individual were not a limited partner for such taxable year. Temp. Treas. Reg. section 1.469-5T(e). For purposes of this rule, a partnership interest of an individual will not be treated as a limited partnership interest for the taxable year if the individual is an Additional General Partner in the partnership at all times during the partnership's taxable year ending with or within the individual's taxable year. Id.

B.  General Partner Interests

      Due to the factual nature of the applicability of the material participation factors to an Additional General Partner's participation in the activities of the Partnership, we cannot express an opinion with respect to whether such participation will be material. However, the "working interest" exception to the passive activity rules applies without regard to the level of the taxpayer's participation. Nevertheless, the presence or absence of material participation may be relevant for purposes of determining whether the investment interest expense rules of Code section 163(d) apply to limit the deductibility of interest incurred in connection with any borrowings of an Additional General
Partner.

      As noted above, the term "passive activity" does not include any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the taxpayer's liability with respect to such interest. Temp. Treas. Reg. section 1.469-1T(e)(4)(v) describes an interest in an entity that limits a taxpayer's liability with respect to the drilling or operation of a well as (i) a limited partnership interest in a partnership in which the taxpayer is not a general partner, (ii) stock in a corporation, or
(iii) an interest in any other entity that, under applicable state law, limits the interest holder's potential liability. For purposes of this provision, indemnification agreements, stop loss arrangements, insurance, or any similar arrangements or combinations thereof are not taken into account in determining whether a taxpayer's liability is limited. Id.

      The Joint Committee on Taxation's General Explanation of the Tax Reform Act of 1986 (the "Bluebook") indicates that a "working interest" is an interest with respect to an oil and gas property that is burdened with the cost of development and operation of the property, and that generally has characteristics such as responsibility for signing authorizations for expenditures with respect to the activity, receiving periodic drilling and completion reports and reports regarding the amount of oil extracted, voting rights proportionate to the percentage of the working interest possessed by the taxpayer, the right to continue activities if the present operator decides to discontinue operations, a proportionate share of tort liability with respect to the property and some responsibility to share in further costs with respect to the property in the event a decision is made to spend more than amounts already contributed.
The
Regulations define a working interest as "a working or operating mineral interest in any tract or parcel of land (within the meaning of section 1.612-4(a))."

Treas. Reg. section  1.469-1(e)(4)(iv).  Under Treas. Reg. section
1.614-2(b),
an operating mineral interest is defined as

a separate mineral interest as described in section 614(a), in respect of which the costs of production are required to be taken into account by the taxpayer for purposes of computing the limitation of 50 percent of the taxable income from the property in determining the deduction for percentage depletion computed under section 613, or such costs would be so required to be taken into account if the
 . . . well . . . were in the production stage. The term does not include royalty interests or similar interests, such as production payments or net profits interests. For the purpose of determining whether a mineral interest is an operating mineral interest, "costs of production" do not include intangible drilling and development costs, exploration expenditures under section 615, or development expenditures under section 616. Taxes, such as production taxes, payable by holders of nonoperating interests are not considered costs of production for this purpose. A taxpayer may not aggregate operating mineral interests and nonoperating mineral interests such as royalty interests.

      The Managing General Partner has represented that the Partnership will acquire and hold only operating mineral interests, as defined in Code section
614(d) and the regulations thereunder, and that none of the Partnership's revenues will be from non-working interests.

      To the extent that the Additional General Partners (in their capacity as general partners) have working interests in the activities of the Partnership for purposes of Code section 469, we are of the opinion that an Additional General
Partner's interest in the Partnership (as a general partner) generally will not be considered a passive activity within the meaning of Code section 469 and losses generated while such general partner interest is held will not be limited by the passive activity provisions.

      Notwithstanding this general rule, however, if an Additional General Partner interest is converted to a limited partner interest prior to the spudding date, but after the end of the taxable year in which IDC was incurred, IDC will be subject to the passive activity rules. See Treas. Reg. section 1.469-1T(e)(4). In addition, that portion of Partnership gross income for such prior taxable year attributable to IDC treated as passive loss will be considered passive income. The "spudding date" is the date that drilling commences.


      Notwithstanding the above, there can be no assurance that the Service will not contend that all general partner interests should be regarded as interests in a passive activity from the Partnership's inception due to the conversion feature contained in the Partnership Agreement. However, due to the exposure to unlimited liability for Partnership obligations incurred prior to such conversion, an attack by the Service with respect to the foregoing should not be successful. In addition, Temp. Treas. Reg. section 1.469-1T(e)(4)(iii), example
(1), respect the nature of a general partnership interest prior to its conversion into limited partnership form:

A, a calendar year individual, acquires on January 1, 1987, a general partnership interest in P, a calendar year partnership that holds a working interest in an oil or gas property. Pursuant to the partnership agreement, A is entitled to convert the general partnership interest into a limited partnership interest at any time. On December 1, 1987, pursuant to a contract with D, an independent drilling contractor, P commences drilling a single well pursuant to the working interest. Under the drilling contract, P pays D for the drilling only as the work is performed. All drilling costs are deducted by P in the year in which they are paid. At the end of 1987, A converts the general partnership interest into a limited partnership interest, effective immediately. The drilling of the well is completed on February 28, 1988.

Since, in the example, A holds the working interest through an entity that does not limit A's liability throughout 1987 and through an entity that does limit A's liability in 1988, the example in the regulation concludes that A's interest in
P's well is not an interest in a passive activity for 1987 but is an interest in a passive activity for 1988.

      If an Additional General Partner converts his interest to a Limited Partner interest pursuant to the terms of the Partnership Agreement, the character of a subsequently generated tax attribute will be dependent upon, inter alia, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

      Assuming the activities of a converting partner will not result in the Partner's being treated as materially participating under Temp. Treas. Reg.
section 1.469-5T(a)(1), (5), or (6), as described above, the Limited Partner's activity after conversion should be treated as a passive activity. Code section
469(c)(1). Accordingly, any loss arising therefrom should be treated as a PAL under Code section 469(d), with the benefits thereof limited by Code section
469(a)(1), as described above. However, Code section 469(c)(3)(B) provides that, if a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting Additional General Partner has losses from working interests which are treated as non-passive, income from the Partnership allocable to the Partner after conversion would be treated as income that is not from a passive activity.

C.  Limited Partner Interests

      If an Investor Partner (other than an Additional General Partner who converts his interest into that of a Limited Partner) invests in the Partnership as a Limited Partner, in the opinion of counsel, his distributive share of the
Partnership's losses will be treated as PALs, the availability of which will be limited to the Partner's passive income for such year. If the Partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward (but not back) to be deducted against passive income arising in future years. Further, upon the complete disposition of the interest to an unrelated party, in a fully taxable transaction such suspended losses will be available, as described above.

      Regarding Partnership income, Limited Partners should generally be entitled to offset their distributive shares of such income with deductions from other passive activities, except to the extent such Partnership income is portfolio income. Since gross income from interest, dividends, annuities, and royalties not derived in the ordinary course of a trade or business is not passive income, a Limited Partner's share of income from royalties, income from the investment of the Partnership's working capital, and other items of portfolio income will not be treated as passive income. In addition, Code section 469(l)(3) grants the Secretary of the Treasury the authority to prescribe regulations requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity.

D.  Publicly Traded Partnerships

      Notwithstanding the above, Code section 469(k) treats net income from PTPs as portfolio income under the PAL rules. Further, each partner in a PTP is required to treat any losses from a PTP as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities.
Id. Losses attributable to an interest in a PTP that are not allowed under the passive activity rules are suspended and carried forward, as described above.
Further, upon a complete taxable disposition of an interest in a PTP, any suspended losses are allowed (as described above with respect to the passive loss rules). As noted above, we have opined that the Partnership will not be a PTP.

      In the event the Partnership were treated as a PTP, any net income would be treated as portfolio income and each Partner's loss therefrom would be treated as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Since the Partnership should not be treated as a PTP, the provisions of Code section 469(k), in our opinion, will not apply to the Partners in the manner outlined above prior to the time that such Partnership becomes a PTP. However, unlike the PTP rules of Code section
7704, the passive activity rules of Code section 469 do not provide an exception for partnerships that pass the 90% test of Code section 7704. Accordingly, if the Partnership were to be treated as a PTP under the passive activity rules, passive losses could be used only to offset passive income from the Partnership.


      CONVERSION OF INTERESTS

      Code section 708 provides that a partnership will be considered as terminated for federal income tax purposes if, inter alia, there is "a sale or exchange of 50 percent or more of the total interest in partnership capital and profits" within a 12 month period. If a conversion of an Additional General Partner's interest into a Limited Partner interest were treated as a "sale or exchange" for purposes of Code section 708, the Partnership would be terminated for federal income tax purposes if 50% or more of the profits and capital interests in the Partnership were sold or exchanged within a 12 month period.

      In Rev. Rul. 84-52, 1984-1 C.B. 157, the Service ruled that the conversion of a general partnership interest into a limited partnership interest in the same partnership will not give rise to the recognition of gain or loss under Code section 741 or section 1001. The holding of Rev. Rul. 84-52 was confirmed in
Rev. Rul. 95-37, 1995-1 C.B. 130.  The ruling noted that, under Code section

721, no gain or loss is recognized by a partnership or any of its partners upon the contribution of property to the partnership in exchange for an interest therein. Consequently, the partnership will not be terminated under Code section
708 since (i) the business of the partnership will continue after the conversion and (ii) pursuant to Treas. Reg. section 1.708-1(b)(1)(ii) a transaction governed by Code section 721 is not treated as a sale or exchange for purposes of Code section 708.

      Assuming that Rev. Rul. 84-52, supra, is not overruled, revoked, or modified, the Partnership, in our opinion, will not be terminated under Code section  708 solely as a result of the conversion of Partnership interests.

      Code section 752(b) treats any decrease in a partner's share of partnership liabilities as a distribution of money to the partner by the partnership. If, under the applicable regulatory or statutory provisions, a converting partner's share of liabilities is deemed to decrease, such decrease will result in gain to the partner to the extent it exceeds the partner's basis in his partnership interest.

      Code section  1245(a) provides that, inter alia, when Code section
1245
property is disposed of, the amount by which the lower of (i) the property's recomputed basis or (ii) the amount realized (on the sale, exchange, or involuntary conversion) of the property or the fair market value (on any other disposition) of the property exceeds the property's adjusted basis is to be treated as ordinary income. Code section 1245(b)(3) provides that, if the basis of the property in the hands of the transferee is determined by reference to its basis in the hands of the transferor by reason of, inter alia, Code section 721, then the gain taken into account for purpose of Code section 1245(a) is not to exceed the gain taken into account by the transferor of such property (without regard to Code section 1245(b)). To the extent the conversion of General Partner interests to Limited Partner interests is governed by Code section 721, the converting Partner will only be required to include in ordinary income the amount of gain he otherwise would recognize with respect to the "Section 1245"
property attributable to him.

      Code section 1254(a) provides, in part, that when a property is disposed of, the taxpayer must recapture as ordinary income any gain on disposition in an amount equal to the aggregate of amounts deductible as IDC, in excess of the amount deductible without regard to Code section 263, and depletion. Code section 1254 (a) (1). Code section 1254(b) provides that rules similar to the rules of subsections (b) and (c) of Code section 1245 are to be applied for purposes of Code section 1254. Consequently, to the extent that a Partner could recognize ordinary income under Code section 1245 upon conversion, the Partner could also recognize ordinary income under Code section 1254.

      Losses arising from the holding of working interests in oil and gas properties directly or through an entity that does not limit the holder's liability are not subject to the passive loss rules. Temporary and Proposed Regulations provide that, if the form of ownership is converted from a type that does not limit liability to a type that does limit liability, the portion of any losses (including those arising from the deduction of IDC) attributable to services or materials which have not yet been provided at the time of such conversion will constitute losses from a passive activity. Thus, in our opinion, if a Partner were to convert his general partner interest to that of a limited partner prior to the time that all of the services or materials comprising the
IDC of a well had been provided, at the time of the conversion such services and materials will constitute losses from a passive activity and be subject to the passive loss limitations. Similarly in such a situation, a portion of the income from the well would constitute passive income. If the conversion were to occur after the filing of the Partnership's information tax return but prior to the completion of the drilling and development of a well, an amended return might have to be filed, which might also require the Investors to file amended returns.
Further, the Code provides that if a taxpayer has any loss attributable to a working interest which is treated in any taxable year as a loss which is not from a passive activity, then any net income attributable to the working interest in any succeeding taxable year is treated as income of the taxpayer which is not from a passive activity. Accordingly, if an Additional General Partner converts his interest into a Limited Partner interest, any income from that interest with respect to which he claimed deductions will be treated as nonpassive income.


      ALTERNATIVE MINIMUM TAX

      For taxable years beginning after December 31, 1992, Code section 55 imposes on noncorporate taxpayers a two-tiered, graduated rate schedule for alternative minimum tax ("AMT") equal to the sum of (i) 26% of so much of the
"taxable excess" as does not exceed $175,000, plus (ii) 28% of so much of the
"taxable excess" as exceeds $175,000. Code section 55(b)(1)(A)(i). "Taxable excess" is defined as so much of the alternative minimum taxable income ("AMTI") for the taxable year as exceeds the exemption amount. Code section 55(b)(1)(A)(ii). AMTI is generally defined as the taxpayer's taxable income, increased or decreased by certain adjustments and items of tax preference. Code section  55(b)(2).

      The exemption amount for noncorporate taxpayers is (i) $45,000 in the case of a joint return or a surviving spouse, (ii) $33,750 in the case of an individual who is not a married individual or a surviving spouse, and (iii) $22,500 in the case of a married individual who files a separate return or an estate or trust. Such amounts are phased out as a taxpayer's AMTI increases above certain levels. Code section 55(d)(1) and (3).

      The corporate AMT is similar to that of the individual AMT, with the corporation's regular taxable income increased or decreased by certain adjustments and items of tax preference, resulting in AMTI. The AMTI is reduced by $40,000 (which amount is phased-out as AMTI increases from $150,000 to $310,000) with the balance being taxed at twenty percent (20%). Code section
55(b), (d). The excess of this figure over the regular tax liability is the AMT.

      Individuals subject to the AMT are generally allowed a credit, equal to the portion of the AMT imposed by Code section 55 arising as a result of deferral preferences (or, with certain adjustments, equal to the entire AMT in the case of corporate AMT for use against the taxpayer's future regular tax liability (but not the minimum tax liability). Code section 53.

      Under the AMT provisions, adjustments and items of tax preference that may arise from a Partner's acquisition of an interest in the Partnership include the following:

      1. Taxpayers which do not meet the definition of an integrated oil company as defined in Code section 291(b)(4) are not subject to the preference item for
"excess IDC." Code section 57(a)(2)(E)(i). The benefit of the elimination of the preference is limited in any taxable year to an amount equal to 40 percent of the alternative minimum taxable income for the year computed as if the prior law "excess IDC" preference item has not been eliminated. Code section 57(a)(2)(E)(ii). Excess IDC is defined as the excess of (i) IDC paid or incurred
(other than costs incurred in drilling a nonproductive well) with respect to which a deduction is allowable under Code section 263(c) for the taxable year over (ii) the amount which would have been allowable for the taxable year if such costs had been capitalized and (I) amortized over a 120 month period beginning with the month in which production from such well begins or (II) recovered through cost depletion. Code section 57(a)(2)(B). However, any portion of the
IDC to which an election under Code section 59(e) applies will not be treated as an item of tax preference under Code section 57(a). Code section 59(e)(6).
With respect to IDC paid or incurred, corporate and individual taxpayers are allowed to make the Code section 59(e) election and, for regular tax and AMT purposes, deduct such expenditures over the 60 month period beginning with the month in which such expenditure is paid or incurred. Code section
59(e)(1).

      2. Excess depletion constitutes a preference only in the case of integrated oil companies. Code section 57(a)(1).

      3. Each Partner's AMTI will be increased (or decreased) by the amount by which the depreciation deductions allowable under Code sections 167 and 168 with respect to such property exceeds (or is less than) the depreciation determined under the alternative depreciation system using the one hundred fifty percent
(150%) declining balance method switching to the straight-line method, when that produces a greater deduction, in lieu of the straight-line method otherwise prescribed by the ADS. Code section 56(a)(1). No ACE depreciation adjustment is necessary with respect to a corporate Partner for property placed in service in taxable years beginning after December 31, 1993. Code section 56(g)(4)(A)(i).

      4. AMTI for a corporate Partner will be increased by seventy-five percent
(75%) of the excess of the taxpayer's "adjusted current earnings" ("ACE") over the AMTI amount (computed without the ACE adjustment and without the net operating loss deduction). Code section 56(g)(1). As noted above, both corporate and individual taxpayers may elect this method of amortization for regular tax purposes. For years beginning after December 31, 1992, for corporations other than integrated oil companies, the ACE adjustments for percentage depletion and IDC are repealed. Code sections 56(g)(4)(F) and
(D)(i),
respectively. The IDC modification applies to IDCs paid or incurred in taxable years beginning after December 31, 1992.

      Due to the inherently factual nature of the applicability of the AMT to a
Partner, we are unable to express an opinion with respect to such issues. Due to the potentially significant impact of a purchase of Units on an Investor's tax liability, investors should discuss the implications of an investment in the Partnership on their regular and AMT liabilities with their tax advisors prior to acquiring Units.


      GAIN OR LOSS ON SALE OF PROPERTIES

      Gain from the sale or other disposition of property is realized to the extent of the excess of the amount realized therefrom over the property's adjusted basis; conversely, loss is realized in an amount equal to the excess of the property's adjusted basis over the amount realized from such a disposition.
Code section 1001(a). The amount realized is defined as the sum of any money received plus the fair market value of the property (other than money) received.
Code section 1001(b). Accordingly, upon the sale or other disposition of the
Partnership properties, the Partners will realize gain or loss to the extent of their pro rata share of the difference between the Partnership's adjusted basis in the property at the time of disposition and the amount realized upon disposition. In the absence of nonrecognition provisions, any gain or loss realized will be recognized for federal income tax purposes.

      Gain or loss recognized upon the disposition of property used in a trade or business and held for more than one year will be treated as long term capital gain or as ordinary loss. Code section 1231(a). Notwithstanding the above, however, any gain realized may be taxed as ordinary income under one of several
"recapture" provisions of the Code or under the characterization rules relating to "dealers" in personal property.

      Code section 1254 generally provides for the recapture of capital gains, arising from the sale of property which was placed in service after 1986, as ordinary income to the extent of the lesser of (i) the gain realized upon sale of the property, or (ii) the sum of (I) all IDC previously deducted and (II) all depletion deductions that reduced the property's basis. Code section 1254(a)(1).

      Ordinary income may also result from the recapture, pursuant to Code section 1245, of depreciation on the Partnership properties. Such recapture is the amount by which (i) the lower of (I) the recomputed basis of the property, or (II) the amount realized on the sale of the property exceeds (ii) the property's adjusted basis. Code section 1245(a)(1). Recomputed basis is generally the property's adjusted basis increased by depreciation and amortization deductions previously claimed with respect to the property. Code section  1245(a)(2).

      Unrecaptured section 1250 gain may result from the recapture of depreciation related to the sale of the Partnership's section 1250 property held for more than one year. Code section 1(h)(7). Currently, unrecaptured section
1250 gain is taxed at a rate of 25%.  Code section  1(h)(1)(D).


      GAIN OR LOSS ON SALE OF UNITS

      If the Units are capital assets in the hands of the Partners, gain or loss realized by any such holders on the sale or other disposition of a Unit will be characterized as capital gain or capital loss. Code section 1221. Such gain or loss will be a long term capital gain or loss if the Unit is held for more than one year and short term capital gain if held one year or less.
However, the
portion of the amount realized by a Partner in exchange for a Unit that is attributable to the Partner's share of the Partnership's "unrealized receivables" or "inventory items" will be treated as an amount realized from the sale or exchange of property other than a capital asset. Code section 751.

      Unrealized receivables are defined in Code section  751(c) to include
".
 . . oil [or] gas . . . property . . . to the extent of the amount which would be treated as gain to which section . . . 1245(a) . . . or 1254(a) would apply if . . . such property had been sold by the partnership at its fair market value." A sale by the Partnership of the Partnership's properties could give rise to treatment of the gain thereunder as ordinary income as a result of Code sections 1245(a) or 1254(a). Accordingly, gain recognized by a Partner on the sale of a Unit would be taxed as ordinary income to the Partner to the extent of his share of the Partnership's gain on property that would be recaptured, upon sale, under those statutes.

      Property treated as an "inventory item" for purposes of Code section
751
includes (i) stock in trade of the partnership or other property of a kind which would properly be included in its inventory if on hand at the end of the taxable year, (ii) property held by the partnership primarily for sale to customers in the ordinary course of its trade or business, and (iii) any other partnership property which would constitute neither a capital asset nor property used in a trade or business under Code section 1231. Code sections 751(d)(2) and 1221(a)(1).

      Under the aforementioned provisions, a Partner would recognize ordinary income with respect to any deemed sale of assets under Code section 751; further, this ordinary income may be recognized even if the total amount realized on the sale of a Unit is equal to or less than the Partner's basis in the Unit.

      Any partner who sells or exchanges interests in a partnership holding unrealized receivables (which include IDC recapture and other items) or certain inventory items must notify the partnership of such transaction in accordance with Regulations under Code section 6050K and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. Regulations promulgated by the service provide that such notice to the partnership must be given in writing within 30 days of the sale or exchange (or, if earlier, by January 15 of the calendar year following the calendar year in which the exchange occurred), and must include names, addresses, and taxpayer identification numbers
(if known) of the transferor and transferee and the date of the exchange.
Code
section 6722 provides that persons who fail to furnish this information to the partnership will be penalized $50 for each such failure, or, if such failure is due to intentional disregard to the filing requirement, the person will be penalized the greater of (i) $100 or (ii) 10% of the aggregate amount to be reported. Furthermore, a partnership is required to notify the Service of any sale or exchange of interests of which it has notice, and to report the names and addresses of the transferee and the transferor, along with all other required information. The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee.

      The tax consequences to an assignee purchaser of a Unit from a Partner are not described herein. Any assignor of a Unit should advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.


      PARTNERSHIP DISTRIBUTIONS

      Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities is considered to be a contribution of money by the partner to the partnership. Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership. Code section 752(a), (b).

      The Partners' adjusted bases in their Units will initially consist of the cash they contribute to the Partnership. Their bases will be increased by their share of Partnership income and additional contributions and decreased by their share of Partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a Partner's adjusted basis in his
Partnership interest (after adjustment for contributions and his share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables, substantially appreciated inventory or, in some cases,
Code 731 (c) marketable securities, i.e., actively traded financial instruments, foreign currencies or interests in certain defined properties. Further, the Partnership Agreement prohibits distributions to any Investor Partner to the extent such would create or increase a deficit in the Partner's
Capital Account.


      PARTNERSHIP ALLOCATIONS

      Allocations - General. Generally, a partner's taxable income is increased or decreased by his ratable share of partnership income or loss. Code section
701. However, the availability of these losses may be limited by the at risk rules of Code section 465, the passive activity rules of Code section 469, and the adjusted basis provisions of Code section 704(d).

      Code section 704(b) provides that if a partnership agreement does not provide for the allocation of each partner's distributive share of partnership income, gain, loss, deduction, or credit, or if the allocation of such items under the partnership agreement lacks "substantial economic effect," then each partner's share of those items must be allocated "in accordance with the partner's interest in the partnership."

      As discussed below, regulations under Code section 704(b) define substantial economic effect and prescribe the manner in which partners' capital accounts must be maintained in order for the allocations contained in the partnership agreement to be respected. Notwithstanding these provisions, special rules apply with respect to nonrecourse deductions since, under the Regulations, allocations of losses or deductions attributable to nonrecourse liabilities cannot have economic effect.

      The Service may contend that the allocations contained in the Partnership
Agreement do not have substantial economic effect or are not in accordance with the Partners' interests in the Partnership and may seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a Partner. We are of the opinion that, to the extent provided herein, if challenged by the Service on this matter, the Partners' distributive shares of partnership income, gain, loss, deduction, or credit will be determined and allocated substantially in accordance with the terms of the Partnership Agreement to have substantial economic effect.

      Substantial Economic Effect. Although a partner's share of partnership income, gain, loss, deduction, and credit is generally determined in accordance with the partnership agreement, this share will be determined in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances) and not by the partnership agreement if the partnership allocations do not have "substantial economic effect" and if the allocations are not respected under the nonrecourse deduction provisions of the regulations.

Code section  704(b); Treas. Reg. sections 1.704-1(b)(2)(i), 1.704-2.

      Treasury regulations provide that:

In order for an allocation to have economic effect, it must be consistent with the underlying economic arrangement of the partners. This means that in the event there is an economic benefit or economic burden that corresponds to an allocation, the partner to whom the allocation is made must receive such economic benefit or bear such economic burden.

Treas. Reg. section 1.704-1(b)(2)(ii). The regulations further provide that an allocation will have economic effect only if, throughout the full term of the partnership, the partnership agreement provides (i) for the determination and maintenance of partner's capital accounts in accordance with specified rules contained therein, (ii) upon liquidation of the partnership or a partner's interest in the partnership, liquidating distributions are required to be made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the taxable year of the liquidation, and (iii) either (I) a partner with a deficit balance in his capital account following the liquidation is unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of the taxable year of liquidation, or (II) the partnership agreement contains a qualified income offset ("QIO") provision as provided in Treas. Reg. section 1.704-1(b)(2)(ii)(d). Treas. Reg. sections 1.704-1(b)(2)(ii)(b) and
1.704-1(b)(2)(ii)(d).

      The capital account maintenance rules generally mandate that each partner's capital account be increased by (i) money contributed by the partner to the partnership, (ii) the fair market value (net of liabilities) of property contributed by the partner to the partnership, and (iii) allocations to the partner of partnership income and gain. Further, such capital account must be decreased by (i) money distributed to the partner from the partnership, (ii) the fair market value (net of liabilities) of property distributed to the partner from the partnership, and (iii) allocations to the partner of partnership losses and deductions. Treas. Reg. section 1.704-1(b)(2)(iv).

      Treas. Reg. section 1.704-1(b)(2)(iii) provides that an economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. The economic effect of an allocation is not substantial if:

at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner's tax attributes that are unrelated to the partnership will be taken into account.

Treas. Reg. section 1.704-1(b)(2)(iii)(a).

      While the Service stated that it will not rule on whether an allocation provision in a partnership agreement has substantial economic effect, several
Technical Advice Memoranda ("TAMs") shed light on the Service's position on such matter. Notwithstanding the potential similarity between TAM and a taxpayer's particular fact pattern, it should be noted that TAMs may not be used or cited as precedent. Code section 6110(k)(3), Treas. Reg. sections 301.6110-2(a) and
-7(b). Nevertheless, TAMs do serve to illustrate the Service's position on certain specific cases. The TAMs relating to substantial economic effect focus on the tax avoidance purpose of any such above-described allocations and on the partnership plan for distributions upon liquidation. Illustrative of the Service's approach is TAM 8008054, in which the Service concluded that an allocation to the partners solely of items that the partnership had elected to expense (IDC) had as its principal purpose tax avoidance. The Service suggested that, had the allocation affected the parties' liquidation rights, the allocation would have had substantial economic effect: "In general, substantial economic effect has been found where all allocations of items of income, gain, loss, deduction or credit increase or decrease the respective capital accounts of the partners and distribution of assets made upon liquidation is made in accordance with capital accounts." The ruling noted that the investors "should have been allocated their share of costs over the intangible drilling costs." Id.
The
question whether economic effect is "substantial" is one of fact which may depend in part on the timing of income and deductions and on consideration of the investors' tax attributes unrelated to their investment in Units, and thus is not a question upon which a legal opinion can ordinarily be expressed. However, to the extent the tax brackets of all Partners do not differ at the time the allocation becomes part of the partnership agreement, the economic effect of the allocation provisions should be considered to be substantial.

      Code section 613A(c)(7)(D) requires that the basis of oil and gas properties owned by a partnership be allocated to the partners in accordance with their interests in the capital or income of the partnership. Final Regulations issued under Code section 613A(c)(7)(D) indicate that such basis must be allocated in accordance with the partners' interests in the capital of the partnership if their interests in partnership income vary over the life of the partnership for any reason other than for reasons such as the admission of a new partner. Treas. Reg. section 1.613A-3(e)(2). The terms "capital" and "income" are not defined in the Code or in the Regulations under Code section 613A. The
Regulations under Code section 704 indicate that if all partnership allocations of income, gain, loss, and deduction (or items thereof) have substantial economic effect, an allocation of the adjusted basis of an oil or gas property among the partners will be deemed to be made in accordance with the partners' interests in partnership capital or income and will accordingly be recognized.

      Pursuant to the Partnership Agreement, (i) allocations will be made as mandated by the Regulations, (ii) liquidating distributions will be made in accordance with positive capital account balances, and (iii) a "qualified income offset" provision applies. However, while capital will be owned 78.125% by the
Investor Partners and 21.875% by the Managing General Partner, IDC will be allocated 100% to the Investor Partners and other tax items will be allocated 80% to the Investor Partners. Except with respect to those excess allocations, under the Partnership Agreement the basis in oil and gas properties will be allocated in proportion to each Partner's respective share of the costs which entered into the Partnership's adjusted basis for each depletable property. Such allocations of basis appear reasonable and in compliance with the Regulations under Code section 704. Nevertheless, the Service may contend that the allocation to the
Investors of IDC (100%) in excess of their capital contributions (78.125%) or the allocation to the Managing General Partner of other tax items (100% ranging to
0% upon the occurrence of certain events) in excess of its capital contribution
(21.875%) is invalid and may reallocate such excess IDC or other items to the other Partners. Any such reallocation could increase an Investor Partner's tax liability. However, no assurance can be given, and we are unable to express an opinion, as to whether any special allocation of an item which is dependent upon basis in an oil and gas property will be recognized by the Service.

      Allocation and Distribution Shifts.  Section 3.02(a) of the
Partnership
Agreement provide that the Managing General Partner will subordinate up to
50%
of its 20% share of Partnership cash distributions so that the Investor Partner might receive cash distributions equal to a minimum of 12.8% per year of their
Subscriptions on a cumulative basis for the first five years of Partnership well operations. Section 4.02(b)(i) of the Partnership Agreement provides for a corresponding shift in the allocation of Partnership income.

      Nonrecourse Deductions. As noted above, an allocation of loss or deduction attributable to nonrecourse liabilities of a partnership cannot have economic effect because the creditor alone bears any economic burden that corresponds to such an allocation. Thus, nonrecourse deductions must be allocated in accordance with the partners' interests in the partnership. Treas. Reg. section 1.704-2(b)(1).

      Nonrecourse deduction allocations will be deemed to be made in accordance with partners' partnership interests if, and only if, four requirements are satisfied. First, the partners' capital accounts must be maintained properly and the distribution of liquidation proceeds must be in accordance with the partners' capital account balances. Second, beginning in the first taxable year in which there are nonrecourse deductions, and thereafter throughout the full term of the partnership, the partnership agreement must provide for allocation of nonrecourse deductions among the partners in a manner that is reasonably consistent with allocations, which have substantial economic effect, of some other significant partnership item attributable to the property securing nonrecourse liabilities of the partnership. Third, beginning in the first taxable year of the partnership in which the partnership has nonrecourse deductions or makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain, and thereafter throughout the full term of the partnership, the partnership agreement contains a "minimum gain chargeback." A partnership agreement contains a "minimum gain chargeback" if, and only if, it provides that, subject to certain exceptions, in the event there is a net decrease in partnership minimum gain during a partnership taxable year, the partners must be allocated items of partnership income and gain for that year equal to each partner's share of the net decrease in partnership minimum gain during such year. A partner's share of the net decrease in partnership minimum gain is the amount of the total net decrease multiplied by the partner's percentage share of the partnership's minimum gain at the end of the immediately preceding taxable year. A partner's share of any decrease in partnership minimum gain resulting from a revaluation of partnership property (which would not cause a minimum gain chargeback) equals the increase in the partner's capital account attributable to the revaluation to the extent the reduction in minimum gain is caused by such revaluation. Similar rules apply with regard to partner nonrecourse liabilities and associated deductions. The fourth requirement of the nonrecourse allocation test provides that all other material allocations and capital account adjustments under the partnership agreement must be recognized under the general allocation requirements of the regulations under Code section
704(b).

      Under the Regulations, partners generally share nonrecourse liabilities in accordance with their interests in partnership profits. However, the Regulations generally require that nonrecourse liabilities be allocated among the partners first to reflect the partners' share of minimum gain and Code section 704(c)
minimum gain. Any remaining nonrecourse liabilities are generally to be allocated in proportion to the partner's interests in partnership profits.

      The Partnership Agreement, at Section 3.02, contains a minimum gain chargeback. Further, the Partnership Agreement provides for the allocation of nonrecourse liabilities and deductions attributable thereto among the Partners first, in accordance with their respective shares of partnership minimum gain
(within the meaning of Treas. Reg. section 1.704-2(b)(2); second, to the extent of each such Partner's gain under Code section 704(c) if the Partnership were to dispose of (in a taxable transaction) all Partnership property subject to one or more nonrecourse liabilities of the Partnership in full satisfaction of such liabilities and for no other consideration; and third, in accordance with the
Partners' proportionate shares in the Partnership's excess nonrecourse liabilities of the Partnership. Treas. Reg. section 1.752-3. For this purpose, the Partnership Agreement provides for the allocation of excess nonrecourse liabilities of 80% to the Investor Partners and 20% to the Managing General Partner.

      Retroactive Allocations. To prevent retroactive allocations of partnership tax attributes to partners entering into a partnership late in the tax year, Code section 706(d) provides that a partner's distributive share of such attributes is to be determined by the use of methods prescribed by the Treasury Secretary which take into account the varying interests of the partners during the taxable year.

      The Partnership Agreement, at Section 3.04(c), provides that each Partner's allocation of tax items other than "allocable cash basis items" is to be determined under a method permitted by Code section 706(d) and the regulations thereunder. With respect to "allocable cash basis items," Section 3.04(c) requires an allocation in accordance with the requirements of Code section 706(d).

      Accordingly, the Partnership allocations should be considered to be in accordance with the provisions of Code section 706(d).


      PROFIT MOTIVE

      The existence of economic, nontax motives for entering into the Transaction is essential if the Partners are to obtain the tax benefits associated with an investment in the Partnership.

      Code section 183(a) provides that where an activity entered into by an individual is not engaged in for profit, no deduction attributable to that activity will be allowed except as provided therein. Should it be determined that a Partner's activities with respect to the Transaction fall within the "not for profit" ambit of Code section 183, the Service could disallow all or a portion of the deductions and credits generated by the Partnership's activities.

      Code section 183(d) generally provides for a presumption that an activity is entered into for profit within the meaning of the statute where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity. Temp. Treas. Reg. section
12.9.  Whether an activity is engaged in for profit is determined under Code

162 (relating to trade or business deductions) and 212(1) and (2) (relating to income producing deductions) except insofar as the above-described presumption applies. Treas. Reg. section 1.183-1(a).

      To establish that he is engaged in either a trade or business or an income
producing activity, a Partner must be able to prove that he is engaged in the
Transaction with an "actual and honest profit objective," Fox v.
Commissioner,
80 T.C. 972, 1006 (1983), aff'd sub nom., Barnard v. Commissioner, 731 F.2d
230
(4th Cir. 1984), and that his profit objective is bona fide. Bessenyey v. Commissioner, 45 T.C. 261, 274 (1965), aff'd, 379 F.2d 252 (2d Cir. 1967),
cert.
denied, 389 U.S. 931 (1967). The inquiry turns on whether the primary purpose and intention of the Partner in engaging in the activity is, in fact, to make a profit apart from tax considerations. Hager v. Commissioner, 76 T.C. 759, 784.
Such objective need not be reasonable, only honest, and the question of objective is to be determined from all the facts and circumstances. Sutton v. Commissioner, 84 T.C. 210 (1985), aff'd, 788 F.2d 695 (11th Cir. 1986).
Among
the factors that will normally be considered are: (i) the manner in which the taxpayer carries on the activity, (ii) the expertise of the taxpayer or his advisors, (iii) the time and effort expended by the taxpayer in carrying on the activity, (iv) whether an expectation exists that the assets used in the activity may appreciate in value, (v) the success of the taxpayer in carrying on similar or dissimilar activities, (vi) the taxpayer's history of income or losses with respect to the activity, (vii) the amount of occasional profits, if any, which are earned, and (viii) the financial status of the taxpayer. Treas. Reg. section
1.183-2(b). Where application of such factors to a particular activity is difficult, however, the Court will consider the totality of the circumstances instead. Estate of Baron v. Commissioner, 83 T.C. 542 (1984), aff'd, 798 F.2d
65 (2d Cir. 1986).

      As noted, the issue is one of fact to be resolved not on the basis of any one factor but on the basis of all the facts and circumstances. Treas. Reg.
section 1.183-2(b). Greater weight is given to objective facts than the parties' mere statements of their intent. Siegel v. Commissioner, 78 T.C. 659,
Engdahl v. Commissioner, 72 T.C. 659 (1979). Nevertheless, the Courts have recognized, in applying Code 183, that "a taxpayer has the right to engage in a venture which has economic substance even though his motivation in the early years of the venture may have been to obtain a deduction to offset taxable income." Lemmen v. Commissioner, 77 T.C. 1326, 1346 (1981), acq., 1983-1
C.B.
1.

      Due to the inherently factual nature of a Partner's intent and motive in engaging in the Transaction, we do not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service. Partners must, however, seek to make a profit from their activities with respect to the
Transaction beyond any tax benefits derived from those activities or risk losing those tax benefits.


      TAX AUDITS

      Subchapter C of Chapter 63 of the Code provides that administrative proceedings for the assessment and collection of tax deficiencies attributable to a partnership must be conducted at the partnership, rather than the partner, level. Partners will be required to treat Partnership items of income, gain, loss, deduction, and credit in a manner consistent with the treatment of each such item on the Partnership's returns unless such Partner files a statement with the Service identifying the inconsistency. If the Partnership is audited, the tax treatment of each item will be determined at the Partnership level in a unified partnership proceeding. Conforming adjustments to the Partners' own returns will then occur unless such partner can establish a basis for inconsistent treatment (subject to waiver by the Service).

      PDC will be designated the "tax matters partner" ("TMP") for the Partnership and will receive notice of the commencement of a Partnership proceeding and notice of any administrative adjustments of Partnership items.
The TMP is entitled to invoke judicial review of administrative determinations and to extend the period of limitations for assessment of adjustments attributable to Partnership items. Each Partner will receive notice of the administrative proceedings from the TMP and will have the right to participate in the administrative proceeding pursuant to tax requirements of Treas. Reg.
section  301.6223(g) unless the Partner waives such rights.

      The Code provides that, subject to waiver, partners will receive notice of the administrative proceedings from the Service and will have the right to participate in the administrative proceedings. However, the Code also provides that if a partnership has 100 or more partners, the partners with less than a 1%
profits interest will not be entitled to receive notice from the Service or participate in the proceedings unless they are members of a "notice group" (a group of partners having in the aggregate a 5% or more profits interest in the partnership that requires the Service to send notice to the group and that designates one of their members to receive notice). Any settlement agreement entered into between the Service and one or more of the partners will be binding on such partners but will not be binding on the other partners, except that settlement by the TMP may be binding on certain partners, as described below.
The Service must, on request, offer consistent settlement terms to the partners who had not entered into the earlier settlement agreement. If a partnership has more than 100 partners, the TMP is empowered under the Code to enter into binding settlement agreements on behalf of the partners with a less than 1% profits interest unless the partner is a member of a notice group or notifies the Service that the TMP does not have the authority to bind the partner in such a settlement.

      by executing the partnership agreement each partner respectively represents, warrants, and agrees that he will not form or exercise any right as a member of a notice group and will not file a statement notifying the service
that the tmp does not have binding settlement authority.      Such waiver
is
permitted under the partnership audit provisions of the Code and will be binding on the Partners.

      The costs incurred by a Partner in responding to an administrative proceeding will be borne solely by such Partner.

      The Taxpayer Relief Act of 1997 added new sections 771-777 to the Code providing for alternative reporting treatment for partnerships and their partners in the case of partnerships having 100 or more partners. In general these provisions provide for somewhat simplified reporting of partnership items on the forms K-1 supplied to partners. The Managing General Partner has not determined whether to make the election provided pursuant to these new Code provisions.


      PENALTIES

      Under Code section 6662, a taxpayer will be assessed a penalty equal to twenty percent (20%) of the portion of an underpayment of tax attributable to negligence, disregard of a rule or regulation or a substantial understatement of tax. "Negligence" includes any failure to make a reasonable attempt to comply with the tax laws. Code section 6662(c). The regulations further provide that a position with respect to an item is attributable to negligence if it lacks a reasonable basis. Treas. Reg. section 1.6662-3(b)(1). Negligence is strongly indicated where, for example, a partner fails to comply with the requirements of
Code section 6662, which requires that a partner treat partnership items on its return in a manner that is consistent with the treatment of such items on the partnership return. Treas. Reg. section 1.6662-3(b)(1)(iii). The term "disregard" includes any careless, reckless or intentional disregard of rules or regulations. Treas. Reg. section 1.6662-3(b)(2). A taxpayer who takes a position contrary to a revenue ruling or a notice will be subject to a penalty for intentional disregard if the contrary position fails to possess a realistic possibility of being sustained on its merits. Treas. Reg. section 1.6562-3(b)(2). An "understatement" is defined as the excess of the amount of tax required to be shown on the return of the taxable year over the amount of the tax imposed that is actually shown on the return, reduced by any rebate. Code section 6662(d)(2)(A). An understatement is "substantial" if it exceeds the greater of ten percent (10%) of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 in the case of certain corporations). Code section  6662(d)(1)(A) and (B).

      Generally, the amount of an understatement is reduced by the portion thereof attributable to (i) the tax treatment of any item by the taxpayer if there is or was substantial authority for such treatment, or (ii) any item if the relevant facts affecting the item's tax treatment are adequately disclosed in the return or in a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. IRC 6662(d).
Disclosure
will generally be adequate if made on a properly completed Form 8275
(Disclosure
Statement) or Form 8275R (Regulation Disclosure Statement) Treas. Reg.
section
1.6662-4(f). However, in the case of "tax shelters," there will be a reduction of the understatement only to the extent it is attributable to the treatment of an item by the taxpayer with respect to which there is or was substantial authority for such treatment and only if the taxpayer reasonably believed that the treatment of such item by the taxpayer was more likely than not the proper treatment. Moreover, a corporation must generally satisfy a higher standard to avoid a substantial understatement penalty in the case of a tax shelter. Code section 6662(d)(2)(C)(ii). The term "tax shelter" is defined for purposes of
Code section 6662 as a partnership or other entity, any investment plan or arrangement, or any other plan or arrangement, the principal purpose of which is the avoidance or evasion of federal income tax. Code section 6662(d)(2)(C)(ii).
It is important to note that this definition of "tax shelter" differs from that contained in Code sections 461 and 6111, as discussed above. A tax shelter item includes an item of income, gain, loss, deduction, or credit that is directly or indirectly attributable to a partnership that is formed for the principal purpose of avoiding or evading federal income tax. The existence of substantial authority is determined as of the time the taxpayer's return is filed or on the last day of the taxable year to which the return relates and not when the investment is made. Treas. Reg. section 1.6662-4(d)(3)(iv)(C).
Substantial
authority exists if the weight of authorities supporting a position is substantial compared with the weight of authorities supporting contrary treatment. Treas. Reg. section 1.6662-4(d)(3)(i). Relevant authorities included statutes, Regulations, court cases, revenue rulings and procedures, and
Congressional intent. However, among other things, conclusions reached in legal opinions are not considered authority. Treas. Reg. section 1.6662-4(d)(3)(iii).
The Secretary may waive all or a portion of the penalty imposed under Code section 6662 upon a showing by the taxpayer that there was reasonable cause for the understatement and that the taxpayer acted in good faith. Code section 6664(d).

      Although not anticipated by PDC, there may not be substantial authority for one or more reporting positions that the Partnership may take in its federal income tax returns. In such event, if the Partnership does not disclose or if it fails to adequately disclose any such position, or if such disclosure is deemed adequate but it is determined that there was no reasonable basis for the tax treatment of such a partnership item, the penalty will be imposed with respect to any substantial understatement determined to have been made, unless the provisions of the Regulations pertaining to waiver of the penalty become final and the Partnership is able to show reasonable cause and good faith in making the understatement as specified in such provisions. If the Partnership makes a disclosure for the purposes of avoiding the penalty, the disclosure is likely to result in an audit of such return and a challenge by the Service of such position taken.

      If it were determined that a Partner had underpaid tax for any taxable year, such Partner would have to pay the amount of underpayment plus interest on the underpayment from the date the tax was originally due. The interest rate on underpayments is determined by the Service based upon the federal short term rate of interest (as defined in Code section 1274(d)) plus 3%, or 5% for large corporate underpayments, and is compounded daily. The rate of interest is adjusted monthly.

      A partnership, for federal income tax purposes, is required to file an annual informational tax return. The failure to properly file such a return in a timely fashion, or the failure to show on such return all information under the
Code to be shown on such return, unless such failure is due to reasonable cause, subjects the partnership to civil penalties under the Code in an amount equal to
$50 per month multiplied by the number of partners in the partnership, u section p to a maximum of $250 per partner per year. In addition, upon any willful failure to file a partnership information return, a fine or other criminal penalty may be imposed on the party responsible for filing the return.


      ACCOUNTING METHODS AND PERIODS

      The Partnership will use the accrual method of accounting and will select the calendar year as its taxable year.

      As discussed above, a taxpayer using the accrual method of accounting will recognize income when all events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy.
Deductions will be recognized when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. However, all events which establish liability are not treated as having occurred prior to the time that economic performance occurs. Code section 461(h).

      All partnerships are required to conform their tax years to those of their owners; i.e., unless the partnership establishes a business purpose for a different tax year, the tax year of a partnership must be (i) the taxable year of one or more of its partners who have an aggregate interest in partnership profits and capital of greater than 50%, (ii) if there is no taxable year so described, the taxable year of all partners having interests of 5% or more in partnership profits or capital, or (iii) if there is no taxable year described in (i) or (ii), the calendar year. Code section 706. Until the taxable years of the Partners can be identified, no assurance can be given that the Service will permit the Partnership to adopt a calendar year.


      SOCIAL SECURITY BENEFITS; SELF-EMPLOYMENT TAX

      A General Partner's share of any income or loss attributable to his investment in Units will constitute "net earnings from self-employment" for either social security or self-employment tax purposes. The Social Security Act and the Code exclude from the definition of "net earnings from self-employment" a limited partner's distributive share of any item of income or loss from a partnership other than a guaranteed payment for personal services actually rendered. Therefore, a Limited Partner's share of income or loss attributable to his investment in Units will not constitute "net earnings from self-employment" for either social security or self-employment purposes.


      STATE AND LOCAL TAXES

      The opinions expressed herein are limited to issues of federal income tax law and do not address issues of state or local law. Investors are urged to consult their tax advisors regarding the impact of state and local laws on an investment in the Partnership.


      PROPOSED LEGISLATION AND REGULATIONS

      There can be no assurances that subsequent changes in the tax laws (through new legislation, court decisions, Service pronouncements, Treasury regulations, or otherwise) will or will not occur that may have an impact, adverse or positive, on the tax effect and consequences of this Transaction, as described above.

      We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

      We hereby consent to the filing of this opinion as Appendix D to the Prospectus and to all references to our firm in the Prospectus.


                                    Sincerely,

                                    /s/ Duane, Morris & Heckscher LLP

                                    DUANE, MORRIS & HECKSCHER LLP


EXHIBIT INDEX

NUMBER      DESCRIPTION PAGE

10.2  Escrow Agreements with PNC Bank, N.A.

23.1. Consent of Duane, Morris & Heckscher LLP
       (included in Part II of Registrant Statement).

23.2  Consent of KPMG LLP (included in Part II of Registration Statement).
23.3 Consent of Wright & Company, Inc. (included in Part II of Registration Statement).
[Comment1]Letterhead should be used on first page of this document
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